    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2001


                                                      REGISTRATION NO. 333-64520
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 3 TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              APCO ARGENTINA INC.
             (Exact name of Registrant as specified in its charter)

          CAYMAN ISLANDS                          1311                            98-0199453
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                             ---------------------
                        ONE WILLIAMS CENTER, 23RD FLOOR
                             TULSA, OKLAHOMA 74172
                                 (918) 573-2164
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                                  THOMAS BUENO
                              APCO ARGENTINA INC.
                        ONE WILLIAMS CENTER, 23RD FLOOR
                             TULSA, OKLAHOMA 74172
                                 (918) 573-2164
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies To:

     JEROME W. JAKUBIK, ESQ.              ALAN C. MYERS, ESQ.               ARTHUR H. ROGERS, ESQ.
         BAKER & MCKENZIE           SKADDEN, ARPS, SLATE, MEAGHER &      FULBRIGHT & JAWORSKI L.L.P.
       ONE PRUDENTIAL PLAZA                     FLOM LLP                  1301 MCKINNEY, SUITE 5100
     130 EAST RANDOLPH DRIVE,              FOUR TIMES SQUARE                 HOUSTON, TEXAS 77010
     CHICAGO, ILLINOIS 60601            NEW YORK, NEW YORK 10036                (713) 651-5151
          (312) 861-8000                     (212) 735-3000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  Upon consummation of the merger referred to herein.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED(1)           UNIT               PRICE(2)        REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Ordinary Shares of Apco Argentina Inc.,
  ($.01 par value per share).............      3,994,890              N/A              $37,398,761           $9,349.69
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of ordinary shares issuable upon consummation of the merger described herein on the basis of the exchange ratios of 1.896 Apco ordinary shares per share of Globex common stock and 3,846.154 Apco ordinary shares per share of Globex preferred stock.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f)(2) under the Securities Act. The proposed maximum aggregate offering price is based on $662,438, the aggregate book value of the common stock of Globex and $36,736,323 the aggregate book value of the preferred stock of Globex as of March 31, 2001.
(3) Calculated by multiplying the proposed maximum aggregate offering price for all securities to be registered by .00025. The full amount of such fee was previously paid.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      [PRELIMINARY DRAFT DATED DECEMBER 7, 2001 -- SUBJECT TO COMPLETION]


[APCO LOGO TO COME]                                        [GLOBEX LOGO TO COME]

                 MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Apco Argentina Inc. and Globex Energy, Inc. have approved a merger designed to create an international oil and gas exploration company. We believe the combined company will be able to create substantially more shareholder value than could be achieved by either company individually. The combined company will be named Globex Energy, Inc. and will be headquartered in Houston, Texas.

     If the merger is completed, Globex common stockholders will receive 1.896 Apco ordinary shares for each share of Globex common stock plus cash for fractional shares and Globex preferred stockholders will receive 3,846.154 Apco ordinary shares for each share of Globex preferred stock plus cash for fractional shares. Apco shareholders will continue to own their existing Apco shares. We estimate that Apco may issue up to 3,994,890 ordinary shares to Globex stockholders as a result of the merger. Upon completion of the merger, Apco's shareholders will own approximately 65% of the combined company, and Globex stockholders will own approximately 35% of the combined company. The shares of the combined company will be traded on the NASDAQ under the symbol
"[          ]."

     We are asking the Apco shareholders to approve the issuance of Apco ordinary shares to be issued in the merger. In addition, Apco is asking its shareholders to approve amendments to its memorandum of association and articles of association, to approve transfers of Apco's assets to two wholly owned subsidiaries of Apco, to vote in favor of the election of two directors to Apco's board of directors, to approve Arthur Andersen LLP as Apco's independent auditors for the 2001 fiscal year and to approve the further solicitation of proxies, if necessary, upon adjournment or postponement of the annual general meeting. Apco's annual general meeting will be held:

                               [               ]


                             [          ] a.m./p.m.
                              One Williams Center
                                Tulsa, Oklahoma

     We are asking the Globex stockholders to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to approve the further solicitation of proxies, if necessary, upon adjournment or postponement of the special meeting. Globex's special meeting will be held:

                               [               ]


                             [          ] a.m./p.m.
                                   [Address]

     We cannot complete the merger unless the shareholders of Globex approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement and the shareholders of Apco approve the issuance of ordinary shares, the amendment to Apco's memorandum of association changing its name from Apco Argentina Inc. to Globex Energy, Inc. and the amendment to Apco's articles of association establishing a revised structure of Apco's Board of Directors following the merger.

     It is also contemplated that, following the merger, Apco will transfer the assets that it currently owns to two wholly owned subsidiaries and amend its articles of association to allow it to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval.

     We are very enthusiastic about this merger and the strength and capabilities we expect from the combined company.

                   Randy Barnard                                         C. John Miller
  Chairman, President and Chief Executive Officer             Chairman and Chief Executive Officer
                Apco Argentina Inc.                                   Globex Energy, Inc.

CONSIDER THE RISKS DESCRIBED IN "RISK FACTORS" ON PAGES 13-15 OF THIS DOCUMENT.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This joint proxy statement/prospectus is dated [          ], 2001, and is
first being mailed to the shareholders of Apco and Globex on or about
[          ], 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Apco from other documents that are not included in or delivered with this joint proxy statement/ prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this joint proxy statement/prospectus by accessing the Securities and Exchange Commission's website maintained at "http://www.sec.gov" or by requesting copies in writing or by telephone from Apco at the following address:

                              Apco Argentina Inc.
                        One Williams Center, 23rd Floor
                                Tulsa, OK 74172
                                 (918) 573-2164

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY [          ], 2001
IN ORDER TO RECEIVE THEM BEFORE YOUR SHAREHOLDERS MEETING.


     See "Where You Can Find More Information" on pages 117-118.

                              [APCO LOGO TO COME]

              NOTICE OF AN ANNUAL GENERAL MEETING OF SHAREHOLDERS

                           TO BE HELD [            ],


TO THE HOLDERS OF ORDINARY SHARES:


     NOTICE IS HEREBY GIVEN THAT an annual general meeting of shareholders of Apco Argentina Inc., will be held at One Williams Center, Tulsa Oklahoma on
[            ], at [     ] local time, to consider and vote upon the following
matters:


     (1) To approve and adopt the issuance of Apco ordinary shares to be issued under an Agreement and Plan of Merger, dated April 5, 2001, by and among Apco, Globex Energy, Inc., and Apco Delaware, Inc. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus;

     (2) To approve and adopt an amendment to Apco's memorandum of association changing its name from Apco Argentina Inc. to Globex Energy, Inc. following the merger;

     (3) To approve and adopt an amendment to Apco's articles of association establishing a revised structure of Apco's board of directors following the merger;

     (4) To approve and adopt an amendment to Apco's articles of association allowing Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval;

     (5) To approve and adopt a transfer of Apco's 23% direct interest in the Entre Lomas joint venture, 1.5% interest in the Acambuco joint venture, 45% direct interest in the Canadon Ramirez joint venture, and all other assets, interests and liabilities of Apco Argentina Inc., Sucursal Argentina, Apco's Argentine branch, to Apco Argentina S.A., a newly formed, wholly owned Argentine subsidiary of Apco;

     (6) To approve and adopt a transfer of all of Apco's shares of Petrolera Perez Companc S.A. to Apco Properties Ltd. (Cayman), a wholly owned subsidiary of Apco;

     (7)  To elect two members of Apco's board of directors;

     (8) To approve Arthur Andersen LLP as Apco's independent auditors for the 2001 fiscal year;

     (9) To act upon the postponement or adjournment of the annual general meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual general meeting to approve the proposals in any of items (1) through
          (8) above; and

     (10) To transact such other business as may properly come before the annual general meeting.

     The Board of Directors has fixed the close of business on [            ],
2001 as the record date for determination of shareholders entitled to notice of and to vote at the annual general meeting.

     It is important that the enclosed proxy card be signed, dated and promptly returned in the enclosed envelope so that your shares will be represented whether or not you plan to attend the annual general meeting.

                                          By Order of the Board of Directors,

                                          Suzanne Costin
                                          Secretary

[            ], 2001

                             [GLOBEX LOGO TO COME]

                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD [            ],


TO THE STOCKHOLDERS OF GLOBEX ENERGY, INC.:


     NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of Globex
Energy, Inc., will be held at [          ] on [            ],      at
[            ] local time, to consider and vote upon the following matters:


     (1) To approve and adopt the Agreement and Plan of Merger, dated as of April 5, 2001, by and among Apco Argentina Inc., Globex, and Apco Delaware, Inc., the merger of Apco Delaware, Inc., a subsidiary of Apco, with and into Globex in accordance with the terms of the merger agreement and the transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus;

     (2) To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal in item (1) above; and

     (3) To transact such other business as may properly come before the special meeting.

     The Board of Directors has fixed the close of business on [            ],
2001 as the record date for determination of stockholders entitled to notice and to vote at the special meeting.

     It is important that the enclosed proxy card be signed, dated and promptly returned in the enclosed envelope so that your shares will be represented whether or not you plan to attend the special meeting. Do not send your stock certificates with your proxy card.

                                          By Order of the Board of Directors,

                                          Thomas L. Burgett
                                          Secretary

[            ], 2001

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
QUESTIONS AND ANSWERS ABOUT THE MERGER...........    1
SUMMARY OF THE PROXY STATEMENT/ PROSPECTUS.......    3
  The Companies..................................    3
  The Merger.....................................    3
  Reasons for the Merger.........................    3
  Recommendations to Shareholders................    4
  Interests of Officers and Directors of
    Globex.......................................    4
  Opinion of Financial Advisor...................    4
  What Shareholders Will Receive.................    4
  Record Date for Shareholders to Vote at the
    Special Meeting..............................    5
  Shareholder Vote Required......................    5
  Board of Directors of the Combined Company.....    5
  Management of the Combined Company.............    6
  Accounting Treatment...........................    6
  Tax Consequences of the Merger.................    6
  Conditions to the Completion of the Merger.....    6
  Regulatory Approvals...........................    7
  Termination of the Merger Agreement............    7
  Appraisal Rights...............................    7
  Other Globex Shareholder Meeting Proposals.....    7
  Other Apco Shareholder Meeting Proposals.......    7
SELECTED HISTORICAL AND PRO FORMA FINANCIAL
  DATA...........................................    8
  Selected Historical Financial Data of Apco.....    8
  Selected Historical Financial Data of Globex...    9
  Selected Unaudited Pro Forma Combined Financial
    Data.........................................   10
  Comparative Per Share Data.....................   11
  Comparative Market Price Data..................   12
RISK FACTORS.....................................   13
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS.....................................   16
THE MERGER.......................................   18
  General........................................   18
  Background of the Merger.......................   18
  McDonald Investments' Presentation to the Board
    of Directors of Globex.......................   22
  Our Reasons for the Merger.....................   25
  Factors Considered by, and Recommendation of,
    the Apco Board...............................   26
  Factors Considered by, and Recommendation of,
    the Globex Board.............................   29
  Material Tax Consequences......................   31
  Accounting Treatment...........................   33
  Regulatory Approvals...........................   33
  Appraisal Rights...............................   34
  Appraisal Rights Procedures....................   34


                                                   PAGE
                                                   ----
AMENDMENTS TO APCO'S MEMORANDUM OF ASSOCIATION
  AND ARTICLES OF ASSOCIATION....................   38
  General........................................   38
  Memorandum Amendment...........................   38
  Articles Amendment.............................   38
OPINION OF APCO'S FINANCIAL ADVISOR..............   40
  Valuation Analysis Regarding Globex............   42
  Valuation Analysis Regarding Apco..............   46
  Valuation Analysis of Combined Company.........   51
INFORMATION ABOUT THE COMPANIES..................   53
  Apco...........................................   53
  Globex.........................................   55
  Globex Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations...................................   62
INTERESTS OF CERTAIN PERSONS IN THE MERGER.......   66
  Directors and Officers Following the Merger....   66
  Ownership of Stock; Stock Options and Bonus
    Shares.......................................   66
  Beneficial Ownership of Named Executive
    Officers and Directors of Globex Energy,
    Inc. ........................................   67
  Globex Director and Officer Indemnification and
    Liability Insurance..........................   70
MATERIAL TERMS OF THE MERGER AGREEMENT...........   71
  General........................................   71
  Timing of Closing and Effective Time...........   71
  Merger Consideration...........................   71
  Procedures for Surrender of Certificates;
    Fractional Shares............................   71
  Name Change; Company Headquarters; Board of
    Directors and Related Matters................   72
  The Option Restructuring.......................   72
  Covenants......................................   73
  Other Covenants and Agreements.................   74
  Representations and Warranties.................   76
  Conditions.....................................   77
  Termination of the Merger Agreement............   78
  Amendments and Waiver..........................   78
MATERIAL TERMS OF THE SHAREHOLDERS AGREEMENT.....   79
  General........................................   79
  Corporate Governance...........................   79
  Lockup Period..................................   79
  Registration Rights............................   79
  Termination....................................   80
MATERIAL TERMS OF THE GLOBEX VOTING AND LOCK-UP
  AGREEMENT......................................   81
  General........................................   81
  Voting.........................................   81
  Restrictions on Transfer.......................   81
  Termination....................................   81

                                                   PAGE
                                                   ----
CERTAIN RELATIONSHIPS WITH THE WILLIAMS
  COMPANIES, INC. ...............................   82
  Williams Global Voting and Lock-Up Agreement...   82
  Material Terms of the Preferred Provider
    Services Agreement...........................   83
  Material Terms of the Transitional Services
    Agreement....................................   84
  Acambuco Contribution..........................   84
DIRECTORS AND MANAGEMENT OF THE COMBINED
  COMPANY........................................   85
  Directors of the Combined Company..............   85
  Management of the Combined Company.............   88
  Executive Compensation of Apco and Globex
    During the Last Fiscal Year..................   89
SHAREHOLDER MEETINGS.............................   91
  Purpose, Time and Place........................   91
  Record Date; Voting Power; Quorum..............   91
  Votes Required.................................   92
  Share Ownership of Management and Certain
    Shareholders.................................   93
  Voting of Proxies..............................   93
  Revocability of Proxies........................   93
  Solicitation of Proxies........................   94
  Do Not Send Stock Certificates with Your Proxy
    Cards........................................   94
SELECTED FINANCIAL DATA..........................   95
  Selected Historical Financial Data of Apco.....   95
  Selected Historical Financial Data of Globex...   96
  Unaudited Financial Projections................   97
  Unaudited Pro Forma Combined Financial
    Statements...................................  100



                                                   PAGE
                                                   ----
COMPARISON OF SHAREHOLDER RIGHTS.................  106
OTHER GLOBEX SPECIAL MEETING PROPOSAL............  109
OTHER APCO ANNUAL GENERAL MEETING PROPOSALS......  110
DESCRIPTION OF APCO CAPITAL STOCK................  116
  Authorized Capital Stock.......................  116
  Apco Ordinary Shares...........................  116
  Apco Preferred Stock...........................  116
  Transfer Agent and Registrar...................  116
EXPERTS..........................................  116
LEGAL MATTERS....................................  117
SHAREHOLDER PROPOSALS............................  117
WHERE YOU CAN FIND MORE INFORMATION..............  117
INDEX TO FINANCIAL STATEMENTS....................  F-1
ANNEX A AGREEMENT AND PLAN OF MERGER.............  A-1
ANNEX B OPINION OF BANC OF AMERICA SECURITIES
  LLC............................................  B-1
ANNEX C AMENDMENTS TO APCO MEMORANDUM AND
  ARTICLES OF ASSOCIATION........................  C-1
ANNEX D DELAWARE GENERAL CORPORATION LAW SECTION
  262 -- APPRAISAL RIGHTS........................  D-1
ANNEX E APCO AUDIT COMMITTEE CHARTER.............  E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE APCO AND GLOBEX PROPOSING TO MERGE?

A: The boards of directors of Apco and Globex believe that the combination of the two companies will create a stronger, more diversified, faster-growing oil and gas exploration company.

Q: WHEN AND WHERE ARE THE SHAREHOLDERS MEETINGS?


A: The meeting of Apco shareholders will be at One Williams Center, Tulsa
   Oklahoma on [            ], at [     ] local time.



   The meeting of Globex stockholders will be at [            ] on
   [            ], at [     ], local time.


Q: WHAT ARE SHAREHOLDERS BEING ASKED TO VOTE UPON?

A: Apco shareholders are being asked to approve Apco's issuance of shares in the merger, an amendment to Apco's memorandum of association to change its name to Globex Energy, Inc. and an amendment to Apco's articles of association establishing a revised structure of Apco's board of directors following the merger

   In addition, in connection with the annual general meeting, Apco Shareholders are also being asked to approve an amendment to Apco's articles of association allowing Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval, to approve transfers of Apco's assets to two wholly owned subsidiaries of Apco, to vote in favor of the election of two directors to Apco's board, to approve Arthur Andersen LLP as Apco's independent auditors for the 2001 fiscal year and to approve the further solicitation of proxies, if necessary, upon adjournment or postponement of the annual general meeting.

   Globex stockholders are being asked to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to approve the further solicitation of proxies, if necessary, upon adjournment or postponement of the special meeting.

Q: WHAT WILL THE MERGED COMPANY LOOK LIKE AND WHAT WILL ITS NAME BE?

A: After the merger, Apco will be the parent company and Globex will be its wholly owned subsidiary. Shareholders of Apco will own approximately 65% of the combined company's shares and stockholders of Globex will own approximately 35% of the combined company's shares. In connection with the merger, Apco will change its name to Globex Energy, Inc.

Q: WILL THE APCO NAME BE ELIMINATED?

A: No. It will continue as an important divisional name to be preserved and perpetuated by the combined company.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?


A: We expect to complete the merger during the      quarter of the      fiscal
   year.


Q: WHAT RISKS SHOULD I CONSIDER?

A: You should review "Risk Factors" on pages 13-15.

   You should also review the adverse factors considered by the Apco and Globex boards of directors. See "The Merger -- Factors Considered By, and Recommendation of, the Apco Board" on pages 26-28 and "The Merger -- Factors Considered By, and Recommendation of, the Globex Board" on pages 29-31.

Q: WHAT DO I NEED TO DO NOW?

A: Indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at your shareholders meeting.

   If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals.

Q: WHAT DO I DO TO CHANGE MY VOTE?

A: You can change your vote by sending in a later-dated, signed proxy card before the shareholders meeting of Apco or Globex, as the case may be, or attending the meeting in person and voting differently. You can also revoke any proxy before the shareholders meeting by sending a written notice to Apco or to Globex.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions your broker provides. Shares that are not voted because you do not instruct your broker will effectively be counted as votes against the proposals in the case of Globex and will not be counted in the case of Apco.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

   Apco Argentina Inc.
   One Williams Center, 23rd Floor
   Tulsa, OK 74172
   Attention: Thomas Bueno
   Tel: 918-573-2164
   Fax: 918-573-1901

   or

   Globex Energy, Inc.

   10111 Richmond, Suite 300


   Houston, TX 77042

   Attention: L. Gene Kornegay
   Tel: 713-463-7710
   Fax: 713-463-7722

Q: WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?


A: You can find more information about Apco and Globex from various sources described under "Where You Can Find More Information" on pages 117-118 of this joint proxy statement/prospectus.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

     The following is a summary of certain information contained elsewhere in this joint proxy statement/ prospectus. This summary is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this joint proxy statement/prospectus. Shareholders are urged to read this joint proxy statement/prospectus and the appendices hereto in their entirety.

THE COMPANIES

APCO ARGENTINA INC.
One Williams Center, 23rd Floor
Tulsa, OK 74172
Tel: 918-573-2164
Fax: 918-573-1901
  and
Maipu 1300, Piso 23
Buenos Aires, Argentina 1006
Tel: 011-54-1143126999

     Apco is an oil and gas exploration and production company engaged in the extraction of oil and natural gas and the manufacture of gas liquids. The principal business of Apco is its 47.6% participation in a joint venture engaged in the exploration, production, and development of oil and gas in the Entre Lomas concession located in the provinces of Rio Negro and Neuquen in southwest Argentina. The company's interest in the Entre Lomas concession is comprised of a 23% direct participation in the Entre Lomas joint venture and a 24.6% indirect interest by virtue of its stock ownership in Petrolera Perez Companc S.A., a partner in the Entre Lomas joint venture and the operator of the Entre Lomas concession. The company also owns a 1.5% participation in a joint venture engaged in oil and gas exploration and development in the Acambuco concession located in the province of Salta in northwest Argentina and a 45% participation in a third joint venture engaged in oil exploration and development in the Canadon Ramirez concession located in the province of Chubut in southern Argentina. Operations in Canadon Ramirez ceased in September 1998. Efforts to sell the property are currently underway.

GLOBEX ENERGY, INC.

10111 Richmond, Suite 300


Houston, TX 77042

Tel: 713-463-7710
Fax: 713-463-7722

     Globex is a privately held Delaware corporation engaged in international oil and gas exploration and production. The company has acquired interests in offshore blocks in west Africa and the Northwest Shelf of Australia and also has exploration activities in Cameroon.

     Globex's principal property is its approximately 10.87% participation interest in the 275,884 acre Alba block located offshore Equatorial Guinea. In connection with the Alba operation, Globex owns approximately a 9% interest in a liquefied petroleum gas processing facility on Bioko Island. The company's other significant property is its 12.5% participation interest in the Stag field in the Northwest Shelf of Australia.

THE MERGER (SEE PAGES 18-37)

     Under the terms of the proposed merger, a wholly owned subsidiary of Apco, formed for the purpose of the merger, will merge with and into Globex. As a result, Globex will become a wholly owned subsidiary of Apco. In connection with the merger, Apco's name will be changed to Globex Energy, Inc.

     The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read it carefully and fully as it is the legal document that governs the merger. For a summary of the merger agreement, see "Material Terms of the Merger Agreement" on pages 71-78.

REASONS FOR THE MERGER (SEE PAGES 25-26)

     We believe the merger offers an excellent opportunity to create value for the shareholders of Apco and Globex by combining two companies with complementary exploration and production assets. This combination will form an international oil and gas exploration company with:

     - an international franchise operating in Argentina, Australia, Equatorial Guinea and Cameroon;

     - enhanced potential for future oil and gas discoveries and production;

     - the financial strength and expertise to pursue growth opportunities; and

     - greater access to capital markets.

RECOMMENDATIONS TO SHAREHOLDERS
(SEE PAGES 26-31)

  To Apco shareholders:

     The Apco board of directors believes that the merger is advisable, fair and in the best interest of Apco shareholders and recommends that you vote FOR the issuance of ordinary shares in connection with the merger.

     Apco's board of directors also recommends that you vote FOR the amendments to Apco's memorandum of association and articles of association, the transfer of Apco's assets to two wholly owned subsidiaries of Apco, the election of two directors to Apco's board, the approval of Arthur Andersen LLP as Apco's independent auditors and the approval of further solicitation of proxies, if necessary, upon adjournment or postponement of the annual general meeting.

  To Globex stockholders:

     The Globex board of directors believes that the merger is advisable, fair and in the best interests of Globex stockholders and recommends that you vote FOR the approval and adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and the approval of further solicitation of proxies, if necessary, upon adjournment or postponement of the special meeting.

INTERESTS OF OFFICERS AND DIRECTORS OF GLOBEX
(SEE PAGES 66-70)

     When Globex stockholders consider the Globex board of directors' recommendation that Globex stockholders vote in favor of the merger, Globex stockholders should be aware that a number of Globex officers and directors may have interests in the merger that may be different from, or in addition to, theirs.

     Certain officers of Globex, one of whom is also a director, hold stock options that will automatically vest immediately prior to the merger. The number of shares covered by these options is 11,044.

     Also, following the merger, the combined company will indemnify, and provide directors' and officers' insurance for, the directors and officers of Globex for events occurring before the merger, including events that are related to the merger agreement. Additional interests of some of Globex's directors and executive officers are described elsewhere in this document. See "Interests of Certain Persons in the Merger" on pages 66-70.

     The members of Globex's board of directors knew about these additional interests, and considered them, when they approved the merger agreement and the transactions contemplated by the merger agreement.

OPINION OF FINANCIAL ADVISOR (SEE PAGES 40-52)

     In deciding to approve the merger, the board of directors of Apco considered the opinion of its financial advisor. Apco's board of directors received an opinion from Banc of America Securities LLC that, as of the date the merger agreement was entered into, the aggregate merger consideration to be issued to Globex stockholders in the merger was fair from a financial point of view to Apco. The Globex board of directors did not request or receive a fairness opinion from a financial advisor. The opinion of Banc of America Securities LLC is attached as Annex B to this joint proxy statement/prospectus. We encourage you to review this opinion carefully.

WHAT SHAREHOLDERS WILL RECEIVE (SEE PAGE 71)

  Apco Shareholders

     Apco ordinary shares held by Apco shareholders before the merger will continue to remain outstanding after the merger and will represent an equal number of ordinary shares of the combined company.

  Globex Stockholders

     As a result of the merger, Globex common stockholders will receive 1.896 ordinary shares of the combined company for each share of Globex common stock and Globex preferred stockholders will receive 3,846.154 ordinary shares of the combined company for each share of Globex preferred stock.

     No fractional shares will be issued. Each Globex stockholder otherwise entitled to receive a fractional share will receive cash in an amount equal to the fraction represented by that fractional share multiplied by the closing price for Apco ordinary shares on the date of the merger.

RECORD DATE FOR SHAREHOLDERS TO VOTE AT THE SPECIAL MEETING (SEE PAGES 91-92)


  Apco

     If you are an Apco shareholder, you may vote at your annual general meeting
if you owned ordinary shares of Apco at the close of business on [          ].
As of the close of business on that day, [          ] Apco ordinary shares were
outstanding.

  Globex

     If you are a Globex stockholder, you may vote at your special meeting if you owned shares of Globex common stock or preferred stock at the close of
business on [          ]. As of close of business on that day, [          ]
shares of Globex common stock and 500 shares of Globex preferred stock were outstanding.


SHAREHOLDER VOTE REQUIRED (SEE PAGES 92-93)


  Apco

     The affirmative vote of a majority of the votes cast by holders of Apco ordinary shares is required to approve the issuance of shares, to approve the asset transfers, to elect directors, to approve Arthur Andersen LLP as independent auditors and to approve the proposal regarding further solicitation of proxies. To amend Apco's memorandum of association and articles of association an affirmative vote of at least two-thirds of the votes cast by the holders of Apco ordinary shares is required.

     Pursuant to the Williams Voting and Lock-up Agreement, Williams Global Energy (Cayman) Limited, a wholly owned subsidiary of the Williams Companies Inc. and an owner of Apco ordinary shares representing approximately 69% of the total outstanding voting power of the ordinary shares as of the record date of the annual general meeting, has agreed to vote its ordinary shares for approval of the share issuance, the amendment to Apco's memorandum of association changing its name from Apco Argentina Inc. to Globex Energy, Inc. and the amendment to Apco's articles of association establishing a revised structure of Apco's Board of Directors following the merger, providing the requisite number of votes necessary to approve such proposals. It is also anticipated that Williams Global will vote its ordinary shares for approval of the transfer of Apco's assets to two wholly owned subsidiaries, the amendment to Apco's articles of association allowing it to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval, the election of two directors to Apco's board, the appointment of Arthur Andersen as Apco's independent auditors, and the proposal regarding further solicitation of proxies upon adjournment or postponement of the annual general meeting, providing the requisite number of votes necessary to approve such proposals.

  Globex

     Approval and adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and approval of the proposal regarding further solicitation of proxies upon adjournment or postponement of the special meeting requires the affirmative vote of the holders of at least a majority of the outstanding shares of Globex common stock and preferred stock voting together as a class.

     Pursuant to the Globex Voting and Lock-up Agreement, certain stockholders owning shares of common stock and preferred stock of Globex representing approximately 53% of the total outstanding voting power of Globex have agreed to vote their shares of Globex common stock and preferred stock for approval and adoption of the merger agreement, the merger and the transactions contemplated by the merger agreement, providing the requisite number of votes necessary to approve such proposal. It is also anticipated that such stockholders will vote their shares for approval of the proposal regarding further solicitation of proxies upon adjournment or postponement of the special meeting, providing the requisite number of votes necessary to approve the proposal.


BOARD OF DIRECTORS OF THE COMBINED COMPANY (SEE PAGES 85-90)


     Following the merger, the board of directors of the combined company will consist of nine members, divided into three staggered classes. Of the nine, four of the directors will be nominated by Williams Global, three of the directors will be nominated by the former shareholders of Globex and two will be nominated by both Williams Global and the former shareholders of Globex.

MANAGEMENT OF THE COMBINED COMPANY

(SEE PAGES 85-90)


     The board of directors will establish a search committee to select a new chief executive officer and chief financial officer for the combined company. Until the new chief executive officer is appointed, Randy Barnard, Apco's current chairman, president and chief executive officer, and C. John Miller, Globex's current chief executive officer, will act as interim co-chief executive officers of the combined company reporting directly to the entire board of directors.

ACCOUNTING TREATMENT (SEE PAGE 33)

     It is intended that the merger will qualify as a purchase by Apco of Globex for accounting and financial reporting purposes.

TAX CONSEQUENCES OF THE MERGER (SEE PAGES 31-33)

     A Globex shareholder's receipt of Apco ordinary shares in the merger generally will be tax-free for United States federal income tax purposes, except for taxes which may result from any receipt of cash instead of fractional Apco ordinary shares. There will be no United States federal income tax consequences for holders of Apco ordinary shares as a result of the merger. You are encouraged to consult with a tax advisor for a full understanding of the Federal, state, local and foreign tax consequences of the merger to you.

CONDITIONS TO THE COMPLETION OF THE MERGER
(SEE PAGES 77-78)

     Our companies' respective obligations to complete the merger are subject to a number of conditions, including:

     - shareholder approval by the shareholders of Apco and Globex;

     - absence of injunctions or statutory prohibitions;

     - receipt of all other governmental approvals and consents required to consummate the merger, the issuance of shares in the merger and the other transactions contemplated by the merger agreement, the failure of which to obtain would reasonably be expected to have a material adverse effect on the combined company (any such consents and approvals have been obtained);

     - approval for listing on the NASDAQ market of the combined company's ordinary shares to be issued in the merger;

     - execution by Williams International Company and the new combined company of a preferred provider services agreement on or prior to the closing date of the merger;

     - execution of the shareholders agreement by Apco, Williams Global and the Globex shareholders on or prior to the closing date of the merger; and

     - effectiveness of the S-4 Registration Statement in connection with the share issuance.

     Additional conditions to Globex's obligation to complete the merger include the following:

     - performance by Apco of its obligations under the merger agreement and the accuracy of Apco's representations;

     - receipt of a legal opinion regarding the tax-free status of the merger;

     - no material adverse effect on Apco shall have occurred since execution of the merger agreement; and

     - the registration of Apco's Argentine branch shall have been completed and such registration shall not have resulted in costs to Apco of $10 million or more (such registration has been completed and the condition has been satisfied).

     Additional conditions to Apco's obligation to complete the merger include the following:

     - performance by Globex of its obligations under the merger agreement and the accuracy of Globex's representations;

     - receipt of a legal opinion regarding the tax-free status of the merger;

     - all options to purchase Globex stock shall have been exercised or terminated on or prior to the closing date of the merger;

     - no material adverse effect on Globex shall have occurred since execution of the merger agreement;

     - no shareholder of Globex shall have demanded appraisal rights under Delaware law; and

     - receipt of any consents or other approvals required under Globex's existing credit agreement (such consents and approvals have been obtained).

REGULATORY APPROVALS (SEE PAGES 33-34)

     Completion of the merger does not require approval under the United States Hart-Scott-Rodino Antitrust Improvement Act. No other antitrust filings are necessary in connection with the merger.

     The merger was subject to regulatory review and approval by the Foreign Investment Policy Division of the Australian Treasury which has consented to the merger. Apco and Globex believe that there are no other material regulatory approvals necessary to consummate the merger.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 78)

     Apco or Globex may terminate the merger Agreement if any of the following occurs:

     - mutual written consent of both Apco and Globex;


     - the closing has not occurred on or before October 31, 2001, however, as previously announced, such date has been extended to December 31, 2001 due to the failure to obtain certain material approvals;


     - a permanent governmental restraint;

     - failure to obtain required shareholder approval; and

     - if the other party breaches its representations, covenants or obligations under the merger agreement, which breach would result in a failure of the conditions to the merger to be satisfied.

APPRAISAL RIGHTS (SEE PAGES 34-37)

     Globex stockholders will have appraisal rights under Delaware law. The holders of Apco ordinary shares do not have any appraisal rights in connection with the transactions contemplated by the merger agreement.

OTHER GLOBEX SHAREHOLDER MEETING PROPOSALS

(SEE PAGE 109)


     At the Globex special meeting, Globex is also asking its shareholders to approve a proposal relating to the further solicitation of proxies upon adjournment or postponement of the special meeting and to conduct other business if properly presented.


OTHER APCO SHAREHOLDER MEETING PROPOSALS (SEE PAGES 110-115)


     At the Apco annual general meeting, Apco is also asking its shareholders to:

     - amend its articles of association to allow Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval;

     - approve the transfers of Apco's assets to Apco Argentina S.A. and Apco Properties Ltd. (Cayman);

     - elect two directors to Apco's board of directors;

     - approve Arthur Andersen LLP as Apco's independent auditors;

     - approve a proposal relating to the further solicitation of proxies upon adjournment or postponement of the annual general meeting; and

     - conduct other business if properly presented.

Approval by Apco shareholders of these other meeting proposals is not a condition to completion of the merger. Approval of the share issuance, the amendment to Apco's memorandum of association to change its name to Globex Energy, Inc. and the amendment to Apco's articles of association establishing a revised structure of Apco's board of directors following the merger is not a condition to approval of these other annual meeting proposals.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

                   SELECTED HISTORICAL FINANCIAL DATA OF APCO

     The following selected historical financial data for Apco is only a summary, and you should read it together with the Annual Report on Forms 10-K and 10-K/A and Quarterly Reports on Forms 10-Q filed with the SEC for the periods presented.


                                   NINE MONTHS
                                      ENDED                   YEAR ENDED DECEMBER 31,
                                  SEPTEMBER 30,   -----------------------------------------------
                                      2001         2000      1999      1998      1997      1996
                                  -------------   -------   -------   -------   -------   -------
                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues..................     $29,031      $42,912   $25,834   $19,583   $30,446   $29,962
Net income......................      13,924       22,221     9,488     3,368    13,023    12,661
Income per ordinary share, basic
  and diluted...................        1.89         3.02      1.29      0.46      1.77      1.72
Dividends declared per ordinary
  share.........................      0.4875         0.65      0.65      0.65      0.65      0.65
BALANCE SHEET DATA:
Total assets....................      89,997       82,984    63,261    57,376    58,037    50,478
Total liabilities...............       7,120       10,442     8,156     6,975     6,220     6,900
Long-term obligations...........         377          946     2,255     1,530     1,708     1,315
Stockholders' equity............      82,877       72,542    55,105    50,401    51,817    43,578


PROVED RESERVES AS OF DECEMBER 31, 2000:

                                                                         ARGENTINA
                                                              --------------------------------
                                                              CONSOLIDATED    EQUITY
                                                               INTERESTS     INTERESTS   TOTAL
                                                              ------------   ---------   -----
Oil, condensate and plant products (MMBbls).................      15.5          16.3      31.8
Natural gas (Bcf)...........................................      32.9          26.3      59.2
SEC 10% net present value (in millions)(1)..................     $ 125         $ 132     $ 257
Standardized measure of future net cash flows (in
  millions)(1)..............................................     $  84         $  90     $ 174

---------------

(1) The difference between the term "SEC 10% net present value" and the term "standardized measure" is that the former represents an estimate of discounted future net cash flows from production of estimated proved reserves discounted at 10% without regard to income taxes, while the latter represents an estimate of discounted future net cash flows from production of estimated proved reserves after a deduction for future income taxes, discounted at 10%.

                  SELECTED HISTORICAL FINANCIAL DATA OF GLOBEX

     The following selected historical financial data for Globex is only a summary, and you should read it together with the historical consolidated financial statements and related notes of Globex presented herein beginning on page F-2.


                             NINE MONTHS
                                ENDED                         YEAR ENDED DECEMBER 31,
                            SEPTEMBER 30,   ------------------------------------------------------------
                                2001             2000            1999         1998      1997      1996
                            -------------   --------------   -------------   -------   -------   -------
                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues............     $28,182        $  34,597         $13,563      $ 6,216   $ 4,314   $ 5,523
Net income (loss).........       5,251            8,487          (3,818)      (4,016)     (489)     (267)
Accretion of redeemable
  preferred stock.........     (17,636)          (2,687)         (2,650)      (2,613)   (2,577)     (433)
                               -------        ---------         -------      -------   -------   -------
Net income (loss)
  applicable to common
  stock...................     (12,385)           5,800          (6,468)      (6,629)   (3,066)     (700)
                               =======        =========         =======      =======   =======   =======
Income per common share
     Basic................      (11.55)            5.41           (6.00)       (6.33)    (3.04)    (3.99)
     Diluted..............      (11.34)            5.34           (6.00)       (6.33)    (3.04)    (3.99)
Dividend declared per
  common share............          --               --              --           --        --        --
BALANCE SHEET DATA:
Total assets..............     $63,560        $  53,420         $44,237      $37,250   $35,346   $36,640
Total liabilities.........      22,141           17,872          17,231        6,501     1,278     2,354
Long-term debt (including
  current maturities).....      16,216           16,227          16,240        5,453       295       905
Preferred stock...........      65,332           47,696          45,009       42,359    39,746    37,169
Stockholders' equity......     (23,913)         (12,148)        (18,003)     (11,610)   (5,678)   (2,883)


---------------

PROVED RESERVES AS OF DECEMBER 31, 2000

                                                                          EQUATORIAL
                                                              AUSTRALIA   GUINEA(1)    TOTAL
                                                              ---------   ----------   ------
Oil, condensate and plant products (MMBbls).................     3.9          15.1       19.0
Natural gas (Bcf)...........................................      --         149.6      149.6
SEC 10% net present value (in millions)(2)..................    $ 36        $  127     $  163
Standardized measure of future net cash flows (in
  millions)(2)..............................................    $ 26        $   98     $  124

---------------


(1) The sale price of gas to the methanol plant is limited to $0.25 per MMBTU, pursuant to the terms of a production sharing contract.


(2) The difference between the term "SEC 10% net present value" and the term "standardized measure" is that the former represents an estimate of discounted future net cash flows from production of estimated proved reserves discounted at 10% without regard to income taxes, while the latter represents an estimate of discounted future net cash flows from production of estimated proved reserves after a deduction for future income taxes, discounted at 10%.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


     The table below contains selected unaudited pro forma combined data for Apco, Globex and Northwest Argentina Corporation on a preliminary purchase accounting basis (to be finalized upon the completion of the merger) to illustrate the estimated effects of the merger and the acquisition of Northwest Argentina Corporation, the sole asset of which is a 1.5% participation interest in the Acambuco joint venture, for balance sheet and operating statement purposes. The unaudited pro forma combined operating data is prepared for the nine months ended September 30, 2001, and for the year ended December 31, 2000, and illustrates the effects of the merger and the acquisition of Northwest Argentina Corporation as if they had occurred on January 1, 2000. The unaudited pro forma combined balance sheet data is prepared as of September 30, 2001, and illustrates the effects of the merger and the acquisition of Northwest Argentina Corporation as if they had occurred on that date.


     We have provided this unaudited pro forma combined financial data for informational purposes only. This data is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been effective at the date or during the periods presented or the operating results that may be obtained in the future.


     The following selected unaudited pro forma combined financial data has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Statements and related notes presented herein beginning on page 100.



                                                               NINE MONTHS
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                 (AMOUNT IN THOUSANDS,
                                                                 EXCEPT PER SHARE DATA)
Total revenues..............................................    $ 57,431        $77,509
Net income..................................................      15,080         26,075
Income per share:
  Basic and diluted.........................................        1.32           2.28
Cash dividends per share....................................      0.4875           0.65
Stockholders' equity........................................     220,607             --
Long-term obligations, including current maturities.........      16,593             --
Total assets................................................     295,696             --

                           COMPARATIVE PER SHARE DATA


     The table below contains selected historical and pro forma per share data about the net income (loss) and book value of Apco and Globex. We have derived the unaudited pro forma combined per share information from the "Unaudited Pro Forma Combined Financial Statements" beginning on page 100 of this joint proxy statement/prospectus. You should read the information below with:


     - the Annual Report on Forms 10-K and 10-K/A and Quarterly Reports on Forms 10-Q of Apco filed with the SEC for the periods presented;

     - the historical consolidated financial statements and related notes of Globex presented herein beginning on page F-2; and


     - the unaudited pro forma combined information included under "Unaudited Pro Forma Combined Financial Statements" beginning on page 100 of this joint proxy statement/prospectus.


     The unaudited pro forma combined per share information does not necessarily indicate the operating results that would have been achieved had the combination of Apco and Globex actually occurred at the beginning of the periods presented nor does it indicate future results of operations or financial condition.


                                                         NINE MONTHS
                                                            ENDED       YEAR ENDED DECEMBER 31,
                                                        SEPTEMBER 30,   ------------------------
                                                            2001         2000     1999     1998
                                                        -------------   ------   ------   ------
APCO -- HISTORICAL
Per share data:
  Net income:
     Basic and diluted................................     $ 1.89       $ 3.02   $ 1.29   $ 0.46
  Cash Dividends......................................     0.4875         0.65     0.65     0.65
  Book value per share................................      11.26         9.85     7.49     6.85
GLOBEX -- HISTORICAL
Per share data:
  Net Income applicable to common stock:
     Basic............................................     (11.55)        5.41    (6.00)   (6.33)
     Diluted..........................................     (11.34)        5.34    (6.00)   (6.33)
  Cash Dividends......................................         --           --       --       --
  Book value per share................................     (22.18)      (11.40)  (16.70)  (10.77)
UNAUDITED PRO FORMA COMBINED
Per share data:
  Net income:
     Basic and diluted................................       1.32         2.28      N/A      N/A
  Book value per share................................      19.33          N/A      N/A      N/A

                         COMPARATIVE MARKET PRICE DATA

     Apco's ordinary shares are traded on the Nasdaq SmallCap Market under the symbol "APAGF." It is a condition to all parties' obligations to consummate the merger that the Apco ordinary shares to be issued in the merger be approved for such listing.

     The following table presents historical trading and dividend information for Apco ordinary shares. Because there is no established trading market for shares of any class of Globex's stock, information with respect to market prices of Globex's stock has been omitted. Globex has never paid a dividend on its preferred stock or common stock since its inception.


                                                                          APCO
                                                           -----------------------------------
                                                                     ORDINARY SHARES
                                                           -----------------------------------
                                                           HIGH          LOW         DIVIDENDS
                                                           -----        -----        ---------
2001
Fourth Quarter...........................................  [    ]       [    ]       $.016250
Third Quarter............................................  $28 3/4      $19          $0.16250
Second Quarter...........................................  $38 1/4      $26          $0.16250
First Quarter............................................  $39 7/8      $27 1/4      $0.16250
2000
Fourth Quarter...........................................  $27 1/2      $23 5/8      $0.16250
Third Quarter............................................  $27          $19 7/8      $0.16250
Second Quarter...........................................  $32 1/2      $22 1/4      $0.16250
First Quarter............................................  $35 3/4      $24 3/4      $0.16250
1999
Fourth Quarter...........................................  $31 1/8      $15 3/4      $0.16250
Third Quarter............................................  $19 1/2      $16 1/4      $0.16250
Second Quarter...........................................  $22 1/2      $14          $0.16250
First Quarter............................................  $19 3/4      $13 1/4      $0.16250
1998
Fourth Quarter...........................................  $23 1/4      $16          $0.16250
Third Quarter............................................  $27          $18          $0.16250
Second Quarter...........................................  $30          $24          $0.16250
First Quarter............................................  $34          $26 1/8      $0.16250


On April 5, 2001, the last full trading day prior to the public announcement of the merger, the last sale price of Apco ordinary shares, as reported on the
Nasdaq SmallCap Market was $34. On [            ], 2001, the last full trading
date prior to the printing of this document, the last sale price of Apco
ordinary shares, as reported on the Nasdaq SmallCap Market, was $[          ].
The market price of Apco ordinary shares fluctuates and you are advised to obtain current market quotations.

     The number of Apco ordinary shares issuable to Globex stockholders in the merger will not be affected by any changes in the market price of Apco ordinary shares. Therefore, the market value of the Apco ordinary shares that Globex stockholders will receive in the merger may increase or decrease prior to the completion of the merger.

     Although dividends are subject to future approval and declaration by Apco's and Globex's respective boards of directors, Apco plans to continue to pay regular quarterly dividends on its ordinary shares until the closing of the merger and it is anticipated that in respect of any future Apco dividends, Globex will make a special distribution to its common and preferred stockholders that will be equal to the Apco dividends they would have received if the merger had become effective on April 5, 2001, the date the merger agreement was entered into by Apco and Globex. The dividend policy of the combined company will be determined by its board of directors following the merger.


     As of November 30, 2001, there were 1,056 holders of record of Apco ordinary shares, 55 holders of record of Globex common stock and 52 holders of record of Globex preferred stock.

                                  RISK FACTORS

     You should carefully read and consider the following factors in evaluating the proposals to be voted on at your shareholders meeting.

GLOBEX STOCKHOLDERS MAY RECEIVE CONSIDERATION WITH A LOWER MARKET VALUE IF THE MARKET PRICE OF APCO ORDINARY SHARES DECLINES AND APCO MAY RECEIVE LESS VALUE FOR THE CONSIDERATION PAID TO GLOBEX STOCKHOLDERS IF THE MARKET PRICE OF APCO'S ORDINARY SHARES INCREASES

     There currently is no active market for shares of Globex common stock or preferred stock. Upon completion of the merger, each share of Globex common stock will be converted into the right to receive 1.896 Apco ordinary shares and each share of Globex preferred stock will be converted into the right to receive 3,846.154 Apco ordinary shares. These exchange ratios will not be adjusted in the event of any increase or decrease in the price of Apco ordinary shares. The price of Apco ordinary shares when the merger takes place may vary from its price at the date of this joint proxy statement/prospectus and at the date of the meetings of the shareholders of Apco and Globex. For example, during the
twelve month period ending on [               ] (the most recent practicable
date prior to the printing of this joint proxy statement/prospectus), the
closing price of Apco ordinary shares varied from a low of $[          ] to a
high of $[          ] and ended that period at $[          ]. Variations like
these may occur as a result of changes in the business, operations or prospects of Apco or the combined company, market assessments of the likelihood that the merger will be consummated and the timing of the merger's completion, regulatory considerations, general market and economic conditions and other factors. At the time of the Globex special meeting and the Apco annual general meeting, you will not know the exact value of the Apco ordinary shares that Globex stockholders will receive when the merger is completed. If the value of the Apco shares rises, there is a possibility that Apco may be deemed to have overpaid for Globex. Conversely, if the value of the Apco shares decreases, there is a possibility that Globex stockholders may be deemed to have been underpaid for their shares.

     We urge you to obtain current market quotations for Apco ordinary shares.

THE COMBINED COMPANY MAY NOT ACHIEVE THE ENHANCED REVENUES, CAPITAL PRODUCTIVITY IMPROVEMENTS AND GREATER ACCESS TO CAPITAL MARKETS IT EXPECTS TO RESULT FROM THE MERGER

     The combined company expects the merger to result in enhanced revenues, capital productivity improvements and greater access to capital markets. However, the combined company's success in realizing these benefits and the timing of this realization, depends on the quality and speed of the integration of the businesses of Apco and Globex. Apco and Globex have different corporate cultures and have previously operated independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies. In addition, the diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations, financial condition or prospects of the combined company after the merger. As a result, the combined company may not develop the enhanced revenues, capital productivity improvements and greater access to capital markets it anticipates following completion of the merger as fully or as quickly as it expects.

THE COMBINED COMPANY MAY BE UNABLE TO MEET ITS CAPITAL REQUIREMENTS WHICH MAY SLOW DOWN OR CURTAIL THE COMBINED COMPANY'S BUSINESS PLANS

     The combined company expects to have substantial capital expenditure and working capital needs. If low natural gas and oil prices, operating difficulties or other factors, many of which are beyond the combined company's control, cause revenues or cash flows from operations to decrease, the combined company may be limited in its ability to obtain the capital necessary to complete our development, exploitation and exploration programs.

FINANCING ARRANGEMENTS AND TAX CONSIDERATIONS MAY LIMIT THE ABILITY OF THE COMBINED COMPANY TO PAY DIVIDENDS TO SHAREHOLDERS

     As a consequence of the merger, Globex will become a wholly owned subsidiary of Apco and change its name to "Globex Properties, Inc." Following the merger, the financing arrangements of Globex Properties, Inc., will prohibit it from paying dividends to its parent, Globex Energy, Inc. (formerly Apco Argentina Inc.). In addition, any dividends may be subject to a 30 percent United States withholding tax. These restrictions may limit the combined company's ability to use any excess funds generated by Globex Properties, Inc. to pay dividends to the combined company's shareholders.

THE WILLIAMS COMPANIES INC. WILL OWN A SIGNIFICANT AMOUNT OF THE COMBINED COMPANY'S ORDINARY SHARES, GIVING THEM INFLUENCE OR CONTROL IN CORPORATE TRANSACTIONS AND OTHER MATTERS, AND THEIR INTERESTS COULD DIFFER FROM THOSE OF OTHER SHAREHOLDERS

     The Williams Companies, Inc., through its wholly-owned subsidiary Williams Global Energy (Cayman) Limited, is currently the beneficial owner of approximately 69% of Apco's outstanding ordinary shares and will be the beneficial owner of approximately 45% of the outstanding ordinary shares of the combined company after the merger. As a result, Williams will continue to be in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to the combined company's articles of association and memorandum of association, and the approval of mergers and other significant corporate transactions. In addition, in connection with the merger Williams Global and the former stockholders of Globex will enter into a shareholders agreement providing that the combined company's board will be expanded to nine members, four of whom will be nominated by Williams Global.

INTERNATIONAL OPERATIONS EXPOSE THE COMBINED COMPANY TO POLITICAL, ECONOMIC AND REGULATORY RISKS NOT FACED BY BUSINESSES THAT OPERATE ONLY IN THE UNITED STATES

     Apco's operations are located in Argentina, and Globex's operations are located in Australia, Cameroon and Equatorial Guinea. The geographically diverse operations of the two companies leaves the combined company susceptible to factors such as changes in foreign currency exchange rates, weak economic conditions in the various countries and changes in political climates. Specific country risks are described below.

THE COMBINED COMPANY'S RESULTS OF OPERATIONS MAY BE AFFECTED BY THE DOWNTURN IN THE ARGENTINE ECONOMY

     Recessionary conditions in Argentina may have an impact on the combined company's operations. In the past, Argentina has experienced periods of slow or negative growth, high inflation rates, large currency devaluations and limited availability of foreign exchange. Although the convertibility plan adopted by the government in 1991 improved rates of inflation and stabilized the Argentine peso, the reforms have not been effective in sustaining growth in recent years. The Argentine economy continues to experience recessionary conditions, high unemployment levels and a heavy external financing burden. Adverse economic conditions in the Argentine economy may impair the combined company's business and financial condition and results of operations.

ARGENTINE GOVERNMENTAL ACTIONS COULD HAVE AN ADVERSE IMPACT ON THE COMBINED COMPANY

     A significant part of the combined company's property and operations will be located in Argentina. The Argentine government has exercised and continues to exercise significant influence over many aspects of the Argentine economy, including interest rates, taxation, and changes in legal and regulatory requirements. Accordingly, Argentine governmental actions concerning the economy could significantly affect the combined company. These governmental actions could include currency devaluation, increased corporate income taxes, the institution of withholding taxes on repatriation of capital and the implementation of currency controls requiring that payments made abroad for the sale of goods and services be channeled through Argentina's central bank.

CERTAIN GOVERNMENTAL OR OTHER ACTIONS IN EQUATORIAL GUINEA OR CAMEROON COULD HAVE AN ADVERSE IMPACT ON THE COMBINED COMPANY

     The combined company will have property and operations in Equatorial Guinea and Cameroon. In Equatorial Guinea and Cameroon, the combined company's operations will be subject to the risk of renegotiation of contracts with the respective governments on terms less favorable to the combined company. In addition, the combined company may suffer loss to property and personnel as a result of civil strife incidental to a change in government.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus and the documents that are made part of this joint proxy statement/prospectus by reference to other documents filed with the Securities and Exchange Commission include various forward-looking statements about Apco and the combined company that are subject to risks and uncertainties. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans, estimated reserves, projections, efficiencies, economies of scale, the economy, future economic performance, and objectives of Apco and the combined company, including those set forth under:

     - "Summary of the Proxy Statement/Prospectus," including questions and answers about the merger

     - "Selected Unaudited Pro Forma Combined Financial Data"

     - "Selected Historical and Pro Forma Financial Data -- Comparative Per Share Data"

     - "The Merger," "Background of the Merger," "Our Reasons for the Merger"

     - "Opinion of Apco's Financial Advisor"

     - "Certain Relationships with The Williams Companies, Inc."

     - "Unaudited Financial Projections"

     These statements may be preceded by, followed by or otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "plans," "may increase," "may fluctuate" and similar expressions. Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in "Risk Factors" above and elsewhere in the documents which are incorporated by reference into this joint proxy statement/prospectus, could affect the future results of the combined company following the merger, and could cause results to differ materially from those expressed in such forward-looking statements:

     - Worldwide economic conditions, economic conditions in the countries in which the combined company will conduct business and other market factors, including economic downturns and inflation

     - Uncertainties associated with petroleum exploration, future activities and results of operations

     - Changes in, and volatility of, supply and demand for and pricing of crude oil, natural gas and other hydrocarbons

     - The competitiveness of alternative energy sources and hydrocarbon product substitutes

     - Changes in the level of petroleum industry exploration and production expenditures

     - The policies of the Organization of Petroleum Exporting Countries and of those countries in which the combined company will be active

     - Political instability in foreign countries in which the combined company will conduct business

     - Currency fluctuations and controls and changes in laws and regulations affecting currency of the countries in which the combined company will conduct business

     - Governmental restrictions affecting oil and gas exploration

     - The actions of competitors and increased competition in the markets in which the combined company will conduct business

     - The ability of the combined company will and its partners to find markets for their crude oil, natural gas and other produced hydrocarbons

     - The accuracy of seismic data

     - The inherent imprecision of estimates of hydrocarbon reserves, rates of future production and valuation of reserves

     - Supply disruptions, technical difficulties and changes in operating conditions

     - The effect of changes in accounting policies

     - The ability to manage rapid growth and to control costs

     - Conditions of the capital markets the combined company will utilize to access capital to finance operations and the availability and cost of capital

     - The costs and effects of legal and administrative claims and proceedings against the combined company and its respective subsidiaries and other interests

     - Changes in law and regulations to which the combined company will be subject, including tax, environmental, employment and natural resource laws

     It is also possible that certain aspects of the combined company's business that are currently unregulated may be subject to regulation in the future.

     Some of these risks are more specifically described in Apco's Annual Report on Forms 10-K and 10-K/A and Quarterly Reports on Form 10-Q which are incorporated herein by reference. These forward-looking statements involve risks and uncertainties in addition to the risk factors described above under "Risk Factors." Most of these factors are difficult to predict accurately and are generally beyond the control of the combined company.

     You should consider the areas of risk described above in connection with any forward-looking statements that may be made herein or anyone acting for Apco or the combined company. Except for ongoing obligations to disclose material information under the federal securities laws, Apco undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this joint proxy statement/prospectus or to report the occurrence of unanticipated events. For any forward-looking statements contained in this joint proxy statement/ prospectus, Apco claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                   THE MERGER

     The discussion in this joint proxy statement/prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and is incorporated into this joint proxy statement/prospectus by reference.

GENERAL


     We are furnishing this joint proxy statement/prospectus to you in connection with the solicitation of proxies by Apco's and Globex's boards of directors for use at our respective meetings of shareholders to be held for Apco
on [            ], and to be held for Globex on [            ], and at any
adjournments or postponements of the meetings.


     If you are a Globex stockholder, at the special meeting, you will be asked to vote upon a proposal to approve and adopt the merger agreement, the merger and the transactions contemplated by the merger agreement and a proposal relating to the further solicitation of proxies upon adjournment or postponement of the special meeting.

     If you are an Apco shareholder, at the annual general meeting, you will be asked to vote upon proposals, without which the merger cannot be completed, to approve the issuance of ordinary shares in the merger, to approve an amendment to Apco's memorandum of association to change its name to Globex Energy, Inc. and to approve an amendment to Apco's articles of association establishing the structure of Apco's board of directors following the merger.


     Apco shareholders will also be asked to vote upon a proposal to approve an amendment to Apco's articles of association allowing Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval, two proposals to allow Apco to transfer its assets to two wholly owned subsidiaries, a proposal to elect two directors to Apco's board, a proposal to approve Arthur Andersen LLP as Apco's independent auditors for the 2001 fiscal year, a proposal relating to the further solicitation of proxies upon adjournment or postponement of the annual general meeting. See "Amendments to Apco's Memorandum of Association and Articles of Association" on pages 38-39 and "Other Apco Annual General Meeting Proposals" on pages 110-115.


     In the merger, other than shares owned by Apco or Globex, each share of Globex's common stock issued and outstanding immediately prior to the closing of the merger will be converted, without any action on the part of the holder of that share, into the right to receive 1.896 Apco ordinary shares and each share of Globex's preferred stock issued and outstanding immediately prior to the closing of the merger will be converted, without any action on the part of the holder of that share, into the right to receive 3,846.154 Apco ordinary shares.

BACKGROUND OF THE MERGER

     The management of each of Apco and Globex continually monitors and reviews its company's respective positions in light of the changing competitive environment in the international oil and gas exploration and production industry with the objective of determining what alternatives are available to further enhance shareholder value and stimulate growth of its respective company. While both companies believe they have positive future prospects on a stand-alone basis, in recent years, the managements of both Apco and Globex have explored a range of options to improve their competitive positions and to increase shareholder value, including acquisitions of assets, business combinations and other significant transactions.

     During early 1999, Globex retained McDonald Investments as its financial advisor to explore alternatives to expand Globex by either finding a strategic co-investment partner, an equity investor or a merger partner. In connection with their analysis of these alternatives, Globex and McDonald Investments prepared an information memorandum describing the history of Globex, its owners, its production and exploration properties, estimates of its oil and gas reserves and information on its past financial performance. This information memorandum was circulated to parties whom Globex and McDonald Investments believed might be interested in pursuing a transaction with Globex. Over 91 strategic and financial buyers were contacted by McDonald Investments on behalf of Globex. Of those contacted, 18 were provided the information memorandum. The Apco offer was the only written expression of interest received. Globex had discussions with two other companies, which did not lead to any written offers, and, in the board's judgment, a transaction with either company did not have the potential to provide adequate economic value at the consummation of the transaction or in the future. In one discussion, the values discussed would have been net of Globex's outstanding debt and would have resulted in U.S. income tax liabilities for the Globex shareholders. In the other discussion, the economic value to Globex shareholders would have been limited by merging into a company whose stock is listed on a foreign exchange that has historically not recognized an adequate value for the natural resource industry.

     During October 1999, Thomas Bueno, General Manager, Controller and Chief Accounting Officer and a director of Apco, received a copy of the Globex information memorandum. In mid October 1999, Apco and Globex entered into a confidentiality agreement with regard to maintaining the confidentiality of information which Globex provided to Apco. Mr. Bueno reviewed the information memorandum and contacted McDonald Investments in November of 1999 to express Apco's interest in pursuing discussions with Globex concerning a possible transaction. Following that discussion, Apco provided McDonald Investments with copies of certain publicly available information regarding Apco.

     In December of 1999, Globex expressed an interest in pursuing discussions with Apco regarding a possible transaction. Later that month, Mr. Bueno met with
L. Gene Kornegay, President and Chief Operating Officer of Globex, and other members of Globex's management during which Globex made a presentation to Mr. Bueno describing Globex's production and exploration properties. At this meeting Mr. Bueno suggested to Mr. Kornegay that Globex consider the possibility of a business combination with Apco. At the conclusion of this meeting both Mr. Bueno and Mr. Kornegay expressed a mutual interest in continuing to pursue that possibility.

     In early January 2000, Mr. Bueno conveyed to John C. Bumgarner, Jr., Chairman and Chief Executive Officer of Apco, the subject matter of discussions held with representatives of Globex, the possible benefits of a business combination of Apco and Globex, and his recommendation that Apco pursue discussions with Globex concerning a possible business combination transaction. Mr. Bumgarner agreed with Mr. Bueno's recommendation. During the remainder of January and February 2000, representatives of Apco, together with representatives of Ryder Scott Company, conducted technical due diligence on Globex, including a review and evaluation of Globex's oil and gas assets. In February 2000, Apco initiated a legal due diligence review of the properties held by Globex.

     In March 2000, Mr. Bueno advised Mr. Kornegay and representatives of McDonald Investments that Apco was interested in exploring further a possible business combination of Apco and Globex. Soon thereafter, Mr. Kornegay requested a meeting among Mr. Bueno, C. John Miller, Chairman and Chief Executive Officer of Globex, and the rest of Globex's management team at which Mr. Bueno would present information concerning Apco and its oil and gas interests. In early April 2000, Globex and Apco entered into a confidentiality agreement with regard to maintaining the confidentiality of information which Apco provided to Globex.

     On April 11, 2000, Mr. Bueno, together with representatives of Ryder Scott Company, made a presentation to Messrs. Miller and Kornegay and the rest of the Globex management team concerning certain technical and financial information relating to Apco. At the conclusion of the meeting, Mr. Miller expressed an interest in pursuing further discussions with Apco concerning a possible business combination transaction.

     Following the April 11 meeting, Apco made available to Globex's engineers and geologists technical data regarding Apco's oil and gas interests in Argentina. During April and May of 2000 Globex continued its review and evaluation of the technical data provided by Apco.

     At the end of May 2000, Mr. Bueno and other members of Apco's management reported to Mr. Bumgarner the results of the ongoing review and evaluation of Globex's assets and operations. A meeting was then scheduled between Mr. Bumgarner and Mr. Miller to discuss a possible business combination transaction.

     On May 31, 2000, Messrs. Bumgarner and Miller met in Tulsa, Oklahoma to discuss their respective views regarding the benefits of combining Apco and Globex and the possible business strategies of a combined company. At the conclusion of the meeting, representatives of both Apco and Globex expressed a mutual interest in pursuing further discussions and Mr. Bumgarner invited Globex's management team to visit Apco's office and operations in Argentina.

     At the regular meeting of the board of directors of Apco held on June 19, 2000, Messrs. Bumgarner and Bueno reviewed with the Apco board the discussions Apco had held with representatives of Globex and the potential benefits identified to date of combining Apco and Globex. At the conclusion of the board meeting, the Apco board authorized Apco's management to pursue further discussions with Globex regarding a possible business combination transaction.

     During the last week of June 2000, representatives of Globex's management visited Apco's offices in Buenos Aires, Argentina and toured the operations at the Entre Lomas concession. On the last day of Globex management's trip to Argentina, in a private meeting, Globex proposed to Mr. Bueno that the appropriate relative ownership percentages for the shareholders of both companies based on net asset values of each company as calculated by Globex, should be 40% for Globex shareholders and 60% for Apco shareholders. In that meeting, it was agreed that future meetings between the parties would be held upon their return to the United States for the purpose of negotiating the ownership percentages for each company in the event of a merger.

     Between June and the end of August 2000, Apco and Globex continued their respective due diligence reviews and began discussions regarding the basis for an exchange ratio in a possible business combination transaction. During a meeting in August 2000, Apco countered with proposed relative ownership percentages of 32% for Globex shareholders and 68% for Apco shareholders. Although there was no agreement on relative ownership and the basis of a possible exchange ratio, Apco and Globex agreed to continue discussions regarding a possible business combination transaction.

     Representatives of Apco and Globex met on September 11 and September 18, 2000 to discuss further a possible business combination, including valuation issues in arriving at a basis for an exchange ratio and issues relating to management of a combined company. Although no agreement on the valuation or management issues was reached at these meetings, both Apco and Globex agreed to continue discussions regarding a business combination.

     At a meeting of the Apco board held on October 4, 2000, Mr. Bueno and Mr. Bumgarner reported on the status of discussions with Globex as well as on certain issues which were being discussed by the parties. Following this meeting, Apco retained Banc of America Securities LLC, as its financial advisor, to aid Apco in evaluating a possible business combination with Globex, assist in negotiations with Globex and to provide a fairness opinion for the Apco board of directors in the event Apco entered into a business combination with Globex.

     In early October 2000, Apco provided representatives of Banc of America Securities LLC with a background of the discussions with Globex and information relating to Apco's and Globex's oil and gas interests. At this time, representatives of Banc of America Securities LLC met with representatives of Globex to discuss Globex's views on a possible business combination and with representatives of Ryder Scott Company, the petroleum and engineering consultants for both Apco and Globex, to discuss each company's oil and gas interests.

     On October 16, 2000, representatives of Apco, Globex, Banc of America Securities LLC and McDonald Investments met in Tulsa, Oklahoma to discuss issues regarding valuation and management of a combined company, as well as other potential terms of a business combination transaction. At this meeting, Apco and Globex discussed mutually acceptable relative ownership ranges for their shareholders in a combined company and agreed on certain outstanding issues relating to the management of a combined company, including the hiring of a new chief executive officer and chief financial officer to manage the combined company. In addition, at the October 16 meeting, representatives from the two companies met and established the percentage of ownership in the combined company at 65% Apco and 35% Globex, subject to completion of due diligence and negotiation of definitive transaction agreements.

     Following the October 16, 2000 meeting, Apco and Globex initiated comprehensive legal due diligence reviews and continued their financial and technical due diligence reviews. In November 2000, Mr. Bueno and other members of Apco's management visited the locations of Globex's interests in Australia, Equatorial Guinea and Cameroon to inspect the Stag and Alba properties and the exploration project in Cameroon. At this time Mr. Bueno and other members of Apco's management met with representatives of Apache Corporation and CMS Oil and Gas, the operators of Globex's interests in those countries.

     On November 17, 2000, draft transaction agreements, including a draft merger agreement, were provided to Globex for review. To provide the parties tax free treatment, the transaction was structured as a reverse subsidiary merger, qualifying as a tax free reorganization. Apco and Globex also agreed that they would not have any deal protection provisions, other than an agreement not to solicit other transactions. In December 2000, Globex and Apco continued their respective due diligence reviews and negotiated the terms of the transaction agreements relating to a possible business combination of Apco and Globex.

     On January 5, 2001, the Apco board of directors met to review the status of discussions with Globex, the benefits of a possible business combination with Globex and the current drafts of the transaction agreements relating to the possible business combination. At this meeting, Banc of America Securities LLC provided analyses to the Apco board regarding the possible business combination transaction with Globex.

     On January 17, 2001, Apco, Globex and their representatives met to discuss certain open issues in their negotiations. In addition, representatives of Williams were present at this meeting. At the meeting, the participants discussed potential terms of a preferred provider services agreement as well as certain other terms of the transaction agreements.

     During January, February and March, 2001, Globex and Apco continued their respective due diligence reviews and negotiations of the transaction agreements relating to a possible business combination. In addition, during February and March 2001 representatives of Apco discussed the possible business combination transaction between Apco and Globex with representatives of Petrolera Perez Companc S.A., Apco's joint venture partner in the Entre Lomas oil and gas concession, as well as the operation of the joint venture in the future.

     By the end of March 2001, Apco and Globex had completed their due diligence reviews and all of the issues relating to the terms of transaction agreements had been agreed to in principle, subject to board approval, including the exchange ratio and the structure of the board of directors of the combined company. The fixed exchange ratio was determined in order that the pro forma ownership of the combined company would be 65% for Apco and 35% for Globex and utilizing a $26 dollar stock price for Apco.

     On April 5, 2001, the board of directors of Apco met to consider the merger with Globex. At the meeting, the Apco board of directors reviewed the benefits of the merger with Globex, reviewed the terms of the transaction agreements and received a financial presentation from and a fairness opinion of Banc of America Securities LLC. See "Opinion of Apco's Financial Advisor" on pages 40-52. Following these presentations and further discussion regarding the benefits of the proposed merger and the terms and conditions of the transaction agreements, the Apco board unanimously approved the merger and the transaction agreements, including the merger agreement and the related merger matters described in those agreements.

     On April 5, 2001, the Globex board of directors, acting by unanimous written consent, approved the merger and the transaction agreements, including the merger agreement and the related merger matters described in those agreements.

     Following approval by their boards, Apco and Globex executed the applicable transaction agreements, including the merger agreement, and issued a joint press release announcing execution of the merger agreement.

MCDONALD INVESTMENTS' PRESENTATION TO THE BOARD OF DIRECTORS OF GLOBEX

     Globex asked McDonald Investments to make a presentation to Globex's board regarding Globex's proposed merger with Apco. McDonald Investments' presentation provided an overview of the proposed merger, reviewed a summary of financial projections for Globex, Apco, and a combined Globex/Apco entity through 2007, and noted several reasons for pursuing the proposed merger. In its presentation, McDonald Investments discussed the state of Globex's business, provided an overview of several strategic alternatives available to Globex, compared the value of the net assets to be contributed by Globex and Apco to a combined company, and reviewed analyses and other information with Globex's board to assist it in its consideration of the proposed merger.


     In its October 2000 presentation, McDonald Investments indicated to the Globex board that the proposed merger with APCO was fair from a financial point of view to Globex's shareholders. In a subsequent presentation to Globex's shareholders in April 2001, McDonald Investments recommended that Globex's shareholders vote in favor of the proposed merger with APCO.


     In preparing its presentation, McDonald Investments reviewed, among other things:

     - publicly available information about Apco;

     - internal business and financial information, including projections, furnished to McDonald Investments by the managements of Globex and Apco, and oil and gas reserve estimates prepared by Ryder Scott Company;

     - publicly available information concerning historical stock prices and trading volumes for Apco's ordinary shares;

     - publicly available information for certain other companies that McDonald Investments thought were comparable to Apco or Globex and the trading markets for certain of such other companies' securities;

     - publicly available information about the nature and terms of other business combination transactions that McDonald Investments considered relevant to its analysis of this transaction.

McDonald Investments also met with officers and employees of Globex to discuss Globex's business and prospects and other matters that McDonald Investments believed were relevant.

     McDonald Investments' presentation was based on economic and market conditions and other circumstances existing on October 17, 2000, the date of its presentation.

     MacDonald Investments provided several analyses and other information to assist the Globex board in its review of the proposed merger. This information included a contribution analysis, an accretion/dilution analysis, a comparable public company analysis, a review of recent international mergers and acquisitions, a capital capacity review, a private placement review and a review of the equity market for the oil and gas exploration and production industry. The following is a brief summary of the analyses and other information presented by McDonald Investments to Globex's board.

     Contribution Analysis. In its contribution analysis, McDonald Investments presented its estimates of Globex's contribution to a combined company through 2007 for a number of values, including EBITDAX, discretionary cash flow, net income, after-tax cash flow and production. McDonald Investments' presentation indicated that Globex would contribute, on average between 2001 and 2007, 33.3% of EBITDAX, 34.0% of discretionary cash flow, 36.8% of net income, 37.8% of after-tax net cash flow, and 35.5% of production of the combined Globex/Apco entity.

     Accretion/Dilution Analysis. McDonald Investments' accretion/dilution analysis involved a review of the effect of the proposed merger on a number of items per Globex and Apco share. This analysis indicated:

     - the change, as a result of the consummation of the proposed merger, in net income per Globex share, before goodwill and write-up charges, ranged from a decrease of 14.0% in 2001 to an increase of 2% in 2007;

     - the change in net income per Apco share, before goodwill and write-up charges, ranged from an increase of 10.0% in 2001 to a decrease of 1.0% in 2007;

     - the change in net income per Globex share, after goodwill and write-up charges, ranged from a decrease of 35.0% in 2001 to a decrease of 9.0% in 2007;

     - the change in net income per Apco share, after goodwill and write-up charges, ranged from a decrease of 16.0% in 2001 to a decrease of 12.0% in 2007;

     - the change in discretionary cash flow per Globex share ranged from a decrease of 10.0% in 2001 to an increase of 15.0% in 2007;

     - the change in discretionary cash flow per Apco share ranged from an increase of 6.0% in 2001 to a decrease of 7.0% in 2007;

     - the change in after-tax net cash flow per Globex share ranged from a decrease of 19.0% in 2001 to an increase of 7.0% in 2007; and

     - the change in after-tax net cash flow per Apco share ranged from an increase of 15.0% in 2001 to a decrease of 4.0% in 2007.

     Comparable Public Company Analysis. McDonald Investments' comparable public company analysis involved an analysis of publicly-traded companies that it considered to be comparable to Globex with regard to industry, operations, performance and/or markets served. This analysis is based on the theory that the market value of a company can be estimated by deriving market multiples from publicly-traded companies that relate their stock prices to earnings, cash flows or other measures of the target company. No company used as a comparison in this analysis is identical to Globex.

     McDonald Investments selected public companies that in its estimation were reasonably similar in scope of operations to Globex. The companies selected were:

     - Apco Argentina Inc.;

     - Benton Oil & Gas Co.;

     - Fletcher Challenge Energy;

     - Lundin Oil AB;

     - Novus Petroleum;

     - Talisman Energy Inc.; and

     - Triton Energy Ltd.

This group includes companies with equity values of between $72.3 million and $4.7 billion. These companies were chosen for comparison because they are publicly traded companies with characteristics that McDonald Investments considered similar to those of Globex. Specifically, each of these companies are similar to Globex either in size, type of reserve mix, reserve life, location of reserves or ownership profile.

     The data and ratios McDonald Investments compared included:

     - enterprise value to 1999 EBITDA;

     - enterprise value to 2000 estimated EBITDA; and

     - enterprise value to SEC 10% net present value as of December 31, 1999.

     Enterprise value is defined as market value, plus the book value of debt, less cash and cash equivalents. Equity value is defined as current stock price multiplied by outstanding shares. McDonald

Investments applied the valuation multiples, reflecting the average and median multiples of the comparable companies. The following table illustrates the range of valuation multiples, as well as the average and median multiples, for the comparable group resulting from this analysis. It also shows the implied share price of a combined company discussed with Globex's board during McDonald Investments' presentation.

           SUMMARY OF ANALYSIS OF PUBLIC COMPANY VALUATION MULTIPLES

                                                                                       COMBINED
                                                                                      GLOBEX/APCO
                                                                                        IMPLIED
                                                       RANGE       AVERAGE   MEDIAN   SHARE PRICE
                                                    ------------   -------   ------   -----------
Enterprise Value/1999 EBITDA......................  5.3x   13.4x    10.3x    11.5x      $22.51
Enterprise Value/2000 EBITDA......................  4.4x    8.3x     6.2x     6.2x      $35.38
Enterprise Value/SEC 10% PV.......................  0.6x    2.2x     1.4x     1.5x      $33.65

     Recent International Merger and Acquisition Review. McDonald Investments presented information related to selected international merger and acquisition transactions for which public information was available. No transaction described by McDonald Investments during its presentation is identical to the proposed merger between Globex and Apco. McDonald Investments identified transactions of companies and industries related to Globex, including ten transactions involving companies from the region of Equatorial Guinea and West Africa, thirty-three transactions involving companies from Argentina and twenty-seven transactions involving companies from Australia. Of those transactions involving companies from Equatorial Guinea and West Africa, the average implied value per BOE was $3.41, while the average implied value per MCFE was $0.57. For companies from Argentina, the average implied value per BOE was $3.64, while the average implied value per MCFE was $0.61. Finally, for companies from Australia, the average implied value per BOE was $4.07, while the average implied value per MCFE was $0.68.

     Capital Capacity Review. McDonald Investments' presentation included a review of Globex's capital capacity as projected through 2006. McDonald Investments compared a number of values under three separate scenarios. The first scenario assumed that Globex continued its current operations. Under this scenario, Globex's capital capacity ranged from $10.7 million in 1999 to an estimated $85.5 million in 2006. In a second scenario, McDonald Investments assumed that Globex continued its current operations, but provided for the repurchase of shares of its common and preferred securities held by stockholders who have the right to require Globex to repurchase those common and preferred securities. Under this scenario, Globex's capital capacity ranged from $11.0 million in 1999 to an estimated $54.8 million in 2006. Finally, under the third scenario, McDonald Investments assumed that the proposed merger between Globex and Apco was consummated. Under this scenario, capital capacity ranged from $25.2 million in 1999 to an estimated $346.8 million in 2006.

     Private Placement Review. In its private placement review, McDonald Investments assigned a value to the repurchase right held by some of Globex's stockholders, and presented a summary of the dilution that might be experienced by Globex through 2006 should this repurchase right be exercised. Again, this review was intended to add to the total mix of information available to Globex's board concerning the proposed merger.

     Equity Market Review of the Oil and Gas Exploration and Production
Sector. Finally, McDonald Investments presented to the Globex board an overview of the performance of the oil and gas industry from July 1996 through August 2000. Among other things, McDonald Investments noted that the relative performance of the oil and gas sector had exhibited signs of recovery over the period with improvements in oil and gas prices, especially since the beginning of 2000. This summary describes the principal elements of McDonald Investments' presentation to Globex's board on October 17, 2000. The analyses and other information presented by McDonald Investments provided different perspectives on the transaction and added to the total mix of information available to Globex's board. In presenting these analyses and other information, McDonald Investments made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses and other information presented by

McDonald Investments are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and other information.


     Engagement Letter. Under the terms of an engagement letter dated June 23, 1999 and subsequently amended on September 27, 2001, Globex agreed to pay McDonald Investments a fee for its services of $2,375,000, all of which is contingent upon the completion of the merger. Globex has also agreed to reimburse McDonald Investments promptly for all out-of-pocket expenses, including the reasonable fees and out-of-pocket expenses of counsel (limited to $50,000) incurred by McDonald Investments in connection with its engagement, whether or not the merger is consummated, and to indemnify McDonald Investments and related persons against liabilities in connection with its engagement, including liabilities under federal securities laws. The terms of the fee arrangement with McDonald Investments were negotiated at arm's-length between Globex and McDonald Investments.


     In the ordinary course of business, McDonald Investments may actively trade the securities of Apco for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities.

     McDonald Investments, as part of its investment banking services, is regularly engaged in the review of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Globex selected McDonald Investments based on its experience in transactions similar to the merger and its reputation in the retail and investment communities.

OUR REASONS FOR THE MERGER

     Individually, both Apco and Globex have positive prospects for the future. However, we believe that by combining the two companies, we can create substantially more shareholder value than could be achieved by the companies on their own. This is the fundamental reason for the merger.

     Simply having a bigger company is not a reason for us to merge. To create shareholder value, the new company must be better. As we explain in more detail below, we believe that by combining the businesses of Apco and Globex we can increase profits and returns and reduce risk. We will also have greater financial, technological, and human resources. This will increase our ability to pursue international oil and gas exploration opportunities.

     The benefits of the merger fall broadly into three categories: a diversified portfolio of assets, capital productivity improvements and greater access to capital markets. We believe these benefits would not be readily available to the companies on their own. Apco's and Globex's reasons for the merger did not include any expected synergies from the merger.

     Diversified Portfolio of Assets. As a result of the merger, the combined company will have an improved portfolio of assets in key exploration and production areas of the world today. These include Argentina, Australia, Equatorial Guinea and Cameroon. The combined company is expected to have proved reserves of approximately 56 million barrels of oil equivalent and daily production of approximately 11 thousand barrels of oil equivalent, attributable to its consolidated interests and its equity interests.

     The businesses and assets of Apco and Globex are highly complementary. In terms of both geography and areas of business, the combined company will have a more diverse portfolio of assets. Diversification helps us better spread and manage the risks inherent in our volatile industry. This means that a downturn in a particular country or business will have less impact on overall performance.

     Capital Productivity Improvements. We also believe the combined company can use its capital more profitably than either company on its own. As discussed below, the combined company will, by combining complementary assets in Argentina, Australia, Cameroon and Equatorial Guinea, have a stronger and more balanced portfolio of properties. This will provide a broader selection of capital investment opportunities from which to choose the best projects to advance. As a result, we believe the combined company will be able to maintain or improve earnings while controlling overall spending on capital projects.

     In addition, our combined company will be able to explore for oil and gas more efficiently in regions where the companies operate separately today. By applying each company's best business practices across the worldwide operations of the combined company we will achieve increased productivity. The scale and cost structure of the combined company will help us compete more effectively with other mid-sized international oil and gas exploration companies.

     Greater Access to Capital Markets. The merger may result in a broader public market for the combined company's ordinary shares, which can increase its shareholder base and market capitalization, in turn providing greater liquidity for the combined company's ordinary shares. In addition, we believe that the combined company's diversified portfolio of international oil and gas properties will increase the attractiveness of the combined company to potential investors. We believe that these factors will enhance the combined company's ability to raise capital which may be necessary to fund future growth.

     Finally, Apco and Globex share a number of important long-term corporate values, including:

     - a commitment to enhancing shareholder value;

     - an emphasis on efficiency, investment discipline and asset productivity; and

     - a commitment to safety, health and environmental care.

     Both companies also benefit from talented and dedicated employees with a long-standing commitment to excellence.

     The combined company's success in realizing the benefits described above depends on the quality and speed of the integration of the businesses of Apco and Globex. Apco and Globex have different corporate cultures and have previously operated independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies, however, we believe Apco's and Globex's shared values and the experience of their respective management teams will facilitate a relatively smooth integration of the two companies.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE APCO BOARD

     At its meeting on April 5, 2001, Apco's board of directors unanimously:

     - determined that the merger agreement and the merger are advisable and fair to, and in the best interests of Apco and its shareholders;

     - directed that the proposed transaction be submitted for consideration by Apco's shareholders;

     - recommended that Apco shareholders vote FOR the approval of the share issuance proposal;

     - recommended that Apco shareholders vote FOR the approval of the proposal to amend Apco's memorandum of association to change Apco's name to "Globex Energy, Inc."; and

     - recommended that Apco shareholders vote FOR the approval of the proposal to amend Apco's articles of association establishing the structure of Apco's board of directors following the merger.

     In the course of reaching its decision to approve and adopt the merger agreement, the merger and the transactions contemplated by the merger agreement and the amendments to Apco's memorandum of association and articles of association, Apco's board consulted with Apco management, as well as its legal counsel and its financial advisor, and considered the following material factors:

          (1) information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of Apco and Globex as separate entities and on a combined basis;

          (2) the strategic nature of the transaction, which combines Apco's and Globex's businesses, and creates a broader company with enhanced international reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

          (3) the opportunities and alternatives available to Apco to enhance shareholder value if the merger were not undertaken, including pursuing an acquisition of or a business combination or joint venture with an entity other than Globex and the Apco board's conclusion that a transaction with Globex is more feasible, and is expected to yield greater benefits than any likely alternatives. The Apco board reached this conclusion for reasons including Globex's interest in pursuing a transaction with Apco, Apco's view that the transaction could be acceptably completed from a timing and regulatory standpoint, and Apco management's assessment of the alternatives and the expected benefits of the merger and the compatibility of the companies as described under "The Merger -- Our Reasons for the Merger;"

          (4) the potential benefits to be derived from a combination of the two companies as described under "The Merger -- Our Reasons for the Merger;"

          (5) the likelihood of continuing consolidation and increasing competition in the oil and gas exploration and production industries and the Apco board's decision that a merger with Globex will enable the combined company to compete more effectively;

          (6) the opportunity for the shareholders of Apco to participate in a larger company with a more diversified asset portfolio and, as shareholders of the combined company, benefit from future growth of the combined company;

          (7) the exchange ratio will enable Apco shareholders to own approximately 65% of the outstanding stock of the combined company following the merger;

          (8) the presentations by management of Apco regarding the strategic advantages of combining with Globex and the results of financial, operational and legal due diligence on Globex;

          (9) the financial analyses and presentations of Banc of America Securities LLC (including the "Discounted Cash Flow Analysis," the "Selected Property Analysis," and the "Net Asset Value Analysis" of Globex described below under "Opinion of Apco's Financial Advisor," the valuation range of each of which was below the value of the aggregate consideration to be issued to Globex stockholders in the merger, based on the closing price of Apco's ordinary shares on April 4, 2001) and the opinion of Banc of America Securities LLC that, as of the date of the opinion and subject to the matters set forth in its opinion, which is described below under "Opinion of Apco's Financial Advisor" and is attached to this joint proxy statement/prospectus as Annex B, the aggregate consideration to be issued to Globex stockholders in the merger is fair from a financial point of view to Apco. The Apco board believed that it was reasonable to rely on its advisor's opinion despite the results of the "Discounted Cash Flow Analysis," the "Selected Property Analysis," and the "Net Asset Value Analysis" of Globex because the board believed that all of Banc of America's analyses described under "Opinion of Apco's Financial Adviser" should be viewed together as a whole rather than singling out certain of these analyses as indicative of the fairness to Apco, from a financial point of view, of the aggregate merger consideration to be issued in the merger.

          (10) the intended accounting of the merger as a purchase for financial reporting and accounting purposes;

          (11) the expected treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

          (12) the name of the combined company will be "Globex Energy, Inc.," reflecting Apco's transition from a company with only Argentine oil and gas properties to one with global oil and gas properties;

          (13) the headquarters of the combined company will be in Houston, Texas, which is a U.S. hub of the oil and gas exploration industry;

          (14) the terms of the merger agreement, the shareholders agreement, and the voting and lock-up agreements;

          (15) the terms of Williams Western Holding Company, Inc.'s contribution of the capital stock of Northwest Argentina Corporation, the record holder of a 1 1/2% interest in the Acambuco joint venture and Apco's independent audit committee review and approval of the contribution;

          (16) the terms of the preferred provider services agreement with Williams International Company, including

          - Williams's expertise and experience in providing midstream and downstream services to oil and gas exploration projects;

          - the ability of the combined company to focus its resources on oil and gas exploration and production, rather than the midstream and downstream services associated with such exploration and production;

          - the requirement that the terms on which Williams provides services must be competitive; and

          - the review and approval of the agreement by Apco's independent audit committee.

          (17) the ability to consummate the merger, including the conditions to the merger requiring receipt of necessary regulatory approvals in accordance with the terms of the merger agreement;

          (18) the composition of the board of directors of the combined company and that during the period in which the combined company would seek to appoint a new chief executive officer, Randy Barnard, Apco's current chairman, president and chief executive officer, and C. John Miller, Globex's current chief executive officer, would act as co-chief executive officers of the combined company reporting to the board of directors of the combined company; and

          (19) the challenges of combining the businesses of Apco and Globex and the risks of diverting management resources from other strategic opportunities and operational matters.

     In view of the variety of factors and the amount of information considered, Apco's board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole. In addition, individual members of Apco's board of directors may have given different weights to different factors.

     Apco's board of directors considered all these factors in reaching the conclusions and recommendations described above. These factors generally figured positively, as advantages or opportunities, other than the factors described in
(19), which figured negatively as drawbacks, but which the Apco board of directors felt were outweighed by the benefits of the transaction.

     For additional information concerning the matters discussed, and the conclusions reached, at various meetings of Apco's management and board of directors held between June 2000 and April 2001, see "The Merger -- Background of the Merger."

     Following the April 5, 2001 meeting, Apco's board of directors also approved by unanimous written consent the asset transfers and the amendment to Apco's articles of association allowing Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval.

     THE APCO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF, APCO AND ITS SHAREHOLDERS. THE APCO BOARD OF DIRECTORS HAS ALSO UNANIMOUSLY APPROVED THE ASSET TRANSFERS AND THE AMENDMENT TO APCO'S ARTICLES OF ASSOCIATION ALLOWING APCO TO SELL, LEASE OR EXCHANGE ALL OR SUBSTANTIALLY ALL OF ITS PROPERTY AND ASSETS IN ANY SINGLE TRANSACTION OR GROUP OF RELATED TRANSACTIONS TO ONE OR MORE OF ITS WHOLLY OWNED SUBSIDIARIES WITHOUT SHAREHOLDER APPROVAL. THE APCO BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK ISSUANCE PROPOSAL, FOR APPROVAL OF THE AMENDMENT OF THE APCO MEMORANDUM OF ASSOCIATION, FOR APPROVAL OF THE AMENDMENTS OF THE APCO ARTICLES OF ASSOCIATION AND FOR APPROVAL OF THE ASSET TRANSFERS.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE GLOBEX BOARD

     On April 5, 2001, Globex's board of directors unanimously:

     - determined that the merger agreement and the merger are advisable and fair to, and in the best interests of Globex and its shareholders;

     - approved the merger agreement with Apco;

     - directed that the proposed transaction be submitted for consideration by Globex's shareholders; and

     - recommended that Globex's shareholders vote FOR the approval and adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

     In the course of reaching its decision to approve and adopt the merger agreement, the merger and the transactions contemplated by the merger agreement, Globex's board consulted with Globex management, as well as its legal counsel and its financial advisor, and considered the following material factors:

          (1) information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of Globex and Apco as separate entities and on a combined basis;

          (2) the strategic nature of the transaction, which combines Globex's and Apco's businesses, and creates a broader company with enhanced international reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

          (3) the opportunities and alternatives available to Globex to enhance stockholder value if the merger were not undertaken, including pursuing an acquisition of or a business combination or joint venture with an entity other than Apco and the Globex board's conclusion that a transaction with Apco is more feasible, and is expected to yield greater benefits than the likely alternatives. The Globex board reached this conclusion for reasons including Apco's interest in pursuing a transaction with Globex, Globex's view that the transaction would be acceptably completed from a timing and regulatory standpoint, and Globex management's assessment of the alternatives and the expected benefits of the merger and the compatibility of the companies as described under "The Merger -- Our Reasons for the Merger;"

          (4) the potential benefits to be derived from a combination of the two companies as described under "-- Our Reasons for the Merger;"

          (5) the likelihood of continuing consolidation and increasing competition in the oil and gas exploration and production industries and the Globex board's decision that a merger with Apco will enable the combined company to compete more effectively;

          (6) the opportunity for the stockholders of Globex to participate in a larger company with a more diversified asset portfolio and, as stockholders of the combined company, benefit from future growth of the combined company;

          (7) the exchange ratio will enable Globex shareholders to own approximately 35% of the outstanding stock of the combined company following the merger;

          (8) the registration of the Apco ordinary shares to be issued in the merger under the Securities Act of 1933, the status of the combined company as a public company subject to the reporting requirements of the Securities Exchange Act of 1934 and the enhanced liquidity to Globex stockholders as a result of the merger;

          (9) the presentations by management of Globex regarding the strategic advantages of combining with Apco and the results of financial, operational and legal due diligence on Apco;


          (10) McDonald Investments' comparison of net assets to be contributed by Globex and APCO to a combined company, and the other financial analyses and presentations of McDonald Investments.

     While portions of the contribution analysis, including the contribution of net income, after-tax net cash flow and production, and portions of the accretion/dilution analysis presented by McDonald Investments to the Globex board indicated that the price paid for Globex's shares was below the median values suggested by these analyses, the Globex board determined that the overall mix of the information presented by McDonald Investments to the Globex board supports the Globex board's decision to pursue the merger.



          (11) the intended accounting of the merger as a purchase for financial reporting and accounting purposes;


          (12) the expected treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

          (13) "Globex Energy, Inc." as the name of the combined company, reflecting Globex's continuing international oil and gas presence;

          (14) the headquarters of the combined company in Houston, Texas, which is a U.S. hub of the oil and gas exploration industry;

          (15) the terms of the merger agreement, the shareholders agreement, and the voting and lock-up agreements;

          (16) the terms of Williams Western Holding Company, Inc.'s contribution of the capital stock of Northwest Argentina Corporation, the record holder of a 1 1/2% interest in the Acambuco joint venture;

          (17) the terms of the preferred provider services agreement with Williams International Company, including

          - Williams's expertise and experience in providing midstream and downstream services to oil and gas exploration projects;

          - the ability of the combined company to focus its resources on oil and gas exploration and production, rather than the midstream and downstream services associated with such exploration and production; and

          - the requirement that the terms on which Williams provides services must be competitive.

          (18) the ability to consummate the merger, including the conditions to the merger requiring receipt of necessary regulatory approvals in accordance with the terms of the merger agreement;

          (19) the composition of the board of directors of the combined company and that during the period in which the combined company would seek to appoint a new chief executive officer, Randy Barnard, Apco's current chairman, president and chief executive officer, and C. John Miller, Globex's current chief executive officer, would act as co-chief executive officers of the combined company reporting to the board of directors of the combined company; and

          (20) the challenges of combining the businesses of Apco and Globex and the risks of diverting management resources from other strategic opportunities and operational matters.

     In view of the variety of factors and the amount of information considered, Globex's board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole. In addition, individual members of Globex's board of directors may have given different weights to different factors.

     Globex's board of directors considered all these factors in reaching the conclusions and recommendations described above. These factors generally figured positively, as advantages or opportunities, other than the factors described in
(20), which figured negatively as drawbacks, but which the Globex board of directors felt were outweighed by the other benefits of the transaction.

     For additional information concerning the matters discussed, and the conclusions reached, at various meetings of Globex's management and board of directors held between October 1999 and April 2001, see "The
Merger -- Background of the Merger."

     Certain officers of Globex, one of which is also a director, hold stock options that will automatically vest immediately prior to the merger. The number of shares covered by these options is 11,044.

     Also, following the merger, the combined company will indemnify, and provide directors' and officers' insurance for, the directors and officers of Globex for events occurring before the merger, including events that are related to the merger agreement. Additional interests of some of Globex's directors and executive officers are described elsewhere in this document. See "Interests of Certain Persons in the Merger" on pages 66-70.

     The members of Globex's board of directors knew about these additional interests, and considered them, when they approved the merger agreement and the transactions contemplated by the merger agreement.

     THE GLOBEX BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF, GLOBEX AND ITS SHAREHOLDERS. THE GLOBEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

MATERIAL TAX CONSEQUENCES

  United States Federal Income Tax Consequences


     The following is a discussion of the material anticipated United States federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions, published positions of the Internal Revenue Service ("IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion is limited to United States persons who hold shares of Globex as capital assets for United States federal income tax purposes (generally, assets held for investment) and assumes that the Globex preferred stock is not "Section 306 stock" as defined for United States federal income tax purposes. This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular shareholder or to shareholders who may be subject to special treatment under United States federal income tax laws (such as Globex stockholders that own, immediately after the merger, five percent or more of either the total voting power or total value of the outstanding stock of Apco). No ruling has been or will be obtained from the IRS regarding any matter relating to the merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below. Stockholders of Globex are encouraged to consult their tax advisers as to the United States federal income tax consequences of the merger, as well as the effects of state, local and non-U.S. tax laws.



     The Merger. The discussion under this subheading is a summary of the opinion of Skadden, Arps, Slale, Meagher and Flom (Illinois), special United States federal income tax counsel to APCO ("Skadden Arps"). It is a condition to closing the merger that (i) Apco receive an opinion from Skadden Arps, dated as of the closing date, that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Globex receive an opinion from Fulbright & Jaworski L.L.P., counsel to Globex ("Fulbright & Jaworski"), dated as of the closing date, that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. As such a reorganization, the United States federal income tax consequences of the merger can be summarized as follows:


     - No gain or loss will be recognized by Globex, Apco or Apco Delaware as a result of the merger.

     - No gain or loss will be recognized by a shareholder of Globex who exchanges, as the case may be, all of his, her or its Globex common stock or preferred stock solely for Apco ordinary shares pursuant to the merger (except as discussed below with respect to cash received in lieu of fractional shares).

     - The aggregate tax basis of the Apco ordinary shares received by a shareholder of Globex pursuant to the merger will be the same as the aggregate tax basis of the shares of the Globex common stock and preferred stock surrendered in exchange therefor (reduced by any amount of tax basis allocable to a fractional share of Apco stock for which cash is received as discussed below).

     - The holding period of the Apco ordinary shares received by a shareholder of Globex pursuant to the merger will include the holding period of the shares of Globex surrendered in exchange therefor.

     - If a holder of Globex common stock or preferred stock receives cash in lieu of a fractional share of Apco stock, the holder of Globex common stock or preferred stock will generally recognize capital gain or loss equal to the difference between the cash amount received in lieu of such fractional share and the portion of the holder's tax basis in shares of Globex common stock or preferred stock surrendered that is allocable to the fractional share. The capital gain or loss will be long-term capital gain or loss if the holder's holding period for the portion of the Globex common stock or preferred stock deemed exchanged for the fractional share is more than one year at the effective time of the merger.

     - No gain or loss will be recognized by a holder of Apco ordinary shares as a result of the merger.

     A "United States person" (as defined for United States federal income tax purposes) that is a Globex shareholder that owns, immediately after the merger, five percent or more of either the voting power or the value of the outstanding stock of Apco will qualify for the treatment described above only if such person files a "gain recognition agreement" with the IRS. Such five percent shareholders are encouraged to consult their own tax advisors as to the United States federal income tax consequences of the merger to them.

     The opinions of Skadden Arps and Fulbright & Jaworski, which are required as a condition to closing the Merger, will be based on United States federal income tax law in effect on the closing date. In rendering such opinions, Skadden Arps and Fulbright & Jaworski will also rely upon certain representations of the management of Apco and Globex and assume, among other things, that the merger will be consummated in accordance with the operative documents. An opinion of counsel is not binding on the IRS or any court. If the merger is not treated as a tax-free reorganization, then each shareholder of Globex would recognize gain or loss equal to the difference between the fair market value of the Apco ordinary shares received (including cash received in lieu of a fractional share of Apco stock) and the tax basis of the Globex common stock and preferred stock surrendered in exchange therefor.

     Globex Properties, Inc. Dividends to its Cayman Parent. Because the United States does not have a tax treaty with the Cayman Islands, following the merger, dividends paid by Globex Properties, Inc. to its Cayman parent will be subject to a 30 percent United States withholding tax. Such dividends may, however, be eligible for an exemption from such withholding tax if and to the extent that substantially all of the gross income of Globex Properties, Inc. is non-United States source income derived from the active conduct of a trade or business in a country other than the United States during a certain testing period. No assurance can be given that such dividends will be eligible for the exemption.

     Perfection of Appraisal Rights. A Globex stockholder that perfects his, her or its appraisal rights generally should realize capital gain or loss at the effective time of the merger in an amount equal to the difference between the "amount realized" and the tax basis of such Globex stockholder's common stock or preferred stock (as the case may be). For this purpose, although there is no authority directly on point, the "amount realized" generally should equal the trading price of the Apco ordinary shares that would have been issued in exchange for such Globex common stock or such Globex preferred stock (as the case may be) at the effective time of the merger. Assuming that the stockholder is not eligible to report, or affirmatively elects out of reporting, the transaction under the installment sale method (which is described in the next paragraph), such realized capital gain or loss will be recognized at the effective time or the merger. Capital gain or loss should also be recognized by such Globex stockholder at the time the appraisal proceeds are received, to the extent that the amount of such proceeds exceeds or is less than the amount realized by such Globex stockholder at the effective time of the merger. In addition, a portion of such proceeds may be characterized as interest income, thus reducing the amount of such capital gain or increasing the amount of such capital loss (as the case may be).

     For federal income tax purposes, realized gain may be eligible for deferred recognition under the installment sale method if the stockholder receives the appraisal proceeds after the close of the stockholder's taxable year in which the merger is consummated. If a stockholder is eligible for the installment sale method, it will apply unless the stockholder affirmatively elects out of such method of reporting gain. If a stockholder defers recognition of realized gain under the installment sale method, the stockholder may be subject to an interest charge on the deferred taxes (thus effectively reducing the benefits of the installment sale method). In addition, a portion of such gain may be recharacterized as interest income.

     Because a number of exceptions exist as to the availability of the installment sale method, a taxpayer can affirmatively elect out of the installment sale method, the application of the installment sale method (as well as the interest charges and interest imputation rules described in the preceding paragraph) in the context of appraisal rights is uncertain in a number of respects, and the application of general federal income rules in the context of appraisal rights where the installment sale method is not available or not elected is also uncertain in a number of respects, stockholders of Globex are encouraged to consult their tax advisers as to the tax consequences of exercising appraisal rights.

 Cayman Islands Tax Consequences


     The following is a summary of the opinion of Maples and Calder, Apco's special counsel in the Cayman Islands regarding the Cayman Islands tax consequences of the merger and of holding Apco ordinary shares. Stockholders of Globex are encouraged to consult their own tax advisors as to the tax consequences of the merger and the holding of Apco ordinary shares.



     There is, at present, no direct taxation in the Cayman Islands. Thus, based on current law, the Cayman Islands tax aspects can be summarized as follows:


     - As to the consequences of the merger, there will be no Cayman Islands taxation or withholding imposed on Globex, Apco, Apco Delaware or any person that exchanges Globex common stock or preferred stock for Apco ordinary shares (or for cash in lieu of a fractional share of Apco stock).

     - As to the consequences of holding Apco ordinary shares, there will be no Cayman Islands taxation or withholding with respect to dividends on the Apco ordinary shares or on a sale, exchange, redemption or other disposition of Apco ordinary shares.

ACCOUNTING TREATMENT

     The combined company will account for the merger under the "purchase" method of accounting as that term is used under generally accepted accounting principles. Under this method of accounting, the purchase price paid by Apco will be allocated based on fair values of Globex's assets and liabilities. The combined company will make this allocation based upon valuations and other studies that have not been finalized. The excess of the purchase price over the amounts so allocated, if any, will be treated as goodwill.

REGULATORY APPROVALS

     Under the merger agreement, Apco and Globex have agreed to use their reasonable best efforts to take all necessary actions to consummate the merger including taking action necessary to obtain waivers, consents and approvals from any governmental authority necessary to consummate the merger. The merger is conditioned upon the receipt of all such necessary consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities, which would reasonably be expected to have a material adverse effect on the combined company, taken as a whole, if they were not received or filed. The required regulatory approvals include approvals of the regulatory authorities described below. All applications and notices relating to obtaining such approvals have been filed. See "Material Terms of the Merger
Agreement -- Conditions" on pages 77-78.

     No approval is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related rules and regulations, to consummate the merger. No other antitrust filings are necessary in connection with the merger.

     The merger is subject to regulatory review and approval by the Foreign Investment Policy Division of the Australian Treasury. Apco and Globex notified the Foreign Investment Policy Division of the Australian Treasury, which consented to the merger.

     Apco and Globex believe that there are no other material regulatory approvals necessary to consummate the merger.

APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, any holder of Globex common stock or preferred stock who does not wish to accept the merger consideration in respect of his, her or its shares of common stock or preferred stock has the right to dissent from the merger and to seek an appraisal of, and to be paid the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, his, her or its shares of stock, judicially determined, and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law.

     Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination or waiver of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow to perfect your appraisal rights. Please review Section 262 for the complete procedure. Globex will not give you any notice other than as described in this joint proxy statement/prospectus and as required by the Delaware General Corporation Law. A copy of Section 262 is attached as Annex D to this joint proxy statement/prospectus.

     The holders of Apco ordinary shares do not have any appraisal rights in connection with the transactions contemplated by the merger agreement.

APPRAISAL RIGHTS PROCEDURES

     If you are a Globex stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

          You must make a written demand for appraisal. You must deliver a written demand for appraisal to Globex before the vote on the merger agreement is taken at the special meeting. This written demand for appraisal must be separate from your proxy. A vote against the merger agreement alone will not constitute demand for appraisal.

          You must refrain from voting for approval of the Merger. You must not vote for approval of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and either (1) fail to vote against approval of the merger or
     (2) fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

          You must continuously hold your Globex shares. You must continuously hold your shares of Globex common stock and preferred stock, from the date you make the demand for appraisal through the closing of the merger. If you are the record holder of Globex common stock or preferred stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

     A written demand for appraisal of Globex stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed by the stockholder as the stockholder's name appears on the Globex common stock or preferred stock certificates(s), as the case may be. If you are the beneficial owner of Globex common stock or preferred stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

     If you own Globex common stock or preferred stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own Globex common or preferred stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds Globex common stock or preferred stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Globex common stock and preferred stock that are in your name.

     If you are a Globex stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

                              Globex Energy, Inc.

                           10111 Richmond, Suite 300


                              Houston, Texas 77042

                          Attention: L. Gene Kornegay

     It is important that Globex receive all written demands before the vote concerning the merger agreement is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned and that the stockholder is thereby demanding appraisal of that stockholder's shares.

     If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

     Written notice. Within ten days after the closing of the merger, Globex must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

     Petition with the Chancery Court. Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Chancery Court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. A dissenting stockholder must serve a copy of the petition on the surviving corporation. If no petition is filed by either the surviving corporation or any stockholder within the 120-day period, the rights of all stockholders seeking appraisal rights will cease. Shareholders seeking appraisal rights should not assume that the surviving corporation will file a petition with respect to the fair value of their shares. Because the surviving corporation has no obligation and no present intention to file this petition, if you do not file this petition within 120 days after the closing, you will lose your rights of appraisal.

     Withdrawal of demand. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after the 60-day period, but only with the written consent of the surviving corporation. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

     Request for appraisal rights statement. If you have complied with the conditions of Section 262, you are entitled to receive a statement from the surviving corporation. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to the surviving corporation within 120 days after the merger. After the merger, the surviving corporation has ten days after receiving a request to mail you the statement.

     Chancery Court procedures. If you properly file a petition for appraisal in the Delaware Court of Chancery and deliver a copy to Globex, Globex will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Globex as to the value of their shares. The Chancery Court will then send notice to all the stockholders who have demanded appraisal rights. If the Chancery Court thinks it is appropriate, the Chancery Court has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The Chancery Court may also require these stockholders to submit their stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

     Appraisal of shares. After the Chancery Court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct the surviving corporation to pay that value to the stockholders who are entitled to appraisal rights. The Chancery Court can also direct the surviving corporation to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive payment for your shares, you must then surrender your stock certificates to the surviving corporation.

     The Chancery Court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement.

     Costs and expenses of appraisal proceeding. The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. You may request that the Chancery Court determine the amount of interest, if any, the surviving corporation should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the Chancery Court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all the shares entitled to appraisal.

     Loss of stockholder's rights. If you demand appraisal rights, after the closing of the merger you will not be entitled:

     - to vote the shares of stock for which you have demanded appraisal rights for any purpose;

     - to receive payment of dividends or any other distribution with respect to the shares of stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

     If no petition for an appraisal is filed within 120 days after the closing of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of your demand, except that (1) any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of the surviving corporation, and (2) an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

     If you fail to comply strictly with the procedures described above, you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

                       AMENDMENTS TO APCO'S MEMORANDUM OF
                    ASSOCIATION AND ARTICLES OF ASSOCIATION

     The following are summaries of the material terms of the amendments to Apco's memorandum of association and articles of association. This summary does not purport to describe all the terms of the amendments and is qualified by the complete amendments which are attached as Annex C to this joint proxy statement/prospectus and incorporated herein by reference. All shareholders of Apco and Globex are urged to read the amendments carefully and in their entirety.

GENERAL


     The board of directors of Apco has unanimously adopted a resolution to submit to a vote of its shareholders a proposal to amend its memorandum of association to change the name of Apco to "Globex Energy, Inc." and to amend its articles of association to establish the structure of the combined company's board of directors following the merger and to allow for Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval. It is a condition to consummation of the merger that Apco's shareholders approve the proposals to amend Apco's memorandum of association and articles of association. See "Shareholder Meetings" on pages 91-94.


MEMORANDUM AMENDMENT

     If the proposal to amend Apco's memorandum of association is approved by Apco's shareholders, Apco will change its corporate name so that the name of the combined company will be "Globex Energy, Inc."

     An affirmative vote by special resolution of at least two-thirds of the votes cast by the holders of Apco's ordinary shares at a general meeting is required to approve the amendment to the memorandum of association.

ARTICLES AMENDMENT

     If the proposal to amend Apco's articles of association is approved by Apco's shareholders, Apco's board of directors following the merger will be structured as follows:

     - the three classes of the board of directors will be designated Class I, Class II and Class III;

     - the initial Class I directors will retire on the date of the 2001 annual general meeting and will be eligible for re-election at that meeting for a period of three years; the initial Class II directors will retire on the date of the 2002 annual general meeting and will be eligible for re-election at that meeting for a period of three years; and the initial Class III directors will retire on the date of the 2003 annual general meeting and will be eligible for re-election at that meeting for a period of three years;

     - at each succeeding annual general meeting of shareholders beginning in 2001, successors to the class of directors retiring at that annual meeting will be elected for a three-year term; and

     - the directors will have power at any time to appoint any person to be a director either to fill a casual vacancy or as an addition to the existing directors, as long as the total number of directors does not exceed the number fixed in the articles.

     In addition, if the proposal to amend Apco's articles of association is approved by Apco's shareholders, any sale, lease or exchange of all or substantially all of Apco's property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries will no longer require shareholder approval. This amendment to Apco's articles will give the combined company additional flexibility in any future restructuring of its business.

     An affirmative vote by special resolution of at least two-thirds of the votes cast by the holders of Apco's ordinary shares at the annual general meeting is the only vote necessary to approve the amendment to the articles of association.

     THE APCO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE MEMORANDUM OF ASSOCIATION AND THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION. THE APCO BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE MEMORANDUM OF ASSOCIATION AND FOR APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION.

                      OPINION OF APCO'S FINANCIAL ADVISOR


     In October 2000 the board of directors of Apco retained Banc of America Securities LLC to act as Apco's financial advisor in connection with the merger. Banc of America Securities LLC is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities private placements and valuations for corporate transactions and other purposes. Apco selected Banc of America Securities LLC to act as its financial advisor on the basis of Banc of America Securities LLC's experience and expertise in transactions similar to the merger and its reputation in the oil and gas industry and investment community. In the past, Banc of America Securities LLC and its affiliates have engaged in investment banking activities, general financing and other commercial dealings in the ordinary course of business with The Williams Companies, Inc., an indirect beneficial owner of approximately 69% of Apco's ordinary shares, and its affiliates, including acting as lenders under credit facilities and underwriting securities, and have received approximately $12.0 million in fees, commission and expenses for these transactions. Banc of America Securities LLC may in the future engage in transactions with and perform services for The Williams Companies, Inc. and its affiliates in the ordinary course of their business. In the ordinary course of business, Banc of America Securities LLC or its affiliates may trade in the debt or equity securities of Apco and The Williams Companies, Inc. for its account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.


     On April 5, 2001, Bank of America Securities LLC delivered to Apco's board of directors a written opinion that as of April 5, 2001 the aggregate merger consideration to be issued to Globex stockholders in the merger was fair, from a financial point of view, to Apco. Bank of America Securities LLC received no instructions from Apco other than to render to Apco's board of directors its opinion as to the fairness, from a financial point of view, to Apco of the aggregate merger consideration to be issued to Globex stockholders in the merger. Apco's board of directors did not limit the investigations made or procedures followed by Banc of America Securities LLC in rendering its opinion. In addition to providing financial advisory services in connection with the merger and delivering its opinion, Banc of America Securities LLC provided advice to Apco on the structure of the transaction and the structure of the board of directors after the merger and helped negotiate the preliminary term sheet (including the ownership and management structure of Apco after the merger), the shareholder agreements and the preferred provider services agreement.

     We have attached the full text of Banc of America Securities LLC's written opinion to the Apco Board of Directors as Annex B to this document which is hereby incorporated by reference in its entirety, however, we have also included the following summary of Banc of America Securities LLC's opinion, which is qualified in its entirety by reference to the full text of the opinion.

     Banc of America Securities LLC's opinion is directed to Apco's Board of Directors. It does not constitute a recommendation to Apco stockholders on how to vote with respect to the merger. The opinion addresses only the financial fairness to Apco of the aggregate merger consideration to be issued to Globex stockholders in the merger. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of Apco's Board of Directors to proceed with or effect the merger or any other aspect of the merger. In furnishing its opinion, Banc of America Securities LLC did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. Statements to that effect are included in Banc of America Securities LLC's opinion.

     For purposes of its opinion, Banc of America Securities LLC:

          (i) reviewed certain publicly available financial statements and other business and financial information of Apco;

          (ii) reviewed certain internal financial statements and other financial and operating data prepared by the managements of Globex and Apco, and oil and gas reserve estimates prepared by Ryder Scott Company;

          (iii) analyzed certain financial forecasts prepared by the managements of Globex and Apco, based on 1999 reserve reports of Ryder Scott Company;

          (iv) discussed the past and current operations, financial condition and prospects of Globex with senior executives of Globex and discussed the past and current operations, financial condition and prospects of Apco with senior executives of Apco;

          (v) reviewed and discussed with senior executives of Apco information relating to certain strategic, financial and operational benefits anticipated from the merger;

          (vi) reviewed the pro forma impact of the merger on Apco's earnings per share, cash flow, consolidated capitalization and financial ratios;

          (vii) reviewed and considered in the analysis, historical information prepared by members of senior management of Globex and Apco relating to the relative contributions of Globex and Apco to the combined company;

          (viii) reviewed the reported prices and trading activity for the Apco ordinary shares;

          (ix) compared the financial performance of Globex and Apco and the prices and trading activity of the Apco ordinary shares with that of certain other publicly traded companies Banc of America Securities LLC deemed relevant;

          (x) compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions Banc of America Securities LLC deemed relevant;

          (xi) participated in discussions among representatives of Globex and Apco and their financial and legal advisors;

          (xii) reviewed the April 2, 2001 draft merger agreement and certain related documents, including drafts of the preferred provider services agreement and the shareholders agreement and drafts of the voting and lock-up agreements to be entered into by Globex and Williams Global Energy (Cayman) Limited and by Apco and certain shareholders of Globex, respectively;

          (xiii) reviewed certain estimates of Apco's proved, probable and possible reserves prepared by Ryder Scott Company as of December 31, 2000;

          (xiv) reviewed certain estimates of Globex's proved and probable reserves prepared by Ryder Scott Company as of December 31, 2000; and

          (xv) performed such other analyses and investigations and considered such other information, financial studies and economic, market and financial criteria as Banc of America Securities LLC deemed appropriate.

     For purposes of its opinion, Banc of America Securities LLC did not make any independent valuation or appraisal of the assets or liabilities of Globex or Apco, nor was Banc of America Securities LLC furnished with any such appraisals; however, the managements of Apco and Globex provided Banc of America Securities LLC with certain estimates of oil and gas reserves referred to in paragraphs
(ii), (xiii) and (xiv) above, and Banc of America Securities LLC relied, without independent verification, upon such estimates for purposes of its opinion. Banc of America Securities LLC assumed that such estimates were reasonably prepared on bases reflecting the best available estimates and judgements, including the estimates and judgements of the managements and staff of Globex and Apco or their respective engineering consultants relating to the oil and gas properties of Globex and Apco, respectively.

     In addition, Banc of America Securities LLC assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. Banc of America Securities LLC also made the following assumptions:

          (i) with respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Banc of America Securities LLC assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial and operational performance of Globex and Apco;

          (ii) that the definitive agreement for the merger would be substantially the same as the April 2, 2001 draft merger agreement and that the merger will be consummated as contemplated in such draft merger agreement;

          (iii) that the merger will be treated as a tax-free reorganization and/or exchange, in accordance with the Internal Revenue Code of 1986, as amended; and

          (iv) that the merger will be accounted for as a purchase in accordance with U.S. generally accepted accounting principles.

     Banc of America Securities LLC's opinion was based on economic, monetary and market and other conditions in effect on, and information made available to it as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities LLC did not assume any obligation to, and will not, update, revise or reaffirm its opinion.

     The following represents a brief summary of the material financial analyses performed by Banc of America Securities LLC in connection with providing its opinion to the board of directors of Apco. Some of the summaries of financial analyses performed by Banc of America Securities LLC include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities LLC, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities LLC.

VALUATION ANALYSIS REGARDING GLOBEX

     Analysis of Selected Publicly Traded Companies. Banc of America Securities LLC compared financial and operating data of Globex to corresponding data of the following selected companies in the oil and gas industry as of the most recently reported period and stock market information as of April 4, 2001:

     - Apco Argentina Inc.
     - Belco Oil & Gas Corp.
     - Berry Petroleum Company
     - Denbury Resources, Inc.
     - Howell Corporation
     - Nuevo Energy Company
     - Patina Oil & Gas Corp.
     - Pure Resources, Inc.
     - Triton Energy Limited
     - Westport Resources Corp.
     - Wiser Oil Company

     These companies were chosen for comparison because they are publicly traded companies with characteristics that Banc of America Securities LLC considered similar to those of Globex. Specifically, each of these companies are similar to Globex in size, type of reserve mix (i.e. the ratio of reserves of oil to reserves of gas), reserve life, location of reserves and ownership profile. Banc of America Securities LLC analyzed the equity values of each of the foregoing companies as of April 4, 2001 (a) as a multiple of after-tax cash flow, defined as net income plus deferred taxes plus exploration expense plus all other non-cash charges ("ATCF"), for year 2000 and (b) as a multiple of estimated year 2001 ATCF. Banc of America Securities LLC also analyzed the enterprise values of each of the above-listed companies, calculated as equity value plus total debt plus the face value of preferred stock, if any, plus the value of minority interests, if any, minus cash and short-term investments, (a) as a multiple of earnings before interest, taxes, depreciation, depletion, amortization and exploration expense ("EBITDAX") for year 2000, (b) as a multiple of estimated year 2001 EBITDAX and (c) as a multiple of proved reserves (in dollars per Barrel of Oil Equivalent ("BOE")) as of December 31, 2000. Financial information for the selected companies listed above were based on "First Call" estimates, which are publicly available composites of selected analyst research reports.

     The minimum, median, mean and maximum multiples for these analyses of the eleven companies are set forth below. The table also includes benchmark multiple ranges selected by Banc of America Securities LLC. The benchmark multiple ranges resulted from an analysis of the mean and median metrics of the eleven companies as set forth in the table below in which the metrics of Howell Corporation and Wiser Oil Company, which were the two companies among the eleven that were closest in size to Globex in terms of amount of reserves, were accorded more weight.

MEASURE:                                    MINIMUM   MEDIAN   MEAN    MAXIMUM     BENCHMARK
--------                                    -------   ------   -----   -------   --------------
Equity Value/Year 2000 ATCF...............    3.1x     3.9x     4.5x     8.6x      3.5x to 4.5x
Equity Value/Estimated year 2001
  ATCF(1).................................    2.3x     3.4x     4.2x     9.4x      3.0x to 4.0x
Enterprise Value/Year 2000 EBITDAX........    2.8x     5.2x     4.9x     6.2x      4.5x to 5.5x
Enterprise Value/Estimated year 2001
  EBITDAX(2)..............................    3.1x     4.7x     4.7x     6.3x      4.0x to 5.0x
Enterprise Value/Proved Reserves
  ($/BOE).................................   $2.32    $4.82    $5.15   $12.43    $4.50 to $5.25

---------------

(1)Estimated year 2001 ATCF and EBITDAX was unavailable for 1 of the 11 selected companies

(2)Estimated year 2001 ATCF and EBITDAX was unavailable for 1 of the 11 selected companies

     From the enterprise reference value ranges implied by applying the relevant benchmark multiples to Globex's year 2000 ATCF, year 2001 estimated ATCF, year 2000 EBITDAX, year 2001 estimated EBITDAX and proved reserves, Banc of America Securities LLC determined a composite enterprise reference value range for Globex. After deducting long term debt at December 31, 2000 of $16.2 million and adding cash at December 31, 2000 of $6.0 million, the implied equity reference value range of Globex was $109.7 to $139.7 million.

     The analysis of selected publicly traded companies compared the eleven comparable companies on the basis that Banc of America Securities LLC considered the companies selected to be the most relevant. Consequently Banc of America Securities LC did not include every company that could be deemed to be a participant in the same industry.

     Discounted Cash Flow Analysis. Banc of America Securities LLC applied a discounted cash flow analysis to the financial cash flow forecasts for Globex for years 2001 through 2005, as estimated by Globex's management, and to the financial cash flow forecasts for Globex for years 2001 through 2005, as estimated by Banc of America Securities LLC. The cash flow forecasts estimated by Banc of America Securities LLC were based on the December 31, 2000 reserve report prepared by Ryder Scott and the New York Mercantile Exchange ("NYMEX") strip price deck as of April 2, 2001. In addition, the cash flow forecasts estimated by Banc of America Securities LLC assumed reinvestment of excess cash flow in amounts no greater than $15 million per year at a finding and development cost of $4.50/BOE. In conducting each of these analyses, Banc of America Securities LLC calculated the present values of the forecasted cash flows and estimated the present value of the aggregate value of Globex at the end of 2005 by applying multiples to Globex's estimated 2005 EBITDAX, which multiples ranged from 4.5x to 5.5x.

These cash flows and aggregate values were discounted to present values using discount rates ranging from 10% to 12%. The discount rates were chosen based on a weighted average cost of capital calculation. From these analyses, Banc of America Securities LLC determined a composite equity reference value range for Globex of $110 to $130 million. Discounted cash flow analysis is a widely-used valuation methodology but it relies on numerous assumptions, including assets and earnings growth rates, terminal values and discount rates. The analysis is not necessarily reflective of the actual values of Globex.

     Analysis of Selected Company Acquisitions. Banc of America Securities LLC reviewed selected publicly available information on the following 38 company acquisition transactions and offers for control involving companies in the oil and gas exploration and production industry. These 38 transactions constitute the company acquisition transactions and offers for control contained in Banc of America LLC's proprietary database at the time it rendered its written opinion for which it had meaningful information, including financial projections, involving companies in the oil and gas exploration and production industry that were announced between April 2000 and March 2001. The estimated transaction values range from approximately $12.1 million to approximately $7.3 billion.

ACQUIROR                                              TARGET              DATE OF ANNOUNCEMENT
--------                                              ------              --------------------
Pure Resources, Inc......................  Hallwood Energy Corp.          March 30, 2001
Vintage Petroleum........................  Genesis Exploration Ltd.       March 28, 2001
Shell Oil Company........................  Barrett Resources Corp.        March 7, 2001
Shiningbank Energy Inc. .................  Ionic Energy Inc.              February 28, 2001
Anadarko Petroleum Corp. ................  Berkley Petroleum              February 12, 2001
Calpine Corp. ...........................  Encal Energy Ltd.              February 8, 2001
Bellwether Exploration...................  Bargo Energy Company           January 25, 2001
Ocean Energy.............................  Texoil Inc.                    January 22, 2001
Anderson Exploration Ltd. ...............  Numac Energy Inc.              January 18, 2001
True Energy..............................  Marengo Exploration            January 9, 2001
Southward Energy.........................  Benson Petroleum               January 8, 2001
Newfield Exploration.....................  Lariat Petroleum               December 29, 2000
PetroCorp Inc. ..........................  Southern Mineral Corporation   December 22, 2000
USX-Marathon.............................  Pennaco Energy Inc.            December 22, 2000
ENI Spa..................................  LASMO plc                      December 21, 2000
Tom Brown Inc. ..........................  Stellarton Energy              December 13, 2000
                                           Corporation
Phillips Petroleum.......................  Petroz NL                      December 8, 2000
ARC Energy Trust.........................  Startech Energy Inc.           December 1, 2000
Pogo Producing...........................  NORIC Corporation              November 20, 2000
Stone Energy Corporation.................  Basin Exploration, Inc.        October 30, 2000
Star Oil & Gas Ltd. .....................  Place Resources                October 5, 2000
Murphy Oil Corporation...................  Beau Canada Exploration Ltd.   October 4, 2000
Cortez Oil & Gas.........................  Home Stake Oil & Gas Company   October 4, 2000
Gulf Canada Resources Ltd. ..............  Crestar Energy Inc.            October 2, 2000
Key Production Corp. ....................  Columbus Energy Corp.          August 29, 2000
Search Energy Corp. .....................  Palliser Energy Corp.          August 2, 2000
Summit Resources Ltd. ...................  Torex Resources                July 18, 2000
Forest Oil Company.......................  Forecenergy Inc.               July 10, 2000
Chesapeake Energy........................  Gothic Energy                  June 30, 2000
Prime West Energy Trust..................  Reserve Royalty Company        June 20, 2000
Ventus Energy Ltd. ......................  Edge Energy                    June 19, 2000
Husky Oil Ltd. ..........................  Renaissance Energy Ltd.        June 19, 2000

ACQUIROR                                              TARGET              DATE OF ANNOUNCEMENT
--------                                              ------              --------------------
Canadian Natural Resources...............  Ranger Oil Limited             June 15, 2000
Velvet Exploration.......................  PanAtlas Energy                June 2, 2000
Devon Energy Corporation.................  Santa Fe Snyder Corporation    May 26, 2000
Hunt Oil Company.........................  Newport Petroleum              May 15, 2000
                                           Corporation
Anderson Exploration Ltd. ...............  Ulster Petroleums Ltd          April 17, 2000
Anadarko Petroleum Corp. ................  Union Pacific Resources        April 3, 2000
                                           Group

     Using publicly available information, Banc of America Securities LLC calculated (i) the implied purchase price of proven reserves, (ii) the purchase price of equity multiples of latest twelve months ("LTM") ATCF and estimated current year ATCF, and (iii) multiples of enterprise value to LTM EBITDAX and estimated current year EBITDAX, for the target company in each transaction.

     The minimum, median, mean and maximum implied multiples in these transactions are set forth below. The table also includes benchmark multiple ranges selected by Banc of America Securities LLC. The benchmark multiple ranges result from the creation of a range focused on the median and the mean as set forth in the table below. This range was then adjusted lower to take account of the fact that Globex is a closely held company and therefore less liquid.

MEASURE:                                    MINIMUM   MEDIAN   MEAN    MAXIMUM     BENCHMARK
--------                                    -------   ------   -----   -------   --------------
IMVR/Proved Reserves......................   $1.03    $6.76    $6.89   $12.83    $5.00 to $6.50
Equity Value/LTM ATCF(1)..................    1.7x     5.6x     5.8x    11.0x      4.5x to 5.5x
Equity Value/Estimated current year
  ATCF(2).................................    2.5x     4.8x     5.0x     8.0x      4.0x to 5.0x
Enterprise Value/LTM EBITDAX(3)...........    3.4x     6.9x     6.8x    12.0x      5.5x to 6.5x
Enterprise Value/Estimated current year
  EBITDAX(4)..............................    2.5x     5.4x     5.5x     7.8x      4.5x to 5.5x

---------------

(1)LTM ATCF was unavailable for 2 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions.

(2)Estimated current year ATCF was unavailable for 14 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions.

(3)LTM EBITDAX was unavailable for 2 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions.

(4)Estimated current year EBITDAX was unavailable for 24 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions.

     From the enterprise reference value ranges implied by applying the relevant benchmark multiples to Globex's proved reserves, year 2000 ATCF, estimated year 2001 ATCF, year 2000 EBITDAX, and estimated year 2001 EBITDAX, Banc of America Securities LLC determined a composite enterprise reference value range for Globex. After subtracting long-term debt at December 31, 2000 of $16.2 million and adding cash at December 31, 2000 of $6.0 million, the implied equity reference value range of Globex was $134.7 to $164.7 million.

     No other company or transaction used in the analysis of selected company acquisitions is identical to Globex or the merger. Accordingly, an analysis of the results of the foregoing is not mathematically precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Globex and the merger are being compared.

     Analysis of Selected Property Acquisitions. Banc of America Securities LLC reviewed selected publicly available information for the 13 announced oil and gas property transactions between January 1997 and March 2001 in Africa and Australia. Banc of America Securities LLC calculated the purchase price of reserves per unit of equivalent proved reserves for the acquired assets in each transaction. Based on a review of the purchase price of reserves per unit of equivalent reserves, Banc of America Securities LLC determined benchmark ranges of purchase prices to Globex's corresponding proved reserve figures in order to yield enterprise reference value ranges for Globex's proved reserves. The number of transactions per region and the maximum, mean and minimum purchase prices for these transactions are set forth in the following table, together with the benchmark purchase price ranges determined by Banc of America Securities LLC. The benchmark purchase price ranges result from the creation of a range focused on the mean set forth in the table below.

REGION:                                     MINIMUM   MEDIAN   MEAN    MAXIMUM     BENCHMARK
-------                                     -------   ------   -----   -------   --------------
Africa (6 transactions)...................   $0.96    $2.94    $4.21    $8.77    $3.50 to $4.50
Australia (7 transactions)................   $0.66    $4.06    $4.05    $6.97    $4.00 to $4.50

     Banc of America Securities LLC applied the benchmark ranges set forth above to Globex's corresponding proved reserve figures and added $1.50/BOE for Globex's proven gas reserves in Africa, which is based on a contractual arrangement to sell gas to a methanol plant. After deducting long-term debt at December 31, 2000 of $16.2 million and adding cash at December 31, 2000 of $6.0 million, the implied equity reference value range was $97.1 to $114.6 million.

     No other transaction used in the analysis of selected property acquisitions is identical to Globex or the merger. Accordingly, an analysis of the results of the foregoing is not mathematically precise; rather, it involves complex considerations and judgments about the properties and other factors that could affect the price paid for the properties to which Globex's property is being compared.

     Net Asset Value Analysis. Banc of America Securities LLC utilized production and operating profiles for proved and probable reserves which were prepared by Ryder Scott as of December 31, 2000. Three oil and gas pricing forecasts were applied to these profiles, including the (i) Base Price, which was based on price forecasts agreed to and supplied by Globex and Apco, (ii) BAS Flat, which was based on Banc of America Securities LLC research pricing as of April 2, 2001 and (iii) Strip Flat, which was based on the average of oil and gas futures contract prices quoted on the NYMEX for three years as of April 2, 2001. Banc of America Securities LLC applied after-tax discount rates ranging between 10% and 25% (which were chosen based on Banc of America Securities LLC's experience in the industry and on general industry practices utilized in similar transactions and represent relative levels of risking for different reserve categories) to the resulting after-tax cash flows for each reserve category and then deducted $10.5 million to account for the present value of a ten-year selling, general and administrative expense forecast. Finally, long term debt at December 31, 2000 of $16.2 million was deducted and cash at December 31, 2000 of $6.0 million was added, resulting in the equity reference value ranges set forth in the table below.

                                  BASE PRICE                 BAS FLAT                STRIP FLAT
                            -----------------------   ----------------------   -----------------------
Net Asset Value (Equity
  Reference Value
  Range)..................  $96.0 to $112.3 million   $81.1 to $94.1 million   $90.4 to $105.3 million

     From the methodologies described above, Banc of America Securities LLC determined a composite equity reference value range for Globex of $125 to $155 million, compared to the aggregate merger consideration of $137 million, based on 3,994,889 Apco ordinary shares issued to shareholders of Globex multiplied by the closing trading price of Apco on April 4, 2001 of $34.31 per share.

VALUATION ANALYSIS REGARDING APCO

     Analysis of Selected Publicly Traded Companies. Banc of America Securities LLC compared publicly available financial, operating and stock market data of Apco to corresponding data of the following selected companies in the oil and gas industry as of the most recently reported period and stock market information as of April 4, 2001:

     - Belco Oil & Gas Corp.
     - Berry Petroleum Company
     - Denbury Resources, Inc.
     - Howell Corporation
     - Nuevo Energy Company

     - Patina Oil & Gas Corp.
     - Pure Resources, Inc.
     - Triton Energy Limited
     - Westport Resources Corp.
     - Wiser Oil Company

     These companies were chosen for comparison because they are publicly traded companies with characteristics that Banc of America Securities LLC considered similar to those of Apco. Specifically, each of these companies are similar to Apco in size, type of reserve mix (i.e. the ratio of reserves of oil to reserves of gas), reserve life, location of reserves and ownership profile. Banc of America Securities LLC analyzed equity value of each of the foregoing companies as of April 4, 2001 (a) as a multiple of year 2000 ATCF and (b) as a multiple of estimated year 2001 ATCF. Banc of America Securities LLC also analyzed the enterprise values of each of the above-listed companies (a) as a multiple of year 2000 EBITDAX, (b) as a multiple of estimated year 2001 EBITDAX, and (c) as a multiple of proved reserves (dollars per BOE) as of December 31, 2000. Financial information for the selected companies listed above were based on "First Call" estimates, which are publicly available composites of selected analyst research reports.

     The minimum, median, mean and maximum multiples for these analyses of the ten companies are set forth below. The table also includes benchmark multiple ranges selected by Banc of America Securities LLC based on a review of the comparable company multiples.

MEASURE:                                    MINIMUM   MEDIAN   MEAN    MAXIMUM     BENCHMARK
--------                                    -------   ------   -----   -------   --------------
Equity Value/Year 2000 ATCF...............    3.1x     3.6x     4.1x     6.0x      4.0x to 5.0x
Equity Value/Estimated year 2001
  ATCF(1).................................    2.3x     3.4x     3.6x     7.4x      3.5x to 4.5x
Enterprise Value/Year 2000 EBITDAX........    2.8x     5.1x     4.8x     6.2x      5.0x to 6.0x
Enterprise Value/Estimated year 2001
  EBITDAX(2)..............................    3.1x     4.0x     4.5x     5.9x      4.5x to 5.5x
Enterprise Value/Proved Reserves
  ($/BOE).................................   $2.32    $4.81    $5.11   $12.43    $4.50 to $5.25

---------------

(1)Estimated year 2001 ATCF and EBITDAX was unavailable for 1 of the 10 selected companies

(2)Estimated year 2001 ATCF and EBITDAX was unavailable for 1 of the 10 selected companies

     From the enterprise reference value ranges implied by applying the benchmark multiples to Apco's year 2000 ATCF, year 2001 estimated ATCF, year 2000 EBITDAX, year 2001 estimated EBITDAX and proved reserves, Banc of America Securities LLC determined a composite enterprise reference value range for Apco. After adding cash at December 31, 2000 of $16.6 million, the implied equity value range of Apco was $201.6 to $241.6 million, and the implied equity value range per fully diluted Apco ordinary share was $27.17 to $32.56.

     The analysis of selected publicly traded companies compared the ten comparable companies on the basis that Banc of America Securities LLC considered the companies selected to be the most relevant. Consequently Banc of America Securities LC did not include every company that could be deemed to be a participant in the same industry.

     Discounted Cash Flow Analysis. Banc of America Securities LLC applied a discounted cash flow analysis to the financial cash flow forecasts for Apco for years 2001 through 2005, as estimated by Apco's management and to the financial cash flow forecasts for Apco for years 2001 through 2005 as estimated by Banc of America Securities LLC. The cash flow forecasts estimated by Banc of America Securities LLC were based on the December 31, 2000 reserve report prepared by Ryder Scott and the NYMEX strip price deck as of April 2, 2001. In addition, the cash flow forecasts estimated by Banc of America Securities LLC assumed reinvestment of excess cash flow in amounts no greater than $15 million per year at a finding and development cost of $4.50/BOE. In conducting each of these analyses, Banc of America Securities LLC calculated the present values of the forecasted cash flows and estimated the present value of the aggregate value of Apco at the end of 2005 by applying multiples to Apco's estimated 2005 EBITDAX, which multiples ranged from 5.0x to 6.0x. These cash flows and aggregate values were discounted to present values using discount rates ranging from 10% to 12%. From these analyses, Banc of America Securities LLC determined a composite equity reference value range for Apco of $210 to $240 million. Discounted cash flow analysis is a widely-used valuation methodology but it relies on numerous assumptions, including assets and earnings growth rates, terminal values and discount rates. The analysis is not necessarily reflective of the actual values of Apco.

     Analysis of Selected Company Acquisitions. Banc of America Securities LLC reviewed selected publicly available information on the following 38 company acquisition transactions and offers for control involving companies in the oil and gas exploration and production industry. These 38 transactions constitute the company acquisition transactions and offers for control contained in Banc of America LLC's proprietary database at the time it rendered its written opinion for which it had meaningful information, including financial projections, involving companies in the oil and gas exploration and production industry that were announced between April 2000 and March 2001. The estimated transaction values range from approximately $12.1 million to approximately $7.3 billion.

ACQUIROR                                              TARGET              DATE OF ANNOUNCEMENT
--------                                              ------              --------------------
Pure Resources, Inc......................  Hallwood Energy Corp.          March 30, 2001
Vintage Petroleum........................  Genesis Exploration Ltd.       March 28, 2001
Shell Oil Company........................  Barrett Resources Corp.        March 7, 2001
Shiningbank Energy Inc...................  Ionic Energy Inc.              February 28, 2001
Anadarko Petroleum Corp..................  Berkley Petroleum              February 12, 2001
Calpine Corp.............................  Encal Energy Ltd.              February 8, 2001
Bellwether Exploration...................  Bargo Energy Company           January 25, 2001
Ocean Energy.............................  Texoil Inc.                    January 22, 2001
Anderson Exploration Ltd.................  Numac Energy Inc.              January 18, 2001
True Energy..............................  Marengo Exploration            January 9, 2001
Southward Energy.........................  Benson Petroleum               January 8, 2001
Newfield Exploration.....................  Lariat Petroleum               December 29, 2000
PetroCorp Inc............................  Southern Mineral Corporation   December 22, 2000
USX-Marathon.............................  Pennaco Energy Inc.            December 22, 2000
ENI Spa..................................  LASMO plc                      December 21, 2000
Tom Brown Inc............................  Stellarton Energy              December 13, 2000
                                           Corporation
Phillips Petroleum.......................  Petroz NL                      December 8, 2000
ARC Energy Trust.........................  Startech Energy Inc.           December 1, 2000
Pogo Producing...........................  NORIC Corporation              November 20, 2000
Stone Energy Corporation.................  Basin Exploration, Inc.        October 30, 2000
Star Oil & Gas Ltd.......................  Place Resources                October 5, 2000
Murphy Oil Corporation...................  Beau Canada Exploration Ltd.   October 4, 2000
Cortez Oil & Gas.........................  Home Stake Oil & Gas Company   October 4, 2000
Gulf Canada Resources Ltd................  Crestar Energy Inc.            October 2, 2000
Key Production Corp......................  Columbus Energy Corp.          August 29, 2000
Search Energy Corp.......................  Palliser Energy Corp.          August 2, 2000
Summit Resources Ltd.....................  Torex Resources                July 18, 2000
Forest Oil Company.......................  Forecenergy Inc.               July 10, 2000
Chesapeake Energy........................  Gothic Energy                  June 30, 2000
Prime West Energy Trust..................  Reserve Royalty Company        June 20, 2000
Ventus Energy Ltd........................  Edge Energy                    June 19, 2000
Husky Oil Ltd............................  Renaissance Energy Ltd.        June 19, 2000
Canadian Natural Resources...............  Ranger Oil Limited             June 15, 2000

ACQUIROR                                              TARGET              DATE OF ANNOUNCEMENT
--------                                              ------              --------------------
Velvet Exploration.......................  PanAtlas Energy                June 2, 2000
Devon Energy Corporation.................  Santa Fe Snyder Corporation    May 26, 2000
Hunt Oil Company.........................  Newport Petroleum              May 15, 2000
                                           Corporation
Anderson Exploration Ltd.................  Ulster Petroleums Ltd.         April 17, 2000
Anadarko Petroleum Corp..................  Union Pacific Resources        April 3, 2000
                                           Group

     Using publicly available information, Banc of America Securities LLC calculated (i) the implied purchase price of proven reserves, (ii) the purchase price of equity multiples of LTM ATCF and estimated current year ATCF, and (iii) the multiples of enterprise value to LTM EBITDAX and estimated current year EBITDAX, for the target company in each transaction.

     The minimum, median, mean and maximum implied multiples in these transactions are set forth below. The table also includes benchmark multiple ranges selected by Banc of America Securities LLC based on a review of the implied multiples in the recent transactions.

MEASURE:                                     MINIMUM   MEDIAN   MEAN    MAXIMUM     BENCHMARK
--------                                     -------   ------   -----   -------   --------------
IMVR/Proved Reserves.......................   $1.03    $6.76    $6.89   $12.83    $5.50 to $7.00
Equity Value/Year 2000 ATCF(1).............    1.7x     5.6x     5.8x    11.0x      5.0x to 6.0x
Equity Value/Estimated year 2001 ATCF(2)...    2.5x     4.8x     5.0x     8.0x      4.5x to 5.5x
Enterprise Value/Year 2000 EBITDAX(3)......    3.4x     6.9x     6.8x    12.0x      6.0x to 7.0x
Enterprise Value/Estimated year 2001
  EBITDAX(4)...............................    2.5x     5.4x     5.5x     7.8x      5.0x to 6.0x

---------------

(1)Year 2000 ATCF was unavailable for 2 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions

(2)Estimated year 2001 ATCF was unavailable for 14 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions

(3)Year 2000 EBITDAX was unavailable for 2 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions

(4)Estimated year 2001 EBITDAX was unavailable for 24 of the 38 selected company acquisition transactions and was not comparable for 1 of the selected company acquisition transactions

     From the enterprise reference value ranges implied by applying the relevant benchmark multiples to Apco's proved reserves, year 2000 ATCF, estimated year 2001 ATCF, year 2000 EBITDAX and estimated year 2001 EBITDAX, Banc of America Securities LLC determined a composite enterprise reference value range for Apco. After adding cash at December 31, 2000 of $16.6 million, the implied equity reference value range of Apco was $236.6 to $271.6 million and the implied equity reference value range per fully diluted Apco common share was $31.89 to $36.61.

     No other company or transaction used in the analysis of selected company acquisitions is identical to Apco or the merger. Accordingly, an analysis of the results of the foregoing is not mathematically precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Apco and the merger are being compared.

     Analysis of Selected Property Acquisitions. Banc of America Securities LLC reviewed selected publicly available information for the four announced oil and gas property transactions between January 1997 and March 2001 in Argentina. Banc of America Securities LLC calculated the purchase price of reserves per unit of equivalent proved reserves for the acquired assets in each transaction. Based on a review of the purchase price of reserves per unit of equivalent reserves, Banc of America Securities LLC determined benchmark ranges of purchase prices to Apco's corresponding proved reserve figures in order to yield enterprise reference value ranges for Apco's proved reserves. The number of transactions and the maximum, mean and minimum purchase prices for these transactions are set forth in the following table, together with the benchmark purchase price ranges determined by Banc of America Securities LLC.

REGION:                                     MINIMUM   MEDIAN   MEAN    MAXIMUM     BENCHMARK
-------                                     -------   ------   -----   -------   --------------
Argentina (4 transactions)................   $1.60    $3.26    $3.73    $6.81    $3.50 to $4.25

     Banc of America Securities LLC applied the benchmark ranges set forth above to Apco's proved reserve figures and adjusted for other assets and liabilities at book value as of December 31, 2000 to arrive at an enterprise reference value range. After adding cash at December 31, 2000 of $16.6 million, the implied equity reference value range was $166.6 million to $199.0 million and the implied equity reference value range per fully diluted Apco ordinary share was $22.46 to $26.82.

     No other transaction used in the analysis of selected property acquisitions is identical to Apco or the merger. Accordingly, an analysis of the results of the foregoing is not mathematically precise; rather, it involves complex considerations and judgments about the properties and other factors that could affect the price paid for the properties to which Apco's property is being compared.

     Net Asset Value Analysis. Banc of America Securities LLC utilized production and operating profiles for proved and probable reserves, which were prepared by Ryder Scott as of December 31, 1999. Three oil and gas pricing forecasts were applied to these profiles, including the (i) Base Price, which was based on price forecasts agreed to and supplied by Globex and Apco, (ii) BAS Flat, which was based on Banc of America Securities LLC research pricing as of April 2, 2001 and (iii) Strip Flat, which was based on the average of oil and gas futures contract prices quoted on the NYMEX for three years as of April 2, 2001. Banc of America Securities LLC applied after-tax discount rates ranging between 10% and 25% to the resulting after-tax cash flows for each reserve category and then deducted $1.2 million of other assets and liabilities which represented 100% of their book value at December 31, 2000. In addition, $6.5 million was deducted to account for the present value of a ten-year selling, general and administrative expense forecast. Finally, cash at December 31, 2000 of $16.6 million was added, resulting in the following equity reference value ranges:

                                 BASE PRICE                 BAS FLAT                 STRIP FLAT
                          ------------------------   ----------------------   ------------------------
Net Asset Value (Equity
  Reference Value
  Range)................  $153.4 to $171.4 million   $118.2 to $131 million   $141.3 to $157.3 million

     Assuming 7,419,080 ordinary shares of Apco outstanding, the equity reference value range per fully diluted share is as follows:

                                               BASE PRICE          BAS FLAT          STRIP FLAT
                                            ----------------   ----------------   ----------------
Net Asset Value (Per Share)...............  $20.67 to $23.10   $15.93 to $17.66   $19.05 to $21.20

VALUATION ANALYSIS OF COMBINED COMPANY

     Relative Contribution Analysis. Banc of America Securities LLC analyzed certain historical and projected operational and financial effects of the merger for the three year period beginning January 1, 2000. Banc of America Securities LLC calculated relative contributions to the combined company of revenue, EBITDAX, net income, ATCF and reserves by Globex and Apco and compared such contributions to the pro forma equity ownership implied by the aggregate merger consideration as follows:

                                      2000                     2001P                     2002P
                             ----------------------    ----------------------    ----------------------
                                            %                         %                         %
                             AMOUNT    CONTRIBUTION    AMOUNT    CONTRIBUTION    AMOUNT    CONTRIBUTION
                             ------    ------------    ------    ------------    ------    ------------
                                                          ($ IN MILLIONS)
Revenue
  Apco.....................  $42.9          55%        $53.8          58%        $53.9          60%
  Globex...................   34.9          45%         39.3          42%         35.2          40%
EBITDAX
  Apco.....................   40.7          60%         38.0          61%         38.6          64%
  Globex...................   27.6          40%         24.6          39%         21.9          36%
Net Income
  Apco.....................   22.2          79%         22.1          63%         22.6          63%
  Globex...................    5.8          21%         12.9          37%         13.5          37%
After-Tax Cash Flow
  Apco.....................   29.4          55%         27.2          62%         28.2          62%
  Globex...................   24.2          45%         16.4          38%         17.1          38%
Reserves -- 12/31/2000
  Apco.....................   43.2          49%
  Globex...................   44.3          51%

     Merger Consequences Analysis. Banc of America Securities LLC analyzed the pro forma financial effects of the merger on ATCF and earnings per share for the years 2001 and 2002 with operating projections supplied by the managements of Globex and Apco, respectively. For purposes of its analysis, Banc of America Securities LLC assumed a closing date of January 1, 2001 and that the merger would be accounted for as a purchase for accounting purposes. Banc of America Securities LLC's analysis did not include any operating synergies. This analysis indicated that the merger would be 13.4% and 10.8% accretive to cash flow estimates and 24.9% and 16.2% dilutive to earnings per share to Apco in the years 2001 and 2002, respectively.

     The discussion above is merely a summary of the analyses and examinations that Banc of America Securities LLC considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities LLC. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Banc of America Securities LLC believes that its analyses and the summary above must be considered as a whole. Banc of America Securities LLC further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the board of directors of Apco.

     In performing its analyses, Banc of America Securities LLC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Apco, Globex or Banc of America Securities LLC. The analyses performed by Banc of America Securities LLC are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of Banc of America Securities LLC's analysis of the financial fairness of the aggregate merger consideration to Apco and were provided to the board of directors of Apco in connection with the delivery of Banc of America Securities LLC's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Apco might actually be sold or the prices at which any securities have traded or may trade at any time in the future.

     Banc of America Securities LLC's opinion and presentation to the board of directors of Apco were among the many factors taken into consideration by the board of directors of Apco in making its determination to approve the merger, and to recommend that Apco's stockholders approve the merger agreement.

     Apco agreed to pay Banc of America Securities LLC a sale transaction fee of $750,000, with a portion of the fee contingent upon the rendering of the fairness opinion and $500,000 of the fee contingent upon the consummation of the merger. The board of directors of Apco was aware of this fee structure and took it into account in considering Banc of America Securities LLC's fairness opinion and in approving the merger. The engagement letter calls for Apco to reimburse Banc of America Securities LLC for its reasonable out-of-pocket expenses, and Apco has agreed to indemnify Banc of America Securities LLC, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against particular liabilities, including liabilities under the federal securities laws.

                        INFORMATION ABOUT THE COMPANIES

APCO

     Apco is a Cayman Islands corporation which was organized April 6, 1979 as a successor to Apco Argentina Inc., a Delaware corporation organized July 1, 1970. Apco is involved in the exploration and production of oil and gas exclusively in Argentina. The principal business of Apco is its 47.6 percent participation in a joint venture engaged in the exploration, production, and development of oil and gas in the Entre Lomas concession located in the provinces of Rio Negro and Neuquen in southwest Argentina. The company's interest in the Entre Lomas concession is comprised of a 23% direct participation in the Entre Lomas joint venture and a 24.6% indirect interest by virtue of its stock ownership in Petrolera Perez Companc S.A., a partner in the Entre Lomas joint venture and the operator of the Entre Lomas concession. Apco also owns a 1.5 percent participation in a joint venture engaged in oil and gas exploration and development in the Acambuco concession located in the province of Salta in northwest Argentina, and a 45 percent participation in a third joint venture engaged in oil exploration and development in the Canadon Ramirez concession located in the province of Chubut in southern Argentina.

  Seasonality

     Of the products sold by Apco, only natural gas is subject to seasonal demand. Demand for natural gas in Argentina is reduced during the warmer months of October through March, with natural gas prices being generally lower during this off-peak period. Over the last three years, between 55% to 60% of total gas sales occurred during peak period months. Since natural gas sales represent on the average approximately 20% of Apco's total operating revenues and the fluctuation in natural gas sales between summer and winter is not significant, Apco considers the seasonality of natural gas sales to be not material.

  Government Regulations

     Apco's operations in Argentina are subject to various laws and regulations governing the oil and gas industry, assessment and collection of income taxes, value added taxes, and other taxes such as royalties and severance, labor laws, and provincial environmental protection requirements. These laws and regulations as currently imposed are not anticipated to have a material impact on Apco's operations.

  Employees

     Apco currently employs six full time personnel in its branch office in Buenos Aires, Argentina. Although an employee of Williams, Thomas Bueno, General Manager, Controller, Chief Accounting Officer and a Director of Apco, devotes a substantial portion (approximately 90%) of his time to the business of Apco.

  Sale of Oil

     Apco's sales have historically depended on a relatively small group of customers. During 2000, Apco sold its oil to three principal customers, Petrobras S.A., Shell Capsa, and Refineria San Lorenzo. The percentage of sales to these customers as a percentage of total operating revenues for the year 2000 was 43.5%, 15.9% and 19.2%, respectively. Decisions to sell to these customers were based on the advantages presented by the commercial terms negotiated with each customer.

     The entire Argentine domestic refining market is small and consists of seven refiners of which three constitute 95% of the market. The concentration of Apco's sales to three principal customers is directly related to the limited number of available buyers for crude oil produced in Argentina.

     The contract price of oil sold by Apco is based on the quoted price of West Texas Intermediate ("WTI") crude oil, less a discount that is negotiated with the buyer depending on various factors, including:

     - whether the oil will be sold domestically or exported;

     - discounts being offered by Petrobras, the largest purchaser of Argentine oil; and

     - the relative quality of the seller's oil.

     WTI is the reference crude oil price for almost all of the oil sold in Argentina and has been so since deregulation of Argentina's energy industry in 1991. In general, oil sales contracts in Argentina are relatively short term, extending from various months to one year.

     Medanito crude oil, which includes Entre Lomas oil production, is in demand among local refineries because of its relative quality and favored geographic location. Apco believes that the loss of any one of its oil customers would not have a material adverse effect on Apco.

     Refineria San Lorenzo, the second largest purchaser of Apco's crude oil during the year 2000 is an affiliate of Pecom Energia S.A., an owner of stock in Petrolera Perez Companc S.A., and the owner of a 3.85% direct interest in the Entre Lomas joint venture.

  Capital Spending


     Through the first nine months of 2001, Apco's capital expenditures totaled $5.9 million that compares with a total capital budget for the year of $6.5 million. The total consists of $20 million in capital investments budgeted for the Entre Lomas concession, or $4.6 million, net to Apco's 23 percent direct interest, and $123 million in capital investments budgeted for the Acambuco joint venture, or $1.9 million net to Apco's 1.5 percent interest.



     As has been the case in prior years, capital expenditures to date for 2001 have been financed by internally generated cash flow derived from the activities of the Entre Lomas concession. It is expected that the remaining $0.6 million of capital expenditures from the original budget, and any additional investments that may be contemplated by the partners for the remainder of the year, will continue to be financed with internally generated cash flow. In November 2001, a new company expressed an interest in Canadon Ramirez. Technical information has been provided to the company for its review.


  Canadon Ramirez


     Operations in Canadon Ramirez ceased in September 1998. Efforts to sell the property commenced in late 1999. In October 2000, a selling agent was retained and several companies were contacted. In early July 2001, a cash offer was received from a company with significant operations in the area, which offer was rejected by the joint venture partners. Later that month, the same company then offered terms for a farm-out. The joint venture partners asked the buyer to improve its offer, but the request was rejected by the buyer in August 2001.


  Additional Information


     A detailed description of Apco's business, financial statements and other matters related to Apco is incorporated by reference in this joint proxy statement/prospectus from materials filed by Apco with the Securities and Exchange Commission, including Apco's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 2000 and Quarterly Reports on Forms 10-Q for the quarters ended June 30, 2001, March 31, 2001 and September 30, 2001. Shareholders desiring copies of such documents may contact Apco at its address or telephone number indicated under the caption "Where You Can Find More Information."

GLOBEX

  General Information

     Globex is a privately held Delaware corporation engaged in international oil and gas exploration and production. Globex employs six people and from time to time employs consultants to provide necessary technical support for its exploration and development activities.

     The business that became Globex was organized in 1991 as Global Exploration LLC, a Wyoming limited liability company. In 1996, Global Exploration Inc. was formed as a Delaware corporation, in connection with an equity investment of $25,000,000 from new investors. For operational and tax reasons, the owners of Global Exploration LLC and the new investors agreed to restructure the organization as a C corporation. The owners of Global Exploration LLC transferred their interests to Global Exploration Inc. in exchange for shares of Globex common stock and preferred stock. The new investors received shares of Globex common stock and preferred stock in exchange for their $25,000,000 investment. In 1998, Global Exploration Inc. changed its name to Globex Energy, Inc., because the company believed that the shorter name would allow for better branding opportunities.


     The principal executive office and headquarters of Globex is located at 10111 Richmond, Suite 300, Houston, Texas 77042 (telephone 713/463-7710).


  Globex's Exploration and Production Interests

     Globex has a geographically focused asset base in two core areas, West Africa and Australia. Production properties are located in Equatorial Guinea in West Africa and the Northwest Shelf of Australia. Globex is also involved in exploration activities in Cameroon. As of December 31, 2000, 75% of Globex's proved reserve values were located in Equatorial Guinea and 25% in Australia. Globex has no production or reserves in the United States. Globex's management team has technical and operating expertise in all areas of its geographic focus.

     Globex oil and plant product sales are concentrated among a few major customers due to the nature of its products as well as the geographical location of its major fields. See "Note 11 -- Major Customers" to the Notes to Consolidated Financial Statements on page F-15.

     The following is a general description of areas where Globex is involved in exploration and production activities.

  Equatorial Guinea

  ALBA BLOCK


     Located offshore Equatorial Guinea, the Alba Block encompasses 275,884 gross acres and is situated in approximately 250 feet (76 meters) of water. It contains the Alba field in which Globex owns an approximately 10.87% participation interest subject to an override and production sharing contract with Equatorial Guinea. Participants in the Alba field also include CMS Oil & Gas, (EG) Ltd, the operator of the field, Noble Affiliates, and the government of Equatorial Guinea. Effective October 31, 2001, CMS Oil and Gas Company, Inc., et al entered into an agreement with Marathon E. G. Holding Limited and Marathon Oil Company, which committed CMS to sell its entire interest and operatorship in the Alba Block and Block D, its entire interest in the LPG plant, and its entire interest in the methanol plant to Marathon. Subject to certain conditions, including due diligence, the closing is scheduled for January 3, 2002. The Alba field is a natural gas-condensate reservoir that is currently producing sixteen thousand barrels per day of condensate and 235 million cubic feet of gas per day. Approximately 115 million cubic feet of gas is being sold to the Ampco methanol plant on Bioko Island with the balance used for power generation, consumed for operations and reinjected into the reservoir. The sale price of gas to the methanol plant is limited to $0.25 per MMBTU, pursuant to the terms of the Alba production sharing contract. Globex is not a participant in the methanol plant. The Alba field currently consists of two platforms with five producing wells and one injection well. The Alba joint venture partners have drilled a step-out development well, the Alba-9, that Globex expects to be the site of a third production platform and from which Globex anticipates multiple producing wells will be drilled. Further development drilling to delineate the field limits will be necessary.


     During the first quarter 2001, Globex participated in the successful drilling of the Estrella #1 exploration well which is located 10 kilometers north of the Alba field. Estrella #1 flow tested at a combined daily rate of 6,780 barrels of condensate, 760 barrels net to Globex, and 47.3 million cubic feet of natural gas, 5.3 million cubic feet of gas, net to Globex.


     During the second quarter of 2001, the joint venture partners successfully drilled the Alba #9 step-out development well. Located 2.4 miles from the western most well in the Alba field, the Alba #9 well tested at a combined rate of 2,400 barrels of condensate, 237 barrels net to Globex and 37.5 million cubic feet of gas, 3.7 million cubic feet of gas, net to Globex.



     Following the successful drilling of the Alba-9 well, during the third quarter Globex participated in the Ibis-1 exploration well in the adjacent Block "D". Although the Ibis-1 was plugged and abandoned as a dry hole, the presence of thick reservoir quality sands in Ibis-1 indicates the Alba Field accumulation extends into Block D. As a result of this information, condensate reserves net to Globex in Equatorial Guinea increased from 11.74 million barrels at December 31, 2000 to 29.67 million barrels at September 30, 2001. In addition, plant product barrels associated with Globex's equity interest in Alba LPG plant increased to 13 million barrels versus 3.38 million barrels at December 31, 2000.



     The Alba joint venture partners are currently completing the Alba-10 as a producing well.



     The Alba joint venture partners expect to continue to develop the Alba field over the next few years. The reserves provide a steady and significant cash flow for Globex and the Alba Block contains numerous other exploration opportunities.


     Globex also owns approximately 9% of a liquefied petroleum gas ("LPG") processing facility on Bioko Island, Equatorial Guinea, which is producing approximately 2,400 Bbls of LPG product daily from the Alba field. The Alba joint venture partners expect to increase capacity in this plant as development of the field continues.


     Globex acquired its initial 11.20833% participation interest in the Alba Block pursuant to a farmin agreement dated April 1, 1991. Globex agreed to pay 19.056% of the first $23.239 million of costs associated with the Alba Block that were incurred after January 1, 1991 for its interest. Globex satisfied these payment obligations in 1997. The enabling document for the Alba Block is a production sharing contract dated May 2, 1990. Globex does not have any future funding or operational obligations for the Alba field other than those resulting from the annual work program and budgets adopted by the joint venture and approved by the government. Globex is obligated to drill one exploratory well prior to December 31, 2004 in the undeveloped acreage of the Alba Block. Detailed drilling costs have not been developed for this well, but costs could be in the range of $10 - 12 million gross. Failure to drill the well could lead to a loss of the interest to the non-producing portions of the Alba Block. Beyond 2004, Globex is required to drill one exploratory well every two years until 2011. Failure to drill any of these wells will result in the partial relinquishment of the non-producing acreage in the Alba Block.


  BLOCK "D"


     During fiscal year 2000, Globex acquired a 10% participation interest in Block "D" that is adjacent to the Alba field and contains approximately 200,000 acres. The Los Loros exploratory well, drilled subsequent to Globex's acquisition of Block "D", and in which Globex participated, resulted in a dry hole during the first quarter of 2001. During the third quarter of 2001, Globex drilled the Agate-1 exploration well and the Ibis-1 exploration well, both of which were plugged and abandoned as dry holes.


     Globex acquired its 10% participation interest in Block "D" via a farmin agreement dated January 26, 2001. Globex acquired its interest by paying the farminor party $83,200, Globex's share of the acquisition costs, and paying 20% of the cost of drilling the Los Loros well, a well that was drilled during 2001.

Globex has satisfied these payments obligations. The enabling document for Block "D" is a production sharing contract. Globex has satisfied all of its obligations under the production sharing contract through December 31, 2002, the end of the current exploration term.

  Australia

  CARNARVON BASIN


     Globex participates in a 543,647 gross acre (2,201 square kilometer) offshore area in the Carnarvon Basin of the Northwest Shelf of Australia. The acreage contains four exploration blocks (WA-209P, WA-246P, WA-256P and WA-261P) and a producing area (WA-15L). Located in shallow waters (averaging 230 feet/70 meters), this producing area contains the Stag Field in which Globex has a 12.5% participation interest. Globex acquired its 12.5% participation interest in the Stag field on August 26, 1997, the date the government granted the Production License, the enabling document. Globex did not pay any consideration for this interest. Globex has no specific future funding or operational obligations other than those resulting from the annual work program and budgets adopted by the joint venture. The Stag field, currently under active water flood, produces approximately 20 thousand barrels of oil per day. Apache Northwest Pty Ltd. is operator of all of the blocks in Australia.


     WA-15-L Lower Area

     Globex increased its participation interest in the Lower Area from 12.5% to 19% through an agreement dated January 28, 2000. Globex acquired the additional interest by paying 31.881% of the Roebuck well costs associated with the Lower Area. Globex has already satisfied these payment obligations. The enabling document for the Lower Area is a Production License. Globex does not have any specific future funding or operational obligations in connection with the Lower Area.

     WA-209-P

     Globex acquired an initial 37.5% participation interest in this exploration block through a farmin agreement dated November 4, 1992. Globex acquired its interest in this block by funding 50% of the costs of the Stag-1 well. Globex has already satisfied this payment obligation. Globex's interest subsequently varied as a result of various withdrawals, sales and farmouts. On March 3, 1998, Globex increased its participation interest from 12.5% to 19% through a farming agreement. Globex acquired the additional interest by funding 31.8808% of the costs of the Lepus-1 and Caribou-1 wells, two wells drilled in 1998. Globex has already satisfied these funding obligations. The enabling document for this exploration block is an Exploration Permit.

     Globex's remaining firm obligations under the Exploration Permit include the drilling of one well by November 9, 2003. Detailed drilling costs have not been developed for this well, but costs could be in the range of $2 million gross. Failure to drill the well could lead to a termination of the Exploration Permit. If Globex remains in this Exploration Permit after November 9, 2003, it will be obligated to drill an additional well by November 9, 2005.


     The Reindeer-1 and Caribou-1 wells resulted in discoveries of natural gas and associated liquids. These discoveries have not been previously delineated or developed due to a lack of market for the natural gas.



     On October 11, 2001, Apache Energy, Ltd., on behalf of the Reindeer Gas Sellers (comprised of Apache Northwest PTY, Ltd., Santos Offshore PTY, Ltd., and GLOBEX Far East Pty. Ltd.) entered into a non-binding Memorandum of Understanding with GTL Resources PLC. The purpose of the Memorandum of Understanding is to detail certain contractual issues that must ultimately be agreed upon in a Gas Sales Agreement between the Reindeer Gas Sellers and GTL Resources, PLC. The Gas Sales Agreement, if finalized, would obligate the Reindeer Gas Sellers to supply natural gas from the Reindeer/Caribou gas discovery to a methanol plant proposed for construction by GTL Resources PLC.

     WA-246-P

     Globex acquired its 15% participation interest in this exploration block through a farmin agreement dated February 14, 2000. Globex acquired its interest in this block by funding 22.5% of the costs of the Corvus-1 well, a well that was drilled during 2000. Globex has already satisfied these payment obligations. The enabling document for this exploration block is an Exploration Permit. Globex has satisfied its drilling obligations until October 23, 2005, the end of the current term of the Permit. Globex has nominal work obligations for the remaining term of the Permit.

     WA-256-P

     Globex acquired its 15% participation interest in this exploration block through a farmin agreement dated August 30, 2000. Globex acquired its interest in this block by funding 20.839% of the costs of the Kudu-1 well, a well that was drilled during 2000. Globex has already satisfied these payment obligations. The enabling document for this exploration block is an Exploration Permit.

     The term of the Exploration Permit was due to end on June 28, 2001. The joint venture applied for a renewal prior to this expiration date. The Australian government is currently considering this renewal request. Under Australian law and regulations, the term of the Exploration Permit is extended until the government determines whether to renew the permit. While such a decision may take the government several months, the government usually grants such renewal requests. The renewal application contains no firm well obligations during the initial three-year period. At the end of this initial three-year period, the joint venture will have the option to withdraw.

     WA-261-P

     Globex acquired its 6.25% participation interest in this exploration block through a farmin agreement dated December 6, 1996. Globex acquired its interest in this block by funding 12.5% of the first year seismic costs and Longhorn-1 drilling costs up to a cap of Australian $5 million gross. Globex has already satisfied these payment obligations. The enabling document for this exploration block is an Exploration Permit. Globex has satisfied all of its funding and operational obligations until January 2, 2002, the end of the current term of the Permit.


     On November 2, 2001 Globex gave notice to its joint venture partners that it was withdrawing from the permit effective January 3, 2002, the end of the current license period.


  Cameroon


     The 800,033 acre (3,239 square kilometers) Kombe Block is located in the Douala Basin, onshore Cameroon. This exploration area contains the M'Via #1 oil well, a potential commercial discovery that flow tested 1,100 barrels of oil per day. Globex and its partners are currently evaluating the M'Via #1 discovery as well as developing additional exploration opportunities. The original M'Via 1 well was drilled by Elf Serepca and was spudded on April 4, 1982. The well was then temporarily abandoned on May 25, 1982 after finding commercial reserves of oil. Globex's and its partners' plan was to re-enter the original wellbore and to conduct additional flow tests of the productive zone previously tested by Elf. The well was re-entered on February 27, 1999 and following cleanup and test procedures, suspension procedures were completed on March 6, 1999 and the rig released. Globex holds a 37.5% participation interest in the Kombe Permit. Globex acquired its 37.5% participation interest in the Kombe Block on April 27, 1998, the date the government awarded the Kombe Permit. Globex did not pay any consideration for this interest, but it incurred certain related work and expenditure obligations. The government issued the Kombe Permit under the Convention of Establishment and the Contract of Association. These two enabling agreements were entered into on December 11, 1997. The operator of M'Via #1 is CMS Nomeco. Following the drilling of the Bome-1 well, scheduled to occur in the last quarter of 2001, all of Globex's obligations under the Kombe Permit will have been satisfied. The Bome-1 well is estimated to cost Globex $2.7 million gross, or $1 million net, on a dry hole basis. The failure to drill the well could lead to a termination of the Kombe Permit. The Bome-1 well was spud November 30, 2001. The current term of the Kombe Permit ends on April 26, 2002.

     Globex also participates in the 247,882 acre Nsepe Permit. The Nsepe Permit is in the Douala Basin and adjacent to the Kombe Block. Globex holds a 37.5% participation interest in the Nsepe Permit. Globex holds a 37.5% participation interest in the Nsepe Permit. Globex acquired its 37.5% participation interest in the Nsepe Permit on February 15, 2001, the date the government awarded the Nsepe Permit. Globex did not pay any consideration for this interest, but it incurred certain related work and expenditure obligations. The government issued the Nsepe Permit under the Convention of Establishment and the Contract of Association. These two enabling agreements were entered into on December 11, 1997. During the initial four-year Nsepe Permit term, the parties are obligated to undertake specified seismic programs, and drill one exploration or appraisal well. The failure to drill the well could lead to a termination of the Nsepe Permit. A minimum of $2.1 million net to Globex is expected to be expended during the initial term, which ends on February 14, 2005.


  Philippines

     In connection with a project terminated in the Philippines, Globex must either go forward with a new project involving a commitment to drill an exploratory well or pay a penalty of $1.2 million dollars for withdrawal from the Philippines. At this time management of Globex has not made a decision as to the course of action it will take.

  Exploration and Production Data

     In the following discussion, "gross" refers to the total number of acres or wells in which Globex has an interest and "net" refers to the gross number of acres or wells multiplied by the percentage working interest owned by Globex.

  Acreage


     As discussed above, Globex owns interests in developed and undeveloped oil and gas acreage in two core international areas. Its ownership interests generally take the form of "working interests" in oil and gas contracts or licenses with varying terms and conditions. The following table shows Globex's interest in developed and undeveloped oil and gas acreage under contract or license as of September 30, 2001.



                                                    DEVELOPED          UNDEVELOPED
                                                   ACREAGE (a)         ACREAGE (b)
                                                 ---------------   -------------------
                                                 GROSS     NET       GROSS       NET
                                                 ------   ------   ---------   -------
Core Areas (Country/Area):
West Africa
  Equatorial Guinea
     Alba Block................................  45,203    4,915     230,681    25,080
     Block "D".................................      --       --     199,781    19,978
  Cameroon.....................................      --       --     800,033   300,012
Australia
  WA-209P......................................      --       --     237,614    45,147
  WA-15L.......................................  39,520    4,940          --        --
  WA-246P......................................      --       --      79,040    11,856
  WA-256P......................................      --       --     104,975    15,746
  WA-261P......................................      --       --      82,498     5,156
                                                 ------   ------   ---------   -------
          Total................................  84,723    9,855   1,734,622   422,975
                                                 ======   ======   =========   =======


---------------

(a) "Developed acreage" consists of acres spaced or assignable to production (including acreage held by production) on which wells have been drilled or completed to the point that would permit production of commercial quantities of oil or natural gas.

(b) "Undeveloped acreage" consists of acres on which there is no commercial production of oil or natural gas. In Equatorial Guinea, Globex is obligated to drill one additional exploratory well by

     December 31, 2004 and one well every two years until May, 2011 to maintain its current share of undeveloped acreage in the Alba Block. In Australia, if Globex elects to remain in the WA-209P block, it must drill one exploratory well during 2003 and one well during 2005. Globex is also obligated to drill one exploratory well in the WA-246P block by October, 2003. In addition, Globex must drill one exploratory well by April, 2002 and one exploratory well by February, 2005 in Cameroon, in order to maintain its undeveloped acreage.

  Productive Wells and Drilling Activity


     Globex holds participation interests in 18 offshore gross wells as of September 30, 2001 none of which are operated by Globex.



     The following table shows Globex's interest in productive oil and natural gas wells as of September 30, 2001. For purposes of this table, "productive wells" refers to wells producing hydrocarbons and those capable of production.


                                                              GROSS WELLS   NET WELLS
                                                              -----------   ---------
Core Areas:
  Equatorial Guinea.........................................       8          0.870
  Australia.................................................      10          1.250
                                                                  --          -----
          Total.............................................      18          2.120
                                                                  ==          =====

     The following table shows the number of gross and net exploratory and development wells in which Globex has participated, the number of gross and net wells successfully completed and the success rate percentage during the periods indicated. A well is considered successful upon the installation of permanent equipment for the production of hydrocarbons or when a well evaluation indicates the presence of commercially producible reserves and the operator intends to complete such wells.


                                             WELLS DRILLED        SUCCESSFUL        SUCCESS RATE (%)
                                            ---------------     ---------------     -----------------
                                            GROSS      NET      GROSS      NET       GROSS       NET
                                            -----     -----     -----     -----     -------     -----
1998
  Exploratory............................     1       0.190      --          --        --         --
  Development............................     7       0.875       7       0.875       100        100
                                             --       -----       --      -----       ---        ---
          Total..........................     8       1.065       7       0.875        88         82
                                             ==       =====       ==      =====       ===        ===
1999
  Exploratory............................     3        1.57       1       0.375        33         24
  Development............................     5        0.98       4       0.600        80         61
                                             --       -----       --      -----       ---        ---
          Total..........................     8        2.55       5       0.975        63         38
                                             ==       =====       ==      =====       ===        ===
2000
  Exploratory............................     8        1.41      --          --        --         --
  Development............................     6        0.65       6        0.65       100        100
                                             --       -----       --      -----       ---        ---
          Total..........................    14        2.06       6        0.65        43         32
                                             ==       =====       ==      =====       ===        ===
January-September 2001
  Exploratory............................     4        0.41       1        0.11        25         27
  Development............................     4        0.51       3        0.36        75         71
                                             --       -----       --      -----       ---        ---
          Total..........................     8        0.92       4        0.47        50         51
                                             ==       =====       ==      =====       ===        ===

  Per Unit Sales Price and Production Costs

     The following table shows the average per unit sales price by product and the per unit production costs during the periods indicated. For discussion of Globex's production, average sales prices received and production costs see "Globex Management's Discussion and Analysis of Financial Condition and Results of Operations" below.


                                                 NINE MONTHS
                                                    ENDED
                                                SEPTEMBER 30,
                                                    2001         2000     1999     1998
                                                -------------   ------   ------   ------
Average per Barrel or MMBTU:
  Sales Price:
     Oil......................................     $26.44       $29.41   $18.89   $11.92
     Condensate...............................      25.90        28.42    17.29    10.88
     Gas......................................       0.25           --       --       --
Production costs(a)...........................       3.49         3.65     5.44     4.02


---------------


(a) Production costs include lease operating costs. See discussion of "Reserves" below.


  Reserves

     Globex has a geographically focused reserve base, with two producing fields.

     The following table sets forth information as to Globex's net total proved and total proved developed reserves as of December 31, 2000, 1999 and 1998, and the present value as of such dates of the estimated future net reserves from the production and sale of those reserves discounted at 10% in accordance with criteria prescribed by the SEC.

                                                             AS OF DECEMBER 31,
                                                        -----------------------------
                                                          2000       1999      1998
                                                        --------   --------   -------
TOTAL PROVED RESERVES:
Oil, condensate, and natural gas liquids (MBbls)......    18,987     14,770    11,168
Natural gas (Bcf).....................................       150        120         5
SEC 10% net present value (in thousands)..............  $163,115   $131,762   $18,739
TOTAL PROVED DEVELOPED RESERVES:
Oil, condensate, and natural gas liquids (MBbls)......    18,987     11,797     8,674
Natural gas (Bcf).....................................       150         94        --
SEC 10% net present value (in thousands)..............  $163,115   $ 97,687   $18,739

     The quantities in the preceding table are based upon estimates prepared by Ryder Scott Company, independent petroleum engineers.

     In computing future revenues from gas reserves, the sales price of $0.25 per MMBTU stipulated by a production sharing contract was assumed for all years presented and held constant to the end of the gas sales contract. In computing future revenues of oil sold, current market prices for the area were held constant to depletion of the reserves. In computing future revenues from crude oil and natural gas liquids, prices in effect at December 31, 2000, 1999 and 1998 were used and were held constant to depletion of the reserves. The future reserves are adjusted to reflect Globex's net revenue interest in these reserves, as well as any ad valorem and other severance taxes, but do not include any provisions for corporate income taxes. Globex believes that values reported for SEC purposes do not necessarily reflect market conditions and does not represent these values to be the "fair market value" for the Globex interests.

     Operating costs include costs directly applicable to the leases or wells. Development costs are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The estimated net cost of abandonment after salvage was considered where such costs are significant.

     No deduction was made for indirect costs such as general and administrative and overhead expenses, loan repayments, interest expenses and exploration and development prepayments.

     The future prices received by Globex for the sales of its production may be higher or lower than the prices used in calculating the estimates of future net revenues and the present value thereof as set forth herein, and the operating costs and other costs relating to such production may also increase or decrease from existing levels; however, possible fluctuations in prices and costs were, in accordance with rules adopted by the SEC, omitted from consideration in arriving at such estimates.

     The reserve estimates provided have been generated by Ryder/Scott Company at the request of Globex and under Ryder Scott's interpretation of available reservoir information and SEC reporting requirements. These estimates reflect any information that was available at the effective date of the reserve reports. As new wells are drilled, additional production information is obtained, and new analyses are carried out, subsequent estimates may differ from those currently presented.

  Competition

     Globex actively competes for reserve acquisitions and exploration leases, licenses and concessions, frequently against companies with substantially larger financial and other resources. To the extent its capital budget is lower than that of its competitors, Globex may be at a disadvantage in effectively competing for certain reserves, leases, licenses and concessions. Also, to the extent that Globex has fewer resources, such as technical staff, it may be at a disadvantage in effectively evaluating competitive opportunities.

GLOBEX MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Liquidity and Capital Resources


     Globex requires capital to acquire interests in minerals and mineral estates and for the exploration, development and production of oil and natural gas. Globex operates overseas through its six subsidiaries and has interests in onshore Cameroon, offshore West Africa and offshore Australia. Globex has no U.S. oil and gas production interests.


     Globex's primary sources of liquidity are cash provided by operating activities and debt financing. Cash provided by operating activities increased from $5.11 million in 1999 to $22.05 million in 2000. Long-term debt including current maturities remained fairly constant with a $16.24 million balance at December 31, 1999 versus a $16.23 million balance at December 31, 2000. The majority of the debt balance relates to a credit facility Globex entered into in October 1998.


     For the nine months ended September 30, 2001 cash provided by operating activities was $18.5 million versus $19.48 million in 2000. Major items to highlight regarding the change in cash provided are an increase of $3.08 million in net oil and gas sales, a $3.36 million increase in the Australian Petroleum Resources Rent Tax (PRRT), and merger related expense increases of $.87 million. These expenses were not incurred in 2000 (see Notes 2 & 6 of the "Notes To Consolidated Financial Statements" on F-10 and F-11). Long-term debt outstanding including current maturities was $16.22 million at September 30, 2001.



     The credit facility provides Globex up to $22.50 million of committed secured financing. As of December 31, 2000 and 1999, there was $16.20 million outstanding under the credit facility. The amounts outstanding are due and the credit facility terminates on October 31, 2001. The credit facility limits the ability of the company and its subsidiaries to incur additional indebtedness, create liens, enter into mergers and consolidations, pay cash dividends on the Company's capital stock, make acquisitions, sell assets or change its business without prior consent of its lenders. Under the credit facility the Company must maintain certain financial ratios, including current ratio and adjusted EBITDA to debt service. The company is currently in compliance of all its debt compliance covenants. Effective October 29, 2001, Globex extended its existing Credit Facility through January 28, 2002 for a nominal fee. The Company's borrowing base was reduced to $17.50 million of which Globex has borrowed $16.20 million as of

September 30, 2001. Borrowings under the Credit Facility bear interest at a variable rate equal to LIBOR plus 2.0 percent. Globex is currently reviewing several term sheets with comparable terms from various lenders to replace its current Credit Facility. Globex intends and believes that they have an ability to refinance the outstanding balance on or prior to the maturity date. However, if Globex cannot secure additional financing, it will consider other financing alternatives, such as internally generated cash flows, additional equity contributions from existing shareholders and sales of selected assets.



     Globex's revenues and cash flows are sensitive to the volatile energy prices. At various times, Globex hedges a portion of its oil and gas production to reduce its exposure to price fluctuations. As of September 30, 2001, and December 31, 2000, Globex had no open positions with respect to any of its current or future production. During 2000, Globex hedged approximately 39 percent of its production and recorded a reduction in oil and product sales of $3.23 million in connection with its crude oil contracts. In 1999, Globex hedged 17 percent of its production and recorded a reduction in oil and product sales of $0.39 million in connection with its crude oil contracts.



     In addition to price risk, Globex is subject to property impairments when the carrying amount of an asset may not be recoverable. As a result of the remoteness of some of Globex's drilling operations, impairments may occur due to the lack of a market for natural gas, which is a byproduct of producing activities aimed primarily at oil reserves. Impairments also occur when developmental operations do not result in economically feasible reserves. In 2000, impairment costs and dry hole expenses totaled $10.56 million and $1.16 million, respectively. The impaired properties were located in Australia and Equatorial Guinea and either lacked economically viable reserves or a sufficient market for natural gas. The dry hole costs consist of several Australian wells in which Globex has a limited interest. During 1999, there were no property impairments, and dry hole costs equaled $5.54 million. Dry hole costs for 1999 relate to the investment in the Barramundi #1 well in Australia that resulted in a non-discovery. For the nine months ended September 30, 2001 dry hole and impairment expense totaled $4.61 million and were primarily associated with the drilling of the Los Loros, Agate and Ibis exploratory wells located in Block D, Equatorial Guinea, the Tusk II well in Australia and the Ragay Gulf impairment in the Philippines project.



     For the years ended December 31, 2000, 1999 and 1998, accretion of the redeemable preferred stock remained consistent year to year. At September 30, 2001, the carrying amount of the redeemable preferred shares reflect a value that preferred shareholders would receive in the proposed merger with Apco assuming a $33.974 share price of Apco common stock or $65.3 million.



     Globex's capital expenditures and exploration costs totaled $18.57 million and $14.83 million in 2000 and 1999, respectively. In 2000, approximately 31 percent of these expenditures were incurred in Australia and 69 percent were incurred in West Africa. During 1999, 32 percent and 68 percent of total capital expenditures were spent in Australia and West Africa, respectively. Capital expenditures of approximately $14 million are planned in 2001, which Globex intends to finance with cash generated from operations. This represents a reinvestment of approximately 65% of cash flows from operations for the year ended December 31, 2000 in 2001 exploration and development activities. For the nine months ended September 30, 2001 capital expenditures totaled $10.17 million comprised of dry hole and impairments of $3.96 million, exploration expenses of $1.19 million and property, plant and equipment additions of $5.02 million. Property, plant and equipment additions consisted of infrastructure field development in the Alba Block, as well as the successful drilling of the Alba-9 well and the Estrella well in the Alba Block in Equatorial Guinea and development expenditures incurred in the Stag project in Australia.



     The increase in Accounts Receivable as of September 30, 2001 compared to December 31, 2000 is attributable to increased sales volumes in Equatorial Guinea and the receipt of two liftings in Australia in September 2001 which were collected in October 2001. In January of 2001, Globex began a marketing agreement that resulted in the requirement of oil and gas imbalance accounting, as noted by the change in the crude oil imbalance account from September 30, 2000 to September 30, 2001.



     Oil and gas reserves increased significantly in Equatorial Guinea as discussed in the "Results of Operations".

  Results of Operations



  SEPTEMBER 30, 2001 COMPARED WITH SEPTEMBER 30, 2000



     As a result of the successful drilling of the Alba-9 well in the Alba Block in Equatorial Guinea, in addition to information learned from the drilling of the Ibis well, condensate reserves in Equatorial Guinea increased from 11.74 million barrels at December 31, 2000 to 29.67 million barrels at September 30, 2001. In addition, plant product barrels associated with Globex's equity interest in the Alba LPG plant increased to 13 million barrels versus 3.38 million barrels at December 31, 2000.



     Net income for the nine months ended September 30, 2001 was $5.25 million versus $10.78 million in the comparable period for the prior year. This decrease is due primarily to increased merger related expenses, dry hole costs and impairments, and Australian PRRT tax offset by a $3.08 million increase in revenue as discussed further below.



     Oil and gas sales increased 12.62% to $27.48 million from $24.40 million for the nine months ended September 30, 2001 and 2000. This increase is primarily the result of approximately $3 million in hedging losses recorded for the nine months ended September 30, 2000. Commodity price per barrel decreased approximately $1.40 while sales volumes increased 3% over the prior period. In addition, Globex had $.53 million in sales of gas to the Alba Methanel Plant.



     Dry hole and impairment costs increased to $4.61 million from $.30 million for the nine months ended 2001 and 2000 as a result of three dry holes drilled in the Block D of Equatorial Guinea totaling $3.63 million. In addition, the Tusk-2 well in Australia and an impairment of the Ragay Gulf, Philippines project resulted in dry hole and impairment costs of $.49 million and $.65 million respectively.



     General, administrative, and merger costs expenses totaled $2.8 million and $1.05 million respectively for the nine months ending September 30, 2001. Increases from 2000 were mainly a result of higher compensation costs, additional professional fees related to operations in Australia, and additional administrative, financial, and operational services required in anticipation of the merger with Apco. On January 2, 2001, 12,222 shares of common stock were granted to C. John Miller, Chairman of the Board and Chief Executive Officer of Globex. These shares were fully vested upon grant and resulted in expense of $.58 million.



     Australian PRRT increased $3.36 million for the nine months ending September 30, 2001, associated with the Stag Field in Australia. Globex benefited from the application of prior year net operating losses (NOL's) for both income taxes and the Australian PRRT in 2000. During 2001, Globex will be subject to a higher effective tax rate as a result of prior utilization of these NOL's.



  2000 COMPARED WITH 1999


     Net income for 2000 was $8.49 million versus a net loss of $3.82 million for 1999. This resulted from increased oil and gas sales, increased equity in affiliate earnings and benefits from NOLs, partially offset by higher impairment charges and depreciation, depletion and amortization expense.

     Oil and plant product revenues increased 151 percent to $34.08 million in 2000 from $13.57 million in 1999. Of the $20.51 million change in oil and plant product revenues, $18.83 million relates to an increase in operations in Australia. This increase in revenues is mainly the result of two wells coming on-line in December 1999 and one beginning production in 2000. As a result, production volumes almost doubled from 0.56 MMBbls in 1999 to 1.11 MMBbls in 2000. Also contributing to the increase in revenues was an increase in the average price per barrel sold from $18.89/Bbl in 1999 to $29.41/Bbl in 2000.

     In 2000, Globex's equity in earnings of its affiliate in Equatorial Guinea totaled $516,000 versus a loss of $3,000 in 1999. The increase in earnings is mainly the result of a favorable market for liquid petroleum gas, slightly offset by a decrease in volumes.

     Dry hole and impairment costs increased from $5.54 million in 1999 to $11.71 million in 2000, an increase of 111 percent. As discussed earlier, Globex's dry hole costs decreased in 2000, but property impairments were $10.56 million for the year. The impaired properties were located in Australia and Equatorial Guinea, and either lacked economically viable reserves or a sufficient market for natural gas.

     Operating expenses rose 11 percent from $4.49 million in 1999 to $4.99 million in 2000. However, on a per unit basis, operating expenses decreased to $3.65/Bbl in 2000 from $5.44/Bbl in 1999. The primary reason for this decrease was reaching optimal production in the Stag field in 2000, without significant additional operating costs.

     Depreciation, depletion and amortization expense increased $1.46 million, or 64 percent, from $2.29 million in 1999 to $3.75 million in 2000. The majority of this increase resulted from the commencement of production from wells in late 1999 with production continuing throughout 2000. Also contributing to this increase is additional production in 2000.

     Interest expense increased 63 percent from $0.68 million in 1999 to $1.11 million in 2000. The primary reason for the increase is additional borrowing by Globex under the credit facility in the third quarter of 1999 that remained outstanding through 2000.

  1999 COMPARED WITH 1998

     The net loss for 1999 was $3.82 million versus a net loss of $4.02 million in 1998. This 5 percent reduction in losses resulted from increased oil and gas sales, partially offset by higher dry hole costs, operating expenses and depreciation, depletion and amortization.

     Oil and plant product revenues increased 108 percent to $13.57 million in 1999 from $6.53 million in 1998. Of the $7.04 million change, $5.55 million relates to an increase in operations in Australia. Volumes of oil sold increased from 0.31 MMBbls in 1998 to 0.52 MMBbls in 1999, as a result of the start of production in the Stag field in May 1998 and maintaining production for all of 1999. In addition, the average price per barrel sold from the Stag field increased from $11.92/Bbl in 1998 to $18.89/Bbl in 1999.

     Operating expenses increased 85 percent from 1998 to 1999, from $2.43 million to $4.49 million. This increase resulted primarily from the start of production in the Stag Field in the second quarter of 1998 and continuing through 1999. Exploration expenses, however, decreased from $2.17 million in 1998 to $1.93 million in 1999, primarily as a result of Globex's focus on development of the Stag Field.

     Dry hole costs increased from $1.66 million in 1998 to $5.54 million in 1999, an increase of 234 percent. Dry hole costs in 1999 consisted mostly of expenses relating to the Barramundi #1 exploratory well, which was determined to be dry during the year. The 1998 dry hole costs relate to the Lepus #1 well in Australia and the Riaba #1 well in Equatorial Guinea.

     Depreciation, depletion, and amortization expense increased from $1.51 million in 1998 to $2.29 million in 1999 as a result of the increased production discussed above. Equity in earnings of affiliate was a $0.31 million loss in 1998 due to expenses incurred with building the Alba Plant. However, during 1999, equity in plant earnings almost broke even when supported by a full twelve months of production.

     Interest expense increased from $0.10 million in 1998 to $0.68 million in 1999. This increase resulted from an increase in long-term debt, including current maturities, from $5.45 million in 1998 to $16.24 million in 1999.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Apco and Globex boards with respect to the merger, you should be aware that, as described below, certain members of the Apco and Globex management and board of directors may have interests in the merger that are different from, or in addition to, the interests of shareholders of the two companies and that may create potential conflicts of interest. Two officers of Globex are members of the Globex board of directors that approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Two officers of Apco are members of the Apco board of directors that approved the merger, the merger agreement and the transactions contemplated thereby, including the issuance of shares and amendments to Apco's memorandum of association and articles of association.

     Except as described below, these persons have, to the knowledge of Apco and Globex, no material interest in the merger other than those of shareholders of Apco and Globex generally.

DIRECTORS AND OFFICERS FOLLOWING THE MERGER

  Directors of the Combined Company


     In connection with the merger, Apco will increase the number of directors on the board of the combined company to nine members, four of whom will be nominated by Williams Global, three of whom will be nominated by a delegated representative of the former shareholders of Globex and two of whom will be collectively nominated by Williams Global and the delegated representative of the former shareholders of Globex. The shareholders agreement to be entered into at the effective time of the merger by Williams Global and the former shareholders of Globex who receive Apco ordinary shares in the merger will indicate the name of the initial Globex representative and provide such representative with the authority to act on behalf of all the shareholders of Globex as a group. Three of Williams' proposed nominees for the board of directors of the combined company are current members of Apco's board of directors and three of Globex's proposed nominees for the board of directors of the combined company are current members of Globex's board of directors. For more information on the directors of the combined company following the merger, see "Material Terms of the Shareholders Agreement" on pages 79-80 "Directors and Management of the Combined Company" on pages 85-90.


  Management of the Combined Company


     As part of the integration process of combining Apco and Globex, it will be the goal of the board of directors of the combined company to build a strong management team to lead the combined company. Following completion of the merger, the board of directors of the combined company will establish a search committee to select a new chief executive officer and a new chief financial officer for the combined company. Until the new chief executive officer is appointed, Randy Barnard, Apco's current chairman, president and chief executive officer, and C. John Miller, Globex's current chief executive officer, will act as interim co-chief executive officers of the combined company reporting directly to the board of directors. It is expected that other senior management positions at the combined company will be filled by a combination of current Apco and Globex senior managers, including Thomas Bueno, L. Gene Kornegay, Richard P. Crist and Thomas L. Burgett, and other qualified outside candidates. The interim co-chief executive officers' immediate task following the merger will be to successfully and quickly complete the integration of the businesses. For more information on the management of the combined company following the merger, see "Directors and Management of the Combined Company" on pages 85-90.


OWNERSHIP OF STOCK; STOCK OPTIONS AND BONUS SHARES

  Security Ownership of Apco Directors and Executive Officers

     Apco's directors and executive officers do not own any ordinary shares of Apco, other than directors' qualifying shares which in the aggregate represent less than 1% of the total outstanding Apco ordinary shares.

  Security Ownership of Globex Directors and Executive Officers


     The following table sets forth information, as of September 30, 2001, regarding beneficial ownership of Globex common stock and preferred stock, as well as the estimated beneficial ownership of Apco ordinary shares following completion of the merger (based on beneficial ownership as of June 28, 2001) by each Globex director and executive officer and all such directors and executive officers as a group.


BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS AND DIRECTORS OF GLOBEX ENERGY, INC.(1)


                            NUMBER OF                        NUMBER OF                        NUMBER OF APCO
                            SHARES OF       PERCENT OF       SHARES OF        PERCENT OF      ORDINARY SHARES
                              GLOBEX          GLOBEX          GLOBEX            GLOBEX           AFTER THE
NAME                       COMMON STOCK    COMMON STOCK   PREFERRED STOCK   PREFERRED STOCK      MERGER(2)
----                       ------------    ------------   ---------------   ---------------   ---------------
C. John Miller...........    184,202.7(3)     16.86            45.46(4)           9.09             524,094
Robert D. Gunn...........    127,272.7(5)     11.65            45.46(6)           9.09             416,155
C. E. Jacobs.............    127,272.7(7)     11.65            45.46(8)           9.09             416,155
William C. Myler.........    133,272.7(9)     12.20            50.46(10)         10.09             446,761
Robert A. Haveman........       12,000         1.10               10              2.00              61,213
A. V. Jones, Jr. ........     22,767.5(11)     2.08             8.13(12)          1.63              74,435
Peter K. Seldin..........       48,000(13)     4.39               40              8.00             244,854
L. Gene Kornegay.........     7,253.37(15)      .66                0              0.00              13,752
Richard P. Crist*........    16,142.82(16)     1.48                0              0.00              30,606
C. E. Miller.............     63,636.5(17)     5.82             22.7(18)          4.54             207,960
All Named Exec. Officers
  and Directors as a
  Group..................   741,820.99        67.89           267.67             53.53           2,435,985


---------------


  * Mr. Crist has elected, effective December 31, 2001, to resign all his positions with Globex, its subsidiaries and affiliates.



 (1) The beneficial ownership information included in this table is based on the assumption that the closing of the merger will occur within 60 days of the filing of this joint proxy statement/prospectus and that all options to purchase shares of Globex common stock held by these directors and executive officers will become 100% vested and exercisable immediately prior to the consummation of the merger.


 (2) Reflects the conversion of Globex common stock into Apco ordinary shares based on the exchange ratio of 1.896 and the conversion of Globex preferred stock into Apco ordinary shares based on the exchange ratio of 3,846.154.

 (3) Includes 127,272.7 shares of Globex common stock owned by Worldwide Exploration Corporation, a company owned by the Charles John Miller Revocable Trust, a revocable trust in which Mr. Miller is the trustee, 49,181 shares of Globex common stock owned by the Charles John Miller Revocable Trust and 7,749 shares of Globex common stock subject to an option granted to the Charles John Miller Revocable Trust that is exercisable within 60 days.

 (4) Represents 45.46 shares of Globex preferred stock owned by Worldwide Exploration Corporation.

 (5) Represents 127,272.7 shares of Globex common stock owned by Gunn Management Company, a company owned by Mr. Gunn.

 (6) Represents 45.46 shares of Globex preferred stock owned by Gunn Management Company.

 (7) Represents 127,272.7 shares of Globex common stock owned by Jacobs Development, Ltd., a company controlled by Mr. Jacobs.

 (8) Represents 45.46 shares of Globex preferred stock owned by Jacobs Development, Ltd.

 (9) Represents 133,272.7 shares of Globex common stock owned by MDC Investment Limited Partnership ("MDC"). MDC is a limited partnership for which Muskegon Development Company is the general partner. Mr. Myler is a director and the chief executive officer of Muskegon Development Company and as such has the power to direct the vote and disposition of the shares of Globex common stock owned by MDC.

(10) Represents 5 shares of Globex preferred stock owned by Muskegon Development Company ("MDCCO") and 45.46 Shares of Globex Preferred Stock owned by MDC. Mr. Myler has the power to direct the vote and disposition of the shares of Globex preferred stock owned by MDCCO and by MDC as a director and the chief executive officer of MDCCO, the general partner of MDC.

(11) Includes 4,949.32 shares of Globex common stock owned by the A.V. Jones, Jr. Loyal Trust over which Mr. Jones is the trustee, 8,909.09 shares of Globex common stock owned by the KCJ Loyal Trust over which Mr. Jones is the trustee and 8,909.09 shares of Globex common stock owned by the PJH Loyal Trust over which Mr Jones is the trustee.

(12) Includes 1.77 shares of Globex preferred stock owned by the A.V. Jones, Jr. Loyal Trust, 3.18 shares of Globex preferred stock owned by the KCJ Loyal Trust and 3.18 shares of Globex preferred stock owned by the PJH Loyal Trust.

(13) Includes 24,000 shares of Globex common stock owned by Centennial Energy Partners, L.P. and 24,000 shares of Globex common stock owned by Tercentennial Energy Partners, L.P. which are limited partnerships in which Centennial Energy Partners LLC is the general partner. Mr. Seldin is the managing member of Centennial Energy Partners LLC and as such has the power to direct the vote and disposition of the shares of Globex common stock owned by the limited partnerships.

(14) Includes 20 shares of Globex preferred stock owned by Centennial Energy Partners, L.P. and 20 shares of Globex Preferred Stock owned by Tercentennial Energy Partners, L.P.

(15) Represents 15,111.11 shares of Globex common stock subject to options exercisable within 60 days and excludes 7,857.74 shares of Globex common stock that Mr. Kornegay will surrender in payment for the exercise price of the options.


(16) Excludes 4,500 shares of Globex common stock subject to options exercisable within 60 days that Mr. Crist will surrender in payment of debts owed to Globex and for the exercise price of the options and excludes 523.85 shares of Globex common stock that Mr. Crist currently owns and that he will surrender within 60 days in payment of debts owed to Globex. In connection with the issuance of these shares granted to Mr. Crist in 1997 under the Restricted Management Stock Bonus Plan, Globex received a note from Mr. Crist for payroll taxes paid by Globex on his behalf. The amount owed to the Company by Mr. Crist under this arrangement is $92,814 as of September 30, 2001.


(17) Represents 63,635.5 shares of Globex Common Stock owned by Eagle International, Inc. Of the 1,000 shares of common stock of Eagle International issued and outstanding, 228.15 shares are owned by the C.E. Miller Trust over which Mr. Miller is the trustee, 271.85 shares are owned by the C.E. Miller Retained Annuity Trust #1 over which Mr. Miller is the trustee and over which Mr. Miller currently has control, 228.15 shares are owned by the Betty E. Miller Trust over which Betty Miller, Mr. Miller's spouse, is trustee, and 271.85 shares are owned by the Betty E. Miller Retained Annuity Trust #1 over which Mr. Miller's spouse is the trustee and over which she currently has control.

(18) Represents 22.7 shares of Globex Preferred Stock owned by Eagle International, Inc. Of the 1,000 shares of common stock of Eagle International issued and outstanding, 228.15 shares are owned by the C.E. Miller Trust over which Mr. Miller is the trustee, 271.85 shares are owned by the C.E. Miller Retained Annuity Trust #1 over which Mr. Miller is the trustee and over which Mr. Miller currently has control, 228.15 shares are owned by the Betty E. Miller Trust over which Betty Miller, Mr. Miller's spouse, is trustee, and 271.85 shares are owned by the Betty E. Miller Retained Annuity Trust #1 over which Mr. Miller's spouse is the trustee and over which she currently has control.

  Apco Stock Options

     None of Apco's directors or executive officers hold options to acquire Apco ordinary shares.

  Globex Stock Options

     Certain executive officers of Globex hold options to acquire shares of Globex common stock granted to such executives under Globex's 1998 Stock Option Plan. In accordance with the terms of such stock option plan and the terms of the merger agreement, all options to purchase shares of Globex common stock held by these executive officers will become 100% vested and exercisable immediately prior to the consummation of the merger. These executive officers have elected to exercise all of their outstanding options to purchase shares of Globex's common stock immediately prior to the consummation of the merger. Each such election is contingent on the consummation of the merger.

     The following table sets forth, with respect to each of the executive officers, the number of shares of Globex common stock subject to options held by such persons that will become 100% vested and exercisable immediately prior to the consummation of the merger (and which such person elected to exercise immediately prior to the consummation of the merger) and the exercise price per share of such options.


                                                           OPTIONS WHICH
                                                          WILL BECOME 100%      EXERCISE PRICE
NAME OF EXECUTIVE                                      VESTED AND EXERCISABLE     PER SHARE
-----------------                                      ----------------------   --------------
C. John Miller.......................................            1,749              $24.00
                                                                 6,000              $12.50
L. Gene Kornegay.....................................        15,111.11              $16.16
Richard Crist*.......................................            4,500              $16.16


---------------


*Mr. Crist has elected, effective December 31, 2001, to resign all his positions with Globex, its subsidiaries and affiliates.


     Mr. Kornegay elected to withhold 7,857.74 shares of Globex common stock otherwise issuable on the exercise of the above options, valued at market value per share (as determined by Globex) to pay for the exercise price of his options and the associated income tax.


     Mr. Crist elected to withhold 4,500 shares of Globex common stock otherwise issuable on the exercise of the above options, valued at market value per share (as determined by Globex) to pay for debts owed to Globex. In connection with the issuance of these shares granted to Mr. Crist in 1997 under the Restricted Management Stock Bonus Plan, Globex received a note from Mr. Crist for payroll taxes paid by Globex on his behalf. The amount owed to the Company by Mr. Crist under this arrangement is $92,814 as of September 30, 2001.


     The aggregate value of the options granted to all Globex directors and officers that will become 100% vested and exercisable, including portions that have already become vested and exercisable, is expected to be approximately $973,000. This value is based on the price of Globex common stock that is equivalent to a $26 per share price of Apco common stock, and therefore remains subject to change as the price of Apco common stock fluctuates. The aggregate value of accelerated options to Globex officers and directors includes the value of common stock subject to an option granted to Thomas Burgett, the Exploration Manager, Secretary and Treasurer of Globex's, in addition to the options granted to Globex's executive officers.

  Globex Bonus Shares

     Mr. Crist holds 16,666.67 bonus shares of Globex common stock granted under the Globex's Restricted Management Stock Bonus Plan, 523.85 of which he will surrender within 60 days in payment of debts owed to Globex.

GLOBEX DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY INSURANCE

     The combined company is obligated to cause the surviving corporation in the merger to maintain in effect Globex's current directors' and officers' liability insurance covering acts of omissions occurring prior to the effective time of the merger for six years after the merger.

     The combined company is obligated to cause the surviving corporation in the merger to the fullest extent permitted by law to indemnify and hold harmless, and provide advancement of expenses to, each person who is or has been an officer or director of Globex or its subsidiaries with respect to acts or omissions by them in their capacities as officers, directors or employees of Globex or its subsidiaries at any time on or prior to the merger, including for acts or omissions occurring in connection with the approval of the merger and the merger agreement. The combined company will also cause the surviving corporation in the merger to maintain in its certificate of incorporation or by-laws the current provisions regarding indemnification of officers, directors and employees for a period of six years following the merger.

                     MATERIAL TERMS OF THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by the complete merger agreement which is attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference. All shareholders of Apco and Globex are urged to read the merger agreement carefully and in its entirety.

GENERAL

     Under the merger agreement, Apco Delaware, Inc., a wholly owned subsidiary of Apco, will merge with and into Globex. As a consequence of the merger, Globex will become a wholly owned subsidiary of Apco and change its name to "Globex Properties, Inc.," and Apco will change its name to "Globex Energy, Inc." See "-- Name Change; Company Headquarters; Board of Directors and Related Matters" below.

TIMING OF CLOSING AND EFFECTIVE TIME

     Closing. The closing of the merger will take place on the first business day after all closing conditions have been satisfied or waived, unless the merger agreement has been terminated or another time or date is agreed to in writing by the parties. See "-- Conditions" below for a more complete description of the conditions that must be satisfied prior to closing.

     Effective Time. As soon as practicable after the satisfaction or waiver of the conditions to the merger, Apco and Globex will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the Delaware General Corporation Law and make all other required filings or recordings. The merger will become effective when the certificate of merger is filed or at such later time as Apco and Globex agree and specify in the certificate of merger.

MERGER CONSIDERATION

     The merger agreement provides that (i) each share of Globex common stock that is outstanding immediately prior to the effective time of the merger will, at the effective time, be automatically converted into the right to receive
1.896 validly issued, fully paid and non-assessable ordinary shares of Apco and
(ii) each share of Globex preferred stock that is outstanding immediately prior to the effective time of the merger will, at the effective time, be automatically converted into the right to receive 3,846.154 validly issued, fully paid and non-assessable ordinary shares of Apco.

     Any shares of Globex common stock and Globex preferred stock owned by Apco, held by Globex as treasury stock or owned by either companies' subsidiaries will be automatically canceled, and we will not exchange those shares for any securities of Apco or other consideration.

PROCEDURES FOR SURRENDER OF CERTIFICATES; FRACTIONAL SHARES

     Before the closing of the merger, we will appoint The Bank of New York as exchange agent to handle the exchange of Globex stock certificates for stock certificates of Apco, and the payment of cash for fractional shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Globex stock certificates for stock certificates of Apco, to each former Globex shareholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Globex stock certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Globex stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive stock certificates representing Apco's ordinary shares into which the shares of Globex common stock and Globex preferred stock, which were represented by the Globex stock certificates, have been converted in the merger.

     After the merger, each certificate that previously represented shares of Globex common stock and Globex preferred stock will represent only the right to receive the number of Apco's ordinary shares into which those shares of Globex common stock and Globex preferred stock have been converted.

     Apco will not pay dividends to holders of Globex stock certificates in respect of Apco's ordinary shares into which the Globex shares represented by those certificates have been converted until the Globex stock certificates are surrendered to the exchange agent.

     After the merger becomes effective, Globex will not register any further transfers of Globex shares. Any certificates for Globex shares that you present for registration after the effective time will be exchanged for ordinary shares of Apco.

     Apco will not issue fractional shares in the merger. Instead, the exchange agent will pay to each of those shareholders otherwise entitled to a fraction of an Apco ordinary share an amount in cash determined by multiplying the fractional share interest to which the shareholder would otherwise be entitled by the closing price for an Apco ordinary share on the NASDAQ on the date of the effective time of the merger.

NAME CHANGE; COMPANY HEADQUARTERS; BOARD OF DIRECTORS AND RELATED MATTERS

     Apco Name Change. If Apco's shareholders approve the proposal to amend Apco's memorandum of association, Apco will change its corporate name so that the name of the combined company will be "Globex Energy, Inc."

     Headquarters of the Combined Company. After the completion of the merger, the headquarters of the combined company will be in Houston, Texas.

     Board of Directors of the Combined Company. Apco has agreed to take all action necessary so that, at the effective time of the merger, the board of directors of the combined company will be increased to nine and divided into three staggered classes. See "Material Terms of the Shareholders Agreement -- Corporate Governance" on pages 79-80.

     Memorandum of Association Amendment. The merger agreement requires the board of directors and shareholders of Apco to approve an amendment to its memorandum of association to change its corporate name so that the name of the combined company will be "Globex Energy, Inc." See "Amendments to Apco's Memorandum of Association and Articles of Association" on pages 38-39.

     Articles of Association Amendment. The merger agreement requires that the board of directors and shareholders of Apco approve an amendment to its articles of association to establish the structure of Apco's board of directors following the merger. See "Amendments to Apco's Memorandum of Association and Articles of Association" on pages 38-39.

THE OPTION RESTRUCTURING

     Prior to the closing of the merger, Globex will take all necessary actions so that all outstanding options, warrants, convertible securities and other rights to acquire its capital stock have been exercised or terminated.

COVENANTS

     We have each undertaken certain covenants in the merger agreement. The following summarizes the material covenants of the merger agreement:

     No Solicitation. We have each agreed that we and any of our subsidiaries, officers and directors will not, and will use reasonable best efforts to ensure that our respective employees, agents or representatives do not:

     - initiate, solicit, encourage or knowingly facilitate, including by way of furnishing information, any inquiries or the making of any proposal or offer with respect to a third party "acquisition proposal" of the type described below;

     - have any discussion with or provide any confidential information or data to any person relating to an acquisition proposal;

     - engage in negotiations concerning an acquisition proposal;

     - knowingly facilitate any effort or attempt to make or implement an acquisition proposal; or

     - accept an acquisition proposal.

     However, each of us is permitted, as is contemplated under the federal securities laws, to take and disclose to our shareholders our position with respect to any acquisition proposal.

     An "acquisition proposal" for Apco or Globex, as applicable, is any proposal or offer with respect to:

     - a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party;

     - any purchase or sale of the consolidated assets of the party and its subsidiaries, taken as a whole, having an aggregate value equal to $5,000,000 or more; or

     - any purchase or sale of, or tender offer or exchange offer for, 10% or more of the equity securities of such party.

     Board of Directors' Covenant to Recommend. We have agreed that our respective boards of directors will recommend the approval of the merger to our respective shareholders.

     Operations of Apco and Globex Pending Closing. We have each undertaken a separate covenant that places restrictions on ourselves and our respective subsidiaries until either the effective time of the merger or the termination of the merger agreement. In general, we and our respective subsidiaries are required to conduct our businesses in the ordinary course consistent with past practices and to use reasonable best efforts to preserve intact our business organizations and relationships with third parties. Each of us has agreed to some specific restrictions that prohibit us and each of our respective subsidiaries from:

     - declaring dividends, except in the ordinary course of business;

     - splitting, combining or reclassifying our capital stock;

     - issuing securities convertible into our capital stock; purchasing, redeeming or otherwise acquiring shares of our capital stock;

     - paying or setting aside a "sinking fund" for the payment of any principal amount of outstanding debt securities;

     - entering into a recapitalization agreement;

     - issuing, delivering, selling, transferring, pledging or otherwise encumbering any of our shares of capital stock;

     - amending any of our governing documents;

     - reincorporating from the jurisdiction of our formation;

     - entering into any merger, consolidation, reorganization or other significant transaction;

     - forming, joining, or participating in another business, or contributing assets, employees, cash or customers to another business, other than in the ordinary course of business consistent with past practice;

     - acquiring assets of a business, except for the acquisition of raw materials or supplies in the ordinary course of business consistent with past practice;

     - selling, leasing, licensing, mortgaging or otherwise encumbering any properties or assets, other than sale of inventories and other hydrocarbons in the ordinary course of business consistent with past practice;

     - incurring any indebtedness, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

     - making any capital expenditure providing for payments which, individually, are in excess of $3 million or, in the aggregate, are in excess of $5 million;

     - settling or compromising any tax liability or making any tax election;

     - paying or settling any liabilities, obligations or litigation, other than in the ordinary course of business consistent with past practice;

     - entering into or amending in any material respect any benefit plan;

     - increasing the compensation of any director, officer, employee or agent, except for normal increases in the ordinary course of business consistent with past practice;

     - transferring or licensing any intellectual property other than in the ordinary course of business consistent with past practice;

     - changing any accounting policies, methods or procedures;

     - entering into or modifying any agreement with any director, officer, employee or stockholder; or

     - modifying the terms of any material agreement.

     Reasonable Best Efforts Covenant. We have agreed to cooperate with each other and to use our reasonable best efforts to take all actions and do all things advisable or necessary under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement. This cooperation may include selling, holding separate or disposing of assets in response to the requirements imposed by antitrust authorities. Neither of us will be required for any reason to sell, hold separate or otherwise dispose of assets, or to conduct our business in a specified manner, if such action is not conditioned on our merger closing or would reasonably be expected to have a material adverse effect on the combined company.

     Employee Benefit Matters. Globex has agreed to terminate its stock option and stock bonus plan prior to consummation of the merger.

     Payment of Dividends Pending the Merger. We have agreed to coordinate declaring dividends and the related record dates and payment dates so that Apco and Globex stockholders do not receive two dividends, or fail to receive one dividend, for any single calendar quarter.

OTHER COVENANTS AND AGREEMENTS

     Meeting of Shareholders. The merger agreement contains a covenant that we will each convene a meeting of our shareholders as soon as reasonably practicable, in the case of Apco, to approve the issuance of Apco ordinary shares to be issued in the merger and amendments to its memorandum of association and articles of association, and, in the case of Globex, to approve the merger agreement and the merger.

     Insurance and Indemnification. The combined company is obligated, for six years after the merger, to maintain in effect Globex's current directors' and officers' liability insurance covering acts or omissions occurring prior to the effective time of the merger.

     The combined company is obligated, to the fullest extent permitted under applicable laws, to indemnify and hold harmless each person who is, or has been, an officer, director or employee of Globex or any of its subsidiaries with respect to acts or omissions by them in their capacities as officers, directors or employees or taken at the request of Globex or any of its subsidiaries at any time on or prior to the effective time of the merger.

     NASDAQ Listing. Apco is obligated to use its reasonable best efforts to cause the ordinary shares to be issued in the merger to be approved for listing on the NASDAQ, subject to official notice of issuance.

     Acambuco Joint Venture. Prior to the closing of the merger, Williams Western Holding Company, Inc. will contribute the capital stock of Northwest Argentina Corporation, the record holder of a 1 1/2% interest in the Acambuco joint venture, to Apco in exchange for 58,769 Apco ordinary shares. (See "Certain Relationships with The Williams Companies Inc." on pages 82-84).

     Transitional Services Agreement. At the closing, the combined company will enter into a transitional services agreement with Williams International Services Company (See "Certain Relationships with The Williams Companies Inc." on pages 82-84).

     Termination of Globex's Stockholders Agreement; Shareholders
Agreement. Prior to the closing, Globex will have terminated its Stockholders Voting Agreement and the Globex stockholders will have entered into the Shareholders Agreement (See "Material Terms of the Shareholders Agreement" on pages 79-80).

     The Stockholders' Voting Agreement dated as of October 29, 1996, includes rights of first refusal with respect to transfers of shares and contains agreements as to the election of directors giving representation to different groups of shareholders. In addition, Globex stockholders have the right for a period of 30 days to put their shares to Globex for a price to be agreed upon by Globex and such stockholders or to be determined by an appraisal process beginning October 1, 2001 and on each October 1 thereafter, and Globex has similar rights to call shares for purchase beginning October 1, 2002.

     Expenses. We have each agreed to generally pay our own costs and expenses incurred in connection with the merger and the merger agreement and Apco has agreed to pay certain costs and expenses of Williams incurred in connection with the merger and the merger agreement.

     Accountants' Letters. We have each agreed to use our reasonable best efforts to deliver to each other copies of two comfort letters from our independent public accountants, one dated approximately as of the date the registration statement containing this joint proxy statement/prospectus is declared effective by the SEC and one dated as of the closing date of the merger, in form reasonably satisfactory to the other party and customary in scope for comfort letters delivered by independent accountants.

     Other Covenants. The merger agreement contains covenants relating to the cooperation between Apco and Globex in the preparation of this joint proxy statement/prospectus and other governmental filings. The merger agreement also contains additional agreements relating to, among other things, public announcements and access to information.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains substantially reciprocal representations and warranties made by each of us to the other. The representations and warranties relate to:

     - corporate existence, qualification to conduct business and corporate standing and power;

     - ownership of subsidiaries;

     - capital structure;

     - corporate authority to enter into, and carry out the obligations under, the merger agreement and enforceability of the merger agreement;

     - absence of a breach of our governing documents, law or material agreements as a result of the merger;

     - filings with the SEC with respect to Apco;

     - financial statements;

     - information supplied for use in this joint proxy statement/prospectus;

     - board of directors approval;

     - votes required for approval of the proposals contained herein;

     - litigation;

     - compliance with laws;

     - absence of certain changes or events;

     - environmental matters;

     - intellectual property matters;

     - payment of fees to finders or brokers in connection with the merger agreement;

     - opinion of financial advisor with respect to Apco;

     - tax matters;

     - material agreements;

     - employee benefit and labor matters;

     - title to assets;

     - engineering reports;

     - oil and gas operations;

     - hydrocarbon sales and purchase agreements;

     - financial and commodity hedging;

     - restrictions on business activities; and

     - the Entre Lomas, Stag and Alba oil and gas concessions.

CONDITIONS

     Our respective obligations to complete the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of various conditions which include, in addition to other customary closing conditions:

     - the approval of the issuance of Apco ordinary shares to be issued in the merger and amendments to Apco's memorandum of association and articles of association by Apco's shareholders and the approval of the merger agreement and the merger by the Globex stockholders;

     - the absence of any law, order or injunction prohibiting completion of the merger or which would have a material adverse effect on the combined company;

     - the receipt of all other governmental and regulatory consents, approvals and authorizations necessary for the merger unless not obtaining those consents or approvals would not reasonably be expected to have a material adverse effect on the combined company (any such consents and approval have been obtained);

     - the approval for listing by NASDAQ of the ordinary shares of the combined company to be issued in the merger, subject to official notice of issuance;

     - the SEC having declared effective the Apco registration statement, of which this joint proxy statement/prospectus forms a part;

     - the execution by Williams Global and the former shareholders of Globex of a shareholders agreement on or prior to the closing date of the merger (See "Material Terms of the Shareholders Agreement" below);


     - the execution by Williams International Company and the combined company of a preferred provider services agreement on or prior to the closing date of the merger (See "Certain Relationships with The Williams Companies, Inc." on pages 82-84); and


     - the new board of the combined company being in place immediately prior to the merger.

     In addition, individually, our respective obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional conditions:

     - the representations and warranties of the other company contained in the merger agreement being true and correct in all material respects on the closing date of the merger as if they were made on that date, unless they were by their express provisions made as of another particular date, in which case the statement must be true and correct in all material respects as of that date;

     - the other party having performed or complied in all material respects with its obligations and covenants contained in the merger agreement;

     - no material adverse effect on either party having occurred since the execution of the merger agreement; and

     - the receipt of a legal opinion from each company's tax counsel to the effect that the merger will qualify as a tax-free reorganization under the Internal Revenue Code. However, in the event that the delivery of either opinion of counsel is waived, or either such opinion would otherwise set forth tax consequences materially different to an Apco or Globex shareholder than those described in "Material Tax Consequences" above, Apco and Globex intend to resolicit proxies as required in accordance with the rules and regulations of the SEC.

     In addition, Apco's obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional conditions:

     - all options to purchase Globex stock shall have been exercised or terminated on or prior to the closing date of the merger;

     - no Globex shareholder shall have demanded dissenters' rights under Delaware law; and

     - all consents or other approvals required under Globex's existing credit agreement as a result of the merger shall have been received (such consents and approvals have been obtained).

     In addition, Globex's obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional condition:

     - the registration of Apco's Argentine branch shall have been completed and such registration shall not have resulted in costs to Apco of $10 million or more (such registration has been completed and the condition has been satisfied).

TERMINATION OF THE MERGER AGREEMENT

     Right to Terminate. The merger agreement may be terminated at any time prior to the closing in any of the following ways:

     - by our mutual written consent;

     - by either one of us;


     - if the merger is not completed on or before October 31, 2001; however, as previously announced, such date has been extended to December 31, 2001 due to the failure to obtain certain material approvals;


     - if a governmental entity has permanently enjoined the merger or failed to issue a required approval and such denial of the approval has become final and non-appealable;

     - if the requisite stockholder vote of either party is not obtained; or

     - if there has been a material breach by the other company of any of the other company's representations, warranties, covenants or agreements contained in the merger agreement, and the breach would result in the failure to satisfy one or more of the conditions to the merger and the condition(s) are incapable of being cured or, if capable of being cured, have not been cured within 30 days after written notice was received by the company in breach.

AMENDMENTS AND WAIVER

     Any provision of the merger agreement may be amended or waived at any time prior to the effective time of the merger. Any amendment must be signed by Apco, Globex and Apco Delaware, Inc. Any waiver must be signed by the party against whom the waiver is to be effective.

                  MATERIAL TERMS OF THE SHAREHOLDERS AGREEMENT


     The following is a summary of the material terms of the shareholders agreement to be entered into by Williams Global Energy (Cayman) Limited and the shareholders of Globex. The complete shareholders agreement has been filed as an exhibit to the registration statement of which this joint proxy statement/ prospectus is a part. See "Where You Can Find More Information" on pages 117-118 for information on how to obtain a copy of the shareholders agreement. All shareholders of Apco and Globex are urged to obtain and read the shareholders agreement carefully and in its entirety.


GENERAL

     In connection with the merger agreement, the combined company will enter into a shareholders agreement with Williams Global Energy (Cayman) Limited, currently the record holder of approximately 69% of Apco's outstanding ordinary shares, and the shareholders of Globex, relating to certain corporate governance matters, registration rights of Williams Global and such former shareholders of Globex and other related matters.

CORPORATE GOVERNANCE

     Board of Directors and Management. In connection with the merger, Apco will restructure its board of directors so that the board of directors of the combined company will be increased to nine and divided into three staggered classes as follows:

     - The Class I directors will include one director nominated by Williams Global, one director nominated by the former shareholders of Globex and one director nominated by Williams Global and the former shareholders of Globex collectively.

     - The Class II directors will include one director nominated by Williams Global, one director nominated by the former shareholders of Globex and one director nominated by Williams Global and the former shareholders of Globex collectively.

     - The Class III directors will include two directors nominated by Williams Global and one director nominated by the former shareholders of Globex, who will be C. John Miller.

     Agreement to Vote Shares. Until the first business day following the combined company's 2003 annual meeting of shareholders, Williams Global and the former shareholders of Globex will vote their shares in order to maintain the board structure described above.

     Non-executive Chairman. C. John Miller, Globex's current chairman and chief executive officer, will serve as non-executive Chairman of the Board of Directors of the combined company.

     Search Committee. The board of directors will establish a search committee to select a new chief executive officer and a new chief financial officer for the combined company. Until the new chief executive officer is appointed, Randy Barnard, Apco's current chairman, president and chief executive officer, and C. John Miller, Globex's current chief executive officer, will act as interim co-chief executive officers of the combined company reporting directly to the board of directors.

LOCKUP PERIOD

     Williams Global and the former shareholders of Globex agree not to transfer or otherwise dispose of any ordinary shares of the combined company until 180 days after completion of the merger.

REGISTRATION RIGHTS

     Shelf Registration. If eligible to file a shelf registration statement, the combined company will prepare and file with the SEC, not later than 60 days prior to expiration of the lockup period, a shelf registration statement to permit the sale of all or a portion of the ordinary shares of the combined company held by Williams Global and the former shareholders of Globex pursuant to Rule 415 of the Securities Act.

     Demand and Piggyback Registration. If the combined company is not eligible to file a shelf registration statement, Williams Global and the former shareholders of Globex will have the following registration rights:

     - anytime after the expiration of the lockup period, Williams Global and the former shareholders of Globex will each on two occasions have the right to request registration under the Securities Act a minimum of 1,500,000 ordinary shares of the combined company; and

     - if the combined company proposes to register any of its ordinary shares under the Securities Act, Williams Global and the former shareholders of Globex who receive Apco ordinary shares in the merger will each have piggyback registration rights, that is the ability to include their ordinary shares in a registration statement otherwise being filed by the combined company.

TERMINATION

     The shareholders agreement will terminate on the earliest of the following dates:

     - the first business day following the combined company's 2003 annual general meeting of shareholders;

     - the day the former shareholders of Globex collectively cease to be beneficial owners of at least 25% of the combined company's ordinary shares beneficially owned by the them on the date of the closing of the merger; and

     - the day on which Williams Global ceases to be a beneficial owner of at least 25% of the combined company's ordinary shares beneficially owned by Williams Global on the closing date.

           MATERIAL TERMS OF THE GLOBEX VOTING AND LOCK-UP AGREEMENT


     The following is a summary of the material terms of the Globex voting and lock-up agreement. The complete Globex voting and lock-up agreement has been filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part. See "Where You Can Find More Information" on pages 117-118 for information on how to obtain a copy of the Globex voting and lock-up agreement. All shareholders of Apco and Globex are urged to obtain and read the Globex voting and lock-up agreement carefully and in its entirety.


GENERAL

     Contemporaneously with the execution of the merger agreement, Apco entered into a voting and lock-up agreement with certain stockholders of Globex owning shares of common stock and preferred stock of Globex representing approximately 53% of the total outstanding voting power of Globex.

VOTING

     Pursuant to the voting and lock-up agreement, each signing stockholder has agreed to vote all shares of Globex common stock and preferred stock held by such stockholder in the following manner:

     - in favor of approval of the merger agreement and the merger; and

     - against any alternative transaction or any other matter which could reasonably be expected to facilitate the consummation of an alternative transaction.

RESTRICTIONS ON TRANSFER

     Prior to the merger, each signing stockholder has agreed not to transfer or otherwise dispose of, or grant any proxy or power of attorney, deposit any of that stockholder's Globex common stock or preferred stock into a voting trust or enter into a voting agreement with respect to any of that stockholder's Globex common stock or preferred stock, except that such signing stockholder may transfer that stockholder's Globex common stock or preferred stock to certain permitted transferees such as spouses, parents and charitable organizations, if such permitted transferee agrees to be bound by the voting and lock-up agreement.

TERMINATION

     The Globex voting and lock-up agreement terminates on the earlier to occur of the completion of the merger or the termination of the merger agreement in accordance with its terms.

            CERTAIN RELATIONSHIPS WITH THE WILLIAMS COMPANIES, INC.

     The Williams Companies, Inc., through its wholly-owned subsidiary Williams Global Energy (Cayman) Limited, is currently the beneficial owner of approximately 69% of Apco's outstanding ordinary shares and will be the beneficial owner of approximately 45% of the outstanding ordinary shares of the combined company after the merger. Williams has been the single largest shareholder of Apco since 1983. During that time, certain employees of Williams have dedicated their time and effort to the management and operation of Apco. Over the years John C. Bumgarner, Jr., Apco's former chairman, president and chief executive officer, devoted approximately 5% of his time to Apco's business, except during the period of the merger negotiations with Globex through the execution of the merger agreement, during which Mr. Bumgarner devoted as much as 20% of his time to Apco's business. Thomas Bueno, Apco's current General Manager, Controller and Chief Accounting Officer, devotes approximately 90% of his time to Apco's business. John H. Williams, a current director of Williams and the former chairman of the board and chief executive officer of Williams, is retired and devotes a small percentage of his time to performing his duties as a director of Apco and a member of its Audit Committee.

     Williams and its subsidiaries provide management and administrative services to Apco, and Apco, to a limited extent, purchases materials and supplies through Williams and its subsidiaries. Apco paid approximately $205,000 in 2000 and $147,000 in 1999 for such services, materials and supplies. At or prior to closing, Williams International Company, a wholly-owned subsidiary of Williams, and the combined company will enter into a preferred provider services agreement, whereby Williams International will provide certain midstream and downstream services to the combined company, and Williams International Services Company, a wholly-owned subsidiary of Williams, and the combined company will enter into a transitional services agreement, whereby Williams International Services Company will provide administrative services to the combined company.


     Upon signing of the merger agreement, Williams Global entered into a voting and lock-up agreement similar to the voting and lock-up agreement entered into by certain shareholders of Globex. In addition, prior to closing, Williams Western Holding Company, Inc., a wholly owned subsidiary of Williams, will contribute to Apco the capital stock of Northwest Argentina Corporation, the owner of a 1 1/2% interest in the Acambuco joint venture, in exchange for Apco ordinary shares. The audit committee of Apco's board of directors has reviewed the voting and lock-up agreement, preferred provider services agreement, and the contribution of the capital stock of Northwest Argentina Corporation, and determined that each is fair to and in the best interests of Apco's shareholders. It is also expected that, prior to execution of the transitional services agreement, the audit committee of the Apco board will also review the terms of such agreement. The complete Williams voting and lock-up agreement and the preferred provider services agreement have been filed as exhibits to the registration statement of which this joint proxy statement/ prospectus is a part. See "Where You Can Find More Information" on pages 117-118 for information on how to obtain copies of the Williams voting and lock-up agreement and preferred provider services agreement. All shareholders of Apco and Globex are urged to obtain and read the Williams voting and lock-up agreement and preferred provider services agreement carefully and in their entirety.


WILLIAMS GLOBAL VOTING AND LOCK-UP AGREEMENT

     General. Contemporaneously with the execution of the merger agreement, Globex entered into a voting and lock-up agreement with Williams Global, the record owner of approximately 69% of Apco's outstanding ordinary shares and a wholly owned subsidiary of Williams.

     Voting. Pursuant to the voting and lockup agreement, Williams Global has agreed to vote all of its ordinary shares of Apco in the following manner:

     - in favor of the issuance of ordinary shares in the merger and the approval of the amendments to Apco's articles of association and memorandum of association; and

     - against any alternative transaction or any other matter which could reasonably be expected to facilitate the consummation of an alternative transaction.

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

     Restrictions on Transfer. Prior to the merger, Williams Global agreed not to transfer or otherwise dispose of, or grant any proxy or power of attorney to any persons, deposit any of its Apco ordinary shares into a voting trust or enter into a voting agreement with respect to any of its Apco ordinary shares.

     Termination. The Williams Global voting and lock-up agreement terminates on the earlier to occur of the completion of the merger or the termination of the merger agreement in accordance with its terms.

MATERIAL TERMS OF THE PREFERRED PROVIDER SERVICES AGREEMENT

     General. At the effective time of the merger, the combined company will enter into a preferred provider services agreement with Williams International, a wholly owned subsidiary of Williams, relating to the provision of certain midstream and downstream oil and gas services to the combined company.

     Services. Subject to the terms of the preferred provider services agreement, Williams International will provide the following services: design, engineering, procurement, construction, training, operation and maintenance, and provision or arrangement for provision of capital or financing for any new, reconstructed or upgraded surface facilities and installations, including storage, treatment, separation, dehydration, pump stations, flow lines, oil and/or gas pipelines to and from any properties to product delivery points, water injection plants, product gathering and water distribution systems, gas compressors, gas metering stations, gas pipelines, and all other midstream or downstream oil and gas services. The services will also include any other services that Williams International and the combined company agree upon.

     Compensation. Williams International's compensation for each contract that it is awarded and accepts will be its cost plus a reasonable rate of return. A reasonable rate of return is defined as a 17% de-levered, discounted cash flow rate of return. For purposes of the agreement, if Williams is awarded and contracts to provide services, it will be deemed to have received its cost plus a reasonable rate of return, whether or not it is a 17% de-levered, discounted cash flow rate of return.

     Preferred Provider. Pursuant to the preferred provider services agreement, the combined company will use its commercially reasonable best efforts to grant to Williams International the exclusive right to provide or subcontract on a project by project basis the services described above as long as:

     - Williams International's bid to provide the services is materially competitive;

     - Williams International's exclusive right to provide the services does not inhibit the combined company from obtaining concession rights, entering into joint venture agreements for concession rights or entering into farm-out agreements on existing or new properties;

     - the combined company is not breaching any laws, regulations, orders, contractual provisions or fiduciary duties; and

     - Williams International offers comparable quality, competitive prices and commercially reasonable terms.

     As part of this agreement, the combined company will use its reasonable best efforts to:

     - use and/or encourage the combined company's project operators to use Williams International as the provider of the services described above;

     - vote in favor of using Williams International to provide such services;
       and

     - exercise any rights it may have to allow Williams International to provide such services.

     If Williams International elects not to provide the services, the combined company may obtain the services from another party; provided, that Williams International will have the right to match any third party estimate if the scope of the third party services differs materially from the services originally evaluated by Williams International.

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

     Definitive Agreements. For each project in which Williams International will provide services, Williams International and the combined company will execute definitive operating, technical services, design, engineering, procurement, construction, construction management services, ship or pay, or similar agreements.

     Midstream and Downstream Facilities. To the extent that the combined company has the opportunity to invest in midstream and/or downstream facilities for a particular project and chooses not to do so, the combined company will, to the extent it may legally do so, offer the investment opportunity to Williams International. If the combined company has invested its own capital in project facilities and decides to sell its interests in those facilities, it will notify Williams International of its intent and attempt to negotiate a sale of such interests to Williams International. If Williams International and the combined company are unable to negotiate a sale, then the combined company may sell such interests to a third party; provided that Williams International will have the right to match a third party offer made at a price less than offered to Williams International or on terms more advantageous to the third party than offered to Williams International.

     Term. The term of the preferred provider services agreement will terminate upon the earlier of the following events:

     - mutual written consent of the parties to terminate;

     - Williams International's award and acceptance of contracts to provide services for two midstream or downstream oil and gas projects returning to Williams International its cost plus a reasonable rate of return. A reasonable rate of return is defined as a 17% de-levered, discounted cash flow of return. For purposes of the agreement, if Williams is awarded and contracts to provide services, it will be deemed to have received its cost plus a reasonable rate of return, whether or not it is a 17% de-levered, discounted cash flow rate of return;

     - Williams International and its affiliates cease to own or control more than 20% of the outstanding voting capital stock of the combined company; and

     - ten years after the execution of the preferred provider services agreement.

MATERIAL TERMS OF THE TRANSITIONAL SERVICES AGREEMENT

     At the effective time of the merger, the combined company will enter into a transitional services agreement with Williams International Services Company or one of its affiliates relating to administrative services which Williams Services or its affiliates have previously provided to Apco. It is expected that the terms of the transitional services agreement will be reviewed by Apco's audit committee prior to execution of such agreement.

ACAMBUCO CONTRIBUTION

     Prior to the closing of the merger, Williams Western Holding Company, Inc. will contribute the capital stock of Northwest Argentina Corporation, the record holder of a 1 1/2% interest in the Acambuco joint venture, to Apco in exchange for 58,769 Apco ordinary shares. Upon the contribution, Apco will own a 3% participation in the Acambuco joint venture.

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                DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY

DIRECTORS OF THE COMBINED COMPANY

     General. In connection with the merger, Apco will increase the number of directors on the board of the combined company to nine members, four of whom will be nominated by Williams Global, three of whom will be nominated by a designated representative of the former shareholders of Globex who receive Apco ordinary shares in the merger and two of whom will be collectively nominated by Williams Global and the designated representative of such former shareholders of Globex. The board of directors of the combined company will be divided into three staggered classes designated Class I, Class II and Class III. The term of the initial Class I directors will expire on the date of the 2001 annual general meeting and such directors will be eligible for re-election at that meeting for a term of three years. The term of the initial Class II directors will expire on the date of the 2002 annual general meeting and such directors will be eligible for re-election at that meeting for a term of three years. Finally, the term of the initial Class III directors will expire on the date of the 2003 annual general meeting and such directors will be eligible for re-election at that meeting for a term of three years. At the effective time of the merger, Williams Global and the former shareholders of Globex who receive Apco ordinary shares in the merger will enter into a shareholders agreement providing for, among other things, designation of the representative of the former shareholders of Globex, the nomination of directors to the board of the combined company as described above and the voting of their respective shares for election of such nominees. See "Material Terms of the Shareholders Agreement" on pages 79-80.

     Committees. The board of directors of the combined company will have Audit and Compensation committees. The composition of these committees will be determined following the closing of the merger.

     Biographical Information. We have listed below the biographical information for each of the persons who will be members of the board of directors of the combined company upon closing of the merger.

NAME, AGE AND POSITION IN THE COMBINED COMPANY         RECENT BUSINESS EXPERIENCE
----------------------------------------------         --------------------------
Randy Barnard, 43                               Mr. Barnard has served as Chairman of the
Director and Interim Co-Chief Executive         Board, Chief Executive Officer and
Officer                                         President of Apco since August 2001. He
                                                has served as President and General
                                                Manager of Williams International
                                                Company, a subsidiary of The Williams
                                                Companies Inc. that develops, builds,
                                                manages and invests in international
                                                physical energy assets, since September
                                                2000. He was previously Venezuelan
                                                Country Manager for Williams
                                                International Company from 1997 through
                                                September 2000 and the Managing Director
                                                of Business Development for Latin America
                                                for Williams International Company from
                                                1996 to 1997. He is currently a director
                                                of Petrolera Perez Companc S.A. Mr.
                                                Barnard will be nominated to be a
                                                director of the combined company by
                                                Williams Global.

NAME, AGE AND POSITION IN THE COMBINED COMPANY         RECENT BUSINESS EXPERIENCE
----------------------------------------------         --------------------------

C. John Miller, 70                              Mr. Miller is currently Chairman of the
Non-executive Chairman of the Board and         Board of Directors and Chief Executive
Interim Co-Chief Executive Officer              Officer of Globex, a position he has held
                                                since 1990. He is also the CEO of Miller
                                                Energy, Inc., a company he founded in
                                                1984. He is past president of the
                                                Independent Petroleum Association where
                                                he served two separate terms. Mr. Miller
                                                will be nominated to be a director of the
                                                combined company by the former
                                                stockholders of Globex.

Keith E. Bailey, 59                             Mr. Bailey has served as Chairman and
Director                                        Chief Executive Officer of The Williams
                                                Companies, Inc., which owns and operates
                                                natural gas pipelines and mid-stream
                                                natural gas and liquids facilities,
                                                provides petroleum services, and conducts
                                                exploration and production and energy
                                                marketing and trading, since 1994 and as
                                                President of The Williams Companies, Inc.
                                                from 1994 until September 2001. From 1992
                                                until 1996, Mr. Bailey was Chairman and
                                                Chief Executive Officer of Apco. He
                                                previously served as a director of Apco
                                                from 1987 to 1997. Mr. Bailey will be
                                                nominated to be a director of the
                                                combined company by Williams Global.

John H. Williams, 82                            Mr. Williams is engaged in personal
Director                                        investments. He was Chairman of the Board
                                                and Chief Executive Officer of Williams
                                                prior to retiring at the end of 1978. He
                                                is a director of Unit Corporation,
                                                Westwood Corporation, Willbros Group,
                                                Inc. and Petrolera Perez Companc S.A. Mr.
                                                Williams has been a director of Apco
                                                since 1992. Mr. Williams will be
                                                nominated to be a director of the
                                                combined company by Williams Global.

A.V. Jones, 69                                  Mr. Jones has served as a member of the
Director                                        Globex board of directors since 1990.
                                                Since 1995, he has been the Chairman of
                                                Van Operating, Ltd. and a managing
                                                principal of Quantum Energy Partners,
                                                L.P. He is currently Treasurer of the
                                                Independent Petroleum Association of
                                                America and serves on the National
                                                Petroleum Council. Mr. Jones will be
                                                nominated to be a director of the
                                                combined company by the former
                                                stockholders of Globex.

NAME, AGE AND POSITION IN THE COMBINED COMPANY         RECENT BUSINESS EXPERIENCE
----------------------------------------------         --------------------------

Robert D. Gunn, 76                              Mr. Gunn has served as Chairman of the
Director                                        Board of Gunn Oil Company since 1958 and
                                                has been a member of the Globex Board of
                                                Directors since its inception. He is
                                                past-president of The American
                                                Association of Petroleum Geologists and
                                                has received that organization's highest
                                                honor, The Sidney Power's memorial Award.
                                                He has served on the boards of three
                                                different hospitals, and one community
                                                healthcare clinic. He is a past-chairman
                                                of the board of the Texas Department of
                                                Corrections, and, in addition, is former
                                                president of the Boys and Girls Clubs of
                                                Wichita Falls, Texas. Mr. Gunn will be
                                                nominated to be a director of the
                                                combined company by the former
                                                stockholders of Globex.

Steven J. Malcolm, 53                           Mr. Malcolm has served as President and
Director                                        Chief Operating Officer of The Williams
                                                Companies, Inc. since September 2001. He
                                                has also served as President and Chief
                                                Executive Officer of Williams Energy
                                                Services, LLC, a subsidiary of Williams
                                                which owns and operates mid-stream
                                                natural gas and liquids facilities,
                                                provides petroleum services, and conducts
                                                exploration and production, and energy
                                                marketing and trading since 1996. He was
                                                previously Senior Vice President and
                                                General Manager of the Midstream Gas and
                                                Liquids division of Williams Energy
                                                Services from 1994 to 1996. He has been a
                                                director of Apco since 2000 and is
                                                currently a director of Petrolera Perez
                                                Companc S.A. Mr. Malcolm will be
                                                nominated to be a director of the
                                                combined company by Williams Global.

Robert J. LaFortune, 74                         Mr. LaFortune is self employed and
Director                                        manages personal investments. He is the
                                                former Mayor of the City of Tulsa and a
                                                retired director of The Williams
                                                Companies, Inc. He is also a director of
                                                Bank of Oklahoma Financial Corporation.
                                                He has been a director of Apco since
                                                1998. Mr. LaFortune will be collectively
                                                nominated to be a director of the
                                                combined company by Williams Global and
                                                the former stockholders of Globex.

NAME, AGE AND POSITION IN THE COMBINED COMPANY         RECENT BUSINESS EXPERIENCE
----------------------------------------------         --------------------------


Frank Burke, Jr., 61                            Mr. Burke has served as Chairman, Chief
Director                                        Executive Officer and Managing General
                                                Partner of Burke Mayborn Company Ltd, a
                                                private investment company located in
                                                Dallas Texas, since 1984. He is a member
                                                of the National Petroleum Council and
                                                serves as a director of Arch Coal, Inc.,
                                                AVIDYN, Inc., Kaneb Pipe Line Partners,
                                                L.P., Xanser Corporation and Kaneb
                                                Services LLC. Mr. Burke will be
                                                collectively nominated to be a director
                                                of the combined company by Williams
                                                Global and the former stockholders of
                                                Globex.

MANAGEMENT OF THE COMBINED COMPANY


     As part of the integration process of combining Apco and Globex, it will be the goal of the board of directors of the combined company to build a strong management team to lead the combined company. Following completion of the merger, the board of directors of the combined company will establish a search committee to select a new chief executive officer and a new chief financial officer for the combined company. Until the new chief executive officer is appointed, Randy Barnard, Apco's current chairman, president and chief executive officer, and C. John Miller, Globex's current chief executive officer, will act as interim co-chief executive officers of the combined company reporting directly to the board of directors. It is expected that other senior management positions at the combined company will be filled by a combination of current Apco and Globex senior managers, including Thomas Bueno, L. Gene Kornegay, Thomas L. Burgett and other qualified outside candidates. The interim co-chief executive officers' immediate task following the merger will be to successfully and quickly complete the integration of the businesses.


     It is anticipated that after a new chief executive officer is hired, Messrs. Barnard and Miller will serve on the board of directors of the combined company with Mr. Miller as its non-executive chairman. The amount of time that Messrs. Barnard and Miller will devote to the affairs of the combined company will be that time required to fulfill their obligations as directors of the combined company.


     We have listed below biographical information for Thomas Bueno, L. Gene Kornegay and Thomas L. Burgett.

NAME                                                 RECENT BUSINESS EXPERIENCE
----                                                 --------------------------
Thomas Bueno, 50                        Mr. Bueno has been employed by The Williams
                                        Companies Inc. since 1984. He has served as the
                                        General Manager of Apco since 1999, as Controller
                                        and Chief Accounting Officer of Apco since 1991 and
                                        as a director of Apco since 1998. Mr. Bueno is
                                        currently a director of Petrolera Perez Companc S.A.

L. Gene Kornegay, 49                    Mr. Kornegay was elected President and Chief
                                        Operating Officer and a member of the board of
                                        directors of Globex in 1999. Mr. Kornegay joined
                                        Globex in 1998 as Vice-President of Contract and
                                        Negotiations. Prior to joining the company, Mr.
                                        Kornegay provided advisory services for businesses
                                        seeking to invest internationally from 1994 to 1998.

Thomas L. Burgett, 53                   Mr. Burgett joined Globex in 1998 as Exploration
                                        Manager and has also served as Secretary and
                                        Treasurer of the Company since January 2000. Prior
                                        to joining Globex, Mr. Burgett served as Chief
                                        Geologist, Rocky Mountains Division for Davis
                                        Petroleum from 1994 to 1998 and Vice President,
                                        Exploration for Wolf Exploration from 1991 to 1994.



     Mr. Bueno has been employed by The Williams Companies Inc. since 1984 and has worked almost exclusively on Apco's business since 1985. After the closing of the merger, Mr. Bueno will continue to be a Williams employee, however, he will devote 100% of his time to the combined company's business. It is anticipated that Williams will enter into a secondment agreement, or similar arrangement, with the combined company regarding Mr. Bueno's services whereby the combined company will reimburse Williams for Mr. Bueno's compensation, benefits, taxes and related costs. During the secondment period, Mr. Bueno will work exclusively for the combined company and report to the combined company's chief executive officer. It is believed that Mr. Bueno's sixteen years of service as a manager and executive of Apco will make him a valuable component of the combined company's post-merger management team.

     Apco and Globex believe that Mr. Bueno's continued employment by Williams will not create a potential conflict of interest. The combined company will be engaged in international exploration and production, while Williams' exploration and production activities are almost exclusively domestic and intended to compliment Williams' domestic pipeline, mid-stream and energy marketing and trading businesses.

EXECUTIVE COMPENSATION OF APCO AND GLOBEX DURING THE LAST FISCAL YEAR

  Apco

     John C. Bumgarner, Jr. served as chairman, president and chief executive officer of Apco from 1996 until August 1, 2001. Effective August 1, 2001, Mr. Bumgarner resigned from Apco to devote his attention to his positions as president -- strategic investments and as a director of Williams Communications Group, Inc. For the last five years Mr. Bumgarner has been senior vice president -- corporate development and planning of Williams, president of Williams International Company, a wholly owned subsidiary of Williams, and President of Williams Headquarters Building Group, a wholly owned subsidiary of Williams. In addition, prior to April of 2001, Mr. Bumgarner was president -- strategic investments of Williams Communications Group, Inc. Williams Communications Group, Inc. was spun off from Williams in April 2001. During fiscal year 2000, Mr. Bumgarner received no compensation from Apco, and neither The Williams Companies, Inc. nor Williams International Company charged Apco directly for Mr. Bumgarner's time in serving as Apco's chief executive officer. No other executive officer of Apco has a total annual salary and bonus in excess of $100,000.

  Globex

     The following table shows the salary, bonus and other annual compensation of Globex's executive officers during the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                      OTHER ANNUAL     RESTRICTED STOCK
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)   COMPENSATION($)     AWARD(S)($)(1)
---------------------------           ----   ---------   --------   ----------------   ----------------
C. John Miller(2)...................  2000                                                 161,600
  Chairman of the Board and Chief     1999                                                      --
  Executive Officer                   1998                                                 562,240
L. Gene Kornegay....................  2000    200,000     50,000         21,410(3)
  Director, President and Chief       1999    163,013                    17,136(4)
  Operating Officer                   1998    142,083                    15,264(5)
Richard P. Crist....................  2000    175,049      7,500         26,072(6)
  Senior Vice President --
  Exploration                         1999    170,000                    20,965(7)
  and Production                      1998    165,000                    82,219(8)

---------------

(1) An aggregate of 745 shares of Globex Common Stock, valued at an aggregate of $723,840, were held at the end of the 2000 fiscal year. All shares of Globex Common Stock granted as restricted stock vested immediately upon such grant. Dividends will be paid on all shares of Globex Common Stock granted as restricted stock.

(2) Miller Energy Corporation (MEC), which is owned in part by Mr. Miller, provided consulting services to Globex and was paid $165,119 and $130,000 during 2000 and 1999, respectively, for such services. MEC also received $200,000 from Globex, in both 1999 and 2000, for assistance with the management of Globex's operations. During January 2001, Globex issued 12,222 shares of common stock as compensation to Mr. Miller. Mr. Miller was also granted 1,749 options at an exercise price of $24.00 per share.

(3) $14,177 represents the amount Globex paid for health, dental and vision plans.

(4) $10,828 represents the amount Globex paid for health, dental and vision plans.

(5) $9,898 represents the amount Globex paid for health, dental and vision plans.

(6) $14,177 represents the amount Globex paid for health, dental and vision plans.

(7) $10,828 represents the amount Globex paid for health, dental and vision plans.

(8) $61,343 represents the amount Globex paid for relocation expenses.

     The following table shows all stock options exercised by Globex's executive officers during the fiscal year ended December 31, 2000, and the number and value of options each held at fiscal year end.

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED "IN-THE-
                                                             UNEXERCISED OPTIONS AT             MONEY" OPTIONS AT
                                 SHARES                       DECEMBER 31, 2000(#)           DECEMBER 31, 2000($)(1)
                               ACQUIRED ON      VALUE      ---------------------------   -------------------------------
                               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                               -----------   -----------   -----------   -------------   -------------   ---------------
C. John Miller...............       0             0            1,200          4,800         43,176.00       172,704.00
                                                                              1,749                          42,815.62
Richard P. Crist.............       0             0              900          3,600         29,088.00       116,352.00
L. Gene Kornegay.............       0             0              800          3,200         25,856.00       103,424.00
                                    0             0         4,444.44       6,666.67        143,644.30       215,466.77

---------------

(1) The fair market value of the Globex common stock used in calculating the value of the "in-the-money" options was $48.48, the value of the Globex common stock used in calculating the conversion rate into Apco common stock in connection with the merger.

                              SHAREHOLDER MEETINGS

PURPOSE, TIME AND PLACE

     Apco. This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies by the Apco board of directors from holders of outstanding Apco ordinary shares for use at the annual general meeting to be held for Apco shareholders at One Williams Center, Tulsa,
Oklahoma, on [          ], at [          ] local time and at any adjournments or
postponements of the annual general meeting.

     At the Apco annual general meeting, holders of Apco ordinary shares will be asked to consider and vote upon proposals to approve the issuance of Apco ordinary shares in the merger, transfers of Apco's assets to two wholly owned subsidiaries, amendments to Apco's memorandum of association and articles of association, the election of two directors to Apco's board, the appointment of Arthur Andersen LLP as Apco's independent auditors, a proposal relating to the further solicitation of proxies upon adjournment or postponement of the annual general meeting, and such other matters as may properly come before the annual general meeting.

     Globex. This joint proxy statement/prospectus is also being furnished in connection with the solicitation of proxies by the Globex board of directors from the holders of Globex common stock and preferred stock for use at the
special meeting to be held for Globex stockholders at [          ], on
[          ], at [          ] local time and at any adjournment or postponements
of the special meeting.

     At the Globex special meeting, holders of Globex common stock and preferred stock will be asked to consider and vote upon a proposal to approve and adopt the merger agreement, the merger, the other transactions contemplated by the merger agreement, a proposal relating to the further solicitation of proxies upon adjournment or postponement of the special meeting, and such other matters as may properly come before the special meeting.

RECORD DATE; VOTING POWER; QUORUM

     Apco.  The Apco board has fixed the close of business on [          ], 2001
as the record date for determining the holders of Apco ordinary shares entitled to notice of, and to vote at, the Apco annual general meeting. Only holders of record of Apco ordinary shares at the close of business on the record date will be entitled to notice of, and to vote at, the Apco annual general meeting.

     As of the record date for the Apco annual general meeting there were approximately 7,360,311 Apco ordinary shares issued and outstanding and entitled to vote at the Apco annual general meeting. Holders of record of Apco ordinary shares are entitled to one vote per share on any matter which may properly come before the Apco annual general meeting. Votes may be cast at the annual general meeting in person or by proxy.

     The presence at the Apco annual general meeting, either in person or by proxy, of the holders of a majority of the outstanding Apco ordinary shares is necessary to constitute a quorum of the ordinary shares, to transact business at the annual general meeting. However, in the event that a quorum is not present at the meeting, it is expected that the meeting will be adjourned or postponed in order to solicit additional proxies.

     Globex.  The Globex Board has fixed the close of business on [          ],
2001 as the record date for determining the holders of Globex common stock and preferred stock entitled to notice of, and to vote at the Globex special meeting. Only holders of record of Globex common stock and preferred stock at the close of business on the record date will be entitled to notice of, and to vote at the Globex special meeting.

     As of the record date for the Globex special meeting there were approximately 1,077,999 shares of Globex common stock and 500 shares of Globex preferred stock issued and outstanding and entitled to vote at the special meeting. Holders of record of Globex common stock and preferred stock are entitled to one vote per share on any matter which may properly come before the special meeting. Votes may be cast at the special meeting in person or by proxy.

     The presence at the Globex special meeting, either in person or by proxy, of the holders of a majority of the outstanding Globex common stock and preferred stock, is necessary to constitute a quorum in order to transact business at the Globex special meeting. However, in the event that a quorum is not present at the Globex special meeting, it is expected that the meeting will be adjourned or postponed in order to solicit additional proxies.

VOTES REQUIRED

     Apco. Approval of the proposals to issue Apco ordinary shares in the merger and to transfer Apco's assets to two wholly owned subsidiaries, to elect two directors to Apco's board, to appoint Arthur Andersen LLP as Apco's independent auditors, and the proposal relating to the further solicitation of proxies upon adjournment or postponement of the annual general meeting, will require the affirmative vote by a majority of the votes cast by holders of Apco ordinary shares. Approval of the proposals to amend Apco's memorandum of association and articles of association will require the affirmative vote by two-thirds of the votes cast by holders of Apco ordinary shares. In determining whether the Apco proposals have received the requisite number of affirmative votes, abstentions will have the effect of not being counted as votes "for" or "against" the proposal, but are counted in determining the number of shares present or represented on the proposal. Brokers who hold shares of Apco ordinary shares as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of those shares. Any shares which are not voted because the nominee-broker lacks such discretionary authority are "broker non-votes" and will have the effect of not being counted as votes "for" or "against" the proposal, but are counted in determining the number of shares present or represented on the proposal. Pursuant to the Williams Voting and Lock-up Agreement, Williams Global, an owner of 5,075,398 Apco ordinary shares, collectively representing approximately 69% of the total outstanding voting power of the ordinary shares as of the record date of the annual general meeting, has agreed to vote its ordinary shares for approval of the share issuance, the amendment to Apco's memorandum of association changing its name from Apco Argentina Inc. to Globex Energy, Inc. and the amendment to Apco's articles of association establishing a revised structure of Apco's Board of Directors following the merger, providing the requisite number of votes necessary to approve the proposals. It is also anticipated that Williams Global will vote its ordinary shares for approval of the transfer of Apco's assets to two wholly owned subsidiaries, the amendment to Apco's articles of association allowing it to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval, the election of two directors to Apco's board, the appointment of Arthur Andersen LLP as Apco's independent auditors, and the proposal relating to the further solicitation of proxies upon adjournment or postponement of the annual general meeting, providing the requisite number of votes necessary to approve the proposals. See "Certain Relationships With The Williams Companies
Inc -- Williams Global Voting and Lock-Up Agreement" on page 82-83.

     Globex. Approval of the proposal to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, and the proposal relating to the further solicitation of proxies upon adjournment or postponement of the special meeting, will require the affirmative vote of a majority of the outstanding shares of Globex common stock and preferred stock voting together as a class. In determining whether the Globex proposal has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposal. Pursuant to the Globex Voting and Lock-up Agreement, certain directors of Globex owning in the aggregate approximately 578,020 shares Globex common stock and
186.84 shares of Globex preferred stock, collectively representing approximately 53% of the total outstanding voting power of the Globex common stock and preferred stock voting together as a class as of the record date of the Globex special meeting, have agreed to vote their shares of Globex common stock and preferred stock for approval and adoption of the merger agreement, the merger and the transactions contemplated by the merger agreement. It is also anticipated that such directors will vote their shares of Globex common stock and preferred stock in favor of the proposal relating to the further solicitation of proxies upon adjournment or postponement of the special meeting. The other officers and directors of Globex have indicated that they will vote for approval and adoption of the merger agreement, the merger and the transactions contemplated by the merger agreement. See "Material Terms of the Globex Voting and Lock-Up Agreement" on page 81.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

     Apco. As of the record date, Apco's directors and executive officers did not own any ordinary shares of Apco, other than directors' qualifying shares which in the aggregate represent less than 1% of the total outstanding voting power of the ordinary shares. These executive officers and directors of Apco have indicated that they will vote for approval and adoption of the merger agreement, the merger and the transactions contemplated by the merger agreement. In addition, Williams Global owns approximately 5,075,398 Apco ordinary shares, collectively representing approximately 69% of the total outstanding voting power of the ordinary shares as of the record date of the Apco annual general meeting.

     Globex. As of the record date, Globex's directors and executive officers may be deemed to be beneficial owners of approximately 741,820.99 shares of Globex common stock and 262.67 shares of Globex preferred stock, collectively representing approximately 68% of the total outstanding voting power of the Globex common and preferred stock as of the record date.

VOTING OF PROXIES

     Shares represented by properly executed proxies received in time for the annual general and special meetings will be voted at the meetings in the manner specified by such proxies. If your Globex proxy is properly executed but does not contain voting instructions, your Globex proxy will be voted FOR approval of the merger agreement, the merger and the transactions contemplated by the merger agreement, and FOR approval of the proposal relating to the further solicitation of proxies upon adjournment or postponement of the special meeting. Similarly, if your Apco proxy is properly executed but does not contain voting instructions, your Apco proxy will be voted FOR approval of share issuance in the merger, FOR approval of the amendment to Apco's memorandum of association changing its name from Apco Argentina Inc. to Globex Energy, Inc., FOR approval of the amendment to Apco's articles of association establishing a revised structure of Apco's Board of Directors following the merger, FOR approval of the amendment to Apco's articles of association allowing Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval, FOR approval of the asset transfer to Apco Argentina S.A., FOR approval of the asset transfer to Apco Properties Ltd. (Cayman), FOR election of two directors to Apco's board, FOR appointment of Arthur Andersen LLP as Apco's independent auditors, and FOR approval of the proposal relating to the further solicitation of proxies upon adjournment or postponement of the annual general meeting. If other matters are properly presented before the Apco and Globex meetings, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter. It is not expected that any matter other than as described in this joint proxy statement/prospectus will be brought before Apco annual general meeting or the Globex special meeting.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at Apco annual general meeting or the Globex special meeting by:

     - delivering, prior to the Apco annual general meeting, to Apco's Secretary, or prior to the Globex special meeting, to Globex's Secretary, a written notice of revocation bearing a later date or time than the proxy;

     - submitting another proxy by mail that is later dated and that is properly signed; or

     - attending the Apco annual general meeting or the Globex special meeting and voting in person.

     Attendance at the meetings will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. Neither Apco nor Globex expects to adjourn its respective meeting for a period of time long enough to require the setting of a new record date for such meeting.

SOLICITATION OF PROXIES

     Apco and Globex, respectively, will bear the cost of solicitation of proxies, including the cost of preparing and mailing the joint proxy statement/prospectus. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of Apco's ordinary shares and Globex's common and preferred stock. Apco and Globex expect to solicit proxies primarily by mail, but directors, officers, employees, and agents of Apco and Globex, respectively, may also solicit proxies in person or by telephone or by other electronic means. This joint proxy statement/prospectus
was first mailed to shareholders on or about [          ].

DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS

     Do not send in any stock certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for Globex shares to Globex stockholders as soon as practicable after completion of the merger.

                            SELECTED FINANCIAL DATA

                   SELECTED HISTORICAL FINANCIAL DATA OF APCO

     The following selected historical financial data for Apco is only a summary, and you should read it together with the Annual Report on Forms 10-K and 10-K/A and Quarterly Reports on Forms 10-Q filed with the SEC for the periods presented.


                                        NINE MONTHS
                                           ENDED                   YEAR ENDED DECEMBER 31,
                                       SEPTEMBER 30,   -----------------------------------------------
                                           2001         2000      1999      1998      1997      1996
                                       -------------   -------   -------   -------   -------   -------
                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues.......................     $29,031      $42,912   $25,834   $19,583   $30,446   $29,962
Net income...........................      13,924       22,221     9,488     3,368    13,023    12,661
Income per ordinary share, basic and
  diluted............................        1.89         3.02      1.29      0.46      1.77      1.72
Dividends declared per ordinary
  share..............................      0.4875         0.65      0.65      0.65      0.65      0.65
BALANCE SHEET DATA:
Total assets.........................      89,997       82,984    63,261    57,376    58,037    50,478
Total liabilities....................       7,120       10,442     8,156     6,975     6,220     6,900
Long-term obligations................         377          946     2,255     1,530     1,708     1,315
Stockholders' equity.................      82,877       72,542    55,105    50,401    51,817    43,578


                                                                         ARGENTINA
                                                              --------------------------------
                                                              CONSOLIDATED    EQUITY
                                                               INTERESTS     INTERESTS   TOTAL
                                                              ------------   ---------   -----
PROVED RESERVES AS OF DECEMBER 31, 2000:
Oil, condensate and plant products (MMBbls).................      15.5          16.3      31.8
Natural gas (Bcf)...........................................      32.9          26.3      59.2
SEC 10% net present value (in millions)(1)..................     $ 125         $ 132     $ 257
Standardized measure of future net cash flows (in
  millions)(1)..............................................     $  84         $  90     $ 174

---------------

(1) The difference between the term "SEC 10% net present value" and the term "standardized measure" is that the former represents an estimate of discounted future net cash flows from production of estimated proved reserves discounted at 10% without regard to income taxes, while the latter represents an estimate of discounted future net cash flows from production of estimated proved reserves after a deduction for future income taxes, discounted at 10%.

                  SELECTED HISTORICAL FINANCIAL DATA OF GLOBEX

     The following selected historical financial data for Globex is only a summary, and you should read it together with the historical consolidated financial statements and related notes of Globex presented herein beginning on page F-2.


                                  NINE MONTHS
                                     ENDED                   YEAR ENDED DECEMBER 31,
                                 SEPTEMBER 30,   ------------------------------------------------
                                     2001          2000      1999      1998      1997      1996
                                 -------------   --------   -------   -------   -------   -------
                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Total revenues.................     $28,182      $ 34,597   $13,563   $ 6,216   $ 4,314   $ 5,523
Net income (loss)..............       5,251         8,487    (3,818)   (4,016)     (489)     (267)
Accretion of redeemable
  preferred stock..............     (17,636)       (2,687)   (2,650)   (2,613)   (2,577)     (433)
                                    -------      --------   -------   -------   -------   -------
Net income (loss) applicable to
  common stock.................     (12,385)        5,800    (6,468)   (6,629)   (3,066)     (700)
                                    =======      ========   =======   =======   =======   =======
Income per common share
     Basic.....................      (11.55)         5.41     (6.00)    (6.33)    (3.04)    (3.99)
     Diluted...................      (11.34)         5.34     (6.00)    (6.33)    (3.04)    (3.99)
Dividend declared per common
  share........................          --            --        --        --        --        --
BALANCE SHEET DATA:
Total assets...................     $63,560      $ 53,420   $44,237   $37,250   $35,346   $36,640
Total liabilities..............      22,241        17,872    17,231     6,501     1,278     2,354
Long-term debt (including
  current maturities)..........      16,216        16,227    16,240     5,453       295       905
Preferred stock................      65,332        47,696    45,009    42,359    39,746    37,169
Stockholders' equity...........     (23,913)      (12,148)  (18,003)  (11,610)   (5,678)   (2,883)


                                                                          EQUATORIAL
                                                              AUSTRALIA   GUINEA(1)    TOTAL
                                                              ---------   ----------   ------
PROVED RESERVES AS OF DECEMBER 31, 2000:
Oil, condensate and plant products (MMBbls).................     3.9          15.1       19.0
Natural gas (Bcf)...........................................      --         149.6      149.6
SEC 10% net present value (in millions)(2)..................    $ 36        $  127     $  163
Standardized measure of future net cash flows (in
  millions)(2)..............................................    $ 26        $   98     $  124

---------------


(1) The sale price of gas to the methanol plant is limited to $0.25 per MMBTU, pursuant to the terms of a production sharing contract.


(2) The difference between the term "SEC 10% net present value" and the term "standardized measure" is that the former represents an estimate of discounted future net cash flows from production of estimated proved reserves discounted at 10% without regard to income taxes, while the latter represents an estimate of discounted future net cash flows from production of estimated proved reserves after a deduction for future income taxes, discounted at 10%.

                        UNAUDITED FINANCIAL PROJECTIONS

     In connection with the review of the merger, Apco and Globex management prepared financial projections for their respective organizations on a stand-alone, pre-merger basis. These projections were provided to Banc of America Securities LLC and McDonald Investments which utilized the projections in their presentations to their respective boards of directors and in their review of the merger.

BANC OF AMERICA SECURITIES LLC

  Apco

     The material portions of the financial projections from the Banc of America Securities LLC presentation follow:

                                                                   PROJECTED(a)
                                                              -----------------------
                                                              2001     2002     2003
                                                              -----    -----    -----
Revenues....................................................  $53.8    $53.9    $51.5
EBITDAX.....................................................  $38.0    $38.6    $36.7
EBIT........................................................  $32.9    $32.9    $30.6
Net Income(b)...............................................  $22.1    $22.6    $21.5
After-Tax Cash Flow(b)(c)...................................  $27.2    $28.2    $27.6
Capital Expenditures........................................  $ 8.6    $ 5.8    $ 4.7
Production (MBOE/Day)(d)....................................    9.2      9.2      8.7

---------------

(a) As per Apco management projections dated October 26, 2000.

(b) The differences between the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments are due to the fact that the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments were prepared by Apco and Globex on different dates and were based on slightly different assumptions of Apco and Globex.

(c) After Tax Cash Flow equals EBITDA minus interest expense plus interest income minus taxes.

(d) Calculated using the BTU conversion method.

  Globex

     The material portions of the financial projections from the Banc of America Securities LLC presentation follow:

                                                                   PROJECTED(a)
                                                              -----------------------
                                                              2001     2002     2003
                                                              -----    -----    -----
Revenues....................................................  $39.3    $35.2    $30.6
EBITDAX.....................................................  $24.6    $21.9    $18.8
EBIT........................................................  $19.1    $18.3    $15.2
Net Income(b)...............................................  $12.9    $13.5    $11.9
After-Tax Cash Flow(b)(c)...................................  $16.4    $17.1    $15.5
Capital Expenditures........................................  $ 0.0    $ 0.0    $ 0.1
Production (MBOE/Day)(d)....................................    4.7      4.3      3.7

---------------

(a) As per Globex management projections dated October 28, 2000.

(b) The differences between the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments are due to the fact that the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments were prepared by Apco and Globex on different dates and were based on slightly different assumptions of Apco and Globex.

(c) After Tax Cash Flow equals EBITDA minus interest expense plus interest income minus taxes.

(d) Calculated using the BTU conversion method.

MCDONALD INVESTMENTS

  Apco

     The material portions of the financial projections from the McDonald Investments presentation follow:

                                                              PROJECTED(a)
                                          -----------------------------------------------------
                                          2001    2002    2003    2004    2005    2006    2007
                                          -----   -----   -----   -----   -----   -----   -----
EBITDA(b)...............................  $40.1   $41.8   $41.1   $40.7   $40.9   $40.7   $40.3
Net Income(c)...........................  $22.3   $23.6   $23.6   $23.6   $24.2   $24.5   $25.1
After Tax Net Cash Flow(c)(d)...........  $20.7   $25.2   $26.3   $26.0   $27.0   $27.6   $29.1
Production (MBOE)(e)....................    2.5     2.5     2.4     2.3     2.2     2.2     2.0

---------------

(a) As per Apco management projections dated October 17, 2000.

(b) Includes interest income.

(c) The differences between the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments are due to the fact that the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments were prepared by Apco and Globex on different dates and were based on slightly different assumptions of Apco and Globex.

(d) After Tax Net Cash Flow equals EBITDA minus interest expense minus taxes minus capital expenditures.

(e) Calculated using the pricing conversion method.

  Globex

     The material portions of the financial projections from the McDonald Investments presentation follow:

                                                              PROJECTED(a)
                                          -----------------------------------------------------
                                          2001    2002    2003    2004    2005    2006    2007
                                          -----   -----   -----   -----   -----   -----   -----
EBITDA(b)...............................  $24.7   $22.6   $20.3   $18.3   $16.9   $16.3   $11.8
Net Income(c)...........................  $14.3   $13.6   $12.7   $11.7   $11.0   $10.7   $ 8.1
After Tax Net Cash Flow(c)(d)...........  $15.2   $17.0   $15.6   $14.2   $13.3   $12.7   $ 9.0
Production (MBOE)(e)....................    1.7     1.6     1.4     1.2     1.1     1.0     0.7

(a) As per Globex management projections dated October 17, 2000.

(b) Includes interest income.

(c) The differences between the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments are due to the fact that the projections utilized by Banc of America Securities LLC and the projections utilized by McDonald Investments were prepared by Apco and Globex on different dates and were based on slightly different assumptions of Apco and Globex.

(d) After Tax Net Cash Flow equals EBITDA minus interest expense minus taxes minus capital expenditures.

(e) Calculated using the pricing conversion method.
                            ------------------------

     These projections were not prepared with a view to public disclosure or compliance with published guidelines established by the SEC or the American Institute of Certified Public Accountants regarding projections. In addition, because the realization of the underlying assumptions upon which these estimates are based are to a large extent beyond Apco's or Globex's control, there can be no assurances that these estimates will be realized. Actual results may be higher or lower than those estimated. Apco and Globex do not generally publish their respective business plans and strategies or make external disclosures of their respective anticipated financial position or results of operations. Accordingly, Apco and Globex do not intend to, and specifically decline any obligation to, update or otherwise revise the prospective financial information to reflect the circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all the underlying assumptions are shown to be in error. Also, Apco and Globex do not intend to, and specifically decline any obligation to, update or revise the prospective financial information to reflect changes in general economic or industry conditions. Neither Apco's auditors nor Globex's auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this prospective financial information. The independent public accountants' reports incorporated by reference and included in this document relate to the historical financial statements of Apco and Globex, respectively. These reports do not extend to these unaudited financial projections and should not be read to do so.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma combined financial statements present (i) unaudited pro forma balance sheet data at September 30, 2001, giving effect to the merger with Globex and the acquisition of Northwest Argentina Corporation, the sole asset of which is a 1.5% interest in the Acambuco joint venture, as if the merger and acquisition had been consummated on that date, and (ii) unaudited pro forma operating data for the nine months ended September 30, 2001 and the year ended December 31, 2000, giving effect to the merger and the acquisition of Northwest Argentina Corporation as if the merger and acquisition had been consummated on January 1, 2000. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000, combine the results of operations for Apco, Globex and Northwest Argentina Corporation after giving effect to pro forma adjustments.


     The acquisition of Northwest Argentina Corporation by Apco is a condition of the merger agreement and is to occur prior to the closing of the merger. For that reason, the Apco shares to be issued in connection with the acquisition of Northwest Argentina Corporation are valued on the same basis as the shares to be issued in the merger. The merger and the acquisition will be accounted for as acquisitions using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The values of the merger and acquisition of Northwest Argentina Corporation are determined based on the value of Apco's shares issued, valued at the average of the trading market price for Apco's shares during the period of five days before and after April 5, 2001, the date the terms for the merger were announced.

     For purposes of preparing its consolidated financial statements, the combined company will establish a new accounting basis for Globex's assets and liabilities using the fair values thereof, based upon the consideration paid in the merger and Apco's costs of the merger. A final determination of required purchase accounting adjustments, including the allocation for the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made since the transaction has not closed. Apco will base its final determination of purchase accounting adjustments on reserve and value estimates as of the closing date of the merger. Based on the current estimates, management does not expect any purchase price allocation to goodwill or other intangible assets. The final purchase price allocation is not expected to differ significantly from the allocation presented in the pro forma analysis. Accordingly, the purchase accounting adjustments made in connection with the development of the following summary pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma combined financial statements.

     The following unaudited pro forma combined financial statements are provided for informational purposes only and should be read in conjunction with the separate audited consolidated financial statements and related notes of Globex, which are included elsewhere in this joint proxy statement/ prospectus and the audited consolidated financial statements and related notes of Apco, which are incorporated by reference in this joint proxy statement/prospectus. The following unaudited pro forma combined financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have occurred if the merger and acquisition of Northwest Argentina Corporation had been consummated on the dates indicated or which may be obtained in the future.

                       APCO ARGENTINA INC. AND SUBSIDIARY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2001

                             (AMOUNTS IN THOUSANDS)


                                                                              PRO FORMA         PRO FORMA
                                                    APCO        GLOBEX     ADJUSTMENTS FOR   ADJUSTMENTS FOR      AS
                                                 HISTORICAL   HISTORICAL     THE MERGER      THE ACQUISITION   ADJUSTED
                                                 ----------   ----------   ---------------   ---------------   --------
                                                        ASSETS

Current Assets:
  Cash and cash equivalents....................   $ 15,175     $ 13,101       $     --           $   --        $ 28,276
  Accounts receivable..........................      3,267        6,970             --               --          10,237
  Inventory....................................        337          283            921(a)            --           1,541
  Prepaid taxes................................         --          164             --               --             164
  Other current assets.........................        905        2,169             --               --           3,074
                                                  --------     --------       --------           ------        --------
          Total current assets.................     19,684       22,687            921               --          43,292
Property and Equipment, successful efforts
  method of accounting for oil and gas
  properties:
  Cost.........................................     58,842       50,372        127,520(a)         3,037(b)      239,771
  Accumulated depreciation.....................    (27,317)     (13,483)        13,483(a)            --         (27,317)
                                                  --------     --------       --------           ------        --------
                                                    31,525       36,889        141,003            3,037         212,454
Equity Investments in Unconsolidated
  Subsidiaries.................................     34,424        2,255             --               --          36,679
Deferred Taxes.................................         --        1,545         (1,545)(c)           --              --
Other Assets...................................      4,364          184         (1,277)(d)           --           3,271
                                                  --------     --------       --------           ------        --------
                                                  $ 89,997     $ 63,560       $139,102           $3,037        $295,696
                                                  ========     ========       ========           ======        ========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable.............................   $  3,130     $  1,276       $     --           $   --        $  4,406
  Accrued liabilities..........................      1,526        4,649          2,500(d)            --          11,769
                                                                                 1,298(e)
                                                                                 3,073(d)
                                                                                (1,277)(d)
  Current portion of long-term debt............         --       16,215             --               --          16,215
  Dividends payable............................      1,196           --             --               --           1,196
                                                  --------     --------       --------           ------        --------
          Total current liabilities............      5,852       22,140          5,594               --          33,586
                                                  --------     --------       --------           ------        --------
Other Long-Term Liabilities....................        377            1             --               --             378
Deferred Income Taxes..........................        891           --         40,746(a)         1,033(b)       41,125
                                                                                (1,545)(c)
Redeemable Preferred Stock of Globex...........         --       65,332        (65,332)(f)           --              --
Stockholders' Equity:
  Ordinary shares..............................         74           --             40(g)             1(h)          115
  Additional paid-in capital...................      9,326           --        135,686(g)         2,003(h)      147,015
  Common stock of Globex.......................         --        8,966         (8,966)(f)           --              --
  Retained earnings (deficit)..................     73,477      (31,832)        31,832(f)            --          73,477
  Deferred compensation........................         --          (71)            71(f)            --              --
  Treasury stock...............................         --         (976)           976(f)            --              --
                                                  --------     --------       --------           ------        --------
          Total stockholders' equity...........     82,877      (23,913)       159,639            2,004         220,607
                                                  --------     --------       --------           ------        --------
                                                  $ 89,997     $ 63,560       $139,102           $3,037        $295,696
                                                  ========     ========       ========           ======        ========


        See notes to unaudited pro forma combined financial statements.

                       APCO ARGENTINA INC. AND SUBSIDIARY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                        PRO FORMA          PRO FORMA
                                            APCO         GLOBEX      ADJUSTMENTS FOR    ADJUSTMENTS FOR
                                         HISTORICAL    HISTORICAL      THE MERGER       THE ACQUISITION    AS ADJUSTED
                                         ----------    ----------    ---------------    ---------------    -----------
Revenues:
  Oil and gas sales....................   $30,305       $34,081          $    --             $  --           $64,386
  Equity in earnings of unconsolidated
     subsidiaries......................    11,804           516               --                --            12,320
  Other revenues.......................       803            --               --                --               803
                                          -------       -------          -------             -----           -------
                                           42,912        34,597               --                --            77,509
                                          -------       -------          -------             -----           -------
Cost and Expenses:
  Operating expense, including
     provincial royalties/production
     taxes.............................    10,409         4,990               --                --            15,399
  Selling and administrative...........     1,889         2,560              800(j)             --             5,249
  Depreciation, depletion and
     amortization......................     2,740         3,753            5,026(i)             --            11,519
  Exploration and impairments..........       917        13,746               --               485(l)         15,148
  Interest expense.....................        --         1,107               --                --             1,107
  Other (income) expense, net..........      (701)         (349)              --                --            (1,050)
                                          -------       -------          -------             -----           -------
                                           15,254        25,807            5,826               485            47,372
                                          -------       -------          -------             -----           -------
Income Before Provision for Income
  Taxes................................    27,658         8,790           (5,826)             (485)           30,137
Provision (Benefit) for Income Taxes...     5,437           303           (1,678)(k)            --             4,062
                                          -------       -------          -------             -----           -------
          Net Income...................   $22,221       $ 8,487          $(4,148)            $(485)          $26,075
                                          =======       =======          =======             =====           =======
Income per Ordinary Share, Basic and
  Diluted..............................   $  3.02                                                            $  2.28
                                          =======                                                            =======
Average Ordinary Shares Outstanding,
  Basic and Diluted....................     7,360                          3,995                59            11,414
                                          =======                        =======             =====           =======

        See notes to unaudited pro forma combined financial statements.

                       APCO ARGENTINA INC. AND SUBSIDIARY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                   PRO FORMA         PRO FORMA
                                         APCO        GLOBEX     ADJUSTMENTS FOR   ADJUSTMENTS FOR      AS
                                      HISTORICAL   HISTORICAL     THE MERGER      THE ACQUISITION   ADJUSTED
                                      ----------   ----------   ---------------   ---------------   --------
Revenues:
  Oil and gas sales.................   $21,079      $27,475         $    --            $218(l)      $48,772
  Equity in earnings of
     unconsolidated subsidiaries....     7,309          707              --              --           8,016
  Other revenues....................       643           --              --              --             643
                                       -------      -------         -------            ----         -------
                                        29,031       28,182              --             218          57,431
                                       -------      -------         -------            ----         -------
Cost and Expenses:
  Operating expense, including
     provincial royalties/production
     taxes..........................     8,238        6,977              --             113(l)       15,328
  Selling and administrative........     1,506        3,840             600(j)           --           5,946
  Depreciation, depletion and
     amortization...................     2,087        2,967           5,148(i)           52          10,254
  Exploration and impairments.......         2        5,803              --              --           5,805
  Interest expense..................        --          771              --              --             771
  Other (income) expense, net.......       361           85              --              --             446
                                       -------      -------         -------            ----         -------
                                        12,194       20,443           5,748             165          38,550
                                       -------      -------         -------            ----         -------
Income Before Provision for Income
  Taxes.............................    16,837        7,739          (5,748)             53          18,881
Provision (Benefit) for Income
  Taxes.............................     2,913        2,488          (1,600)(k)          --           3,801
                                       -------      -------         -------            ----         -------
          Net Income................   $13,924      $ 5,251         $(4,148)           $ 53         $15,080
                                       =======      =======         =======            ====         =======
Income per Ordinary Share, Basic and
  Diluted...........................   $  1.89                                                      $  1.32
                                       =======                                                      =======
Average Ordinary Shares Outstanding,
  Basic and Diluted.................     7,360                        3,995              59          11,414
                                       =======                      =======            ====         =======


        See notes to unaudited pro forma combined financial statements.

                       APCO ARGENTINA INC. AND SUBSIDIARY
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

 (a) Reflects the pro forma allocation of the purchase price by Apco to the assets and liabilities of Globex, determined as follows (in thousands, except per share data):


 Estimated number of Apco ordinary shares to be issued for
   Globex preferred stock....................................     1,923
 Estimated number of Apco ordinary shares to be issued for
   Globex common stock.......................................     2,072
                                                               --------
 Estimated number of Apco ordinary shares to be issued.......     3,995
 Average per share price of Apco ordinary shares five days
   before and after merger announcement......................  $ 33.974
                                                               --------
 Fair value of estimated Apco ordinary shares to be issued...   135,726
 Estimated merger related costs..............................     2,500
                                                               --------
           Total purchase price..............................   138,226
                                                               --------
 Net assets of Globex at September 30, 2001 (including
   redeemable preferred stock)...............................    41,419
 Special distribution to Globex Shareholders.................    (1,298)
 Estimated Globex transaction fees...........................    (3,073)
                                                               --------
                                                                 37,048
                                                               --------
 Excess of purchase price over net assets at September 30,
   2001......................................................  $101,178
                                                               ========
 Allocation of excess of purchase price over net assets:
 Fair market value adjustment to oil and gas properties......  $141,003
 Fair market value adjustment to crude oil inventory.........       921
 Increase in deferred income tax liabilities due to basis
   differences...............................................   (40,746)
                                                               --------
                                                               $101,178
                                                               ========


 (b) Reflects the pro forma allocation of the purchase price by Apco in connection with the acquisition of Northwest Argentina Corporation, determined as follows (in thousands, except per share data):

 Reflects the pro forma allocation of the purchase price by
   Apco in connection with the acquisition of Northwest
   Argentina Corporation, determined as follows (in
   thousands, except per share data):
 Number of Apco ordinary shares to be issued.................        59
 Average per share price of Apco ordinary shares five days
   before and after merger announcement......................  $ 33.974
                                                               --------
           Total purchase price..............................  $  2,004
                                                               ========
 Allocation of purchase price:
 Fair market value adjustment to oil and gas properties......  $  3,037
 Increase in deferred income tax liabilities due to basis
   difference................................................    (1,033)
                                                               --------
                                                               $  2,004
                                                               ========

 (c) Reflects reclassification of net long-term deferred tax asset to a long-term deferred tax liability account.


 (d) Reflects estimated expenses of $2,500,000 expected to be incurred by Apco in connection with the merger. Apco has incurred approximately $1,277,000 of these merger expenses through September 30, 2001, which have been capitalized in other assets. Additionally, Globex expects to incur approximately $4,119,000 of expenses in connection with the merger, of which $1,046,000 has been incurred and charged to expense through September 30, 2001.

 (e) Reflects a special distribution to Globex common and preferred stockholders equal to the Apco dividends they would have received if the merger had become effective on April 5, 2001 ($0.325 per share).


 (f) Reflects the elimination of Globex's historical equity and preferred stock.

 (g) Reflects the issuance of approximately 3,995,000 Apco ordinary shares in exchange for the outstanding shares of Globex common and preferred stock, valued at the average trading price of the Apco ordinary shares during the five trading days before and after April 5, 2001 ($33.974).

 (h) Reflects the issuance of approximately 59,000 Apco ordinary shares in exchange for the outstanding shares of the common stock of Northwest Argentina Corporation, valued at the average trading price of the Apco ordinary shares during the five trading days before and after April 5, 2001 ($33.974).

 (i) Reflects the amortization of Globex property and equipment using the value assigned in purchase accounting and the respective period unit-of-production rates.

 (j) Reflects estimated additional salaries and other costs associated with hiring additional executives and other personnel.

 (k) Reflects the tax effects of the pro forma adjustments to depreciation, depletion and amortization and selling and administration expenses. The historical statutory rates of 25%, 30% and 34% were used for Australia, Equatorial Guinea, and the United States, respectively.

 (l) Reflects the results of operations of the 1.5% interest in the Acambuco joint venture acquired in the acquisition of Northwest Argentina Corporation as achieved by Apco for its existing 1.5% interest in Acambuco.

(m) The following table presents total proved oil and gas reserve quantities and the standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities for Apco and Globex and pro forma combined amounts as of December 31, 2000.

                                                          APCO
                                            --------------------------------
                                                            EQUITY
                                            CONSOLIDATED   INTEREST                     PRO FORMA
                                             INTERESTS     PETROLERA   TOTAL   GLOBEX   COMBINED
                                            ------------   ---------   -----   ------   ---------
 Proved Oil, Condensate and Plant Products
   (Millions of Barrels)..................      15.5          16.3      31.8     19.0      50.8
 Proved Natural Gas (Billions of Cubic
   Feet)..................................      32.9          26.3      59.2    149.6     208.8
 Standardized Measure (Millions of
   Dollars)...............................     $  84         $  90     $ 174   $  124    $  298

                        COMPARISON OF SHAREHOLDER RIGHTS

     The rights of Globex stockholders are governed by Delaware General Corporation Law, Globex's certificate of incorporation and Globex's by-laws. The rights of Apco shareholders are governed by Cayman Islands law, Apco's memorandum of association and Apco's articles of association. After the effective time of the merger, the rights of holders of Globex shares who become holders of Apco (which will be the combined company known as Globex Energy, Inc.) ordinary shares will be governed by Cayman Islands law, Apco's memorandum of association and Apco's articles of association. The following is a summary of the material differences between the current rights of Globex stockholders and the rights those stockholders will have as shareholders of the combined company following the merger.

     Copies of Apco's memorandum of association and Apco's articles of association are incorporated by reference and will be sent to holders of Globex common stock and preferred stock, along with copies of Globex's certificate of incorporation and Globex's by-laws, upon request. See "Where You Can Find More Information." The summary in the following chart is qualified by reference to the Delaware General Corporation Law, Cayman Islands law, Globex's certificate of incorporation, Globex's by-laws, Apco's memorandum of association and Apco's articles of association.

             SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS
         OF GLOBEX STOCKHOLDERS AND RIGHTS THOSE STOCKHOLDERS WILL HAVE
          AS SHAREHOLDERS OF THE COMBINED COMPANY FOLLOWING THE MERGER

                                                                   APCO/COMBINED COMPANY
                                 GLOBEX STOCKHOLDER RIGHTS          SHAREHOLDER RIGHTS
                                 -------------------------         ---------------------
Corporate Governance:          The rights of Globex            Upon completion of the
                               stockholders are governed by    merger, the rights of Globex
                               Delaware General Corporation    stockholders who become
                               Law, Globex's certificate of    shareholders of the combined
                               incorporation and Globex's      company in the merger will be
                               by-laws.                        governed by Cayman Islands
                                                               Law, Apco's articles of
                                                               association and Apco's
                                                               memorandum of association.
                                                               The articles of association
                                                               and the memorandum of
                                                               association will be identical
                                                               in all respects to those of
                                                               Apco prior to the merger
                                                               except as set forth
                                                               under"Amendments to Apco's
                                                               Memorandum of Association and
                                                               Articles of Association"
                                                               above.

Authorized Capital Stock:      The authorized capital stock    The authorized capital stock
                               of Globex consists of           of Apco is described under
                               2,222,222 shares of Globex      "Description of Apco Capital
                               common stock, no par value      Stock -- Authorized Capital
                               per share, and 500 shares of    Stock' below.
                               preferred stock, no par value
                               per share.

Number of Directors:           Globex's board of directors     Apco's board of directors
                               currently consists of nine      currently consists of five
                               directors.                      directors. The board of
                                                               directors of the combined
                                                               company will consist of nine
                                                               directors.

                                                                   APCO/COMBINED COMPANY
                                 GLOBEX STOCKHOLDER RIGHTS          SHAREHOLDER RIGHTS
                                 -------------------------         ---------------------

Classification of Board of     Globex does not have a          The board of directors of the
Directors:                     classified board of             combined company will be
                               directors.                      divided into three classes,
                                                               with each class serving a
                                                               staggered three-year term.

Amendment of Certificate of    Globex's certificate of         Apco's memorandum of
Incorporation, and Memorandum  incorporation can be amended    association may be amended by
of Association:                by the approval of a majority   ordinary resolution of a
                               of the outstanding shares of    majority of the votes cast by
                               common stock and Class A        holders of ordinary shares at
                               preferred stock voting          a general or extraordinary
                               together as a class, except     general meeting, except with
                               that any amendment which        respect to its name and
                               would increase or decrease      objects, which requires a
                               the number of authorized        special resolution approved
                               shares or adversely affect      by at least two-thirds of the
                               the rights of the holders of    votes cast by holders of
                               Globex's preferred stock        ordinary shares.
                               requires an affirmative vote
                               by at least eighty percent of
                               the outstanding preferred
                               stock voting separately as a
                               class.

Amendment of By-laws and       Under Delaware law, Globex's    Apco's articles of
Articles of Association:       by-laws may be amended by the   association may be amended by
                               affirmative vote of the         a special resolution approved
                               holders of a majority of the    by at least two-thirds of the
                               outstanding Globex shares       votes cast by holders of
                               entitled to vote.               ordinary shares at a general
                                                               or extraordinary general
                                                               meeting, except the approval
                                                               of only a majority of the
                                                               votes cast by holders of
                                                               ordinary shares is required
                                                               for: (i) a change in the
                                                               number of directors, (ii) the
                                                               removal of a director,
                                                               or(iii) the appointment of
                                                               another person in place of a
                                                               director who has been
                                                               removed.

Special and Extraordinary      The Globex by-laws provide      Apco's articles of
General Meetings of            that the President, the         association provide that: (i)
Shareholders:                  Chairman of the Board, or the   the board of directors may,
                               Secretary, if so directed by    at any time, call an
                               the board of directors, may     extraordinary general meeting
                               call a special meeting of       and (ii) that the board of
                               Globex's shareholders.          directors must call an
                                                               extraordinary general meeting
                                                               when requested by a majority
                                                               of the holders of Apco's
                                                               voting stock.

                                                                   APCO/COMBINED COMPANY
                                 GLOBEX STOCKHOLDER RIGHTS          SHAREHOLDER RIGHTS
                                 -------------------------         ---------------------

Distributions and Dividends:   Under Delaware law, a           Under Cayman Islands law, the
                               corporation may pay dividends   board of directors of Apco
                               out of surplus and, if there    may pay to its shareholders
                               is no surplus, out of net       those dividends as appear to
                               profits for the current         the directors to be justified
                               and/or the preceding fiscal     by the profits or financial
                               year, unless the net assets     condition of Apco out of
                               of the corporation are less     profits available for
                               than the capital represented    distribution or out of
                               by issued and outstanding       the"share premium account" if
                               stock having a preference on    Apco has the ability to pay
                               asset distributions. Surplus    its debts as they become due
                               is defined as the excess oft    immediately after payment of
                               he net assets over capital,     the dividend. The articles of
                               as such capital may be          association of Apco permit
                               adjusted by the board of        the board of directors to
                               directors.                      declare dividends out of
                                                               profits or out of monies
                                                               otherwise available for
                                                               dividends in accordance with
                                                               Cayman Islands law.

Appraisal Rights:              Globex stockholders have        Cayman Islands law does not
                               appraisal rights under          provide for appraisal rights.
                               Section 262 of the Delaware     However, in the case of a
                               General Corporation Law.        court sanctioned
                                                               reorganization of a Cayman
                                                               Islands company, a
                                                               shareholder has the right to
                                                               express to the court such
                                                               shareholder's view that the
                                                               transaction sought to be
                                                               approved would not provide
                                                               the shareholders with fair
                                                               value for their shares. The
                                                               Cayman Islands court has the
                                                               discretion to make such order
                                                               as it may decide.

                     OTHER GLOBEX SPECIAL MEETING PROPOSAL

     The following section relates specifically to Globex's other special meeting proposal and related matters.

BOARD OF DIRECTORS PROPOSAL: GLOBEX ADJOURNMENT PROPOSAL (ITEM 2 ON GLOBEX'S PROXY CARD)

     Globex is submitting a proposal to the Globex stockholders to authorize the named proxies to vote in favor of the adjournment proposal at the special meeting of stockholders in the event that there are not sufficient votes at the special meeting to approve and adopt the proposals relating to the merger in item (1) on your proxy card. Even though a quorum may be present at the special meeting, it is possible that Globex may not have received sufficient votes to approve the proposals relating to the merger in item (1) on your proxy card. In that event, Globex would need to adjourn the special meeting in order to solicit additional proxies.

     To allow the proxies that have been received by Globex at the time of the special meeting of shareholders to be voted for such adjournment, if necessary, Globex has submitted the question of adjournment under such circumstances, and only under such circumstances, to the Globex stockholders for their consideration. Approval of the adjournment proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

     THE GLOBEX BOARD OF DIRECTORS RECOMMENDS THAT THE GLOBEX STOCKHOLDERS VOTE THEIR PROXIES IN FAVOR OF THE GLOBEX ADJOURNMENT PROPOSAL SO THAT THEIR PROXIES MAY BE USED FOR SUCH PURPOSE, SHOULD IT BECOME NECESSARY.

     Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise noted thereon. If it is necessary to adjourn the special meeting, no notice of the time and place of the adjourned meeting is required to be given to stockholders other than an announcement of such time and place at the special meeting. The adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the proposals relating to the merger in item (1) on your proxy card in the event that there are insufficient votes to approve the such proposals at the special meeting.

     The Globex board of directors retains full authority to postpone the special meeting prior to such meeting being convened, without the consent of any stockholder.

                  OTHER APCO ANNUAL GENERAL MEETING PROPOSALS

     The following section relates specifically to Apco's other annual general meeting proposals and related matters.

APCO'S GOVERNANCE

  Apco's Board of Directors and Committee Membership

     The business, property and affairs of Apco are managed under the direction of Apco's board of directors. Members of the board are kept informed of Apco's business through discussions with the Chief Executive Officer and other officers of Apco, by reviewing materials provided to them, by visiting Apco's oil and gas interests in Argentina and by participating in meetings of the Board. During 2000, the board of directors held three meetings. All of Apco's directors were present for all three meetings.

  Apco's Committees

     The board of directors has an audit committee composed of independent directors, John H. Williams and Robert J. LaFortune, that reviews the audits of Apco and reviews and approves the independence of the independent auditor. The audit committee met four times in 2000, and all members were present. The board of directors does not have executive, nominating, or compensation committees or any other board committees performing similar functions.

  Report of the Audit Committee

     The overall responsibility of the Audit Committee is to oversee Apco's financial reporting process on behalf of the board of directors and report the results of its activities to the board. The Committee has the responsibility to evaluate the independent auditors and, if appropriate, recommend to the board their replacement. The Committee must discuss with the auditors the scope and plan for the audit, and with both the auditors and management the adequacy and effectiveness of Apco's financial and accounting controls. The Committee also reviews with both management and the auditors Apco's quarterly and annual financial statements, it passes upon the quality of accounting principles, reasonableness of significant judgments and clarity of disclosures in the financial statements. These responsibilities are more fully described in the Charter of the Audit Committee approved by the Board of Directors, reproduced as Annex E to this joint proxy statement/prospectus.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of Apco's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent auditors the auditors' independence from management and Apco including the matters in the written disclosures required by the Independence Standards Board (the "ISB"). The ISB was created jointly by the Securities and Exchange Commission and the American Institute of Certified Public Accountants as the standards-setting body to provide leadership in improving independence requirements for auditors from their audit clients.

     The Committee discussed with Apco's independent auditors the overall scope and plans for their audit of the Company's financial statements. It met with the independent auditors to discuss the results of their examinations, their evaluations of Apco's internal controls and the overall quality of Apco's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2000 for filing with the Securities and Exchange Commission.
                                THE AUDIT COMMITTEE
                                Robert J. LaFortune, Chairman
                                John H. Williams

  Compensation of Directors

     Directors who are employees of Williams receive no compensation for service on the board of directors of Apco. Directors who are not employees of Williams receive an annual retainer of $8,000 and an additional fee for attending board meetings of $500 per meeting. Additionally, directors who are not employees of Williams and who serve on the audit committee receive a fee of $500 for attending audit committee meetings. The Chairman of the audit committee receives an annual retainer of $1,000. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending board meetings or otherwise by reason of their being a director.

PROPOSAL: AMENDMENT TO ARTICLES OF ASSOCIATION ALLOWING APCO TO SELL, LEASE OR EXCHANGE ALL OR SUBSTANTIALLY ALL OF ITS PROPERTY AND ASSETS IN ANY SINGLE TRANSACTION OR GROUP OF RELATED TRANSACTIONS TO ONE OR MORE OF ITS WHOLLY OWNED SUBSIDIARIES WITHOUT SHAREHOLDER APPROVAL (ITEM 4 ON APCO'S PROXY CARD)

     If the proposal to amend Apco's articles of association is approved by Apco's shareholders, any sale, lease or exchange of all or substantially all of Apco's property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries will no longer require shareholder approval. This amendment to Apco's articles will give the combined company additional flexibility in any future restructuring of its business. See "Amendments to Apco's Memorandum of Association and Articles of Association" on pages 38-39.

     An affirmative vote by special resolution of at least two-thirds of the votes cast by the holders of Apco's ordinary shares at the annual general meeting is the only vote necessary to approve the amendment to the articles of association.

     THE APCO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE ARTICLES OF ASSOCIATION. THE APCO BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF ASSOCIATION.

PROPOSAL: TRANSFER OF APCO'S ASSETS TO APCO ARGENTINA S.A. AND APCO PROPERTIES LTD. (CAYMAN) (ITEMS 5 AND 6 ON APCO'S PROXY CARD)

     Following completion of the merger, Apco will change its name from Apco Argentina Inc. to Globex Energy, Inc., reflecting Apco's transition from a company with only Argentine oil and gas properties to one with global oil and gas properties. However, Apco has conducted business in Argentina for over thirty years. Apco is well known in the industry and has a good reputation. Recognizing the value of the Apco name in the Argentine market, Apco wishes to preserve and perpetuate its name by transferring all of its assets to Apco Argentina S.A. and Apco Properties Ltd., so that following the merger and the name change, subsidiaries of the combined company will continue to conduct business in Argentina under the Apco name.

     Consequently, following the closing of the merger, the combined company expects to transfer to its wholly owned subsidiary Apco Argentina S.A. all of Apco Argentina Inc., Sucursal Argentina's assets in Argentina, including, but not limited to, its 23% direct interest in the Entre Lomas joint venture, 1.5% direct interest in the Acambuco joint venture, 45% direct interest in the Canadon Ramirez joint venture, credits, vehicles, agreements, office furniture and equipment, personnel, bank accounts, cash money, fix-term deposits and all other assets, interests and liabilities.

     Following the closing of the merger, the combined company also expects to transfer all of Apco's shares of Petrolera Perez Companc S.A. to Apco Properties Ltd. (Cayman), a wholly owned subsidiary of Apco.

     An affirmative vote of a majority of the votes cast by holders of Apco ordinary shares at the annual general meeting is the only vote required to approve the asset transfers.

     THE APCO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSFERS OF APCO'S ASSETS TO APCO ARGENTINA S.A. AND APCO PROPERTIES LTD. (CAYMAN). THE APCO BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ASSET TRANSFERS.

PROPOSAL:  ELECTION OF DIRECTORS (ITEM 7 ON APCO'S PROXY CARD)

     Steven J. Malcolm and John H. Williams have been nominated to be elected as directors at the annual general meeting to serve for a three-year term expiring in 2004. Messrs. Randy Barnard, Robert J. LaFortune and Thomas Bueno will continue to serve as directors in accordance with their prior election.

     The persons named in the enclosed Apco proxy intend to vote the proxy for the election of Mr. Malcolm and Mr. Williams, unless otherwise instructed in such proxy. Should Mr. Malcolm and Mr. Williams become unable for any reason to stand for election as a director, Apco intends that the persons named in the enclosed proxy will vote for the election of such other person or persons as the board of directors may propose to replace such nominees. Apco knows of no reason why Mr. Malcolm and Mr. Williams will be unavailable or unable to serve on the board of directors.

     The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the annual meeting are set forth on the following pages.

     Biographical Information. We have listed below the biographical information for Mr. Malcolm and Mr. Williams.

NAME                                                 RECENT BUSINESS EXPERIENCE
----                                                 --------------------------
John H. Williams, 82                    Mr. Williams is engaged in personal investments. He
                                        was Chairman of the Board and Chief Executive
                                        Officer of Williams prior to retiring at the end of
                                        1978. He is a director of Unit Corporation, Westwood
                                        Corporation, Willbros Group, Inc. and Petrolera
                                        Perez Companc S.A. Mr. Williams has been a director
                                        of Apco since 1992.

Steven J. Malcolm, 53                   Mr. Malcolm has served as President and Chief
                                        Executive Officer of Williams Energy Services, LLC,
                                        a subsidiary of Williams which owns and operates
                                        mid-stream natural gas and liquids facilities,
                                        provides petroleum services, and conducts
                                        exploration and production, and energy marketing and
                                        trading since 1996. He was previously Senior Vice
                                        President and General Manager of the Midstream Gas
                                        and Liquids division of Williams Energy Services
                                        from 1994 to 1996. He has been a director of Apco
                                        since 2000 and is currently a director of Petrolera
                                        Perez Companc S.A.

     As described in "Interests of Certain Persons in the Merger" and "Directors and Management of the Combined Company" following completion of the merger, Apco will increase the number of directors on the board of the combined company to nine members, four of whom will be nominated by Williams Global, three of whom will be nominated by the former shareholders of Globex and two of whom will be nominated by Williams Global and the former shareholders of Globex collectively.

     THE BOARD OF DIRECTORS OF APCO RECOMMENDS A VOTE FOR THE ELECTION OF STEVEN
J. MALCOLM AND JOHN H. WILLIAMS AS DIRECTORS.

PROPOSAL:  APPROVAL OF AUDITORS (ITEM 8 ON APCO'S PROXY CARD)

     Arthur Andersen LLP, a firm of independent public accountants, has acted as auditors for Apco since its incorporation in 1979. Apco's board of directors, upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP to serve as its independent auditors for 2001, subject to the approval of Apco's shareholders.

     A representative of Arthur Andersen LLP will be present at the annual meeting to answer questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

     Apco incurred audit fees of $60,300 and other fees of $8,600 for 2000, all of which were attributable to Arthur Andersen LLP.

     THE BOARD OF DIRECTORS OF APCO RECOMMENDS A VOTE FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS APCO'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

PROPOSAL:  APCO ADJOURNMENT PROPOSAL (ITEM 9 ON APCO'S PROXY CARD)

     Apco is submitting a proposal to the holders of Apco ordinary shares to authorize the named proxies to vote in favor of the adjournment proposal at the annual general meeting of shareholders in the event that there are not sufficient votes at the annual general meeting to approve and adopt the proposals in any of items (1) through (8) on your proxy card. Even though a quorum may be present at the annual general meeting, it is possible that Apco may not have received sufficient votes to approve the proposals in any of items
(1) through (8) on your proxy card. In that event, Apco would need to adjourn the annual general meeting in order to solicit additional proxies.

     To allow the proxies that have been received by Apco at the time of the annual general meeting of shareholders to be voted for such adjournment, if necessary, Apco has submitted the question of adjournment under such circumstances, and only under such circumstances, to the Apco shareholders for their consideration. Approval of the adjournment proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

     THE APCO BOARD OF DIRECTORS RECOMMENDS THAT THE APCO SHAREHOLDERS VOTE THEIR PROXIES IN FAVOR OF THE APCO ADJOURNMENT PROPOSAL SO THAT THEIR PROXIES MAY BE USED FOR SUCH PURPOSE, SHOULD IT BECOME NECESSARY.

     Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise noted thereon. If it is necessary to adjourn the annual general meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the annual general meeting. The adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the proposals in any of items (1) through (8) on your proxy card in the event that there are insufficient votes to approve such proposals at the annual general meeting.

     The Apco board of directors retains full authority to postpone the annual general meeting prior to such meeting being convened, without the consent of any shareholder.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Apco's directors and officers do not own any ordinary shares, other than directors' qualifying shares which in the aggregate represent less than 1% of the total outstanding Apco ordinary shares. The following table sets forth the number of ordinary shares and the percentage represented by such number of each person who is known to Apco to beneficially own 5% or more of Apco's ordinary shares.

                                                              NUMBER OF
                                                              ORDINARY     PERCENT
NAME AND ADDRESS                                               SHARES      OF CLASS
----------------                                              ---------    --------
Williams Global Energy (Cayman) Limited(a)..................  5,075,398     68.96%
One Williams Center
Tulsa, Oklahoma 74172
Lehman Brothers Holdings Inc(b).............................    466,639      6.30%
3 World Financial Center, 24th Floor
New York, New York 10285

---------------

(a) Williams Global Energy is an indirect wholly-owned subsidiary of Williams International Company, which is a direct wholly-owned subsidiary of The Williams Companies, Inc. ("Williams"). As a result, The Williams Companies, Inc. is deemed to share voting and dispositive power with respect to the shares held by Williams Global Energy.

(b) A filing with the Securities and Exchange Commission dated February 14, 2001 indicates that Lehman Brothers Holdings Inc. holds sole voting and dispositive power with respect to the shares held by Lehman.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     This graph compares Apco's total shareholder return on its ordinary shares with the NASDAQ Stock Index (U.S. and Foreign) and the NASDAQ Oil & Gas Extraction Index (SIC 1300-1399, U.S. and Foreign) for a five-year period commencing December 31, 1995. The industry index was prepared by the Center for Research in Security Prices. Apco will undertake to provide shareholders a list of the component companies included in the NASDAQ Oil and Gas Extraction Index upon request.

                                  [LINE GRAPH]

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 Apco Argentina Inc.    100.0     159.5     222.3     130.9     209.8     194.0
 NASDAQ Stock Market    100.0     122.4     149.4     207.0     385.9     232.8
 NASDAQ Oil & Gas
   Extraction Stocks    100.0     171.1     176.8      80.6     106.6     200.4

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Apco's officers and directors, and persons who own more than ten percent of a registered class of the Apco's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASDAQ. Officers, directors and greater than ten percent owners are required to furnish Apco with copies of all Forms 3, 4 and 5 they file.

     Based solely on Apco's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file such forms for a specified fiscal year, Apco believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2000.

                       DESCRIPTION OF APCO CAPITAL STOCK

     The following summary of the terms of the capital stock of Apco before and after the merger is qualified by reference to Apco's memorandum of association and Apco's articles of association. Copies of Apco's memorandum of association and Apco's articles of association are incorporated herein by reference and will be sent to shareholders of Apco and Globex upon request. See "Where You Can Find More Information."

AUTHORIZED CAPITAL STOCK

     Under Apco's memorandum of association, Apco's authorized capital stock consists of 15,000,000 Apco ordinary shares, $.01 par value.

APCO ORDINARY SHARES

     Apco Ordinary Shares Outstanding. Outstanding Apco ordinary shares are, and Apco ordinary shares issued under the merger will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Each holder of Apco ordinary shares is entitled to one vote for each share of Apco ordinary shares held of record on the applicable record date on all matters submitted to a vote of shareholders.

     Dividend Rights; Rights Upon Liquidation. The holders of Apco common stock are entitled to receive, from funds legally available and only from the profits of the company, dividends, when and as declared by resolution of Apco's board of directors. In the event of liquidation, each share of Apco ordinary shares is entitled to share pro rata in any distribution of Apco's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Apco preferred stock.

     Preemptive Rights. Holders of Apco ordinary shares have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

APCO PREFERRED STOCK

     Apco Preferred Stock Outstanding. As of the date of this joint proxy statement/prospectus, no shares of Apco preferred stock were authorized, issued or outstanding.

TRANSFER AGENT AND REGISTRAR

     The Bank of New York is the transfer agent and registrar for Apco ordinary shares.

                                    EXPERTS

     The financial statements of Globex included in this prospectus and the financial statements of Apco incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The financial statements of Petrolera Perez Companc S.A. incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Pistrelli, Diaz y Asociados (a member firm of Andersen Worldwide
SC), independent public accountants, as indicated in its report with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

     The validity of the Apco ordinary shares to be issued to Globex stockholders in the merger will be passed upon by Maples and Calder, Cayman Islands special counsel to Apco. It is a condition to the completion of the merger that each of Apco and Globex receive an opinion from their respective tax counsel with respect to the tax treatment of the merger.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended for inclusion in Apco's proxy statement for its 2002 Annual General Meeting pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Apco Argentina Inc., One Williams
Center, Tulsa, Oklahoma, 74172 and must have been received by [          ,
     ]. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporation
Secretary at the above address by [          ,      ].

                      WHERE YOU CAN FIND MORE INFORMATION

     Apco files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Apco files at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Apco's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

     Apco has filed a registration statement on Form S-4 to register with the SEC the Apco ordinary shares to be issued to Globex stockholders upon completion of the merger. This joint proxy statement/ prospectus is a part of that registration statement and constitutes a prospectus of Apco in addition to being a proxy statement of Apco and Globex for their respective meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows Apco to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that Apco can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Apco has previously filed with the SEC. These documents contain important information about Apco and its finances.


APCO SEC FILINGS (FILE NO. 0-8933)                                PERIOD
----------------------------------                                ------
Annual Report on Forms 10-K and 10-K/A              Fiscal year ended 2000
Quarterly Reports on Form 10-Q                      Fiscal quarter ended June 30, 2001
                                                    Fiscal quarter ended March 31, 2001
                                                    Fiscal quarter ended September 30,
                                                    2001
Current Reports on Forms 8-K                        Filed on April 6, 2001, August 6,
                                                    2001 and October 26, 2001
The Registration Statement on Form 8-B              Filed on May 14, 1979


     Apco is also incorporating by reference additional documents that Apco files with the SEC between the date of this joint proxy statement/prospectus and the date of the Apco and Globex meetings.

     Apco has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Apco, and all information contained in this joint proxy statement/ prospectus relating to Globex has been supplied by Globex.

     If you are a shareholder of Apco, Apco may have sent you some of the documents incorporated by reference, but shareholders of Apco and Globex may obtain any of them through Apco or the SEC. Documents incorporated by reference are available from Apco without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders of Apco and Globex may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from Apco at the following address:

        Apco Argentina Inc.
        One Williams Center, 23rd Floor
        Tulsa, Oklahoma 74172
        Attention: General Manager
        (918) 573-2164

     If you are an Apco or Globex shareholder and would like to request
documents from Apco, please do so by [          ], 2001 to receive them before
the Apco or Globex meetings.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS TO APCO'S AND GLOBEX'S SHAREHOLDERS IN CONNECTION WITH THE MERGER, AS THE CASE MAY BE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS
JOINT PROXY STATEMENT/ PROSPECTUS IS DATED [          ], 2001. YOU SHOULD NOT
ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF APCO ORDINARY SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
GLOBEX ENERGY, INC.:
Report of Independent Public Accountants....................   F-2
Consolidated Balance Sheets.................................   F-3
Consolidated Statements of Operations.......................   F-4
Consolidated Statements of Stockholders' Equity.............   F-5
Consolidated Statements of Cash Flows.......................   F-6
Notes to Consolidated Financial Statements..................   F-7
Unaudited Supplementary Financial Data -- Oil and Gas
  Information...............................................  F-18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Globex Energy, Inc.:

     We have audited the accompanying consolidated balance sheets of Globex Energy, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, as revised (See Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globex Energy, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                            ARTHUR ANDERSEN LLP

August 21, 2001
Houston, Texas

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                                 DECEMBER 31
                                                              SEPTEMBER 30,   ------------------
                                                                  2001         2000       1999
                                                              -------------   -------   --------
                                                               (UNAUDITED)
                                             ASSETS

Current assets:
  Cash and cash equivalents.................................     $13,101      $ 5,956   $  2,206
  Accounts receivable.......................................       6,970        2,401      3,251
  Income tax receivable.....................................         164        1,133         --
  Australian PRRT receivable................................          --        3,005         --
  Drilling advances.........................................       1,832          703      1,158
  Product inventory.........................................         283          477        448
  Note receivable...........................................          --          293        421
  Prepaid expenses..........................................         337           74         38
                                                                 -------      -------   --------
          Total current assets..............................      22,687       14,042      7,522
Property and equipment, net (successful-efforts method of
  accounting for oil and gas properties)....................      36,889       35,281     34,214
Notes receivable from related parties.......................         183          147        186
Deferred tax asset..........................................       1,545        1,545         --
Investment in affiliate and other...........................       2,256        2,405      2,315
                                                                 -------      -------   --------
          Total assets......................................     $63,560      $53,420   $ 44,237
                                                                 =======      =======   ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................     $ 1,276      $ 1,359   $    991
  Income tax payable........................................       1,596          286         --
  Australian PRRT payable...................................       2,002           --         --
  Crude oil imbalance.......................................       1,051           --         --
  Current portion of long-term debt.........................      16,215       16,213         13
                                                                 -------      -------   --------
          Total current liabilities.........................      22,140       17,858      1,004
Long-term debt, net of current maturities...................           1           14     16,227
Commitments and contingencies (Note 8)
Class A redeemable preferred stock, no par value; 500 shares
  authorized, issued and outstanding........................      65,332       47,696     45,009
Stockholders' equity:
  Common stock, no par value; 2,222,222 shares authorized;
     1,077,999 shares, 1,065,777 shares and 1,077,999
     shares, respectively, issued and outstanding...........       8,966        8,382      8,221
  Deferred compensation.....................................         (71)        (107)      (422)
  Accumulated deficit.......................................     (31,832)     (19,447)   (25,247)
  Treasury stock (61,111 shares, 61,111 shares and 38,889
     shares of common stock, respectively)..................        (976)        (976)      (555)
                                                                 -------      -------   --------
          Total stockholders' equity (deficit)..............     (23,913)     (12,148)   (18,003)
                                                                 -------      -------   --------
          Total liabilities and stockholders' equity........     $63,560      $53,420   $ 44,237
                                                                 =======      =======   ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                 FOR THE NINE
                                                    MONTHS
                                              ENDED SEPTEMBER 30    FOR THE YEARS ENDED DECEMBER 31
                                              ------------------   ---------------------------------
                                                2001      2000       2000        1999        1998
                                              --------   -------   ---------   ---------   ---------
                                                 (UNAUDITED)
Revenues:
  Oil and gas sales.........................  $ 27,475   $24,395    $34,081     $13,566     $ 6,526
  Equity in earnings (loss) of affiliate....       707       410        516          (3)       (310)
                                              --------   -------    -------     -------     -------
          Total revenues....................    28,182    24,805     34,597      13,563       6,216
                                              --------   -------    -------     -------     -------
Operating costs and expenses:
  Exploration...............................     1,194     1,830      2,034       1,934       2,171
  Impairments and dry hole..................     4,609       295     11,712       5,544       1,662
  Lease operating...........................     3,616     3,505      4,990       4,493       2,426
  Australian PRRT...........................     3,361        --         --          --          --
  Depreciation, depletion and
     amortization...........................     2,967     3,027      3,753       2,287       1,511
  General and administrative................     2,794     1,572      2,155       2,715       2,687
  Merger costs..............................     1,046       174        405          25          --
                                              --------   -------    -------     -------     -------
          Total operating costs and
            expenses........................    19,587    10,403     25,049      16,998      10,457
                                              --------   -------    -------     -------     -------
          Earnings (loss) from operations...     8,595    14,402      9,548      (3,435)     (4,241)
Other (income) expense:
  Interest expense..........................       771       952      1,107         676         103
  Other (income) expense, net...............        85      (217)      (349)       (293)       (328)
Income tax expense..........................     2,488     2,892        303          --          --
                                              --------   -------    -------     -------     -------
          Net income (loss).................     5,251    10,775      8,487      (3,818)     (4,016)
                                              ========   =======    =======     =======     =======
Accretion of redeemable preferred stock.....   (17,636)   (2,012)    (2,687)     (2,650)     (2,613)
                                              --------   -------    -------     -------     -------
          Net income (loss) applicable to
            common stock....................  $(12,385)  $ 8,763    $ 5,800     $(6,468)    $(6,629)
                                              ========   =======    =======     =======     =======


  The accompanying notes are an integral part of these consolidated financial statements.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                              COMMON STOCK                                   TREASURY STOCK        TOTAL
                                           ------------------   ACCUMULATED     DEFERRED     ---------------   STOCKHOLDERS'
                                            SHARES     AMOUNT     DEFICIT     COMPENSATION   SHARES   AMOUNT      EQUITY
                                           ---------   ------   -----------   ------------   ------   ------   -------------
BALANCE, December 31, 1997...............  1,016,666   $6,810    $(12,150)      $    --      27,778   $(338)     $ (5,678)
  Net loss...............................         --      --       (4,016)           --          --      --        (4,016)
  Accretion of preferred stock...........         --      --       (2,613)           --          --      --        (2,613)
  Issuance of shares to officers.........     61,333   1,231           --            --          --      --         1,231
  Deferred compensation..................         --      --           --        (1,231)         --      --        (1,231)
  Amortization of deferred
    compensation.........................         --      --           --           697          --      --           697
                                           ---------   ------    --------       -------      ------   -----      --------
BALANCE, December 31, 1998...............  1,077,999   8,041      (18,779)         (534)     27,778    (338)      (11,610)
  Net loss...............................         --      --       (3,818)           --          --      --        (3,818)
  Accretion of preferred stock...........         --      --       (2,650)           --          --      --        (2,650)
  Issuance of shares to officers.........     11,111     180           --            --          --      --           180
  Deferred compensation..................         --      --           --          (180)         --      --          (180)
  Amortization of deferred
    compensation.........................         --      --           --           114          --      --           114
  Reversal of unvested deferred
    compensation.........................     (8,889)     --           --           178       8,889    (178)           --
  Purchase of treasury stock.............     (2,222)     --           --            --       2,222     (39)          (39)
                                           ---------   ------    --------       -------      ------   -----      --------
BALANCE, December 31, 1999...............  1,077,999   8,221      (25,247)         (422)     38,889    (555)      (18,003)
  Net income.............................         --      --        8,487            --          --      --         8,487
  Accretion of preferred stock...........         --      --       (2,687)           --          --      --        (2,687)
  Issuance of shares to officer..........     10,000     161           --            --          --      --           161
  Deferred compensation..................         --      --           --          (161)         --      --          (161)
  Amortization of deferred
    compensation.........................         --      --           --           269          --      --           269
  Reversal of unvested deferred
    compensation.........................     (8,889)     --           --           207       8,889    (207)           --
  Purchase of treasury stock.............    (13,333)     --           --            --      13,333    (214)         (214)
                                           ---------   ------    --------       -------      ------   -----      --------
BALANCE, December 31, 2000...............  1,065,777   8,382      (19,447)         (107)     61,111    (976)      (12,148)
  Net income.............................         --      --        5,251            --          --      --         5,251
  Accretion of preferred stock...........         --      --      (17,636)           --          --      --       (17,636)
  Issuance of shares to officer..........     12,222     584           --            --          --      --           584
  Amortization of deferred
    compensation.........................         --      --           --            36          --      --            36
                                           ---------   ------    --------       -------      ------   -----      --------
BALANCE, September 30, 2001 (unaudited)..  1,077,999   $8,966    $(31,832)      $   (71)     61,111   $(976)     $(23,913)
                                           =========   ======    ========       =======      ======   =====      ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                           FOR THE NINE MONTHS
                                            ENDED SEPTEMBER 30     FOR THE YEARS ENDED DECEMBER 31
                                           --------------------   ----------------------------------
                                             2001       2000         2000         1999        1998
                                           --------   ---------   ----------   ----------   --------
                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)......................  $ 5,251    $ 10,775     $  8,487     $ (3,818)   $ (4,016)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities --
     Equity in (earnings) losses of
       affiliate.........................     (707)       (410)        (516)           3         310
     Distributions received from
       affiliate.........................      734          --          425          632         138
     Impairments and dry hole............    4,609         295       11,712        5,544       1,662
     Depreciation, depletion and
       amortization......................    2,967       3,027        3,753        2,287       1,511
     Exploration expenses................    1,194       1,830        2,034        1,934       2,171
     Stock issued as compensation and
       deferred compensation
       amortization......................      620         269          269          114         697
     Deferred income tax benefit.........       --          --       (1,545)          --          --
Changes in current assets and
  liabilities --
  Accounts receivable....................   (4,569)       (391)         850       (1,447)     (1,282)
  Income taxes, net......................    2,279       2,892         (847)          --         (82)
  Australian PRRT, net...................    5,007      (3,005)      (3,005)          --          --
  Product inventory......................      112         160          (29)        (216)       (134)
  Notes receivable.......................      293         (18)         128          139          --
  Prepaid expenses.......................     (263)       (152)         (36)          (7)         40
  Accounts Payable and other.............      (83)      4,208          368          (56)         30
  Crude oil imbalance....................    1,051          --           --           --          --
                                           -------    --------     --------     --------    --------
          Net cash provided by operating
            activities...................   18,495      19,480       22,048        5,109       1,045
                                           -------    --------     --------     --------    --------
Cash flows from investing activities:
  Capital expenditures and exploration
     costs...............................  (10,174)    (13,605)     (18,565)     (14,829)    (17,278)
  Drilling advances......................   (1,129)     (1,037)         455          250        (732)
  Payments (to) from related parties for
     notes receivable....................      (36)         53           39          (38)        (80)
                                           -------    --------     --------     --------    --------
          Net cash used in investing
            activities...................  (11,339)    (14,589)     (18,071)     (14,617)    (18,090)
                                           -------    --------     --------     --------    --------
Cash flows from financing activities:
  Proceeds from line-of-credit
     borrowings..........................       --          --           --       10,800       8,400
  Principal payments on note payable.....      (11)        (10)         (13)         (12)     (3,241)
  Cash paid for treasury stock...........       --        (214)        (214)         (39)         --
                                           -------    --------     --------     --------    --------
          Net cash (used in) provided by
            financing activities.........      (11)       (224)        (227)      10,749       5,159
                                           -------    --------     --------     --------    --------
Net increase (decrease) in cash and cash
  equivalents............................    7,145       4,667        3,750        1,241     (11,886)
Cash and cash equivalents, beginning of
  period.................................    5,956       2,206        2,206          965      12,851
                                           -------    --------     --------     --------    --------
Cash and cash equivalents, end of
  period.................................  $13,101    $  6,873     $  5,956     $  2,206    $    965
                                           =======    ========     ========     ========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Basis of Presentation

     Globex Energy, Inc., is a Delaware corporation which was organized in 1991 to acquire interests in minerals and mineral estates and to explore for, develop, produce and sell oil, natural gas and other minerals worldwide.

     The accompanying consolidated financial statements include the accounts of Globex and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Substantially all of Globex's exploration and production activities are conducted jointly with others, and the accounts reflect only Globex's proportionate interest in these activities. Globex's interests in oil and gas exploration and production ventures and partnerships are proportionately consolidated, while its partnership interest in the gas processing facility on Bioko Island (see Note 4) is accounted for using the equity method of accounting.

  Cash and Cash Equivalents

     Globex considers all highly liquid debt instruments having maturities of three months or less at the date of purchase to be cash equivalents.

  Product Inventory

     Crude oil and condensate from Globex's producing fields located in Australia and Equatorial Guinea are produced into storage and sold periodically as economic quantities are accumulated. Globex's product inventory is carried at the lower of average cost, determined using current production costs and depletion, depreciation and amortization, or fair market value.

  Property and Equipment

     Oil and gas properties are accounted for on the successful-efforts method whereby costs, including acquisition costs, lease and well equipment and intangible drilling costs associated with exploration efforts which result in the discovery of proved reserves, and costs associated with development efforts, whether or not successful, are capitalized. If an exploratory well is determined to be dry, the capitalized exploratory costs are charged to expense. All other exploratory costs are charged to expense as incurred.

     Capitalized costs of oil and gas properties are amortized on a property-by-property basis using the unit-of-production method based on units of proved reserves. In the event that the net capitalized costs of an oil and gas property were to exceed its undiscounted future net cash flows, the carrying value of such property would be reduced to its fair value through a charge to current operations.

     Costs of acquiring unevaluated oil and gas properties to be explored by Globex are capitalized and subsequently are transferred to proven oil and gas properties when proved reserves are discovered or otherwise attributable to the properties. Globex periodically assesses their unproved properties for impairment at such time as proved reserves are not found or when there are no firm plans to continue drilling. Depreciation, depletion and amortization (DD&A) of proved oil and gas properties is determined on a field-by-field basis using physical units of production. Estimated future costs of dismantlement, restoration and abandonment are considered in determining DD&A expense. Furniture, fixtures and other equipment are recorded at cost. Depreciation is calculated over the estimated useful lives using the straight-line method over five to seven years.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

  Management Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

  Accounting for Derivatives

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," in June 1998. The statement, which Globex adopted effective January 1, 2001, generally requires that derivatives be recognized at fair value as assets or liabilities. Globex does not hold or issue derivative instruments for trading purposes, and Globex had no open derivative positions at December 31, 2000. Accordingly, the adoption of SFAS No. 133 on January 1, 2001, did not have an impact on Globex's financial position or results of operations.

  Concentration of Credit Risk

     Substantially all of Globex's accounts receivable result from oil sales or joint interest billings to third parties in the energy industry. All of Globex's product sales are derived from its projects in offshore West Africa and offshore Australia. This concentration of customers and joint interest owners may affect Globex's overall credit risk in that these entities may be similarly affected by adverse economic and other conditions. Historically, Globex has not experienced significant credit losses on such receivables and has provided allowances for potential credit losses when necessary.

  Production Imbalances

     Imbalances result when joint owners of an oil or gas property take more or less production from the property than they are entitled to based on their ownership percentages in the property. Globex accounts for its share of such imbalances under the entitlements method whereby it records revenue for its share of production whether or not the oil is actually taken. Differences between the amounts taken and the amounts to which Globex is entitled, which were insignificant for the periods presented herein, are reflected as imbalance receivables or payables.

  Preferred Stock

     At the end of each reporting period, Globex increases the carrying amount of its redeemable preferred stock using the effective interest method.

  Revenue Recognition

     Globex recognizes revenues as crude oil, condensate and natural gas are delivered to third parties or when services are provided. All risk of loss transfers upon production delivery.

  Income Taxes

     Globex recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the asset is recovered or the liability is settled.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

  Foreign Currency Translation

     Globex accounts for foreign currency transactions in accordance with SFAS No. 52, "Foreign Currency Translation." The United States dollar is the functional currency for Globex's consolidated foreign operations. For those operations, all transaction gains or losses from currency fluctuations are included in income. Gains and losses were insignificant in all periods presented.

  Fair Value of Financial Instruments

     The carrying values of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short-term maturity of those items. The fair value of long-term debt and other long-term instruments was determined based upon the present value of expected cash flows considering their expected maturity and using interest rates currently available to Globex for borrowings with similar terms. Because Globex's borrowings have floating interest rates, the fair value of long-term debt approximated the carrying amount of such securities at December 31, 2000 and 1999.

  Revision to Previously Reported Results


     During the second quarter of 2001, Globex revised their reported December 31, 2000 and 1999 results of operations and financial position to reflect the impact of a calculation error associated with future abandonment costs and the write-off of exploratory costs previously capitalized. As a result, net income was increased for the year ended December 31, 2000 by $727,000. For the year ended December 31, 1999, net loss was increased by $948,000.



     Globex revised their reported December 31, 2000 and 1999 financial position and results of operations for the three-years ended December 31, 2000 to reflect the accretion of its preferred stock from its original carrying amount to $50.0 million. Globex utilized the effective interest rate method to periodically increase the carrying amount of its preferred stock to October 2001, the redemption date of the preferred shares. On April 5, 2001, Globex and Apco Argentina Inc. entered a merger agreement whereby the preferred shareholders would receive $65.3 million in consideration. Upon execution of the merger agreement, Globex increased the carrying amount of its preferred stock to the value contemplated in the proposed merger. As a result of these adjustments, previously reported net income applicable to common stock was decreased for the years ended December 31, 2000, 1999 and 1998 by $2,687,000, $2,650,000 and
$2,613,000, respectively.


  Reclassifications


     Certain reclassifications have been made to prior years to conform the presentation to the September 30, 2001 interim financial statements.


  Basis for Presentation of Interim Financial Statements


     The accompanying unaudited consolidated financial statements as of September 30, 2001, and for the nine months ended September 30, 2001 and 2000, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information, including all adjustments of a normal and recurring nature which are, in the opinion of Globex's management, necessary for the fair presentation of interim results. Not all information and notes required for complete financial statements are included. Except as indicated herein, there have been no material changes, as of September 30, 2001, to the information disclosed in the audited financial statements of Globex for the year ended December 31, 2000. The results of operations presented are not necessarily indicative of the results for the full year.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

2. NOTES AND AUSTRALIAN PRRT RECEIVABLES:

  Equatorial Guinea Notes


     Notes receivable totaling $293,000 and $420,835 at December 31, 2000 and 1999, respectively, bearing interest at 16 percent per annum, represent Globex's proportionate share of loans made on behalf of the Equatorial Guinea government for infrastructure projects in Equatorial Guinea. Globex and other loan participants are repaid from the government's royalty interest in monthly production from the Alba field. The Equatorial Guinea government's royalty payment is determined based upon 10 percent of the marketable production level. When per barrel crude oil prices exceed $13.00, 75 percent of the royalty due to the government is allocated to repay the loans together with interest. The arrangement remains in place until interest and principal are paid in full. Globex expects the $293,000 to be repaid within one year from proceeds generated from the government's royalty interest. The carrying amount of the notes receivable approximates its fair value.


  Australian PRRT Receivables

     Estimated quarterly tax payments to the Australian government are required and based upon the cash flow activity within the producing license. The estimated quarterly payments cannot take into consideration any expenditures allowed for PRRT purposes for expenditures incurred outside of the producing license until the filing of the tax return. The PRRT refund was received in August 2001. The PRRT is computed on a June 30 fiscal year. During the three months ended December 31, 2000, March 31, 2001, and June 30, 2001 Globex paid $3,006,000, $2,798,000, and $1,798,000 respectively, related to actual and estimated cash flow activity between July 1, 2000 and June 30, 2001. Upon filing the June 30, 2001 tax return, Globex incurred an actual PRRT liability of $1,359,000, resulting in a refund (net of $356,000 in foreign currency losses) of $5,885,000 for their recorded PRRT receivable.

3. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 2000 and 1999, (as revised, see Note
1) consisted of the following (in thousands):

                                                                2000      1999
                                                              --------   -------
Oil and gas properties --
  Proven....................................................  $ 41,855   $37,639
  Unproven..................................................     3,549     2,970
Furniture, fixtures and equipment...........................       594       569
                                                              --------   -------
                                                                45,998    41,178
Less -- Accumulated depreciation, depletion and
  amortization..............................................   (10,717)   (6,964)
                                                              --------   -------
                                                              $ 35,281   $34,214
                                                              ========   =======

4. INVESTMENT IN AFFILIATE AND OTHER:

     Investment in affiliate and other at December 31, 2000 and 1999, consisted of the following (in thousands):

                                                               2000     1999
                                                              ------   ------
Investment in affiliate.....................................  $2,283   $2,192
Other.......................................................     122      123
                                                              ------   ------
                                                              $2,405   $2,315
                                                              ======   ======

     In 1996, Globex participated in the construction of a gas processing facility on Bioko Island, Equatorial Guinea, near the Alba field off the coast of West Africa. Because Globex has rights equal to other members and actively participates in the management of the facility, including all major project

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES
decisions, Globex exercises significant influence and therefore utilizes the equity method of accounting for their 9 percent interest in the gas processing facility.

5. LONG-TERM DEBT:

     Long-term debt at December 31, 2000 and 1999, consisted of the following (in thousands):

                                                                2000       1999
                                                              --------    -------
Line of credit..............................................  $ 16,200    $16,200
Notes payable...............................................        27         40
                                                              --------    -------
                                                                16,227     16,240
Less -- Current portion.....................................   (16,213)       (13)
                                                              --------    -------
                                                              $     14    $16,227
                                                              ========    =======

     In October 1998, Globex entered into a revolving credit facility with a bank (the Credit Facility), which initially provided availability of up to $25,000,000. Availability under the Credit Facility is limited to a borrowing base that is based on the value of collateral. Effective July 1, 2000, Globex's borrowing base under the Credit Facility was reduced from $25,000,000 to $22,500,000. As of December 31, 2000 and 1999, Globex had borrowed $16,200,000 against the Credit Facility. Borrowings under the Credit Facility bear interest at a variable rate equal to LIBOR plus adjustments ranging from 1.375 percent to
2.0 percent depending on the borrowing base usage. Globex's average interest rate for this revolving agreement was 7.92 percent and 6.33 percent for the years ended December 31, 2000 and 1999, respectively. The Credit Facility contains financial ratio covenants that require Globex to maintain specified current and interest coverage ratios. The Credit Facility matures and amounts outstanding are due on October 31, 2001, and Globex intends to refinance the Credit Facility. In the event that Globex cannot secure debt financing, Globex would seek alternative sources of cash, including cash from current operations, additional equity contributions from existing stockholders or, if necessary, sales of assets to repay the current portion of long-term debt.

     In 1997, Globex entered into an agreement to finance certain leasehold improvements of approximately $68,000 over a five-year period, of which approximately $27,000 was outstanding as of December 31, 2000. Globex's effective interest rate on the financing was 5.4 percent.

     Future maturities of debt at December 31, 2000, were as follows (in thousands):

2001......................................................   $16,213
2002......................................................        14
                                                             -------
                                                             $16,227
                                                             =======

6. INCOME TAXES:

     The components of income (loss) before income taxes for the years ended December 31, 2000, 1999 and 1998, are as follows (in thousands):

                                                            2000     1999      1998
                                                           ------   -------   -------
United States............................................  $  356   $  (647)  $  (965)
Foreign..................................................   8,434    (3,171)   (3,051)
                                                           ------   -------   -------
                                                           $8,790   $(3,818)  $(4,016)
                                                           ======   =======   =======

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

     The components of income tax expense for the year ended December 31, 2000 are as follows (in thousands):

Current --
  Federal.................................................   $ 1,562
  Foreign.................................................       286
                                                             -------
                                                               1,848
Deferred --
  Federal.................................................    (1,897)
  Foreign.................................................       352
                                                             -------
                                                              (1,545)
                                                             -------
                                                             $   303
                                                             =======

     Income taxes for the years ended December 31, 2000, 1999 and 1998, differs from the amounts computed by applying the statutory federal income tax rate to income before taxes as follows (in thousands):

                                                             2000     1999     1998
                                                            -------   -----   -------
Tax provision (benefit) at the U.S. income tax rate.......  $ 2,615   $(976)  $(1,402)
Change in valuation allowance.............................   (3,351)    658     1,163
Effect of foreign operations..............................    1,039     318       239
                                                            -------   -----   -------
                                                            $   303   $  --   $    --
                                                            =======   =====   =======

     Deferred income taxes are determined based upon the differences between the financial statement and tax basis of Globex's assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Deferred tax assets are recognized if it is more likely than not that the future tax benefit will be realized. As of December 31, 2000, Globex reversed the deferred tax asset valuation allowance established in 1999 and earlier years of $3,351,023 due to improved profitability and management's assessment of the likelihood that sufficient future taxable income would be generated to realize the recorded deferred tax asset.

     The presentation in the consolidated balance sheets and the principal components of Globex's deferred income tax assets and liabilities at December 31, 2000, 1999 and 1998 are as follows (in thousands):

                                                            2000     1999      1998
                                                           ------   -------   -------
Deferred income tax asset (liability) --
  Net operating loss carryforwards.......................  $  703   $ 8,600   $ 2,356
  Net temporary differences in oil and natural gas
     properties..........................................     842    (5,249)      337
  Valuation allowance....................................      --    (3,351)   (2,693)
                                                           ------   -------   -------
          Net deferred tax asset.........................  $1,545   $    --   $    --
                                                           ======   =======   =======

     Globex had available the following net operating loss carryforwards (NOLs) as of December 31, 2000, 1999 and 1998 (in thousands):

                                                             2000     1999      1998
                                                            ------   -------   ------
U.S. Federal..............................................  $   --   $ 7,856   $3,655
Foreign...................................................   2,814    17,684    3,963
                                                            ------   -------   ------
                                                            $2,814   $25,540   $7,618
                                                            ======   =======   ======

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

     The foreign NOLs are expected to carryforward indefinitely. As of December 31, 2000, Globex had a tax receivable of $1,133,059 related to payments made in excess of estimated United States federal income tax.

7. HEDGING ACTIVITIES:

     From time to time, Globex has used hedging transactions with respect to a portion of its crude oil production to achieve a more predictable cash flow, as well as to reduce its exposure to price fluctuations. While the use of these hedging arrangements limits the downside risk of adverse price movements, it may also limit future revenues from favorable price movements. Such contracts were accounted for as hedges, and gains and losses on these contracts were recognized in revenue in the period in which the underlying production was delivered. In 2000, Globex hedged 516,700 barrels of crude oil, or approximately 39 percent of its equivalent 2000 production, reducing oil and product sales by $3,225,516. In 1999, Globex hedged 138,000 barrels of crude oil, or approximately 17 percent of its equivalent 1999 production, reducing oil and product sales by $393,644. There were no hedging transactions in 1998. At December 31, 2000, Globex had no remaining open positions under its hedging contracts relating to any of its current or future crude oil and condensate production.

8. COMMITMENTS AND CONTINGENCIES:

     Globex is, from time to time, party to certain legal actions and claims arising in the ordinary course of business. While these events cannot be predicted with certainty, management does not expect these matters to have a materially adverse effect on the financial position or results of operations of Globex.

     Globex rents its Houston office space, a previous office space in Dallas and certain equipment under operating lease agreements. Such leases require that Globex pay annual escalation amounts based on the operating costs of the leased premises. On March 12, 1998, Globex subleased the Dallas office space. Under this sublease agreement, the sublessee will make monthly payments to Globex that will offset Globex's rent for the remaining life of the original lease agreement. Rental expense totaled $118,590, $118,038 and $123,195 for the years ended December 31, 2000, 1999 and 1998, respectively.

     As of December 31, 2000, future minimum lease payments applicable to noncancellable operating leases that have initial or remaining lease terms in excess of one year are as follows (in thousands):

2001........................................................   $131
2002........................................................    104
                                                               ----
                                                               $235
                                                               ====

     Globex has a commitment to drill one exploratory well by 2004 in Equatorial Guinea. Detailed drillings costs have not been developed for this proposed well, however, costs net to Globex should range from $1.1 to $1.4 million. Beyond 2004, there is a requirement to drill one exploratory well every two years until 2011. Failure to drill any of these wells could result in the partial relinquishment of non-producing acreage.

     In Australia, Globex is committed to drill one well by November 2003. Detailed drilling costs have not been developed for this well, however, costs net to Globex should be approximately $400,000. Failure to fulfill the commitment could lead to a termination of the exploration permit.

     In Cameroon, Globex is committed to drill one exploratory well and expend, net to Globex, $1.69 million by April 2002 in the Kombe Permit. To date Globex has expended an amount in excess of the financial commitment. Failure to drill this well could result in termination of the permit. Cost for the April 2002 well is estimated to be approximately $1.0 million net to Globex. In the N'Sepe Permit, Globex is committed to drill one exploratory well and expend, net to Globex, $2.1 million by 2005. No cost estimate has been developed for the 2005 well. Failure to fulfill the drilling commitment in the

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

N'Sepe Permit could result in the cancellation of the permit as well as a payment to the Cameroon government in an amount equal to the financial commitment less the amount of money expended for exploration activities during the term of the permit.

     In connection with a project terminated in the Philippines, Globex must either go forward with a new project involving a commitment to drill an exploratory well or pay a penalty of $1.2 million dollars for withdrawal from the Philippines. At this time management of Globex has not made a decision as to the course of action it will take.

9. BUSINESS SEGMENT INFORMATION:

     Globex follows the Financial Accounting Standards Board's SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," for reporting information about operating segments and related information. Globex's reportable segments, are primarily in the business of natural gas and crude oil exploration and production. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Globex's reportable segments are managed separately because of their geographical locations. Financial information by operating segment is presented below (in thousands):

                                                                  Africa
                                                           ---------------------
                                      UNITED               EQUATORIAL               OTHER
                                      STATES   AUSTRALIA     GUINEA     CAMEROON     (A)       TOTAL
                                      ------   ---------   ----------   --------   --------   -------
2000
  Revenues..........................  $  --     $28,055     $ 6,542     $    --     $  --     $34,597
  Capital expenditures..............     24       4,696       9,890         737        30      15,377
  Depreciation, depletion and
     amortization...................    100       3,271         382          --        --       3,753
  Net income (loss).................    713      10,735        (999)     (1,685)     (277)      8,487
  Long-lived assets.................    129      11,624      20,988       1,888       652      35,281
1999
  Revenues..........................     --       9,230       4,333          --        --      13,563
  Capital expenditures..............     23       2,501       4,249       1,211        --       7,984
  Depreciation, depletion and
     amortization...................     80       1,732         475          --        --       2,287
  Net income (loss).................   (648)     (2,727)      1,128      (1,527)      (44)     (3,818)
  Long-lived assets.................    205      17,497      14,741       1,152       619      34,214
1998
  Revenues..........................     --       3,678       2,538          --        --       6,216
  Capital expenditures..............    187      10,035       2,542         572       109      13,445
  Depreciation, depletion and
     amortization...................    100       1,057         354          --        --       1,511
  Net income (loss).................   (965)     (2,008)       (323)       (297)     (423)     (4,016)
  Long-lived assets.................    261      16,728      11,062         572       527      29,150

---------------

(a) "Other" represents Globex's investment in the Ragay contract area, Philippines.

10. RELATED-PARTY TRANSACTIONS:

     In connection with the issuance of shares granted to certain officers in 1997 under the Restricted Management Stock Bonus Plan (see Note 13), Globex received a note from the officers for payroll taxes paid by Globex on their behalf. In 2000, 1999 and 1998, Globex granted additional shares and received associated notes from certain officers under the Restricted Management Stock Bonus Plan. The notes bear interest at 7 percent per annum. The notes receivable and accrued interest amounted to $147,194, $185,716 and $147,613 at December 31, 2000, 1999 and 1998, respectively. For the years ended December

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

31, 2000, 1999 and 1998, Globex recognized interest income from these notes of $8,161, $10,906 and $8,275, respectively.

     Miller Energy Corporation (MEC), which is owned in part by an officer of Globex, provided consulting services to Globex and was paid $165,119 and $130,000 during 2000 and 1999, respectively, for such services. During these periods, MEC provided services relating to merger analysis and negotiations, tax planning and consulting, accounting services and general financial consulting. MEC also received $200,000 from Globex, in both 1999 and 2000, for assistance with the management of Globex's operations. During 2001, Globex issued 12,222 shares of common stock at an estimated value of approximately $584,000 as compensation to its chairman. Mr. Miller was also granted 1,749 options at an exercise price of $24.00 per share.

11. MAJOR CUSTOMERS:

     Sales to customers with greater than 10 percent of revenues for the years ended December 31, 2000, 1999 and 1998, consisted of the following:

                                                              2000   1999   1998
                                                              ----   ----   ----
Pacific Petroleum and Trading Co., Ltd. ....................   25%    38%    42%
Mitsui Oil (Asia) Hong Kong Ltd. ...........................   20     19      *
Mitsubishi Corporation......................................    *     12      *
LG-Caltex Oil Singapore PTE Ltd. ...........................   17     --      *
BP Australia Limited........................................   15     --      *
Addax BV Geneva Branch......................................   15     31     43

---------------

 *  Less than 10 percent.

12. PREFERRED STOCK:


     On October 29, 1996, Globex completed a private placement of 250 shares of Class A Preferred Stock. In addition, 250 shares were distributed to the original members of Global Exploration, Inc., which preceded Globex Energy, Inc. Beginning in October 2001, the preferred shares are redeemable at the holder's discretion based upon an appraised fair market value at the time redemption is requested by the holders. The preferred shares do not accumulate dividends. The carrying amount of the preferred shares at June 30, 2001 reflect a value that preferred shareholders would receive in the proposed merger with Apco Argentina Inc. assuming a $33.974 share price of Apco Argentina Inc. common stock.


13. STOCKHOLDERS' EQUITY, EMPLOYEE BENEFIT PLAN AND STOCK OPTIONS:

     On October 15, 1997, Globex began sponsoring a defined contribution savings plan (the Savings Plan) covering all employees as of that date. Other employees must be at least 21 years of age and must have completed one month of full-time service to be eligible to participate in the Savings Plan. Participants may contribute various percentages (from 1 percent to 15 percent) of their compensation to the Savings Plan, and Globex matches the employees' voluntary contribution, up to a maximum of 5 percent of the participants' compensation. Globex made contributions of $29,044, $34,965 and $38,564 in 2000, 1999 and 1998, respectively.

     On November 1, 1996, the Globex board of directors approved a restricted management stock bonus plan (the Restricted Management Stock Bonus Plan) for future grants to the officers or directors of Globex of up to a maximum of 111,111 shares of common stock. Terms of the Restricted Management Stock Bonus Plan call for payment by the recipients of the fair market value of the shares granted at the date of grant. However, the board of directors has waived payment for the shares granted to date. Globex

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES
granted and issued 10,000 shares and 11,111 shares of common stock in 2000 and 1999, respectively. In 1998, 61,333 shares were issued that were granted in 1997. Shares granted under the Restricted Management Stock Bonus Plan vest immediately or over a term of one to five years. Determination of vesting requirements is made on an individual basis by the board of directors. Compensation expense of $269,000, $114,000 and $697,000 related to these grants was recorded for the years ended December 31, 2000, 1999 and 1998, respectively.

     In April 1998, Globex adopted the Stock Option Plan (the Plan) to provide long-term incentives to its essential employees and officers. As of December 31, 2000, the Plan had 1,749 shares available for issuance.

     No options were granted in 2000. During 1999, 23,000 options were granted at an exercise price of $16.16 per share. In 1998, 14,361 options were granted at an exercise price of $20.08 per share. The options have a 10-year term and vest ratably over the first five years. A summary of the status of Globex's stock options at December 31, 2000 and 1999, is presented in the table below.

                                                              RANGE OF       WEIGHTED-AVERAGE
                                                  SHARES   EXERCISE PRICES    EXERCISE PRICE
                                                  ------   ---------------   ----------------
Outstanding, December 31, 1997..................      --              --              --
  Granted.......................................  14,361    $      20.08          $20.08
  Forfeited.....................................      --              --              --
                                                  ------
Outstanding, December 31, 1998..................  14,361           20.08           20.08
  Granted.......................................  23,000           16.16           16.16
  Forfeited.....................................  (6,000)          16.16           16.16
                                                  ------
Outstanding, December 31, 1999..................  31,361     16.16-20.08           15.46
  Granted.......................................      --              --              --
  Forfeited.....................................      --              --              --
                                                  ------
Outstanding, December 31, 2000..................  31,361     16.16-20.08           15.46
                                                  ======

     Globex accounts for its employee stock-based compensation plans under Accounting Principles Board (APB) Opinion No. 25. Accordingly, deferred compensation is recorded for stock-based compensation grants based on the excess of the market value over the exercise price of the common stock on the date of issuance. Deferred compensation is amortized over the vesting period of each unit of stock-based compensation. If the exercise price of the stock-based compensation grant is equal to the market price of Globex's stock on the date of grant, no compensation expense is recorded in the financial statements. Through December 31, 2000, no deferred compensation has been recorded related to the option grants, as all grants have been deemed by management and the board of directors to be at fair value as of the grant date.

     For disclosure purposes, compensation and other charges for nonemployee stock-based compensation are measured using fair value-based methods prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation." Under the minimum value pricing model, outstanding options were determined to have a value of $11.81, $5.41 and $8.78 per share as of December 31, 2000, 1999 and 1998, respectively. As a result, had compensation cost for stock options granted during the years ended December 31, 2000, 1999 and 1998, been determined consistent with SFAS No. 123, Globex's net income (loss) on a pro forma basis would have been $8,466,954, $(3,943,210) and $(4,142,784), respectively. The fair value of each option grant was estimated using the minimum value method of the option pricing model with the following assumptions used in fiscal 2000, 1999 and 1998: risk-free interest rate of 5.12 percent, 6.45 percent and 5.92 percent, respectively; no expected dividend yields; and an expected life of 10 years. The weighted-average contractual life of the outstanding options at December 31, 2000, is 8.5 years.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

     On December 31, 1999, Globex's president resigned, resulting in the January 2000 repurchase by Globex of 13,333 shares of vested common stock for $214,467.

14. STATEMENTS OF CASH FLOWS (IN THOUSANDS):

     Amounts paid for interest and income taxes for the years ended December 31, 2000, 1999 and 1998, are as follows:

                                                               2000     1999    1998
                                                              ------    ----    ----
Interest paid...............................................  $1,061    $480    $49
Income taxes paid...........................................   2,695      --     --

15. SUBSEQUENT EVENTS ("UNAUDITED"):

     On April 5, 2001, Globex finalized an agreement with Apco Argentina Inc. whereby Globex will be acquired, subject to stockholder approval, by Apco through a tax-free exchange of common and preferred shares. Upon closing, Apco will become the parent corporation, and Globex will survive as a wholly owned subsidiary of Apco. Apco will change its name to Globex Energy, Inc., and relocate its corporate headquarters to Houston under the terms of the agreement. The transaction is to be accounted for under the purchase method of accounting.

     Upon completion of the merger, Globex common stockholders will receive
1.896 Apco ordinary shares for each share of Globex common stock plus cash for fractional shares. Globex preferred stockholders will receive 3,846.154 Apco ordinary shares for each share of Globex preferred stock plus cash for fractional shares. Globex stockholders will own approximately 35 percent of the combined company.

  Production Imbalances


     As of September 30, 2001, the Company had a crude oil imbalance payable of 42,500 barrels valued at approximately $1,051,000.


  Impairment


     Because the Company has chosen not to pursue drilling on their Ragay contract area, the Company fully impaired this unevaluated property and has recognized approximately $651,000 in impairment and dry hole expense as of September 30, 2001. Globex is currently negotiating a settlement with the Philippine government, which could require the Company to drill an exploratory well or make cash payment. We do not believe the results of the negotiations will have a material adverse effect on the financial position or results of operations.


  Property and Equipment


     As a result of the successful drilling of the Alba-9 well in the Alba Block in Equatorial Guinea, in addition to information learned from the drilling of the Ibis well, condensate reserves in Equatorial Guinea increased to 29.67 million barrels and plant product barrels associated with Globex's equity interest in the Alba LPG plant increased to 13 million barrels at September 30, 2001.



  Commitments and Contingencies



     Globex terminated its lease agreement for the Houston office space on October 22, 2001 for a nominal charge. Globex entered into a new lease agreement for Houston office space, effective October 15, 2001 through March 31, 2005. Under the new lease, Globex pays rental fees of approximately $300,000 a

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES
year and is required to pay annual escalation amounts based on the operating costs of the leased premises. Globex accounts for this new lease as an operating lease.



  Income Taxes



     As of September 30, 2001, income tax expense on the consolidated statement of operations totaled $2.5 million with a $1.6 million income tax payable as reflected on the consolidated balance sheet at September 30, 2001. Globex had a $0.2 million income tax receivable at September 30, 2001 attributable to the calendar year 2000 Australian corporate tax return.



  Australian PRRT



     As of September 30, 2001 Australian PRRT expense on the consolidated statement of operations totaled $3.4 million with an Australian PRRT payable of $2.0 million as reflected on the consolidated balance sheet at September 30, 2001.



     Australian PRRT receivable as reflected on the December 31, 2000 consolidated balance sheet was received in the third quarter.



  Long Term Debt



     Effective October 29, 2001, Globex extended its existing Credit Facility through January 28, 2002 for a nominal fee. The Company's borrowing base was reduced to $17,500,000 of which Globex has borrowed $16,200,000 as of September 30, 2001. Borrowings under the Credit Facility bear interests at a variable rate equal to LIBOR plus 2.0 percent. Globex is currently reviewing several term sheets with comparable terms from various lenders to replace its current Credit Facility.


UNAUDITED SUPPLEMENTARY FINANCIAL DATA -- OIL AND GAS PRODUCING ACTIVITIES:

     The following table sets forth capitalized costs for oil and gas producing activities as of the dates indicated (in thousands):

                                                          EQUATORIAL
AS OF DECEMBER 31,                           AUSTRALIA      GUINEA      OTHER      TOTAL
------------------                           ---------    ----------    ------    --------
2000
Proved properties..........................   $16,673      $25,182      $   --    $ 41,855
Unevaluated properties.....................     1,011           --       2,538       3,549
                                              -------      -------      ------    --------
Total capitalized costs....................    17,684       25,182       2,538      45,404
Less accumulated depreciation, depletion
  and amortization.........................    (6,059)      (4,193)         --     (10,252)
                                              -------      -------      ------    --------
          Net capitalized costs............   $11,625      $20,989      $2,538    $ 35,152
                                              =======      =======      ======    ========
1999
Proved properties..........................   $19,087      $18,552      $   --    $ 37,639
Unevaluated properties.....................     1,198           --       1,772       2,970
                                              -------      -------      ------    --------
Total capitalized costs....................    20,285       18,552       1,772      40,609
Less accumulated depreciation, depletion
  and amortization.........................    (2,788)      (3,811)         --      (6,599)
                                              -------      -------      ------    --------
          Net capitalized costs............   $17,497      $14,741      $1,772    $ 34,010
                                              =======      =======      ======    ========

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                                                          EQUATORIAL
AS OF DECEMBER 31,                           AUSTRALIA      GUINEA      OTHER      TOTAL
------------------                           ---------    ----------    ------    --------
1998
Proved properties..........................   $12,515      $10,966      $   --    $ 23,481
Unevaluated properties.....................     5,269        3,339       1,193       9,801
                                              -------      -------      ------    --------
Total capitalized costs....................    17,784       14,305       1,193      33,282
Less accumulated depreciation, depletion
  and amortization.........................    (1,056)      (3,336)         --      (4,392)
                                              -------      -------      ------    --------
          Net capitalized costs............   $16,728      $10,969      $1,193    $ 28,890
                                              =======      =======      ======    ========

     Costs Incurred in Property Acquisition, Exploration and Development Activities (in thousands):

                                                           EQUATORIAL
FOR THE YEAR ENDED DECEMBER 31,               AUSTRALIA      GUINEA      OTHER      TOTAL
-------------------------------               ---------    ----------    ------    -------
2000
Exploration costs...........................   $ 4,059       $  751      $  766    $ 5,576
Development costs...........................     1,630        9,139          --     10,769
                                               -------       ------      ------    -------
                                               $ 5,689       $9,890      $  766    $16,345
                                               =======       ======      ======    =======
1999
Exploration costs...........................   $ 4,912       $    9      $1,211    $ 6,132
Development costs...........................     2,577        4,340          --      6,917
                                               -------       ------      ------    -------
                                               $ 7,489       $4,349      $1,211    $13,049
                                               =======       ======      ======    =======
1998
Exploration costs...........................   $ 1,499       $1,513      $  108    $ 3,120
Development costs...........................     8,979        3,114          --     12,093
                                               -------       ------      ------    -------
                                               $10,478       $4,627      $  108    $15,213
                                               =======       ======      ======    =======

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) (IN THOUSANDS):

                                      FIRST     SECOND      THIRD     FOURTH
                                     QUARTER    QUARTER    QUARTER    QUARTER     TOTAL
                                     -------    -------    -------    -------    -------
2000
  Revenues.........................  $6,547     $7,634     $10,214    $ 9,686    $34,081
  Costs and expenses...............   3,823      3,400       6,807     12,080     26,110
  Equity earnings..................     221          8         181        106        516
                                     ------     ------     -------    -------    -------
          Net income (loss)........  $2,945     $4,242     $ 3,588    $(2,288)   $ 8,487
                                     ======     ======     =======    =======    =======
1999
  Revenues.........................  $2,275     $2,893     $ 3,713    $ 4,685    $13,566
  Costs and expenses...............   2,872      2,276       3,545      8,688     17,381
  Equity earnings (loss)...........     (66)       (44)         59         48         (3)
                                     ------     ------     -------    -------    -------
          Net income (loss)........  $ (663)    $  573     $   227    $(3,955)   $(3,818)
                                     ======     ======     =======    =======    =======

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES

     The results of operations from oil and gas producing activities exclude non-oil and gas revenues, general and administrative expenses, interest charges, interest income and interest capitalized. Income tax expense was determined by applying the statutory rates to pretax operating results with adjustments for permanent differences.

                                                                    EQUATORIAL
FOR THE YEAR ENDED DECEMBER 31,                         AUSTRALIA     GUINEA      OTHER     TOTAL
-------------------------------                         ---------   ----------   -------   -------
                                                                      (IN THOUSANDS)
2000
Revenues from oil and condensate producing
  activities..........................................   $28,055      $6,026     $    --   $34,081
Producing costs.......................................     3,010       1,322         658     4,990
Exploration costs.....................................       636         111       1,287     2,034
Depreciation, depletion and amortization..............     3,271         382          --     3,653
Impairments and dry hole costs........................     8,451       3,261          --    11,712
                                                         -------      ------     -------   -------
                                                          15,368       5,076       1,945    22,389
                                                         -------      ------     -------   -------
Income (loss) from producing activities before income
  taxes...............................................    12,687         950      (1,945)   11,692
Income tax provision..................................    (1,100)         --          --    (1,100)
                                                         -------      ------     -------   -------
Income (loss) from oil and gas producing activities...   $11,587      $  950     $(1,945)  $10,592
                                                         =======      ======     =======   =======
1999
Revenues from oil and condensate producing
  activities..........................................   $ 9,230      $4,336     $    --   $13,566
Producing costs.......................................     2,950         981         562     4,493
Exploration costs.....................................     1,012         240         682     1,934
Depreciation, depletion and amortization..............     1,732         475          --     2,207
Impairments and dry hole costs........................     4,912          --         632     5,544
                                                         -------      ------     -------   -------
                                                          10,606       1,696       1,876    14,178
                                                         -------      ------     -------   -------
Income (loss) from producing activities before income
  taxes...............................................    (1,376)      2,640      (1,876)     (612)
Income tax provision..................................        --          --          --        --
                                                         -------      ------     -------   -------
Income (loss) from oil and gas producing activities...   $(1,376)     $2,640     $(1,876)  $  (612)
                                                         =======      ======     =======   =======
1998
Revenues from oil and condensate producing
  activities..........................................   $ 3,678      $2,848     $    --   $ 6,526
Producing costs.......................................     1,456         747         223     2,426
Exploration costs.....................................       878         473         820     2,171
Depreciation, depletion and amortization..............     1,056         354          --     1,410
Impairments and dry hole costs........................       622       1,040          --     1,662
Other operating costs.................................        --          --          --        --
                                                         -------      ------     -------   -------
                                                           4,012       2,614       1,043     7,669
                                                         -------      ------     -------   -------
Income (loss) from producing activities before income
  taxes...............................................      (334)        234      (1,043)   (1,143)
Income tax provision..................................        --          --          --        --
                                                         -------      ------     -------   -------
Income (loss) from oil and gas producing activities...   $  (334)     $  234     $(1,043)  $(1,143)
                                                         =======      ======     =======   =======

OIL AND GAS RESERVE INFORMATION

     Globex's proved oil and gas reserves are located in Australia and West Africa. The quantities in the following tables are based upon Globex's estimates as reviewed by independent petroleum engineers. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved reserves are the estimated quantities which geological and engineering data demonstrate with reasonable certainty to be

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES
recoverable in future years from known reservoirs under economic and operating conditions at each year end. Proved developed reserves are expected to be recovered from existing wells using existing equipment and operating methods. Consolidated reserves represent Globex's net interest in oil and gas properties or in reserves committed to Globex-owned gas processing plants. Equity partnership reserves represent Globex's proportional interest in the reserves of partnerships that are accounted for using the equity method.

     The following tables summarize changes in Globex's crude oil and condensate
(oil) and plant NGL reserve quantities during the indicated fiscal years, and the proved developed reserve quantities at the dates indicated:

                          ESTIMATES OF PROVED RESERVES
                                   (IN MBbls)


                                               Crude Oil, Condensate and Natural Gas Liquids
                                               ---------------------------------------------
                                                            EQUATORIAL      ALBA
                                               AUSTRALIA    GUINEA(a)     PLANT(a)    Total
                                               ---------    ----------    --------    ------
Total Proved Reserves:
Balance, December 31, 1997...................    4,536         5,505         988      11,029
  Extensions, discoveries and other
     additions...............................       --         1,897          --       1,897
  Revision of previous estimates.............     (168)         (778)       (208)     (1,154)
  Production.................................     (326)         (221)        (57)       (604)
  Sales of properties........................       --            --          --          --
                                                ------        ------       -----      ------
Balance, December 31, 1998...................    4,042         6,403         723      11,168
  Revision of previous estimates.............    1,112         2,235       1,064       4,411
  Production.................................     (542)         (196)        (71)       (809)
                                                ------        ------       -----      ------
Balance, December 31, 1999...................    4,612         8,442       1,716      14,770
  Extensions, discoveries and other
     additions...............................       --         3,674          --       3,674
  Revision of previous estimates.............      320          (905)      2,449       1,864
  Production.................................   (1,069)         (189)        (63)     (1,321)
                                                ------        ------       -----      ------
Balance, December 31, 2000...................    3,863        11,022       4,102      18,987
                                                ======        ======       =====      ======
Proved Developed Reserves:
  December 31, 1997..........................       --         3,557         988       4,545
  December 31, 1998..........................    4,042         4,506         126       8,674
  December 31, 1999..........................    4,612         6,204         981      11,797
  December 31, 2000..........................    3,863        11,022       4,102      18,987


---------------


(a) As a result of the successful drilling of the Alba-9 well in the Alba Block in Equatorial Guinea, in addition to information learned from the drilling of the Ibis well, condensate reserves in Equatorial Guinea increased to
    29.67 million barrels and plant product barrels associated with Globex's equity interest in the Alba LPG plant increased to 13 million barrels at September 30, 2001.

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                        ESTIMATES OF PROVED RESERVES(1)
                                     (Mmcf)

                                                                 NATURAL GAS
                                                              -----------------
                                                              EQUATORIAL GUINEA
                                                              -----------------
Total Proved Reserves:
Balance, December 31, 1997..................................         8,561
  Revision of previous estimate.............................        (3,449)
                                                                   -------
Balance, December 31, 1998..................................         5,112
  Revision of previous estimate.............................       114,780
                                                                   -------
Balance, December 31, 1999..................................       119,892
  Extensions, discoveries and other additions...............        44,137
  Revision of previous estimate.............................       (14,430)
                                                                   -------
Balance, December 31, 2000..................................       149,599
                                                                   =======
Proved Developed Reserves:
  December 31, 1997.........................................            --
  December 31, 1998.........................................         5,112
  December 31, 1999.........................................        94,175
  December 31, 2000.........................................       149,599

---------------

(1) A methanol plant on Bioko Island was completed and started production in early 2001. The sale price of gas to the methanol plant is limited to $0.25 per thousand cubic feet, pursuant to the terms of a production sharing contract.

FUTURE NET CASH FLOWS

     The following presentation of the standardized measure of discounted future net cash flows is not intended to be a measure of the fair market value of Globex's oil and condensate properties, nor is it an estimate of the present value of actual cash flows to be obtained as a result of their development and production. Instead, it is intended to provide a somewhat better means for comparing the value of Globex's proved reserves at a given time with those of other oil and condensate producing companies than is provided by a simple comparison of raw proved reserve quantities.

     Future net cash flows from natural gas and oil reserves. The following tables set forth estimates of the standardized measure of discounted future net cash flows from proved gas and oil reserves at December 31, 2000, 1999 and 1998 and a summary of the changes in those amounts for the fiscal years then ended:

                                                       EQUATORIAL
                                           AUSTRALIA     GUINEA     ALBA PLANT     TOTAL
                                           ---------   ----------   ----------   ---------
                                                           (IN THOUSANDS)
2000
Cash Inflows.............................  $ 96,717    $ 289,482     $127,639    $ 513,838
Production and development costs.........   (53,271)     (55,046)     (19,523)    (127,840)
Income tax expense.......................   (11,114)     (52,057)     (23,632)     (86,803)
                                           --------    ---------     --------    ---------
Net cash flows...........................    32,332      182,379       84,484      299,195
10% discount rate........................    (5,868)    (111,051)     (58,106)    (175,025)
                                           --------    ---------     --------    ---------
          Discounted future net cash
            flows........................  $ 26,464    $  71,328     $ 26,378    $ 124,170
                                           ========    =========     ========    =========

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                                                       EQUATORIAL
                                           AUSTRALIA     GUINEA     ALBA PLANT     TOTAL
                                           ---------   ----------   ----------   ---------
                                                           (IN THOUSANDS)
1999
Cash Inflows.............................  $104,860    $ 231,705     $ 28,906    $ 365,471
Production and development costs.........   (42,556)     (48,144)      (5,889)     (96,589)
Income tax expense.......................   (11,532)     (39,634)      (6,719)     (57,885)
                                           --------    ---------     --------    ---------
Net cash flows...........................    50,772      143,927       16,298      210,997
10% discount rate........................   (24,115)     (75,934)     (10,657)    (110,706)
                                           --------    ---------     --------    ---------
          Discounted future net cash
            flows........................  $ 26,657    $  67,993     $  5,641    $ 100,291
                                           ========    =========     ========    =========
1998
Cash Inflows.............................  $ 36,376    $  67,935     $  4,082    $ 108,393
Production and development costs.........   (24,233)     (35,216)          --      (59,449)
Income tax expense.......................    (1,870)      (1,359)         (74)      (3,303)
                                           --------    ---------     --------    ---------
Net cash flows...........................    10,273       31,360        4,008       45,641
10% discount rate........................    (4,993)     (21,767)      (2,144)     (28,904)
                                           --------    ---------     --------    ---------
          Discounted future net cash
            flows........................  $  5,280    $   9,593     $  1,864    $  16,737
                                           ========    =========     ========    =========

     The principal sources of change in the standardized measure of discounted net cash flows are as follows:

                                                                   TOTAL
                                                               --------------
                                                               (IN THOUSANDS)
2000
Standardized measure -- beginning of year...................      $100,291
Sales, net of production costs..............................       (29,704)
Net changes in prices, net of production costs..............         4,928
Extension, discoveries and other additions, net of future
  production and development costs..........................        30,548
Changes in the estimated future development costs...........         6,748
Revisions of quantity estimates.............................        16,466
Accretion of discount.......................................        14,608
Net changes in income taxes.................................         7,033
Changes in production rates (timing) and other..............       (26,748)
                                                                  --------
          Standardized measure -- end of year...............      $124,170
                                                                  ========
1999
Standardized measure -- beginning of year...................      $ 16,737
Sales, net of production costs..............................       (10,029)
Net changes in prices, net of production costs..............        70,498
Extension, discoveries and other additions, net of future
  production and development costs..........................            --
Changes in the estimated future development costs...........         1,284
Revisions of quantity estimates.............................        36,290
Accretion of discount.......................................         2,277
Net changes in income taxes.................................       (25,436)
Changes in production rates (timing) and other..............         8,670
                                                                  --------
          Standardized measure -- end of year...............      $100,291
                                                                  ========

                     GLOBEX ENERGY, INC., AND SUBSIDIARIES

                                                                   TOTAL
                                                               --------------
                                                               (IN THOUSANDS)
1998
Standardized measure -- beginning of year...................      $ 42,530
Sales, net of production costs..............................        (4,018)
Net changes in prices, net of production costs..............       (28,533)
Extension, discoveries and other additions, net of future
  production and development costs..........................         5,064
Changes in the estimated future development costs...........           (38)
Revisions of quantity estimates.............................        (3,296)
Accretion of discount.......................................         5,336
Net changes in income taxes.................................         8,822
Changes in production rates (timing) and other..............        (9,130)
                                                                  --------
          Standardized measure -- end of year...............      $ 16,737
                                                                  ========

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 5, 2001

                                     AMONG

                              APCO ARGENTINA INC.

                              APCO DELAWARE, INC.

                                      AND

                              GLOBEX ENERGY, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
              ARTICLE I THE MERGER; CERTAIN RELATED MATTERS
1.1    The Merger..................................................   A-4
1.2    Closing.....................................................   A-4
1.3    Effective Time..............................................   A-4
1.4    Effects of the Merger.......................................   A-5
1.5    Certificate of Incorporation; Memorandum of Association.....   A-5
1.6    Bylaws; Articles of Association.............................   A-5
1.7    Directors and Officers of the Company After the Effective
       Time........................................................   A-5
1.8    Effect on Capital Stock.....................................   A-5
1.9    Certain Adjustments.........................................   A-6
1.10   Option Restructuring........................................   A-6
1.11   Dissenter's Rights..........................................   A-7
                   ARTICLE II EXCHANGE OF CERTIFICATES
2.1    Exchange Fund...............................................   A-7
2.2    Exchange Procedures.........................................   A-7
2.3    Distributions with Respect to Unexchanged Shares............   A-8
2.4    No Further Ownership Rights in Company Common Stock or
       Company Preferred Stock.....................................   A-8
2.5    No Fractional Parent Ordinary Shares........................   A-8
2.6    Termination of Exchange Fund................................   A-8
2.7    No Liability................................................   A-9
2.8    Investment of the Exchange Fund.............................   A-9
2.9    Lost Certificates...........................................   A-9
2.10   Withholding Rights..........................................   A-9
2.11   Further Assurances..........................................   A-9
2.12   Stock Transfer Books........................................   A-9
               ARTICLE III REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of Parent....................  A-10
3.2    Representations and Warranties of the Company...............  A-20
3.3    Representations and Warranties of Merger Sub................  A-30
          ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS
4.1    Covenants of Parent.........................................  A-30
4.2    Covenants of the Company....................................  A-32
4.3    Governmental Filings........................................  A-34
4.4    Control of Other Party's Business...........................  A-34
                     ARTICLE V ADDITIONAL AGREEMENTS
5.1    Preparation of Proxy Statement; Stockholders Meetings.......  A-35
5.2    Principal Executive Offices of Parent After the Effective
       Time........................................................  A-36
5.3    Access to Information/Employees.............................  A-36
5.4    Reasonable Best Efforts.....................................  A-37
5.5    Acquisition Proposals.......................................  A-38
5.6    Employee Benefits Matters...................................  A-38
5.7    Fees and Expenses...........................................  A-38
5.8    Directors' and Officers' Indemnification and Insurance......  A-39
5.9    Public Announcements........................................  A-39
5.10   Accountant's Letters........................................  A-39
5.11   Listing of Shares of Parent Ordinary Shares.................  A-39
5.12   Dividends...................................................  A-40
5.13   Acambuco Joint Venture......................................  A-40
5.14   Certain Tax Matters.........................................  A-40

                                                                     PAGE
                                                                     ----
5.15   Section 16 Matters..........................................  A-40
5.16   Termination of Company Stockholders Agreement; Shareholders
       Agreement...................................................  A-40
5.17   Transitional Services Agreement.............................  A-40
                     ARTICLE VI CONDITIONS PRECEDENT
6.1    Conditions to Each Party's Obligation to Effect the
       Merger......................................................  A-41
6.2    Additional Conditions to Obligations of Parent and Merger
       Sub.........................................................  A-41
6.3    Additional Conditions to Obligations of the Company.........  A-42
                  ARTICLE VII TERMINATION AND AMENDMENT
7.1    Termination.................................................  A-43
7.2    Effect of Termination.......................................  A-43
7.3    Amendment...................................................  A-44
7.4    Extension; Waiver...........................................  A-44
                     ARTICLE VIII GENERAL PROVISIONS
8.1    Non-Survival of Representations, Warranties and
       Agreements..................................................  A-44
8.2    Notices.....................................................  A-44
8.3    Interpretation..............................................  A-45
8.4    Counterparts................................................  A-45
8.5    Entire Agreement; No Third Party Beneficiaries..............  A-45
8.6    Governing Law...............................................  A-45
8.7    Severability................................................  A-45
8.8    Assignment..................................................  A-46
8.9    Submission to Jurisdiction; Waivers.........................  A-46
8.10   Enforcement.................................................  A-46
8.11   Definitions.................................................  A-46

     AGREEMENT AND PLAN OF MERGER, dated as of April 5, 2001 (this "Agreement"), by and among Apco Argentina Inc., a Cayman Islands corporation ("Parent"), Apco Delaware, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Globex Energy, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Parent and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that Parent and the Company engage in a business combination in order to advance the long-term strategic business interests of Parent and the Company;

     WHEREAS, the combination of Parent and the Company shall be effected by the terms of this Agreement through the merger as outlined below;

     WHEREAS, in furtherance thereof, the respective Boards of Directors of Parent and the Company have approved the Merger (as defined below), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each (i) share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined below), other than shares owned or held directly or indirectly by Parent or directly or indirectly by the Company, will be converted into ordinary shares, par value $.01 per share, of Parent ("Parent Ordinary Shares") as set forth in Section 1.8(a) and (ii) share of Class A Preferred Stock, no par value per share, of the Company ("Company Preferred Stock") issued and outstanding immediately prior to the Effective Time, other than shares owned or held directly or indirectly by Parent or directly or indirectly by the Company, will be converted into Parent Ordinary Shares as set forth in Section 1.8(b).

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER; CERTAIN RELATED MATTERS

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (the "Merger"). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     1.2  Closing.  Upon the terms and subject to the conditions set forth in
Article VI and the termination rights set forth in Article VII, the closing of the Merger (the "Closing") will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VI, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, 10036, unless another place is agreed to in writing by the parties hereto.

     1.3 Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 Certificate of Incorporation; Memorandum of Association. (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     (b) The Memorandum of Association of Parent shall be amended effective as of the Effective Time, as set forth in Exhibit 1.5(b) hereto, to change Parent's name to "Globex Energy, Inc." The amendment to the Memorandum of Association of Parent contemplated by this Section 1.5(b) is referred to herein as the "Memorandum Amendment".

     1.6 Bylaws; Articles of Association. (a) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The Articles of Association of Parent shall be amended effective as of the Effective Time, as set forth in Exhibit 1.6(b) hereto, to provide that the Board of Directors of Parent shall be divided into three staggered classes, designated Class I, Class II and Class III, each serving a term of three years. The term of office of Class I, Class II and Class III directors shall be as follows: (i) at the first annual general meeting of shareholders following the Closing Date, the term of office of the Class I directors shall expire and the Class I directors nominated for election at such annual general meeting shall be elected for a full term of three years, (ii) at the second annual general meeting of shareholders following the Closing Date, the term of office of the Class II directors shall expire and the Class II directors nominated for election at such annual general meeting shall be elected for a full term of three years and (iii) at the third annual general meeting of shareholders following the Closing Date, the term of office of the Class III directors shall expire and the Class III directors nominated for election at such annual general meeting shall be elected for a full term of three years. The amendment to the Articles of Association of Parent contemplated by this Section 1.6(b) is referred to herein as the "Articles Amendment."

     1.7 Directors and Officers of the Company After the Effective Time. From and after the Effective Time, the officers and directors of Merger Sub shall be the officers and directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified. At the Closing, the Company shall deliver to the Parent evidence reasonably satisfactory to Parent of the resignations of the directors and officers of the Company, such resignations to become effective at the Effective Time.

     1.8 Effect on Capital Stock. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Parent or Merger Sub or held by the Company, all of which shall be canceled as provided in Section 1.8(c)), shall be converted into 1.896 validly issued, fully paid and non-assessable Parent Ordinary Shares (the "Common Exchange Ratio").

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective

Time (other than shares of Company Preferred Stock owned by Parent or Merger Sub or held by the Company, all of which shall be canceled as provided in Section 1.8(c)), shall be converted into 3,846.154 validly issued, fully paid and non-assessable Parent Ordinary Shares (the "Preferred Exchange Ratio," and together with the Common Exchange Ratio and any cash in lieu of fractional Parent Ordinary Shares to be paid pursuant to Section 2.5, the "Merger Consideration").

     (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock and Company Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Preferred Stock (each a "Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock or Company Preferred Stock, as the case may be, except as provided herein or by law.

     (d) Each share of Company Common Stock and each share of Company Preferred Stock issued and owned by Parent or Merger Sub or held by the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no Ordinary Shares of Parent or other consideration shall be delivered in exchange therefor.

     (e) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     1.9 Certain Adjustments. Other than in connection with the Acambuco Contribution (as defined in Section 5.13), if, between the date of this Agreement and the Effective Time, the outstanding Parent Ordinary Shares, Company Common Stock or Company Preferred Stock shall have been changed into a different number of shares or different class by reason of any issuance, reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Common Exchange Ratio and the Preferred Exchange Ratio, as the case may be, shall be appropriately adjusted to provide to the holders of Company Common Stock and Company Preferred Stock, as the case may be, the same economic effect as contemplated by this Agreement prior to such event.

     1.10 Option Restructuring. Prior to the Effective Time, the Company shall take all necessary and desirable action such that immediately prior to the Effective Time (i) all options, warrants, convertible securities or other rights to acquire capital stock of the Company shall be exercised or terminated and accordingly, no options, warrants, convertible securities or other rights to acquire capital stock of the Company shall be outstanding (the "Option Restructuring"). Any options, warrants, convertible securities or other rights to acquire capital stock of the Company outstanding immediately prior to the Effective Time shall terminate upon the Effective Time. Schedule 1.10 sets forth a complete and accurate list, as of the date hereof and as of immediately after the Option Restructuring (but immediately prior to the Effective Time), of (i) the stockholders of the Company and the number and class of shares of capital stock of the Company owned by each such stockholder and (ii) the holders of options, warrants, convertible securities or other rights to acquire capital stock of the Company, the exercise price for such options, warrants, convertible securities or other rights to acquire capital stock of the Company, the class of capital stock of the Company such options, warrants, convertible securities or other rights to acquire capital stock are exercisable into and whether or not such options, warrants, convertible securities or other rights to acquire capital stock of the Company are exercisable. The Company has received from each holder of options, warrants, convertible securities or other rights to acquire capital stock of the Company an agreement (the "Option Exercise Agreement") that such holder will exercise such options, warrants, convertible securities or other rights to acquire capital stock of the Company prior to the Effective Time and that to the extent such options, warrants, convertible securities or other rights to acquire capital stock of the Company are not exercised such options, warrants, convertible securities or other rights to acquire capital stock of the Company shall terminate and be cancelled upon the Effective Time. The Company has provided Parent a complete and accurate copy of each Option Exercise Agreement. The Option Restructuring and all actions taken in connection with implementing the Option Restructuring shall be subject to the prior approval of Parent, such approval not to be unreasonably withheld.

     1.11 Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand for appraisal of such shares in accordance with
Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest or dividends thereon. Any amounts paid to holders of Dissenting Shares in an appraisal proceeding will be paid by the Surviving Corporation out of its own funds and will not be paid, directly or indirectly, by Parent.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

     2.1 Exchange Fund. Prior to the Effective Time, Parent shall appoint Bank of New York (or one of its affiliates) to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock and Company Preferred Stock, certificates representing the Parent Ordinary Shares issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Common Stock and Company Preferred Stock. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Parent Ordinary Shares deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

     2.2 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify (such letter to be reasonably acceptable to the Company prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more Parent Ordinary Shares (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 1.8 (after taking into account all shares of Company Common Stock and Company Preferred Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional Parent Ordinary Shares pursuant to Section 2.5 and dividends and other distributions pursuant to Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, one or more Parent Ordinary Shares evidencing, in the aggregate, the proper number of Parent Ordinary Shares, a check in the proper amount of cash in lieu of any fractional Parent Ordinary Shares pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Company Common Stock or Company Preferred Stock to such a transferee if the Certificate representing such shares of Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Ordinary Shares that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional Parent Ordinary Shares shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of Parent Ordinary Shares issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Parent Ordinary Shares to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Ordinary Shares, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Ordinary Shares.

     2.4 No Further Ownership Rights in Company Common Stock or Company Preferred Stock. All Parent Ordinary Shares issued and cash paid upon conversion of shares of Company Common Stock and Company Preferred Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock and Company Preferred Stock.

     2.5 No Fractional Parent Ordinary Shares. (a) No certificates or scrip or Parent Ordinary Shares representing fractional Parent Ordinary Shares or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of Parent Ordinary Shares.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock and Company Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Ordinary Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Parent Ordinary Share multiplied by (ii) the closing price for a Parent Ordinary Share on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs.

     (c) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for the Merger Consideration with respect to the shares of Company Common Stock and Company Preferred Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional Parent Ordinary Shares to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to Parent Ordinary Shares to which such holders are entitled pursuant to Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock and Company Preferred Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     2.7 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided, that no such gain or loss thereon shall affect the amounts payable to the Company stockholders pursuant to Article I and the other provisions of this
Article II. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock and Company Preferred Stock formerly represented thereby, any cash in lieu of fractional Parent Ordinary Shares, and unpaid dividends and distributions on Parent Ordinary Shares deliverable in respect thereof, pursuant to this Agreement.

     2.10 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Preferred Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock, in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.12 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock or Company Preferred Stock formerly represented thereby (including any cash in lieu of fractional Parent Ordinary Shares to which the holders thereof are entitled pursuant to Section 2.5) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Parent. Except as set forth in the Parent disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant), Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Power; Subsidiaries.

          (i) Each of Parent and its Subsidiaries (as defined in Section 8.11) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The copies of the Memorandum of Association and Articles of Association of Parent which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (ii) The Parent Disclosure Schedule sets forth a complete and accurate list of Parent's Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and non-assessable and are, except as set forth in the Parent Disclosure Schedule, owned directly or indirectly by Parent, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the Parent SEC Reports (as defined in Section 3.1(d)) filed prior to the date hereof or in the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Parent.

     (b) Capital Structure.

          (i) As of the date hereof, the authorized capital stock of Parent consisted of 15,000,000 Parent Ordinary Shares of which 7,360,311 shares were issued and outstanding and no shares were held in the treasury of Parent. All issued and outstanding shares of the capital stock of Parent are, and when Parent Ordinary Shares are issued in the Merger will be, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. As of the date hereof, there are no outstanding options, warrants convertible securities or other rights to acquire capital stock of Parent. The Parent Disclosure Schedule sets forth a complete and accurate list of each Subsidiary of the Parent and the number of authorized, issued and outstanding shares of capital stock of each of such Subsidiary.

          (ii) No bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which holders of capital stock of Parent may vote are issued or outstanding.

          (iii) As of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries.

     (c) Authority; No Conflicts.

          (i) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the requisite stockholder approval of: (i) the issuance of the Parent Ordinary Shares to be issued in the Merger (the "Share Issuance"), (ii) the Memorandum Amendment, and (iii) the Articles Amendment (collectively, the "Parent Stockholder Approval"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject to obtaining the Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) The execution and delivery of this Agreement by Parent does not, and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on, or the loss of, any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the Memorandum of Association and Articles of Association of Parent or any similar governing documents of any material Subsidiary of Parent, or (B) except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi- governmental authority (a "Governmental Entity"), is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) state securities or "blue sky" laws (the "Blue Sky Laws"), (B) the Securities Act, (C) the Exchange Act, (D) the DGCL with respect to the filing of the Certificate of Merger, (E) rules and regulations of NASDAQ, (F) antitrust or other competition laws of jurisdictions other than the United States, and (G) such consents, approvals, orders, authorizations, registrations, declarations and filings the failures of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (F) are hereinafter referred to as "Necessary Consents."

     (d) Reports and Financial Statements.

          (i) Parent has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Securities Exchange Commission (the "SEC") since January 1, 1996 (collectively, including all exhibits thereto, the "Parent SEC

     Reports"). None of the Parent SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

          (ii) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, since December 31, 2000, Parent and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Parent and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

     (e) Information Supplied.

          (i) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to Company stockholders or Parent shareholders or at the time of the Company Stockholders Meeting or the Parent Shareholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by the Company for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of Parent, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Parent Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of Parent and its shareholders, (ii) approved this Agreement, the Merger, the Memorandum Amendment, the Articles Amendment and the Share Issuance and (iii) recommended that the shareholders of Parent approve the Share Issuance, the Memorandum Amendment and the Articles Amendment and directed that the Share Issuance, the Memorandum Amendment and the Articles Amendment be submitted for consideration by Parent's shareholders at the Parent Shareholders Meeting.

     (g) Vote Required. The affirmative vote by a majority of the votes cast by holders of Parent Ordinary Shares is the only vote necessary to approve the Share Issuance. The only votes necessary to approve the Memorandum Amendment are an affirmative vote by special resolution of at least two-thirds of the votes cast by the holders of Parent Ordinary Shares at a general meeting. The affirmative vote by special resolution of at least two- thirds of the votes cast by the holders of Parent Ordinary Shares at a general meeting is the only vote necessary to approve the Articles Amendment.

     (h) Litigation; Compliance with Laws.

          (i) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as set forth in the Parent Disclosure Schedule, there are no suits, actions or proceedings (collectively "Actions") pending or, to the knowledge of Parent, threatened, against or affecting Parent or any Subsidiary of Parent, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent, in each case which are material to Parent.

          (ii) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as set forth in the Parent Disclosure Schedule, Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for and material to the operation of the businesses of Parent and its Subsidiaries, taken as a whole (the "Parent Permits"). Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as set forth in the Parent Disclosure Schedule, Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, or as set forth in the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is in violation of, and Parent and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

     (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.1, since December 31, 2000, (i) Parent and its Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been any action taken by Parent or its Subsidiaries during the period from December 31, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1. Except as disclosed in Parent SEC Documents or as set forth in the Parent Disclosure Schedule, since December 31, 2000 there have not been any changes, circumstances, or events which individually or in the aggregate have had, or would reasonably be expected to have a Material Adverse Effect on the Parent.

     (j) Environmental Matters. Except as set forth in the Parent SEC Reports filed prior to the date hereof, except as set forth in the Parent Disclosure Schedule and with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent, no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Parent or any of its Subsidiaries, threatened by any Person against, Parent or any of its Subsidiaries, and no penalty has been assessed against Parent or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; Parent and its Subsidiaries are and have been in compliance with all Environmental Laws; there are no liabilities of or relating to Parent or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability; and there has been no environmental investigation, study, audit, test, review or other analysis conducted of which Parent has knowledge in relation to the current or prior business of Parent or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by Parent or any of its Subsidiaries which has not been previously delivered to the Company.

     For purposes of this Agreement, the term "Environmental Laws" means any federal, state, local or foreign statutes, laws (including common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to hazardous materials, toxic materials, pollutants, contaminants, wastes, or chemicals (including petroleum and petroleum products).

     (k) Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and except as disclosed in the Parent SEC Reports filed prior to the date of the
Agreement: (i) Parent and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in and necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by Parent and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Parent or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of Parent, no Person is challenging, infringing on or otherwise violating any right of Parent or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Parent or its Subsidiaries; and
(iv) neither Parent nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Parent and its Subsidiaries and to its knowledge no Intellectual Property owned or licensed by Parent or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and other similar confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

     (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Parent, except Banc of America Securities LLC whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm, a copy of which has been provided to the Company.

     (m) Opinion of Parent Financial Advisor. Parent has received the opinion of Banc of America Securities LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration in the aggregate is fair to Parent, from a financial point of view, a copy of which opinion will be promptly delivered to the Company.

     (n) Taxes. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, all Federal, state, local and foreign Tax Returns required to be filed by Parent and its Subsidiaries have been timely filed and are complete and correct in all material respects. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, all Taxes shown on such Tax Returns as being due or claimed to be due from Parent and its Subsidiaries in a written statement from an authorized governmental authority have been paid other than those being contested in good faith and by appropriate proceedings timely instituted and diligently pursued and for which adequate reserves have been established on the books and records of Parent and its Subsidiaries, as the case may be, in accordance with GAAP. For purposes of this
Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any Federal, state, local or foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, addition or penalty, imposed by any governmental authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation or as a result of any transferee liability, and (ii) "Tax Return" means any return, report, declaration, or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (o) Agreements, Contracts and Commitments.

          (i) The Parent Disclosure Schedule sets forth a true, complete and correct list of all the following agreements, arrangements or understandings, whether written or oral, to which Parent or any of its Subsidiaries is a party, (A) agreements relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed, secured by any asset or otherwise) for amounts in excess of $1,000,000, (B) agreements for the lease of real or personal property to or from any person with lease payments in excess of $100,000 per year, (C) partnership agreements, joint venture agreements or other similar agreements relating to similar business arrangements, (D) confidentiality or noncompetition agreements other than with respect to confidentiality agreements entered into in the ordinary course of business for the benefit of Parent's or its Subsidiaries' vendors or customers, (E) profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plans or arrangements for the benefit of current or former employees or directors of Parent and its Subsidiaries, (F) collective bargaining or similar agreements, (G) agreements for the employment or retention of any individual on a full-time, part-time, consulting, or other basis not terminable on less than thirty (30) days notice without penalty or cost,
     (H) agreements under which it has advanced or loaned any amount in excess of $10,000 to any of the employees or affiliates of Parent, except for reimbursable business expenses (as determined in accordance with Parent's established employee reimbursement policies and consistent with past practices), (I) agreements for the purchase or receipt of materials, software, supplies, goods, services, equipment or other assets that provide for either annual or aggregate payments by Parent or its Subsidiaries of $100,000 or more (other than Hydrocarbon Agreements), (J) sales, distribution, vendor or other similar agreements or arrangements providing for the sale, transfer or barter by Parent or its Subsidiaries of materials, supplies, goods, services, equipment, or other assets that provide for either annual or aggregate payments to Parent of $100,000 or more (other than Hydrocarbon Agreements), (K) agreements or term sheets relating to the acquisition or disposition of any business or assets of Parent (whether by merger, sale of stock, sale of assets or otherwise), excluding documentation relating to this Agreement and agreements or terms sheets in existence prior to December 31, 1998, (L) Hydrocarbon Agreements and (M) other agreements which are material to Parent (collectively the "Parent Material Agreements").

          (ii) Parent has delivered to the Company a true, complete and correct copy of each Parent Material Agreement.

          (iii) Each Parent Material Agreement is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of Parent or its Subsidiaries, as the case may be, enforceable in accordance with its terms and will continue to be so on identical terms immediately following the consummation of the transactions contemplated by this Agreement, and Parent or its Subsidiaries, as the case may be, are not in default under any of such agreements, nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by Parent or its Subsidiaries, as the case may be. No other party to any of the Parent Material Agreements (A) is, to the knowledge of Parent, in default in the performance of any covenant or obligation to be performed by it pursuant to any such Parent Material Agreement or (B) has given notice that it intends to terminate, or alter in any way adverse to Parent, its performance under such Parent Material Agreement.

     (p) Employee Benefit Plans.

          (i) The Parent Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that, together with Parent would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Parent or a Parent ERISA Affiliate is party, whether written or oral, for the benefit of any employee or director or former employee or director (or any of their respective beneficiaries), of Parent or any of its Subsidiaries (the "Parent Benefit Plans").

          (ii) With respect to each Parent Benefit Plan, Parent has heretofore delivered or made available to the Company true and complete copies of each of the following documents: (A) a copy of the Parent Benefit Plan and any amendments thereto; (B) a copy of the two most recent annual reports on Internal Revenue Service Form 5500 and actuarial reports, if required under ERISA; (C) a copy of the most recent Summary Plan Description (including supplements) required under ERISA with respect thereto; (D) if the Parent Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof and all related agreements; and (E) the most recent determination letter received from the Internal Revenue Service with respect to each Parent Benefit Plan intended to qualify under Section 401(a) of the Code.

          (iii) No liability under Title IV or Section 302 of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

          (iv) No Parent Benefit Plan has, to the knowledge of Parent, engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA).

          (v) With respect to each Parent Benefit Plan subject to Title IV of ERISA (the "Title IV Parent Benefit Plans"), the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (vi) No Title IV Parent Benefit Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Parent Benefit Plan ended prior to the Closing Date nor has there been any application for waiver of the minimum funding standards imposed by Section 412 of the Code. All contributions required to be made with respect to any Parent Benefit Plan on or prior to the Closing Date have been timely made or are reflected on the balance sheet.

          (vii) No Parent Benefit Plan is a "multiemployer plan," as defined in
     Section 3(37) of ERISA, nor is any Parent Benefit Plan a plan described in
     Section 4063(a) of ERISA.

          (viii) Each Parent Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, the rules and regulations thereunder and all applicable collective bargaining agreements and each Parent Benefit Plan intended to be "qualified" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to such effect. To the knowledge of Parent, there is no fact, condition or set of circumstances existing that could adversely affect such favorable determination. To the knowledge of Parent, there are no investigations pending in respect of any Parent Benefit Plan by any governmental entity.

          (ix) No Parent Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees (or their beneficiaries) of Parent or any of its Subsidiaries for periods extending beyond their respective dates of retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits under any "pension plan" or
     (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (x) Except as set forth in the Parent Disclosure Schedule, no amounts payable or that could become payable under the Parent Benefit Plans may fail to be deductible for Federal income tax purposes by virtue of either
     Section 280G or 162(m) of the Code.

          (xi) Except as set forth in the Parent Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, director or officer of Parent or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer or (C) require the immediate funding or financing of any compensation or benefits.

          (xii) Each Parent Benefit Plan that has been adopted or maintained by Parent or any of its Subsidiaries, whether formally or informally, for the benefit of employees of Parent or any of its Subsidiaries outside of the United States (a "Parent Foreign Benefit Plan") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all regulatory laws that are applicable to such Parent Foreign Benefit Plan. No Parent Foreign Benefit Plan has unfunded liabilities that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Affect on Parent.

          (xiii) There are no pending, threatened or anticipated claims by or on behalf of any Parent Benefit Plan, by any employee or beneficiary covered under any such Parent Benefit Plan, or otherwise involving any such Parent Benefit Plan (other than routine claims for benefits).

     (q) Labor Matters. Parent has complied, in all material respects, with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including ERISA, the Code, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act (the "WARN Act"), any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, continuation of health insurance ("COBRA"), labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

     (r) Title to Assets. Except as set forth in the Parent SEC Reports or the Parent Disclosure Schedule, Parent or one of its Subsidiaries has Defensible Title to all of its Oil and Gas Interests. Except as set forth in the Parent SEC Reports or the Parent Disclosure Schedule, each Oil and Gas Interest included or reflected in the Parent Ownership Interests entitles Parent to receive, directly or indirectly, not less than the undivided interest set forth in (or derived from) the Parent Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Parent Oil and Gas Interest that is borne or to be borne, directly or indirectly, by Parent is not greater than the undivided interest set forth in (or derived from) the Parent Ownership Interests. Except for Permitted Encumbrances, Parent and each of its Subsidiaries has Defensible Title to its material assets (other than the Oil and Gas Interests of Parent). All leases pursuant to which Parent or its Subsidiaries lease any material assets are in full force and effect, and Parent has not received any notice of default under any such lease. The Parent Disclosure Schedule sets forth a complete and accurate list of all material real property, other than Oil and Gas Interests, that is owned or leased by Parent or its Subsidiaries.

     (s) Parent Engineering Report. All information supplied to the engineering firm preparing the applicable report by or on behalf of Parent that was material to the evaluation of Parent's Oil and Gas Interests in connection with the preparation of the Parent Engineering Report was (at the time supplied or as modified or amended prior to the issuance of the Parent Engineering Report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserves or property interests that occurred in the ordinary course of business since December 31, 1999 and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no material adverse change with respect to the matters addressed in the Parent Engineering Report.

     (t) Oil and Gas Operations. Except as set forth in the Parent SEC Reports, to the knowledge of Parent, as to wells not operated by Parent, and without qualification as to knowledge, as to wells operated by Parent:

          (i) As of the respective dates reflected thereon, (A) none of the wells included in the Oil and Gas Interests of Parent has been overproduced such that it is subject or liable to being shut-in or to any overproduction penalty, (B) Parent has not received any deficiency payment under any gas contract for which any Person has a right to take deficiency gas from Parent, and (C) Parent has not received any payment for production which is subject to refund or recoupment out of future production;

          (ii) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of Parent that would reasonably be expected to have a Material Adverse Effect on Parent;

          (iii) All wells included in the Oil and Gas Interests of Parent have been drilled and, if completed, operated, and produced in accordance with customary oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations;

          (iv) Parent has neither agreed to nor is it now obligated to abandon any well operated by it and included in the Oil and Gas Interests of Parent that is or will not be abandoned and reclaimed in accordance with applicable laws, rules, and regulations and customary oil and gas industry practices;

          (v) Proceeds from the sale of Hydrocarbons produced from and attributable to Parent's Oil and Gas Interests are being received by Parent in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $50,000 and held in suspense in the ordinary course of business); and

          (vi) No Person has any call on, option to purchase, or similar rights with respect to Parent's Oil and Gas Interests or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Parent will have the right to market production from Parent's Oil and Gas Interests on terms no less favorable than the terms upon which such company is currently marketing such production.

     (u) Hydrocarbon Sales and Purchase Agreements. Except as set forth in the Parent SEC Reports:

          (i) None of the Hydrocarbon Agreements of Parent or its Subsidiaries has required since December 31, 1999, or will require as of or after the Effective Time, Parent or its Subsidiaries (A) to have sold or delivered, or to sell or deliver, Hydrocarbons for a price materially less than the market value price that would have been, or would be, received pursuant to any arm's-length contract for a term of one month with an unaffiliated third-party purchaser or (B) to have purchased or received, or to purchase or receive, Hydrocarbons for a price materially greater than the market value price that would have been, or would be, paid pursuant to an arm's-length contract for a term of one month with an unaffiliated third-party seller;

          (ii) Each of the Hydrocarbon Agreements of Parent and its Subsidiaries is valid, binding, and in full force and effect, and no party is in material breach or default of any Hydrocarbon Agreement of Parent or its Subsidiaries, and to the knowledge of Parent, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any Hydrocarbon Agreement of Parent or its Subsidiaries;

          (iii) There are no claims from any third party for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Parent or its Subsidiaries, and Parent and its Subsidiaries have not made any claims for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Parent or its Subsidiaries;

          (iv) Payments for Hydrocarbons sold pursuant to each Hydrocarbon Sales Agreement of Parent and its Subsidiaries have been made (subject to adjustment in accordance with such Hydrocarbon Sales Agreements) materially in accordance with prices or price-setting mechanisms set forth in such Hydrocarbon Sales Agreements;

          (v) No purchaser under any Hydrocarbon Sales Agreement of Parent or its Subsidiaries has notified Parent or its Subsidiaries (or, to the knowledge of Parent, the operator of any property) of its intent to cancel, terminate, or renegotiate any Hydrocarbon Sales Agreement of Parent or its Subsidiaries or otherwise to fail and refuse to take and pay for Hydrocarbons in the quantities and at the price set out in any Hydrocarbon Sales Agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in such Hydrocarbon Sales Agreement or otherwise; and

          (vi) The Hydrocarbon Agreements of Parent and its Subsidiaries are of the type customarily found in the oil and gas industry, and do not, individually or in the aggregate, contain unduly burdensome provisions that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

     (v) Financial and Commodity Hedging. Parent has no currently outstanding Hydrocarbon or financial hedging positions (including fixed price controls, collars, swaps, caps, hedges or puts).

     (w) Restrictions on Business Activities. Neither Parent nor any of its employees is a party to or bound by any noncompetition agreement or any other similar agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any portion of the business of Parent or its Subsidiaries is conducted or would be proposed to be conducted but for such restriction. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree to which Parent or any of its Subsidiaries is a party or otherwise binding upon Parent which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property (tangible or intangible) by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries.

     (x) Indemnification Obligations. There are no actions, proceedings or other events pending or threatened against any officer or director of Parent which could give rise to any indemnification obligation of Parent to its officers and directors under its Memorandum of Association, Articles of Association or any agreement between Parent and any of its officers or directors.

     (y) Entre Lomas Oil and Gas Concession. (i) Except as set forth on the Parent Disclosure Schedule or the Parent SEC Documents, to the best of Parent's knowledge after due inquiry, Petrolera Perez Companc S.A. ("Petrolera") (A) operates the Entre Lomas oil and gas concession ("Entre Lomas Concession") in accordance with customary oil and gas field practices of Argentina, (B) has Defensible Title to all of its Oil and Gas Interests relating to the Entre Lomas Concession, (C) has obtained and maintained all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for or material to the operation of the Entre Lomas Concession and Petrolera has not received any notices of violations with respect to any laws, ordinances or regulations of any Governmental Entity, or any Environmental Laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, (D) has no Actions pending or threatened, against or affecting it or affecting the Entre Lomas Concession, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against it or the Entre Lomas Concession, in each case which are material to the operation and business of Parent's interests in the Entre Lomas Concession and (E) has no contracts, requires no consents and is subject to no litigation which would prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (ii) To the best of Parent's knowledge, the Parent Disclosure Schedule sets forth each agreement, arrangement or understanding relating to the Entre Lomas Concession which is material to the operations and business of Parent's interests in the Entre Lomas Concession. Except as set forth on the Parent Disclosure Schedule, to the best of Parent's knowledge, neither Petrolera nor any other party is in violation of any such material agreement, arrangement or understanding, whether written or oral, nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute a violation by a party thereto. To the best of Parent's knowledge, each such material agreement, arrangement or understanding is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms and will continue to be so immediately following the consummation of the transactions contemplated by this Agreement. Parent has previously provided to the Company accurate and complete copies of such material agreements, arrangements and understandings.

     3.2 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant), the Company represents and warrants to Parent as follows:

     (a) Organization, Standing and Power; Subsidiaries.

          (i) Each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The copies of the Certificate of Incorporation and By-Laws of the Company which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (ii) The Company Disclosure Schedule sets forth a complete and accurate list of the Company's Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and non-assessable and are, except as set forth in the Company Disclosure Schedule, owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to the Company.

     (b) Capital Structure.

          (i) As of the date hereof, the authorized capital stock of the Company consisted of: (A) 2,222,222 shares of Company Common Stock, of which 1,077,999.78 shares were issued and outstanding and 31,111 shares were held in the treasury of the Company; and (B) 500 shares of

     Company Preferred Stock, all of which were issued and outstanding. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. As of the date hereof, there are outstanding no options, warrants, convertible securities or other rights of the Company other than options and other rights to acquire capital stock of the Company representing in the aggregate the right to purchase 33,110.11 shares of Company Common Stock (collectively, the "Company Stock Options") under the plans listed in Section 3.2 of the Company Disclosure Schedule (the "Company Stock Option Plans"). Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of
     (A) each stockholder of the Company and the number and class of capital stock of the Company owned by such stockholder and (B) the number of shares of Company Common Stock subject to Company Stock Options or other rights to purchase or receive Company Common Stock granted under any Company Benefit Plan (as defined below) or otherwise, the holders of such Company Stock Options or other rights, the dates of grant and the exercise prices thereof. The Company Disclosure Schedule sets forth a complete and accurate list of each Subsidiary of the Company and the number of authorized, issued and outstanding shares of capital stock of each of such Subsidiary.

          (ii) Immediately after the Option Restructuring and immediately prior to the Effective Time, the authorized capital stock of the Company will consist of 2,222,222 shares of Company Common Stock, of which 1,092,724.42 shares will be issued and outstanding and 500 shares of Company Preferred Stock, all of which will be issued and outstanding. Immediately after the Option Restructuring, and immediately prior to the Effective Time, all issued and outstanding shares of the capital stock of the Company will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. Immediately after the Option Restructuring and immediately prior to the Effective Time, there will be no outstanding options, warrants, convertible securities or other rights to acquire capital stock from the Company.

          (iii) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which holders of capital stock of the Company may vote are issued or outstanding.

          (iv) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no, and as of immediately after the Option Restructuring and immediately prior to the Effective Time there will be no, securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no, and as of immediately after the Option Restructuring and immediately prior to the Effective Time, there will be no, outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

     (c) Authority; No Conflicts.

          (i) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote (as defined in Section 3.2(g)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the Certificate of Incorporation or By-laws of the Company or any similar governing documents of any material Subsidiary of the Company, (B) the Company Stockholders Agreement (as defined below), or (C) except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) Company Financial Statements.

          (i) The audited consolidated financial statements of the Company for the fiscal years 1999, 1998, 1997, 1996 and 1995 and the unaudited consolidated interim financial statements of the Company for the nine month period ended September 30, 2000 (including any related notes, schedules and opinions to each such financial statement) are attached hereto as Exhibit 3.2(d) (collectively, the "Company Financial Statements"). The Company Financial Statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

          (ii) Since September 30, 2000, the Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (e) Information Supplied.

          (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to the Company stockholders or Parent shareholders or at the time of the Company Stockholders Meeting or the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/ Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger, and (iii) recommended that the stockholders of the Company adopt this Agreement and approve the Merger, and directed that this Agreement and the transactions contemplated hereby (including the Merger) be submitted for consideration by the Company's stockholders at the Company Stockholders Meeting. The Company Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL. To the knowledge of the Company, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby or thereby.

     (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a class to adopt this Agreement and approve the Merger (the "Required Company Vote") is the only vote of the holders of any class or series of the Company capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

     (h) Litigation; Compliance with Laws.

          (i) There are no Actions pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary of the Company, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company, in each case which are material to the Company.

          (ii) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for and material to the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the "Company Permits"). The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits. Neither the Company nor its Subsidiaries is in violation of, and the Company and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

     (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted by Section 4.2, since December 31, 1999, (i) the Company and its Subsidiaries have conducted their business only in the ordinary course and
(ii) there has not been any action taken by the Company or any of its Subsidiaries during the period from December 31, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.2. Since December 31, 1999, there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

     (j) Environmental Matters. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any Person against, the Company or any of its Subsidiaries, and no penalty has been assessed against the Company or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; the Company and its Subsidiaries are and have been in compliance with all Environmental Laws; there are no liabilities of or relating to the Company or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability; and there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been previously delivered to Parent.

     (k) Intellectual Property. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in and necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by the Company and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company except McDonald Investments Inc., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, a copy of which has been provided to Parent.

     (m) Taxes. All Federal, state, local and foreign Tax Returns required to be filed by Company and its Subsidiaries have been timely filed and are complete and correct in all material respects. All Taxes shown on such Tax Returns as being due or claimed to be due from Company and its Subsidiaries in a written statement from an authorized governmental authority have been paid other than those being contested in good faith and by appropriate proceedings timely instituted and diligently pursued and for which adequate reserves have been established on the books and records of Parent and its Subsidiaries, as the case may be, in accordance with GAAP.

     (n) Agreements, Contracts and Commitments.

          (i) The Company Disclosure Schedule sets forth a true, complete and correct list of all the following agreements, arrangements or understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party, (A) agreements relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed, secured by any asset or otherwise) for amounts in excess of $1,000,000, (B) agreements for the lease of real or personal property to or from any person with lease payments in excess of $100,000 per year, (C) partnership agreements, joint venture agreements or other similar agreements relating to similar business arrangements, (D) confidentiality or noncompetition agreements other than with respect to confidentiality agreements entered into in the ordinary course of business for the benefit of the Company's or its Subsidiaries' vendors or customers, (E) profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plans or arrangements for the benefit of current or former employees or directors of the Company and its Subsidiaries, (F) collective bargaining or similar agreements, (G) agreements for the employment or retention of any individual on a full-time, part-time, consulting, or other basis not terminable on less than thirty (30) days notice without penalty or cost, (H) agreements under which it has advanced or loaned any amount in excess of $10,000 to any of the employees or affiliates of the Company, except for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practices), (I) agreements for the purchase or receipt of materials, software, supplies, goods, services, equipment or other assets that provide for either annual or aggregate payments by the Company or its Subsidiaries of $100,000 or more (other than Hydrocarbon Agreements), (J) sales, distribution, vendor or other similar agreements or arrangements providing for the sale, transfer or barter by the Company or its Subsidiaries of materials, supplies, goods, services, equipment, or other assets that provide for either annual or aggregate payments to the Company of $100,000 or more (other than Hydrocarbon Agreements), (K) agreements or term sheets relating to the acquisition or disposition of any business or assets of the Company (whether by merger, sale of stock, sale of assets or otherwise), excluding documentation relating to this Agreement and agreements or terms sheets in existence prior to December 31, 1998, (L) Hydrocarbon Agreements; and (M) other agreements which are material to the Company (collectively the "Company Material Agreements").

          (ii) The Company has delivered to Parent a true, complete and correct copy of each Company Material Agreement.

          (iii) Each Company Material Agreement is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of the Company or its Subsidiaries, as the case may be, enforceable in accordance with its terms and will continue to be so on identical terms immediately following the consummation of the transactions contemplated by this Agreement, and the Company or its Subsidiaries, as the case may be, are not in default under any of such agreements, nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by the Company or its Subsidiaries, as the case may be. No other party to any of the Company Material Agreements (A) is, to the knowledge of the Company, in default in the performance of any covenant or obligation to be performed by it pursuant to any such Company Material Agreement or (B) has given notice that it intends to terminate, or alter in any way adverse to the Company, its performance under such Company Material Agreement. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or arrangement which provides for payments in the event of a change of control.

     (o) Employee Benefit Plans.

          (i) The Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that, together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company or a Company ERISA Affiliate is party, whether written or oral, for the benefit of any employee or director or former employee or director (or any of their respective beneficiaries), of the Company or any of its Subsidiaries (the "Company Benefit Plans").

          (ii) With respect to each Company Benefit Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents: (A) a copy of the Company Benefit Plan and any amendments thereto; (B) a copy of the two most recent annual reports on Internal Revenue Service Form 5500 and actuarial reports, if required under ERISA; (C) a copy of the most recent Summary Plan Description (including supplements) required under ERISA with respect thereto; (D) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof and all related agreements; and
     (E) the most recent determination letter received from the Internal Revenue Service with respect to each Company Benefit Plan intended to qualify under
     Section 401(a) of the Code.

          (iii) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Company ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due).

          (iv) No Company Benefit Plan has, to the knowledge of Parent, engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA).

          (v) With respect to each Company Benefit Plan subject to Title IV of ERISA (the "Title IV Company Benefit Plans"), the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (vi) No Title IV Company Benefit Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Company Benefit Plan ended prior to the Closing Date nor has there been any application for waiver of the minimum funding standards imposed by Section 412 of the Code. All contributions required to be made with respect to any Company Benefit Plan on or prior to the Closing Date have been timely made or are reflected on the balance sheet.

          (vii) No Company Benefit Plan is a "multiemployer plan," as defined in
     Section 3(37) of ERISA, nor is any Company Benefit Plan a plan described in
     Section 4063(a) of ERISA.

          (viii) Each Company Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, the rules and regulations thereunder and all applicable collective bargaining agreements and each Company Benefit Plan intended to be "qualified" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to such effect. To the knowledge of the Company, there is no fact, condition or set of circumstances existing that could adversely affect such favorable determination. To the knowledge of the Company, there are no investigations pending in respect of any Company Benefit Plan by any governmental entity.

          (ix) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees (or their beneficiaries) of the Company or any of its Subsidiaries for periods extending beyond their respective dates of retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits under any "pension plan" or
     (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (x) Except as set forth in the Company Disclosure Schedule, no amounts payable or that could become payable under the Company Benefit Plans may fail to be deductible for Federal income tax purposes by virtue of either
     Section 280G or 162(m) of the Code.

          (xi) Except as set forth in the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, director or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer or (C) require the immediate funding or financing of any compensation or benefits.

          (xii) Each Company Benefit Plan that has been adopted or maintained by the Company or any of its Subsidiaries, whether formally or informally, for the benefit of employees of Company or any of its Subsidiaries outside of the United States (a "Company Foreign Benefit Plan") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all regulatory laws that are applicable to such Company Foreign Benefit Plan. No Company Foreign Benefit Plan has unfunded liabilities that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Affect on the Company.

          (xiii) There are no pending, threatened or anticipated claims by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any such Company Benefit Plan, or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

     (p) Labor Matters. The Company has complied, in all material respects, with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, ERISA, the Code, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, COBRA, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

     (q) Title to Assets. Except as set forth in the Company Disclosure Schedule, the Company or one of its Subsidiaries has Defensible Title to all of its Oil and Gas Interests. Except as set forth in the Company Disclosure Schedule, each Oil and Gas Interest included or reflected in the Company Ownership Interests entitles the Company to receive, directly or indirectly, not less than the undivided interest set forth in (or derived from) the Company Ownership Interests of all Hydrocarbons produced, saved and sold from or attributable to such Oil and Gas Interest, and the portion of the costs and expenses of operation and development of such Company Oil and Gas Interest that is borne or to be borne, directly or indirectly, by the Company is not greater than the undivided interest set forth in (or derived from) the Company Ownership Interests. Except for Permitted Encumbrances, the Company and each of its Subsidiaries has Defensible Title to its material assets (other than the Oil and Gas Interests of the Company). All leases pursuant to which the Company or its Subsidiaries lease any material assets are in full force and effect, and the Company has not received any notice of default under any such lease. The Company Disclosure Schedule sets forth a complete and accurate list of all material real property, other than Oil and Gas Interests, that is owned or leased by the Company

     (r) Company Engineering Report. All information supplied to the engineering firm preparing the applicable report by or on behalf of the Company that was material to the evaluation of the Company's Oil and Gas Interests in connection with the preparation of the Company Engineering Report was (at the time supplied or as modified or amended prior to the issuance of the Company Engineering Report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserves or property interests that occurred in the ordinary course of business since December 31, 1999 and except for changes (including changes in commodity prices) generally affecting the oil and gas industry, there has been no material adverse change with respect to the matters addressed in the Company Engineering Report.

     (s) Oil and Gas Operations. To the knowledge of the Company, as to wells not operated by the Company, and without qualification as to knowledge, as to wells operated by the Company:

          (i) As of the respective dates reflected thereon, (A) none of the wells included in the Oil and Gas Interests of the Company has been overproduced such that it is subject or liable to being shut-in or to any overproduction penalty, (B) the Company has not received any deficiency payment under any gas contract for which any Person has a right to take deficiency gas from the Company and (C) the Company has not received any payment for production which is subject to refund or recoupment out of future production;

          (ii) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of the Company that would reasonably be expected to have a Material Adverse Effect on the Company;

          (iii) All wells included in the Oil and Gas Interests of the Company have been drilled and, if completed, operated, and produced in accordance with customary oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations;

          (iv) The Company has neither agreed to nor is it now obligated to abandon any well operated by it and included in the Oil and Gas Interests of the Company that is or will not be abandoned and reclaimed in accordance with applicable laws, rules, and regulations and customary oil and gas industry practices;

          (v) Proceeds from the sale of Hydrocarbons produced from and attributable to the Company's Oil and Gas Interests are being received by the Company in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $50,000 and held in suspense in the ordinary course of business); and

          (vi) No Person has any call on, option to purchase, or similar rights with respect to the Company's Oil and Gas Interests or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, the Company will have the right to market production from the Company's Oil and Gas Interests on terms no less favorable than the terms upon which such company is currently marketing such production.

     (t) Hydrocarbon Sales and Purchase Agreements.

          (i) None of the Hydrocarbon Agreements of the Company or its Subsidiaries has required since December 31, 1999, or will require as of or after the Effective Time, the Company or its Subsidiaries (A) to have sold or delivered, or to sell or deliver, Hydrocarbons for a price materially less than the market value price that would have been, or would be, received pursuant to any arm's-length contract for a term of one month with an unaffiliated third-party purchaser or (B) to have purchased or received, or to purchase or receive, Hydrocarbons for a price materially greater than the market value price that would have been, or would be, paid pursuant to an arm's-length contract for a term of one month with an unaffiliated third-party seller;

          (ii) Each of the Hydrocarbon Agreements of the Company and its Subsidiaries is valid, binding, and in full force and effect, and no party is in material breach or default of any Hydrocarbon Agreement of the Company or its Subsidiaries, and to the knowledge of the Company, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any Hydrocarbon Agreement of the Company or its Subsidiaries;

          (iii) There are no claims from any third party for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of the Company or its Subsidiaries, and the Company and its Subsidiaries have not made any claims for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of the Company or its Subsidiaries;

          (iv) Payments for Hydrocarbons sold pursuant to each Hydrocarbon Sales Agreement of the Company and its Subsidiaries have been made (subject to adjustment in accordance with such Hydrocarbon Sales Agreements) materially in accordance with prices or price-setting mechanisms set forth in such Hydrocarbon Sales Agreements;

          (v) No purchaser under any Hydrocarbon Sales Agreement of the Company or its Subsidiaries has notified the Company or its Subsidiaries (or, to the knowledge of the Company , the operator of any property) of its intent to cancel, terminate, or renegotiate any Hydrocarbon Sales Agreement of the Company or its Subsidiaries or otherwise to fail and refuse to take and pay for Hydrocarbons in the quantities and at the price set out in any Hydrocarbon Sales Agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in such Hydrocarbon Sales Agreement or otherwise; and

          (vi) The Hydrocarbon Agreements of the Company are of the type customarily found in the oil and gas industry and do not, individually or in the aggregate, contain unduly burdensome provisions that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     (u) Financial and Commodity Hedging. The Company has no currently outstanding Hydrocarbon or financial hedging positions (including fixed price controls, collars, swaps, caps, hedges or puts).

     (v) Restrictions on Business Activities. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its employees is a party to or bound by any noncompetition agreement or any other similar agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any portion of the business of the Company or its Subsidiaries is conducted or would be proposed to be conducted but for such restriction. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries.

     (w) Indemnification Obligations. There are no actions, proceedings or other events pending or threatened against any officer or director of the Company which could give rise to any indemnification obligation of the Company to its officers and directors under its Certificate of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

     (x) Registered Securities. The Company does not have any securities registered, or required to be registered, under Section 12 of the Exchange Act.

     (y) Alba and Stag Oil and Gas Concessions. (i) Except as set forth on the Company Disclosure Schedule, to the best of the Company's knowledge after due inquiry, (A) Apache Energy Limited ("Apache") operates the oil and gas field relating to Production License No. WA-15-L (the "Stag Concession") and CMS Oil and Gas (E.G.) Ltd. ("CMS") operates the oil and gas field relating to the Alba Production Sharing Contract Area (the "Alba Concession") in each case in accordance with customary oil and gas field practices of the countries in which such concession is operated, (B) each of Apache and CMS have Defensible Title to all of their Oil and Gas Interests relating to the Stag Concession and Alba Concession, respectively, (C) each of Apache and CMS have obtained and maintained all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for or material to the operation of the Stag Concession and Alba Concession, as the case may be, and each of Apache and CMS, as the case may be, have not received any notices of violations with respect to any laws, ordinances or regulations of any Governmental Entity, or any Environmental Laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (D) each of Apache and CMS have no Actions pending or threatened, against or affecting either of them, the Stag Concession or the Alba Concession, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against either of them or affecting the Stag Concession or the Alba Concession in each case which are material to the operation and business of the Company's interest in the Stag Concession or the Alba Concession, and (E) each of Apache and CMS have no contracts, require no consents and are subject to no litigation which would prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (ii) To the best of the Company's knowledge, the Company Disclosure Schedule sets forth each agreement, arrangement or understanding relating to the Stag Concession and Alba Concession which is material to the operation and business of the Company's interest in the Stag Concession and the Alba Concession, as the case may be. Except as set forth on the Company Disclosure Schedule, to the best of the Company's knowledge, neither Apache nor CMS, as the case may be, nor any other party is in violation of any such material agreement, arrangement or understanding, whether written or oral, nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute a violation by a party thereto. To the best of the Company's knowledge, each such material agreement, arrangement or understanding is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms and will continue to be so immediately following the consummation of the transactions contemplated by this Agreement. The Company has previously provided to Parent accurate and complete copies of such material agreements, arrangements and understandings.

     3.3 Representations and Warranties of Merger Sub. Merger Sub represents and warrants to the Company as follows:

     (a) Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Parent.

     (b) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub.

     (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1  Covenants of Parent.

     (a) Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, including the Parent Disclosure Schedules, or as required by applicable law or a Governmental Entity of competent jurisdiction or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed) Parent and its Subsidiaries shall carry on their respective businesses in the ordinary and usual course of business, consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use reasonable best efforts to preserve intact their respective current business organizations, use reasonable best efforts to keep available the services of their respective current directors, officers, employees, independent contractors and consultants and preserve their relationships with those persons, customers, suppliers and vendors having business dealings with them to the end that their respective goodwill and ongoing business shall be unimpaired at the Effective Time and without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article VII hereof or the Effective Time, except as expressly contemplated or permitted by this Agreement, including the Parent Disclosure Schedules, or as required by applicable law or a Governmental Entity of competent jurisdiction or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, Parent shall not, and shall cause its Subsidiaries not to:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of capital stock of Parent or any of its Subsidiaries, except for dividends or other distributions made by Parent in the ordinary course of business consistent with past practices, (B) split, combine or reclassify capital stock of Parent or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent or any of its Subsidiaries, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of Parent or any of its Subsidiaries,
     (D) pay or set aside a "sinking fund" for the payment of any principal amount of outstanding debt securities of Parent or any of its Subsidiaries, or (E) consummate or enter into an agreement to recapitalize Parent or any of its Subsidiaries;

          (ii) issue, deliver, sell, transfer, pledge or otherwise encumber or subject to any Lien any shares of capital stock of Parent or any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants, options or calls to acquire, any capital stock of Parent or any of its Subsidiaries;

          (iii) amend the Parent Memorandum of Association, Parent Articles of Association or any similar governing documents of any Subsidiary of Parent;

          (iv) reincorporate the jurisdiction of Parent from the Cayman Islands;

          (v) merge, consolidate or reorganize Parent or any of its Subsidiaries with any other person (other than the Merger of Merger Sub with and into the Company);

          (vi) form, join, participate or agree to form, join or participate in the business, operations, sales, distribution, or development of any other person or contribute assets, employees, cash or customers or other resources to any such arrangement, other than in the ordinary course of business consistent with past practices;

          (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

          (viii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than sale of inventories and other Hydrocarbons in the ordinary course of business consistent with past practices;

          (ix) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of Parent or any of its Subsidiaries or any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other person;

          (x) make, commit or otherwise agree to make any capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $3 million or, in the aggregate, are in excess of $5 million;

          (xi) settle or compromise or agree to settle or compromise any Tax liability or make any Tax election;

          (xii) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices;

          (xiii) enter into, adopt or amend in any material respect or terminate any benefit plan or similar policy or agreement involving Parent or any of its Subsidiaries and one or more of their respective directors, officers, employees or agents;

          (xiv) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Parent or its Subsidiaries, or by the terms of any employment agreement or other arrangement in existence on the date hereof which have been set forth on the Parent Disclosure Schedule, increase the compensation of any director, officer, employee or agent of or consultant to Parent or its Subsidiaries or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

          (xv) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property of Parent or its Subsidiaries other than in the ordinary course of business consistent with past practice;

          (xvi) change in any respect its method of Tax accounting or Tax practice, or its accounting policies, methods or procedures;

          (xvii) enter into any agreement with any director, officer, employee or stockholder of Parent or its Subsidiaries or amend, modify or change the terms and conditions of any such agreement;

          (xviii) modify, amend, alter or change terms, provisions or rights and obligations of any Parent Material Agreement;

          (xix) take any action or omit to take any action which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent;

          (xx) take any action or omit to take any action which would reasonably be expected to materially delay or materially adversely affect the ability of any of the parties to obtain any approval of any Governmental Entity required to consummate the transactions contemplated hereby;

          (xxi) take any action that would prevent or impede the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code or fail to take any action necessary to permit the Merger to qualify as such a reorganization;

          (xxii) take any action that would cause the representations and warranties set forth in Section 3.1 hereof to no longer be true and correct;

          (xxiii) authorize, or commit or agree to take, any of the foregoing actions.

     4.2  Covenants of the Company.

     (a) Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, including the Company Disclosure Schedules, or required by applicable law or by a Governmental Entity of competent jurisdiction or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed) the Company and its Subsidiaries shall carry on their respective businesses in the ordinary and usual course of business, consistent with past practice and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use reasonable best efforts to preserve intact their respective current business organizations, use reasonable best efforts to keep available the services of their respective current directors, officers, employees, independent contractors and consultants and preserve their relationships with those persons, customers, suppliers and vendors having business dealings with each of them to the end that their respective goodwill and ongoing business shall be unimpaired at the Effective

Time and without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article VII hereof or the Effective Time, except as expressly contemplated or permitted by this Agreement, including the Company Disclosure Schedules, or as required by applicable law or a Governmental Entity of competent jurisdiction or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, the Company shall not, and shall cause its Subsidiaries not to,:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of capital stock of The Company or any of its Subsidiaries, (B) split, combine or reclassify capital stock of The Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of The Company or any of its Subsidiaries, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of The Company or any of its Subsidiaries, (D) pay or set aside a "sinking fund" for the payment of any principal amount of outstanding debt securities of The Company or any of its Subsidiaries, or (E) consummate or enter into an agreement to recapitalize The Company or any of its Subsidiaries;

          (ii) issue, deliver, sell, transfer, pledge or otherwise encumber or subject to any Lien any shares of capital stock of The Company or any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants, options or calls to acquire, any capital stock of The Company or any of its Subsidiaries;

          (iii) amend the Company Certificate of Incorporation, the Company By-Laws or any similar governing documents of any Subsidiary of the Company;

          (iv) reincorporate the jurisdiction of the Company from State of Delaware;

          (v) merge, consolidate or reorganize the Company or any of its Subsidiaries with any other person (other than the Merger of Merger Sub with and into the Company);

          (vi) form, join, participate or agree to form, join or participate in the business, operations, sales, distribution, or development of any other person or contribute assets, employees, cash or customers or other resources to any such arrangement, other than in the ordinary course of business consistent with past practices;

          (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

          (viii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than sale of inventories and other Hydrocarbons in the ordinary course of business consistent with past practices;

          (ix) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries or any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other person;

          (x) make, commit or otherwise agree to make any capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $3 million or, in the aggregate, are in excess of $5 million;

          (xi) settle or compromise or agree to settle or compromise any Tax liability or make any Tax election;

          (xii) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices;

          (xiii) enter into, adopt or amend in any material respect or terminate any benefit plan or similar policy or agreement involving the Company or any of its Subsidiaries and one or more of their respective directors, officers, employees or agents;

          (xiv) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries, or by the terms of any employment agreement or other arrangement in existence on the date hereof which have been set forth on the Company Disclosure Schedule, increase the compensation of any director, officer, employee or agent of or consultant to the Company or its Subsidiaries or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

          (xv) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property of the Company or its Subsidiaries other than in the ordinary course of business consistent with past practice;

          (xvi) change in any respect its method of Tax accounting or Tax practice, or its accounting policies, methods or procedures;

          (xvii) enter into any agreement with any director, officer, employee or stockholder of the Company or its Subsidiaries or amend, modify or change the terms and conditions of any such agreement;

          (xviii) modify, amend, alter or change terms, provisions or rights and obligations of any Company Material Agreement;

          (xix) take any action or omit to take any action which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company;

          (xx) take any action or omit to take any action which would reasonably be expected to materially delay or materially adversely affect the ability of any of the parties to obtain any approval of any Governmental Entity required to consummate the transactions contemplated hereby;

          (xxi) take any action that would prevent or impede the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code or fail to take any action necessary to permit the Merger to qualify as such a reorganization;

          (xxii) take any action that would cause the representations and warranties set forth in Section 3.2 hereof to no longer be true and correct;

          (xxiii) authorize, or commit or agree to take, any of the foregoing actions.

     4.3 Governmental Filings. Each party shall (a) confer on a regular and frequent basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Parent and the Company shall file all reports required to be filed by each of them with all Governmental Entities between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed.

     4.4 Control of Other Party's Business. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the

Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date hereof, Parent and the Company shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/ Prospectus") and Parent shall prepare and file a registration statement on Form S-4 or such other applicable form with respect to the issuance of Parent Ordinary Shares in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as Parent's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall use reasonable best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/ Prospectus received from the SEC. Parent will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide the Company with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party. Parent will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to Parent's shareholders, and the Company will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, in each case after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and Company Preferred Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company.

     (b) The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "Company Stockholders Meeting") for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this

Agreement and shall take all lawful action to solicit the adoption of this Agreement and approval of the Merger by the Required Company Vote; and the Board of Directors of the Company shall recommend adoption of this Agreement and approval of the Merger by the stockholders of the Company to the effect as set forth in Section 3.2(f) (the "Company Recommendation"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) (a "Change") in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in Company Recommendation"); provided the foregoing shall not prohibit accurate disclosure to the extent required by applicable law (and such disclosure shall not be deemed to be a Change in Company Recommendation) of factual information regarding the business, financial condition or results of operations of Parent or the Company or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of the Company does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus or otherwise.

     (c) Parent shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "Parent Stockholders Meeting") for the purpose of obtaining the Parent Stockholder Approval and shall take all lawful action to solicit the approval of the Share Issuance, the Memorandum Amendment and the Articles Amendment and the Board of Directors of Parent shall recommend approval of the Share Issuance and adoption of the Memorandum Amendment and the Articles Amendment by the shareholders of Parent to the effect as set forth in Section 3.1(f) (the "Parent Recommendation"), and shall not Change in any manner adverse to the Company such recommendation or take any action or make any statement in connection with the Parent Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Parent Recommendation"); provided the foregoing shall not prohibit accurate disclosure to the extent required by applicable law (and such disclosure shall not be deemed to be a Change in the Parent Recommendation) of factual information regarding the business, financial condition or operations of Parent or the Company or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of Parent does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Company its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus or otherwise.

     5.2 Principal Executive Offices of Parent After the Effective Time. The principal executive offices of Parent after the Effective Time shall be located in Houston, Texas.

     5.3 Access to Information/Employees. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. Any such information obtained pursuant to this Section 5.3 ("Confidential Information") will be used solely for the purpose of consideration or performance of the transactions contemplated by this Agreement or any other agreement related hereto and will be kept confidential by the party obtaining such information and all persons obtaining such information on such party's behalf or who obtain such information from such party. Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of disclosure by a party or its Representatives, or (B) is or becomes available to a party (other than the disclosing party) or its Representatives that is not known by the non-disclosing party to have any obligation not to disclose such information. Notwithstanding the foregoing, Confidential Information may be disclosed by a party (x) to its directors, officers, employees, representatives (including financial advisors, attorneys and accountants) or agents (collectively "Representatives") who need to know such information if the party informs such Representatives of the confidential nature of such information and directs them to treat such information confidentially and to use such information for no purpose other than as specifically permitted by the Agreement and (y) if the party is legally required to make such disclosure as a result of a court order, subpoena or similar legal process, provided that prior to such disclosure, the disclosing party gives to the other party prompt written notice of its receipt of such order or subpoena or similar document so that the other party has a reasonable opportunity prior to disclosure to obtain a protective order (if disclosure of Confidential Information is so required, the disclosing party shall disclose only that portion of such information that is so required and shall assist the other party in obtaining protective orders or undertakings that confidential treatment will be accorded to any such information furnished). In the event of termination of this Agreement, each party will promptly return to the other party all Confidential Information in its possession (including all written materials prepared or supplied by or on its behalf containing or reflecting any Confidential Information) and will not retain any copies, extracts or other reproductions in whole or in part of any Confidential Information. Any work papers, memoranda or other writings prepared by a party or its Representatives derived from or incorporating any Confidential Information shall be destroyed promptly upon termination of this Agreement, with such destruction confirmed to the other party in writing. Any oral Confidential Information will continue to be subject to the terms of this Section 5.3. Each party shall be responsible for the breach of the terms of this Section 5.3 by its Representative. Any investigation by Parent or the Company shall not affect the representation and warranties of the Company and Parent, as the case may be.

     5.4 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. Nothing in this Agreement shall require any of Parent and its Subsidiaries or the Company and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiary (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

     (b) Subject to Section 5.4(a), if any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Parent and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     5.5 Acquisition Proposals. Without limitation on any of such party's other obligations under this Agreement (including under Article IV hereof), each of Parent and the Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the assets (including stock of Subsidiaries) of such party and its Subsidiaries, taken as a whole, having an aggregate value equal to $5,000,000 or more, or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of such party (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). Each of Parent and the Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, Parent and its Board of Directors shall be permitted to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Parent or the Company, as the case may be, shall promptly notify the other party of any such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of it or its Subsidiaries or with any of its or its Subsidiaries' officers, directors, employees, agents or other representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Parent and the Company agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers. Each of Parent and the Company agrees that it will, and will cause its officers, directors, employees, agents and other representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Each of Parent and the Company agrees that it will use reasonable best efforts to promptly inform its officers, directors, employees, agents and other representatives of the obligations undertaken in this Section 5.5.

     5.6 Employee Benefits Matters. The Company shall prior to the Effective Time cause the Global Exploration Inc. Restricted Management Stock Bonus Plan, the Global Exploration Inc. 1998 Stock Option and any other plans, agreements or arrangements (other than the Option Exercise Agreements) relating to options, warrants, convertible securities or other rights to acquire capital stock of the Company to be terminated and be of no further force and effect.

     5.7 Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) if the Merger is consummated, the Surviving Corporation or its relevant Subsidiary shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries, (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be paid 50% by Parent and 50% by the Company, and (c) Expenses of The Williams Companies, Inc.'s counsel in connection with preparation of this Agreement and the transactions contemplated thereby shall be paid by Parent. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.8 Directors' and Officers' Indemnification and Insurance. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of the Company and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and bylaws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the certificate of incorporation and bylaws of the Company and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time.

     5.9 Public Announcements. Parent and the Company shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     5.10 Accountant's Letters. (a) Parent shall use reasonable best efforts to cause to be delivered to the Company two letters from Parent's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Parent and the Company, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) The Company shall use reasonable best efforts to cause to be delivered to Parent two letters from the Company's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to the Company and Parent, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.11 Listing of Shares of Parent Ordinary Shares. Parent shall use its reasonable best efforts to cause the Parent Ordinary Shares to be issued in the Merger and Parent Ordinary Shares to be reserved for issuance upon exercise of the Company Rollover Options to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Closing Date.

     5.12 Dividends. After the date of this Agreement, each of Parent and the Company shall coordinate with the other the payment of dividends, if any, with respect to Parent Ordinary Shares, Company Common Stock and Company Preferred Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Parent Ordinary Shares, Company Common Stock and Company Preferred Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Ordinary Shares and/or Company Common Stock and/or Company Preferred Stock or any Parent Ordinary Shares that any such holder receives in exchange for such shares of Company Common Stock in the Merger.

     5.13 Acambuco Joint Venture. Immediately prior to the Effective Time, all of the outstanding shares of capital stock of Northwest Argentina Corporation, a Utah corporation and the record holder of a one and one-half percent (1 1/2%) interest in the "Acambuco" Area Joint Venture Agreement, shall be contributed to Parent in exchange for Parent's issuance of 58,769 Parent Ordinary Shares to Williams Western Holdings Company, Inc. (the "Acambuco Contribution"). The Acambuco Contribution is conditioned on the receipt of any necessary approvals and consents (governmental or third party) required to consummate such contribution.

     5.14  Certain Tax Matters.

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, take any action, or fail to take any action (including, but not limited to, the failure to file appropriate Tax reports or Tax information statements) that would prevent, impede or be inconsistent with the Merger qualifying as a reorganization under Section 368(a) of the Code.

     (b) Each of Parent and Merger Sub shall not, and shall not permit any of their Subsidiaries to, take any action, or fail to take any action (including, but not limited, to the failure to file appropriate Tax reports or Tax information statements) that would prevent, impede or be inconsistent with the Merger qualifying as a reorganization under Section 368(a) of the Code.

     5.15 Section 16 Matters. Parent shall take all such steps as may be required to cause acquisitions of Parent equity securities (including derivative securities, if applicable) in connection with this Agreement by each individual who, at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP and the Company shall cooperate with and provide all necessary assistance to Parent in connection therewith.

     5.16  Termination of Company Stockholders Agreement; Shareholders
Agreement.

     Prior to the Effective Time, the Company shall take all necessary and desirable action such that immediately on or prior to the Effective Time (i) the Stockholders Voting Agreement, dated October 29, 1996 between the Company and the stockholders of the Company (the "Company Stockholders Agreement"), and any other similar agreements or arrangements shall be terminated and no longer in effect and (ii) the stockholders of the Company immediately prior to the Effective Time who will become shareholders of Parent as a result of the Merger shall have entered into the Shareholders Agreement (as defined below).

     5.17  Transitional Services Agreement.

     At the Effective Time, Parent shall enter into a transitional services agreement with Williams International Services Company or one or its affiliates ("Williams Services") relating to administrative services which Williams Services have previously provided to Parent, such transitional administrative services agreement to be reasonably acceptable to the Company.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. (i) The Company shall have obtained the Required Company Vote in connection with the adoption of this Agreement and approval of the Merger by the stockholders of the Company and (ii) Parent shall have obtained the required shareholder approval of the Share Issuance, the Memorandum Amendment and the Articles Amendment by the shareholders of Parent.

     (b) No Injunctions or Restraints, Illegality. No judgment, decree, statute, law, ordinance, rule or regulation shall have been entered, enacted, adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or
(ii) which otherwise, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger.

     (c) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, the Company or any of their Subsidiaries to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, the failure of which to be obtained or taken, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger, shall have been obtained; provided, however, that the provisions of this
Section 6.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval.

     (d) NASDAQ Listing. The Parent Ordinary Shares to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NASDAQ.

     (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (f) Shareholders Agreement. Williams Global Energy (Cayman) Limited and the stockholders of the Company immediately prior to the Effective Time who will become shareholders in Parent as a result of the Merger shall have entered into the Shareholders Agreement (the "Shareholders Agreement") in the form attached hereto as Exhibit 6.1(f).

     (g) Preferred Provider Services Agreement. Williams International Company and Parent shall have entered into the Preferred Provider Services Agreement in the form attached hereto as Exhibit 6.1(g).

     (h) Parent Board. The number of directors on the Board of Directors of Parent shall have been increased to nine and such Board of Directors shall be comprised as set forth in Section 2(b) of the Shareholders Agreement.

     6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and Parent shall have received a certificate of the chief executive officer and the chief operating officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

     (c) Tax Opinion. Parent shall have received from Skadden, Arps, Slate, Meagher & Flom, LLP and its affiliated law practice entities, special tax counsel to Parent, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates substantially in the form of Exhibit 6.2(c)(1). In rendering such opinion, counsel to Parent shall be entitled to rely upon information, representations and assumptions provided by Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to Parent deems reasonably necessary).

     (d) Option Restructuring.  The Option Restructuring shall have occurred.

     (e) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

     (f) Dissenting Shares. As of the Company's Stockholders Meeting and as of immediately prior to the Closing, no stockholder of the Company shall have demanded or otherwise notified the Company that such stockholder intends to seek dissenters' rights in accordance with the DGCL.

     (g) Revolving Credit Facility. Any consents or other approvals required or that may be required under the Company Credit Agreement as a result of the Merger, this Agreement or the other transactions contemplated hereby shall have been obtained.

     6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties of Parent set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Parent set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

     (b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

     (c) Tax Opinion. The Company shall have received from Fulbright & Jaworski L.L.P., counsel to the Company, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates substantially in the form of Exhibit 6.3(c)(1). In rendering such opinion, counsel to the Company shall be entitled to rely upon information, representations and assumptions provided by Parent and the Company substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to the Company deems reasonably necessary).

     (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

     (e) Registration of Argentine Branch. The registration with the appropriate Argentine governmental authority of Parent's Argentine Branch shall have been completed and such registration shall not have resulted in proposed fines, proposed taxes or other costs to Parent of $10,000,000 or more.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

     (a) By mutual written consent of Parent and the Company;

     (b) By either the Company or Parent, if the Effective Time shall not have occurred on or before October 31, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 5.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and provided further that if on the Termination Date the conditions to Closing set forth in Section 6.1(c) shall not have been fulfilled but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled then the Termination Date shall be automatically extended to December 31, 2001;

     (c) By either the Company or Parent, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.4), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Section 6.1(c), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has been the cause of such action or inaction;

     (d) By either the Company or Parent, if the approvals of the stockholders of either Parent or the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

     (e) By either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.2(b) (in the case of a breach by the Company) or Section 6.3(a) or Section 6.3(b) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

     7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except with respect to Section 3.1(l), Section 3.2(l),
Section 5.3, Section 5.7, this Section 7.2 and Article VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its material breach of this Agreement.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 5.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to Parent or Merger Sub, to:

           Attention: Randy Barnard
           One Williams Center, Suite 4900
           Tulsa, Oklahoma 74172
           Phone: (918) 573-2390
           Fax: (918) 573-2167

          with a copy to:

           Attention: James Cundiff, Esq.
           One Williams Center
           Tulsa, Oklahoma 74172
           Phone: (918) 573-5459
           Fax: (918) 573-8051

           Attention: Jerome W. Jakubik, Esq.
           Baker & McKenzie
           One Prudential Plaza
           130 East Randolph Drive
           Chicago, IL 60601
           Phone: (312) 861-8000
           Fax: (312) 861-2899

          (b) if to the Company to:

           Attention: Gene Kornegay
           820 Gessner, Suite 1680
           Houston, TX 77024
           Phone: (713) 463-7710
           Fax: (713) 463-7722

          with a copy to:

           Attention: Arthur H. Rogers, Esq.
           Fulbright & Jaworski LLP
           1301 McKinney, Suite 5100
           Houston, TX 77010
           Phone: (713) 651-5151
           Fax: (713) 651-5246

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement and the other agreements of the parties referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.9 Submission to Jurisdiction; Waivers. Each of Parent and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Parent and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.11  Definitions.  As used in this Agreement:

     (a) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

     (b) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

     (c) "Company Credit Agreement" means the Credit Agreement, dated as of October 30, 1998 among Global Exploration, Inc., Globex International, and Globex Far East, as the Borrowers, and Certain Commercial Lending Institutions, as the Lenders, and Canadian Imperial Bank of Commerce, as Issuer and as Agent for the Lenders and CIBC Oppenheimer Corp., as Arranger, as amended.

     (d) "Company Engineering Report" means the reserve reports listed on
Schedule 8.11(d) covering the Company Ownership Interests.

     (e) "Company Ownership Interests" means the ownership interests of the Company listed on Schedule 8.11(e) in the Oil and Gas Interests of the Company.

     (f) "Defensible Title" means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice, and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens and other defects.

     (g) "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

     (h) "Hydrocarbon Agreement" means any of the Hydrocarbon Sales Agreements and Hydrocarbon Purchase Agreements.

     (i) "Hydrocarbon Purchase Agreement" means any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Parent, the Company or their respective Subsidiaries, as applicable, is a buyer of Hydrocarbons for resale (other than purchase agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days' notice or less, which provide for a price not greater than the market value price that would be paid pursuant to an arm's-length contract for the same term with an unaffiliated third-party seller, and which do not obligate the purchaser to take any specified quantity of Hydrocarbons or to pay for any deficiencies in quantities of Hydrocarbons not taken).

     (j) "Hydrocarbon Sales Agreement" means any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Parent, the Company or their respective Subsidiaries, as applicable, is a seller of Hydrocarbons (other than "spot" sales agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days' notice or less, and which provide for a price not less than the market value price that would be received pursuant to an arm's-length contract for the same term with an unaffiliated third party purchaser).

     (k) "known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

     (l) "Material Adverse Effect" means, with respect to any entity any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating (x) to the economy or financial markets in general or (y) in general to the industries in which such entity operates and not specifically relating to such entity or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement.

     (m) "Oil and Gas Interest(s)" means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

     (n) "the other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

     (o) "Parent Engineering Report" means the reserve reports listed on
Schedule 8.11(o) covering the Parent Ownership Interests.

     (p) "Parent Ownership Interests" means the ownership interests listed on
Schedule 8.11(p) of Parent in the Oil and Gas Interests of Parent.

     (q) "Permitted Encumbrances" means: (a) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or are being contested in good faith by appropriate proceedings; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators and other similar Liens arising by operation of law in the ordinary course of business;
(c) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than ERISA) which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company; (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or the Company, as applicable; (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of Parent or the Company, as applicable, or interfering with the ordinary conduct of the business of Parent or the Company, as applicable, or rights to any of their assets; and (f) Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas.

     (r) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (s) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            APCO ARGENTINA INC.

                                            By: /s/ JOHN C. BUMGARNER, JR.
                                              ----------------------------------
                                                Name: John C. Bumgarner, Jr.
                                                Title:  President

                                            APCO DELAWARE, INC.

                                            By: /s/ THOMAS BUENO
                                              ----------------------------------
                                                Name: Thomas Bueno
                                                Title:  Controller & Chief
                                                Accounting Officer

                                            GLOBEX ENERGY, INC.

                                            By: /s/ C. JOHN MILLER
                                              ----------------------------------
                                                Name: C. John Miller
                                                Title:  Chairman & CEO

                                                                         ANNEX B

April 5, 2001

Board of Directors
Apco Argentina Inc.
One Williams Center
Tulsa, Oklahoma 74172

Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to Apco Argentina Inc. ("Parent") of the Aggregate Merger Consideration (as defined below) provided for in connection with the proposed merger (the "Merger") of Globex Energy, Inc. (the "Company") with a wholly owned subsidiary of Parent. Pursuant to the terms of the April 2, 2001 draft Agreement and Plan of Merger (the "Agreement"), to be entered into by and among the Company, Parent and Apco Delaware, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), the Company will become a wholly owned subsidiary of Parent, and the holders (other than the Company, Parent and Merger Sub) of (i) Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") and (ii) Preferred Stock, no par value per share, of the Company (the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) will receive an aggregate of 3,994,889 shares (the "Aggregate Merger Consideration") of Common Stock, par value $.01 per share, of Parent (the "Parent Ordinary Shares"), assuming no appraisal rights are perfected on any such shares of Company Common Stock or Company Preferred Stock. The terms and conditions of the Merger are more fully set out in the Agreement.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other business and financial information of Parent;

          (ii) reviewed certain internal financial statements and other financial and operating data, including internal oil and gas reserve estimates, concerning the Company and Parent prepared by the managements of the Company and Parent, respectively;

          (iii) analyzed certain financial forecasts prepared by the managements of the Company and Parent, respectively;

          (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company and discussed the past and current operations, financial condition and prospects of Parent with senior executives of Parent;

          (v) reviewed and discussed with senior executives of Parent information relating to certain strategic, financial and operational benefits anticipated from the Merger;

          (vi) reviewed the pro forma impact of the Merger on Parent's earnings per share, cash flow, consolidated capitalization and financial ratios;

          (vii) reviewed and considered in the analysis, historical information prepared by members of senior management of the Company and Parent relating to the relative contributions of the Company and Parent to the combined company;

          (viii) reviewed the reported prices and trading activity for the Parent Ordinary Shares;

          (ix) compared the financial performance of the Company and Parent and the prices and trading activity of the Parent Ordinary Shares with that of certain other publicly traded companies we deemed relevant;

          (x) compared certain financial terms of the Merger, to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

          (xi) participated in discussions among representatives of the Company and Parent and their financial and legal advisors;

          (xii) reviewed the Agreement and certain related documents, including the Preferred Provider Services Agreement, the Shareholders Agreement (as such terms are defined in the Agreement) and drafts of the Voting and Lock-Up Agreements to be entered into by the Company and Williams Global Energy (Cayman Limited) and by the Parent and certain shareholders of Company, respectively;

          (xiii) reviewed certain estimates of Parent's proved, probable and possible reserves prepared by Ryder Scott Company as of December 31, 2000;

          (xiv) reviewed certain estimates of the Company's proved and probable reserves prepared by Ryder Scott Company as of December 31, 2000; and

          (xv) performed such other analyses and investigations and considered such other information, financial studies and economic, market and financial criteria as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial and operational performance of the Company and Parent. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Parent, nor have we been furnished with any such appraisals; however, management of Parent and the Company have provided us with certain estimates of oil and gas reserves referred to in clauses (ii), (xiii) and (xiv) above, and we have relied, without independent verification, upon such estimates for purposes of this opinion. We have assumed that such estimates have been reasonably prepared on bases reflecting the best available estimates and judgements, including the estimates and judgements of the managements and staff of the Company and Parent or their respective engineering consultants relating to the oil and gas properties of the Company and Parent, respectively. We have also assumed that the definitive agreement for the Merger will be the same as the Agreement, and that the Merger will be consummated as contemplated in the Agreement. We were not requested to, and did not provide, advice concerning the structure or any other aspect of the Merger or the transactions contemplated by the Agreement.

     You have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended. You have also informed us, and we have assumed, that the Merger will be accounted for as a purchase in accordance with U.S. Generally Accepted Accounting Principles.

     We have acted as sole financial advisor to the Board of Directors of Parent in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon rendering this opinion and a portion of which is contingent upon the consummation of the Merger. In addition, Parent has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Banc of America Securities LLC and its affiliates have provided financing services to The Williams Companies, Inc. ("Williams"), an indirect beneficial owner of approximately 69% of Parent Ordinary Shares, and its affiliates (including serving as agent bank under Williams' senior credit facility) and have received fees for the rendering of these services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of Parent and Williams for our own account or for the accounts of customers, and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of Parent in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by Parent in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the Parent Ordinary Shares will trade following consummation of the Merger. In addition, we express no opinion or recommendation as to how the stockholders of Parent and the Company should vote at their respective stockholders' meetings held in connection with the Merger.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Aggregate Merger Consideration in the proposed Merger is fair, from a financial point of view, to Parent.

                                            Very truly yours,

                                            BANC OF AMERICA SECURITIES LLC

                                                                         ANNEX C

              AMENDMENT NO. 1 TO THE MEMORANDUM OF ASSOCIATION OF
                              APCO ARGENTINA INC.

     1. The Memorandum of Association is hereby amended to delete "Apco Argentina Inc." in any line thereof and to substitute in its place "Globex Energy, Inc."

                 AMENDMENT NO. 1 TO THE ARTICLES OF ASSOCIATION
                             OF APCO ARGENTINA INC.

     1. The Articles of Association are hereby amended to delete "Apco Argentina Inc." in any line thereof and to substitute in its place "Globex Energy, Inc."

     2. The Articles of Association are hereby amended to delete article 77(a) in its entirety and to substitute in its place the following:

          "77. (a) The Directors may at any meeting of the Board of Directors approve subject as hereinafter provided the sale, lease or exchange of all or substantially all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Directors deem expedient and for and in the best interests of the Company, subject to the confirmation of an ordinary resolution adopted by a majority of the shareholders of the company entitled to vote thereon at a meeting thereof duly called upon at least 20 days notice. The notice of the meeting shall state that such a resolution will be considered. Notwithstanding the aforesaid, shareholder authorization or consent will not be required for any sale, lease or exchange of all or substantially all of the property and assets of the Company in any single transaction or group of related transactions in which such property and assets are transferred to one or more wholly owned subsidiaries of the Company."

     3. The Articles of Association are hereby amended to delete article 91 in its entirety and to substitute in its place the following:

          "91. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The initial Class I Directors shall retire on the date of the 2001 Annual General Meeting; the initial Class II Directors shall retire on the date of the 2002 Annual General Meeting; and the initial Class III Directors shall retire on the date of the 2003 Annual General Meeting."

     4. The Articles of Association are hereby amended to delete article 92 in its entirety and to substitute in its place the following:

          "92. At each Annual General Meeting of shareholders beginning in 2001, successors to the class of Directors retiring at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible."

     5. The Articles of Association are hereby amended to delete article 96 in its entirety and to substitute in its place the following:

          "96. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles. Pursuant to this article, (i) any Director of any class elected to fill a vacancy resulting from an addition to the existing Directors of such class shall hold office for a term that shall coincide with the remaining term of that class and (ii) any Director elected to fill a casual vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor."

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW

                        SECTION 262 -- APPRAISAL RIGHTS

     262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251
(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title;

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                                                                         ANNEX E

                              APCO ARGENTINA INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of accounting and internal controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     A primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its responsibilities to oversee the financial reporting process. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and internal controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted accounting standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted accounting standards.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              APCO ARGENTINA INC.

        AUDIT COMMITTEE CHARTER -- DUTY LIST FOR SETTING MEETING AGENDAS

-----------------------------------------------------------------------------------
                            Duty                                     Frequency
-----------------------------------------------------------------------------------
 Audit Committee functioning:                                    Annually
                                                                 Each
 - Review and update the committee's charter                     Meeting
 - Meet with the general auditor, the independent auditor,
   and management in separate executive sessions to discuss
   any matters that the committee or these groups believe
   should be discussed privately with the audit committee.
-----------------------------------------------------------------------------------
 Oversee Financial Reporting Process:
 - The committee shall review the interim financial              Quarterly
   statements with management and the independent auditors
   prior to the filing of the Company's Quarterly Report on
   Form 10-Q. Also, the committee shall discuss the results
   of the quarterly review end any other matters required to
   be communicated to the committee by the independent
   auditors under generally accepted accounting standards.
   The chair of the committee may represent the entire
   committee for the purposes of this review.
 - The committee shall review with management and the            Annually
   independent auditors the financial statements to be
   included in the Company's Annual Report on Form 10-K (or
   the annual report to shareholders if distributed prior to
   the filing of Form 10-K), including their judgment about
   the quality, not just acceptability, of accounting
   principles, the reasonableness of significant judgments,
   and the clarity of the disclosures in the financial
   statements. Also, the committee shall discuss the results
   of the annual audit and any other matters required to be
   communicated to the committee by the independent auditors
   under generally accepted accounting standards.
-----------------------------------------------------------------------------------
 Oversee Internal Control:
 - Inquire of management, the general auditor, and the           Each
   independent auditor about significant risks or exposures      Meeting
   and assess the steps management has taken to minimize
   such risk to the company.
 - Consider and review with the independent auditor and the      Each
 general auditor:                                                Meeting
                                                                 Annually
   a. The adequacy of the company's internal controls
      including computerized information system controls and
      security.
   b. Any related significant findings and recommendations       Each
      of the independent auditor and internal auditors           Meeting
      together with management's responses thereto.
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                            Duty                                     Frequency
-----------------------------------------------------------------------------------
 Oversee the Audit Functions:
 - Recommend to the board of directors the independent           Annually
   auditors to be nominated, approve the compensation of the
   independent auditor, and review and approve the discharge
   of the independent auditors.
 - Review and concur in the appointment, replacement,            As Needed
   reassignment, or dismissal of the general auditor.
 - Confirm and assure the independence of the general            Annually
   auditor and Independent auditor.
 - Consider, in consultation with the independent auditor        Annually
   and the general auditor, the audit scope and plan of the
   internal auditors and the independent auditor.
 - Consider with management and the independent auditor the      Annually
   rationale for employing audit firms other than the
   principal independent auditor.
 - Review with the general auditor and the independent           Annually
   auditor the coordination of audit effort to assure
   completeness of coverage, reduction of redundant efforts,
   and the effective use of audit resources.
 - Consider and review with management and the general
   auditor:
   a. Significant findings during the year and management's      Each
      responses thereto.                                         Meeting
   b. Any difficulties encountered in the course of their        Annually
      audits, including any restrictions on the scope of
      their work or access to required information.
   c. Any changes required in the planned scope of their         As Needed
      audit plan.
   d. The internal auditing department budget and staffing.      Annually
   e. The internal auditing department charter.                  Annually
   f. The internal auditing department's compliance with the     Annually
      IIA's Standards for the Professional Practice of
      Internal Auditing (Standards).
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                            Duty                                     Frequency
-----------------------------------------------------------------------------------
 Oversee Legal and Ethical Compliance:
 - In connection with audit activities of Apco Argentina as
   a whole, review the system of internal control over legal
   and ethical compliance (for purposes of this section, the
   Company's code of Business Conduct and Compliance Program
   are Williams'):
   a. Review and approve the Company's compliance plan and       Annually
      revisions to the compliance plan;
   b. Ensure the Company's practices, to the fullest extent      Annually
      possible, effectively prevent and/or detect violations
      of law or the Company's Code of Business Conduct;
   c. Review resources assigned to the compliance plan for       Annually
      adequacy to its On-going effectiveness;
   d. Receive such reports of alleged misconduct and other       As needed
      issues as the Williams Compliance Officer and/or
      Ethics Advisory Panel deem appropriate; and
   e. Review with the general auditor and the independent        Annually
      auditor the results of their review of the company's
      monitoring compliance with the company's principles of
      conduct.
 - Review legal and regulatory matters that may have a           Annually
   material impact on the financial statements, related
   company compliance policies, and programs and reports
   received from regulators.
-----------------------------------------------------------------------------------

Sources: Improving Audit Committee Performance: What Works Best, 1993 IIA
         Research Foundation, prepared by Price Waterhouse

         1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, printed by the New York Stock Exchange and The National Association of Securities Dealers

Dated: April 18, 2000

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Apco is a Cayman Islands company. Section 125 of Apco's Articles of Association contains provisions with respect to indemnification of Apco's officers and directors. Such provisions provide that Apco shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, Apco, against any liability or expense actually and reasonably incurred by such person in respect thereof. Apco may also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law.

     Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Companies Law (Revised) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands would indicate that indemnification is generally permissible except in the event that there has been fraud or wilful default on the part of the officer or director or reckless disregard of his duties and obligations to the company.

     Directors and officers of Apco are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

     For the undertaking with respect to indemnification, see Item 22 herein.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) See "Exhibit Index".

     (b) The schedules have been omitted because the information required to be disclosed in the schedules is not applicable or is included in the financial statements and notes thereto in this registration statement.

     (c) Opinion of Banc of America Securities LLC. (attached as Annex B to this proxy statement-prospectus which is a part of this registration statement).

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference into the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference into the prospectus to provide such interim financial information.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Apco Argentina Inc. has duly caused this pre-effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on December 7, 2001.


                                            APCO ARGENTINA INC.

                                            By:      /s/ THOMAS BUENO
                                              ----------------------------------
                                                Name: Thomas Bueno
                                                Title: General Manager,
                                                       Controller and
                                                       Chief Accounting Officer

     Each person whose signature appears below hereby constitutes and appoints Thomas Bueno, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this pre-effective Amendment No. 3 to the Registration Statement has been signed as of December 7, 2001 by the following persons in the capacities indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                          *                            Chief Executive Officer,        December 7, 2001
-----------------------------------------------------    President and Director
                    Randy Barnard                        (Principal Executive
                                                         Officer)

                          *                            Vice President and Chief        December 7, 2001
-----------------------------------------------------    Financial Officer
                  Jack D. McCarthy                       (Principal Financial
                                                         Officer)

                  /s/ THOMAS BUENO                     General Manager, Controller,    December 7, 2001
-----------------------------------------------------    Chief Accounting Officer
                    Thomas Bueno                         and Director (Principal
                                                         Accounting Officer)

                          *                            Director                        December 7, 2001
-----------------------------------------------------
                  John H. Williams

                                                       Director
-----------------------------------------------------
                 Robert J. LaFortune

                                                       Director
-----------------------------------------------------
                  Steven J. Malcolm

            By:                         *                                              December 7, 2001
  -------------------------------------------------
                    Thomas Bueno
                 As Attorney-in-Fact

                                 EXHIBIT INDEX


        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Merger, dated as of April 5, 2001, among Apco Argentina Inc., Apco Delaware, Inc. and Globex
                            Energy, Inc. (included as Annex A to the joint proxy
                            statement/prospectus which is a part of this registration
                            statement)
          3.1            -- Memorandum of Association of Apco Argentina Inc. as
                            amended August 20, 1980 (incorporated by reference to
                            Exhibit 3 in Apco Argentina Inc.'s Form 10-K (File No.
                            0-8933) for the fiscal year ended on December 31, 1980)
          3.2            -- Articles of Association of Apco Argentina Inc.
                            (incorporated by reference to Exhibit 6(2) in Apco
                            Argentina Inc.'s Form S-14 (File No. 2-63541) dated
                            February 9, 1979)
          4.1            -- Form of Shareholders Agreement to be entered into at
                            closing of the merger by and among Globex Energy, Inc.,
                            Williams Global Energy (Cayman) Limited and certain other
                            shareholders (incorporated by reference to Exhibit 4.1 in
                            Apco Argentina Inc.'s Form 8-K (File No. 0-8933) filed on
                            April 6, 2001)
          5.1            -- Opinion of Maples & Calder regarding the legality of the securities to be issued (previously filed)
          8.1            -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                            regarding certain tax matters
          8.2            -- Opinion of Maples & Calder regarding certain tax matters
         21              -- Subsidiaries of Apco Argentina Inc.(incorporated by
                            reference to Exhibit 22 in Apco Argentina Inc.'s Form
                            10-K (File No. 0-8933) for the fiscal year ended on
                            December 31, 1993)
         23.1            -- Consent of Arthur Andersen LLP (Apco)
         23.2            -- Consent of Arthur Andersen LLP (Globex)
         23.3            -- Consent of Maples & Calder (included in Exhibit 8.2)
         23.4            -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                            (included in Exhibit 8.1)
         23.5            -- Consent of Banc of America Securities LLC
         23.6            -- Consent of Ryder Scott Company LP
         23.7            -- Consent of Pistrelli, Diaz y Asociados
         23.8            -- Consent of McDonald Investments, Inc.
         24.1            -- Power of Attorney (included on the signature page of this registration statement)
         99.1            -- Form of Proxy Card of Apco Argentina Inc. (previously
                            filed)
         99.2            -- Form of Proxy Card of Globex Energy, Inc. (previously
                            filed)
         99.3            -- Globex Voting and Lock-up Agreement, dated as April 5,
                            2001, by and among certain shareholders of Globex Energy,
                            Inc. and Apco Argentina Inc. (incorporated by reference
                            to Exhibit 9.2 in Apco Argentina Inc.'s Form 8-K (File
                            No. 0-8933) filed on April 6, 2001)
         99.4            -- Williams Voting and Lock-Up Agreement, dated as of April
                            5, 2001, by and between Globex Energy, Inc. and Williams
                            Global Energy (Cayman) Limited (incorporated by reference
                            to Exhibit 9.1 in Apco Argentina Inc.'s Form 8-K (File
                            No. 0-8933) filed on April 6, 2001)
         99.5            -- Form of Preferred Provider Services Agreement between
                            Globex Energy, Inc. and Williams International Company to
                            be entered into at the closing of the merger (previously
                            filed)